                                                                    EXHIBIT 99.1

                               Kraft Foods Inc.
                      Registration Statement on Form S-1

    As filed with the Securities and Exchange Commission on March 16, 2001.
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------
                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -----------
                                Kraft Foods Inc.
             (Exact name of registrant as specified in its charter)

              Virginia                          2000                        52-2284372
   (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
    incorporation or organization)  Classification Code Number)         Identification No.)

                                  -----------
                               Three Lakes Drive
                           Northfield, Illinois 60093
                                 (847) 646-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  -----------
                            Calvin J. Collier, Esq.
                                Kraft Foods Inc.
                               Three Lakes Drive
                           Northfield, Illinois 60093
                                 (847) 646-2805
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -----------
                                   Copies to:

              Jerry E. Whitson, Esq.                          Edward P. Tolley, III, Esq.
                 Hunton & Williams                              Raymond W. Wagner, Esq.
                  200 Park Avenue                              Simpson Thacher & Bartlett
             New York, New York 10166                             425 Lexington Avenue
                  (212) 309-1060                                New York, New York 10017
                                                                     (212) 455-2000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

 Title Of Each Class Of Securities          Proposed Maximum              Amount Of
         To Be Registered            Aggregate Offering Price(1) (2) Registration Fee(3)
----------------------------------------------------------------------------------------
  Class A Common Stock, no par value        $5,000,000,000.00           $1,250,000.00

(1) Includes shares subject to underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933. Pursuant to Rule
    457(o), certain information has been omitted from the table.
(3) Calculated pursuant to Rule 457 of the Securities Act of 1933.
                                  -----------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 16, 2001

                                        Shares

                                     [LOGO]

                                Kraft Foods Inc.

                              Class A Common Stock

                                   --------

  This is our initial public offering and no public market currently exists for our shares. We currently expect the initial public offering price of our Class
A common stock to be between $    and $    per share.

  We are currently a wholly-owned subsidiary of Philip Morris Companies Inc. Upon completion of this offering, Philip Morris will own % of our Class A common stock and 100% of our Class B common stock. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes. Accordingly, following this offering, Philip Morris will own common stock representing % of the combined voting power of our common stock.

  We intend to apply to list our Class A common stock on the New York Stock Exchange under the symbol "KFT."

  We have granted the underwriters an option to purchase up to an additional shares of our Class A common stock to cover over-allotments.

  Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 7.

                                                                 Per Share Total
                                                                 --------- -----
Initial public offering price...................................   $        $
Underwriting discount...........................................   $        $
Proceeds, before expenses, to Kraft.............................   $        $

  The underwriters expect to deliver the shares of Class A common stock on or
about      , 2001.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   --------

                          Joint Book-Running Managers

Credit Suisse First Boston                                  Salomon Smith Barney

                                   --------

Deutsche Banc Alex. Brown
                      JPMorgan
                            Morgan Stanley Dean Witter
                                                              UBS Warburg LLC

                                   --------

Blaylock & Partners, L.P.         BNP PARIBAS     Dresdner Kleinwort Wasserstein
HSBC                            Lehman Brothers            Prudential Securities
Ramirez & Co., Inc.
                 Sanford C. Bernstein & Co., LLC Utendahl Capital Partners, L.P.

                                       , 2001

                               TABLE OF CONTENTS

                                      Page                                                   Page
                                      ----                                                   ----
Prospectus Summary..................    1               Management.........................   71
Risk Factors........................    7               Sole Shareholder...................   84
Cautionary Statement Regarding                          Relationship with Philip Morris....   84
 Forward-Looking Statements.........   11               Description of Capital Stock.......   88
Use of Proceeds.....................   12               Option Grants and Sales to
Dividend Policy.....................   12                Employees.........................   92
Capitalization......................   13               Shares Eligible for Future Sale....   93
Dilution............................   14               Certain United States Federal Tax
Pro Forma Condensed Combined                             Consequences for Non-United States
 Financial Information..............   15                Shareholders......................   94
Selected Historical Combined                            Underwriting.......................   97
 Financial and Other Data...........   21               Notice to Canadian Residents.......  100
Management's Discussion and Analysis                    Validity of Class A Common Stock...  101
 of Financial Condition and Results                     Experts............................  101
 of Operations......................   23               Where You Can Find More
Business............................   42                Information.......................  101
                                                        Index to Financial Statements......  F-1

                                 ------------
   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

   Trademarks and servicemarks in this prospectus appear in bold italic type and are the property of or licensed by our subsidiaries.

   In this prospectus, we rely on and refer to statistics regarding the food industry. Where specified, these statistics reflect our own internal estimates. Otherwise, we obtained these statistics from various third party sources that we believe are reliable, but we have not independently verified the statistics. Unless otherwise specified, information concerning category shares of our brands and category and market size has been obtained from A.C. Nielsen for Kraft brands, other than Nabisco brands, sold in the United States and from Information Resources Inc. for Nabisco brands sold in the United States. Unless otherwise specified, information concerning category shares of our brands outside of the United States has been obtained from A.C. Nielsen and global data have been obtained from A.C. Nielsen or Euromonitor International. Information concerning international category and market size has been obtained from A.C. Nielsen or Euromonitor International. Unless otherwise specified, all share information is based on dollar shares, pounds or equivalent units as indicated and is for the year 2000 or for the year 1999 if 2000 data are unavailable.

   Kraft Foods Inc. is a holding company incorporated in Virginia on December 7, 2000. Its two principal subsidiaries are Kraft Foods North America, Inc., which conducts our food business in the United States, Canada and Mexico, and Kraft Foods International, Inc., which conducts our food business in the rest of the world. In this prospectus, we use the terms "Kraft," "we," "our" and "us" when we do not need to distinguish among these entities or when any distinction is clear from the context. Otherwise, we use the terms "Kraft Foods Inc.," "Kraft Foods North America" and "Kraft Foods International." The term "Philip Morris" refers to our parent, Philip Morris Companies Inc. The term "Nabisco" refers to Nabisco Holdings Corp. and its subsidiaries, which we acquired in December 2000. Our principal executive offices are located at Three Lakes Drive, Northfield, Illinois 60093 and our telephone number is (847) 646-2000.
                                 ------------
                     Dealer Prospectus Delivery Requirement

   Until      , 2001 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   You should read the following summary together with the more detailed information regarding us and our Class A common stock being sold in this offering and our historical and pro forma combined financial statements included elsewhere in this prospectus.

                                     KRAFT

   We are the largest branded food and beverage company headquartered in the United States and the second largest in the world based on 2000 revenue on a pro forma basis for our acquisition of Nabisco. We have a superior brand portfolio created and supported through dynamic product innovation, worldclass marketing, experienced management, global scale and strategic acquisitions. Our brands are sold in more than 140 countries and, according to A.C. Nielsen, are enjoyed in 99.6% of the households in the United States. Consumers of all ages around the world enjoy our brands, whether at home or away from home, across the entire spectrum of food and beverage occasions: breakfast, lunch, dinner and snacks. We employ approximately 117,000 persons, including more than 20,000 salespersons deployed in 60 countries, and we have 228 manufacturing facilities around the world.

   In December 2000, to expand our global presence and to strengthen our position in the fast growing snacks consumer sector, we acquired Nabisco Holdings Corp., the largest manufacturer and marketer of cookies and crackers in the world based on retail sales. Together with Nabisco, we would have reported 2000 pro forma revenue of $34.7 billion and 2000 pro forma earnings before interest, income taxes, depreciation and amortization of $6.3 billion.

   We hold the #1 global share position in eleven product categories. We hold the #1 share position in 23 of our 25 most profitable United States categories and the #1 share position in 21 of our 25 most profitable international country categories. Our portfolio includes 61 brands with 2000 revenue over $100 million, accounting for 75% of our 2000 pro forma revenue. Seven of our brands, shown below, had 2000 revenue over $1 billion, accounting for 40% of our 2000 pro forma revenue.

                                                                     2000
                                                                   Pro Forma
                                                                    Revenue
                                                                 (in millions)
                                                                 -------------
 [KRAFT LOGO]           . The #1 cheese brand in the world, as      $4,302
                          well as our best known brand for
                          salad and spoonable dressings,
                          packaged dinners, barbecue sauce and
                          other products

 [NABISCO LOGO]         . The umbrella brand for the #1 cookie       3,547
                          and cracker business in the world,
                          including nine of our $100 million
                          brands

 [OSCAR MAYER LOGO]     . The #1 processed meats brand in the        1,366
                          United States

 [POST LOGO]            . The #3 brand of ready-to-eat cereals       1,352
                          in the United States

 [MAXWELL HOUSE LOGO]   . One of the leading coffee brands in        1,111
                          the world

 [PHILADELPHIA LOGO]    . The #1 cream cheese brand in the           1,068
                          world

 [JACOBS LOGO]          . The #1 roast and ground coffee brand       1,043
                          in Western Europe

   Our other brands with 2000 revenue exceeding $100 million include many additional household favorites, such as:

  .   Carte Noire--the #1 coffee brand in France;

  .   Gevalia--the #1 coffee brand in Scandinavia;

  . Jell-O--the #1 dry packaged and refrigerated ready-to-eat gelatins and puddings brand in the United States;

  .   Lacta--the #1 chocolate confectionery brand in Brazil;

  . Lunchables--the #1 lunch combinations brand in the United States and Europe;

  .   Planters--the #1 brand in snack nuts worldwide; and

  .   Tang--the #1 brand in powdered soft drinks worldwide.

   Kraft Foods North America accounted for $25.3 billion, or 73%, of our 2000 pro forma revenue. Kraft Foods International, which operates in 63 countries and sells its products in more than 140 countries, accounted for $9.4 billion, or 27%, of our 2000 pro forma revenue.

                      OUR GOALS, STRENGTHS AND STRATEGIES

Our Goals

   Our long-term mission is to be recognized as the undisputed leader of the global food and beverage industry. To that end, we strive to be:

  .   the first choice of our consumers;

  .   an indispensable partner to our retailers and other customers;

  .   the most desired partner for strategic alliances;

  .   the employer of choice in our industry;

  .   a responsible citizen in our communities; and

  . a consistent producer of industry-leading financial performance and returns for our investors.

   Our financial targets are to achieve the following growth rates versus 2000 pro forma as adjusted results over the next three years:

  .   compound annual volume growth between  % and  %;

  .   compound annual net earnings growth between  % and %;

  .   compound annual diluted earnings per share growth between % and  %; and

  . compound annual diluted earnings per share growth, excluding amortization of goodwill, between % and %.

Our Strengths

   Our strengths are:

  . our superior brand portfolio--our exceptional brands command consumer loyalty, trust and satisfaction, and offer our retail customers a strong combination of growth and profitability;

  . our innovative products supported by worldclass marketing--we nurture the growth of our brands by developing new and innovative products and line and geographic extensions and supporting them with effective advertising and promotions;

  . our successful portfolio management--a key contributor to our growth and financial returns has been our proven ability to strengthen our portfolio through acquisitions and divestitures;

  . our global scale--our size and scope enable us to be more efficient and effective in serving our customers worldwide and to expand our brands geographically while reducing costs and improving productivity and margins; and

  . our management's proven ability to execute--we have a proven and experienced management team committed to achieving superior performance.

Our Strategies

   We intend to create superior value for our investors by continuing to execute our proven growth and operating strategies. We achieve significant benefits from our scale by applying the following strategies across our entire global organization:

  .  accelerate growth of core brands--grow our brands by:

    -- focusing on consumer sectors with attractive growth characteristics;

    -- addressing consumer needs, including convenience and health and wellness;

    -- expanding our presence in faster growing distribution channels; and

    -- targeting attractive demographic and economic segments in each market;

  . drive global category leadership--attain and expand the leading position in all of our categories across our key markets in order to capture a higher share of each category's growth and profit;

  . optimize our portfolio--actively manage our business and brand portfolio through acquisitions, divestitures and licensing arrangements to improve the growth profile and profitability of our business;

  . maximize operating efficiency--drive excess costs and unproductive assets out of our system and realize synergies from our acquisition of Nabisco, while emphasizing product quality and customer service; and

  . build employee and organizational excellence--invest significant resources in training, development and career management and utilize employee measurement and compensation systems, all designed to achieve our success in the marketplace.

                                         THE OFFERING
Class A common stock offered....               shares

Common stock to be outstanding
 immediately after this offering
 Class A........................               shares
 Class B........................ 1,180,000,000 shares

Common stock to be held by
 Philip Morris immediately after
 this offering
 Class A........................   275,000,000 shares (   % of outstanding)
 Class B........................ 1,180,000,000 shares (100% of outstanding)

Common stock voting
 rights
 Class A........................ One vote per share
 Class B........................ Ten votes per share

Use of proceeds................. We intend to use the net proceeds of the offering to retire a portion of our long-term notes payable to Philip
                                 Morris.

Dividend policy................. We intend to pay regular quarterly dividends on our Class
                                 A and Class B common stock at the initial annual rate of
                                 $    per share, depending on our financial results and
                                 action by our board of directors.

New York Stock Exchange
 symbol......................... KFT

Risk factors.................... See "Risk Factors" and the other information included in this prospectus for a discussion of factors you should
                                 carefully consider before deciding to invest in shares of
                                 our Class A common stock.

   The number of shares of Class A common stock to be outstanding after this offering excludes:

  .          shares issuable upon exercise of the underwriters' over-
     allotment option;

  .          shares issuable upon exercise of employee stock options to be granted by us concurrently with this offering at an option price equal to the initial public offering price on the cover page of this prospectus; and

  .          additional shares available for future issuance under our stock option plans.

                      OUR RELATIONSHIP WITH PHILIP MORRIS

   We are currently a wholly-owned subsidiary of Philip Morris Companies Inc. Upon completion of this offering, Philip Morris will own % of our outstanding Class A common stock, or % if the underwriters exercise their over-allotment option in full, and 100% of our outstanding Class B common stock, giving it % of the combined voting power of our outstanding common stock, or % if the underwriters exercise their over-allotment option in full. Philip Morris will have the ability to direct the election of members of our board of directors and to determine the outcome of other matters submitted to the vote of our shareholders.

   Philip Morris has advised us that its current intent is to continue to hold all of our common stock owned by it following this offering, other than shares of our common stock subject to stock options granted by Philip Morris to its employees. However, Philip Morris is not subject to any contractual obligation to maintain its share ownership, except that Philip Morris has agreed not to sell or otherwise dispose of any shares of our common stock for a period of 180 days after the date of this prospectus without the prior written consent of the underwriters.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL AND
                                   OTHER DATA

   The following table presents our summary historical and pro forma combined financial and other data and should be read along with "Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Kraft combined financial statements, the Nabisco consolidated financial statements, and the accompanying notes to those statements included in this prospectus.

   On December 11, 2000, we acquired all of the outstanding shares of Nabisco for $55 per share in cash. We have accounted for the acquisition as a purchase. Nabisco's balance sheet has been consolidated with our balance sheet as of December 31, 2000; however, Nabisco's earnings subsequent to December 11, 2000 have not been included in our combined operating results because the amounts were insignificant. Our interest cost of $65 million associated with acquiring Nabisco has been included in interest and other debt expense, net, in our combined statement of earnings for the year ended December 31, 2000.

   Our pro forma as adjusted balance sheet data presents our pro forma as adjusted financial position as if this offering had been completed on December
31, 2000 at an assumed initial public offering price of $    per share and
assuming the underwriters do not exercise their over-allotment option, with the estimated net proceeds being used to retire a portion of our $11.0 billion long-term note payable to Philip Morris.

   Our pro forma results of operations data present:

  . our pro forma results of operations for the year ended December 31, 2000 as if the acquisition of Nabisco had occurred on January 1, 2000; and

  . our pro forma as adjusted results of operations as if this offering had been completed on January 1, 2000, with the same assumptions and application of estimated net proceeds used in preparing the pro forma as adjusted balance sheet data discussed above.

   Our pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been consummated, and this offering had been completed, on January 1, 2000, nor are they necessarily indicative of our future operating results.

   We define EBITDA as earnings before interest and other debt expense, net; provision for income taxes; depreciation; and amortization. We believe that EBITDA is a measure commonly used by analysts and investors. Accordingly, we have disclosed this information to permit a more complete analysis of our operating performance. EBITDA should not be considered in isolation or as a substitute for net earnings or other results of operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States as a measure of our profitability or liquidity. EBITDA, as we calculate it, may not be comparable to similarly titled measures reported by other companies.

   We define operating companies income as operating income before amortization of goodwill and corporate expenses. We use this measure to report our segment profitability under accounting principles generally accepted in the United States.

   We also evaluate our operating results and the performance of our businesses by reviewing underlying results, including underlying operating revenue, underlying operating companies income and underlying operating companies income margin. Underlying results reflect the results of our business operations, excluding significant one-time items for employee separation programs, write-downs of property, plant and equipment, estimated sales made in advance of the century date change and gains (losses) on sales of businesses. Underlying results also exclude the operating results of businesses that have been sold. Accordingly, we have disclosed underlying results to permit a more complete analysis of our operating performance. Underlying operating companies income should not be considered in isolation or as a substitute for net earnings or other results of operations data prepared in accordance with accounting principles generally accepted in the United States.

   We calculate operating companies income margin by dividing operating companies income by operating revenue. We calculate underlying operating companies income margin by dividing underlying operating companies income by underlying operating revenue.

                                Year Ended December 31,      Pro    Pro Forma
                                -------------------------   Forma  as Adjusted
                                 1998     1999     2000      2000      2000
                                -------  -------  -------  -------  -----------
                                   (in millions, except per share data)
Statement of Earnings Data:
  Operating revenue............ $27,311  $26,797  $26,532  $34,679    $34,679
  Cost of sales................  15,544   14,573   13,917   18,266     18,266
                                -------  -------  -------  -------    -------
    Gross profit...............  11,767   12,224   12,615   16,413     16,413
  Marketing, administration and
   research costs..............   7,688    8,106    8,068   10,890     10,890
  Amortization of goodwill.....     544      539      535      961        961
                                -------  -------  -------  -------    -------
    Operating income...........   3,535    3,579    4,012    4,562      4,562
  Interest and other debt
   expense, net................     536      539      597    2,002
                                -------  -------  -------  -------    -------
    Earnings before income
     taxes.....................   2,999    3,040    3,415    2,560
  Provision for income taxes...   1,367    1,287    1,414    1,156
                                -------  -------  -------  -------    -------
    Net earnings............... $ 1,632  $ 1,753  $ 2,001  $ 1,404    $
                                =======  =======  =======  =======    =======
  Basic and diluted earnings
   per share................... $  1.12  $  1.20  $  1.38  $  0.96    $
                                =======  =======  =======  =======    =======
  Weighted average number of
   shares......................   1,455    1,455    1,455    1,455
Balance Sheet Data:
  Goodwill, net of accumulated
   amortization................ $16,408  $15,296  $31,584  $31,584    $31,584
  Total assets.................  31,391   30,336   52,071   52,071     52,071
  Short-term borrowings,
   including current
   maturities..................     109      105      859      859        859
  Long-term notes payable to
   Philip Morris...............   6,234    6,602   21,407   21,407
  Other long-term debt.........     483      433    2,695    2,695      2,695
  Shareholders' equity.........  15,134   13,461   14,048   14,048
Cash Flow Data:
  Cash provided by (used in):
    Operating activities....... $ 2,324  $ 2,693  $ 3,254  $ 3,184    $
    Investing activities.......    (763)    (669) (16,138) (16,496)   (16,496)
    Financing activities.......  (1,565)  (2,031)  12,982   12,588
  Depreciation and
   amortization................   1,038    1,030    1,034    1,722      1,722
  Capital expenditures.........    (841)    (860)    (906)  (1,151)    (1,151)
Other Data:
  Volume (in pounds)...........  12,694   12,817   13,130   17,613     17,613
  EBITDA....................... $ 4,573  $ 4,609  $ 5,046  $ 6,284    $ 6,284
  Corporate expenses...........     103      135      208      208        208
  Operating companies income:
    Reported...................   4,182    4,253    4,755    5,731      5,731
    Underlying.................   4,108    4,308    4,620    5,620      5,620
  Operating companies income
   margin:
    Reported...................    15.3%    15.9%    17.9%    16.5%      16.5%
    Underlying.................    15.3     16.4     17.4     16.3       16.3

                                 RISK FACTORS

   You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of our Class A common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our Class A common stock could decline.

Risks Related to Our Business and Industry

   We may be unable to maintain our profit margin in the face of a consolidating retail environment.

   Our 15 largest customers together accounted for approximately 40% of our pro forma revenue in 2000. As the retail grocery trade continues to consolidate and our retail customers grow larger and become more sophisticated, our retail customers demand lower pricing and increased promotional programs. Further, these customers are reducing their inventories and increasing their emphasis on private label products. If we fail to continue to use our scale, marketing expertise, unique products and category leadership positions to respond to these trends, our results of operations will suffer.

   We may be unable to offset the reduction in volume and revenue resulting from our participation in categories experiencing declining consumption rates.

   The coffee, dry packaged desserts, powdered soft drinks, ready-to-eat cereals and stuffing categories in the United States, which together accounted for approximately 10% of our 2000 pro forma revenue, have experienced declining consumption rates since 1997, averaging 1.8% per year. This decline is due in part to consumer trends toward more convenient foods. Many of our products require some preparation before they are consumed. Our continued success depends in part on our ability to execute our strategy of continuously improving our portfolio of brands and satisfying consumer preferences for convenience. If we do not succeed, our results of operations will suffer.

   If we do not continue to be an efficient producer in a highly competitive environment, our results of operations will suffer.

   Our success depends in part on our continued ability to be an efficient producer in a highly competitive industry. Our ability to reduce costs further is limited to the extent efficiencies have already been achieved. If we cannot continue to reduce costs through productivity gains or by eliminating redundant costs resulting from acquisitions, our results of operations will suffer.

   We may be unable to anticipate changes in consumer preferences, which may result in decreased demand for our products.

   Our success depends in part on our ability to anticipate the tastes and dietary habits of consumers and to offer products that appeal to their preferences. Consumer preferences change and our failure to anticipate, identify or react to these changes could result in reduced demand for our products, which would in turn cause our results of operations to suffer.

   We may be unable to continue to add products that are in faster growing and more profitable categories.

   The food industry's growth potential is constrained by population growth, which has been limited to an annual average increase of 1.1% in North America and 1.3% globally since 1996. Our success depends in part on our ability to grow our business faster than populations are growing in the markets that we serve. One way to achieve that growth is to enhance our portfolio by adding products that are in faster growing and more profitable categories. If we do not succeed in making these enhancements, our results of operations will suffer.

   We have only recently acquired Nabisco and may not be able to successfully integrate its operations.

   Although Kraft and Nabisco have each operated separately for many years, Kraft only recently began to operate the businesses as a combined entity. There can be no assurance that we will be able to successfully integrate our business with Nabisco. Our failure to successfully integrate could have a material adverse effect on our results of operations.

   A strengthening United States dollar reduces our reported results of operations from our international business.

   In 2000, we derived approximately 32% of our pro forma revenue from sales in foreign currencies. In our combined financial statements, we translate local currency financial results into United States dollars based on average exchange rates prevailing during a reporting period. During times of a strengthening United States dollar, our reported international revenue and earnings will be reduced because the local currency will translate into fewer United States dollars.

   Commodity price changes may adversely affect our operating results.

   The raw materials used in our business are largely commodities that experience price volatility caused by external conditions, commodity market fluctuations, currency fluctuations and changes in governmental agricultural programs. Commodity price changes may result in unexpected increases in raw material and packaging costs, and we may be unable to increase our prices to offset these increased costs without suffering reduced volume, revenue and operating companies income. We do not fully hedge against changes in commodity prices and our hedging procedures may not work as planned.

   We may be unable to pass on increased costs we incur due to changes in laws and regulations without consequential volume loss.

   Various governments throughout the world are considering regulatory proposals relating to genetically modified organisms or ingredients, food safety and market and environmental regulation which, if adopted, would increase our costs. If any of these or other proposals are enacted, we may experience a disruption in supply and we may be unable to pass on the cost increases to our customers without consequential volume loss.

   Economic downturns could cause consumers to avoid our products.

   The willingness of consumers to purchase premium branded food and beverage products depends in part on local economic conditions. In periods of economic uncertainty, consumers tend to purchase more private label or other economy brands and our volume could suffer accordingly.

   Concerns with the safety and quality of food products could cause consumers to avoid our products.

   We could be adversely affected if consumers in our principal markets lose confidence in the safety and quality of certain food products. Adverse publicity about these types of concerns, like the recent publicity about genetically modified organisms and "mad cow disease" in Europe, whether or not valid, may discourage consumers from buying our products or cause production and delivery disruptions.

   We may experience product recalls and product liability claims.

   We may be required to recall some of our products if they become adulterated or misbranded. We may also be liable if the consumption of any of our products causes injury. A widespread product recall or a significant product liability judgment against us could have a material adverse effect on our business.

   We could be liable for income taxes owed by the consolidated group of Nabisco's former parent.

   Before we acquired Nabisco, it was a member of the consolidated group of Nabisco Group Holdings Corp. Each member of that consolidated group is jointly and severally liable for the federal income tax liability of each other member of the group. Consequently, Nabisco could be liable in the event any such liability is incurred, and not discharged, by any other member of the Nabisco Group Holdings Corp. consolidated group.

Risks Related to Our Relationship with Philip Morris

   Because Philip Morris controls substantially all the voting power of our common stock, investors will not be able to affect the outcome of any shareholder vote.

   Following this offering, Philip Morris will own % of our outstanding Class A common stock, or % if the underwriters exercise their over-allotment option in full, and 100% of our outstanding Class B common stock. Our Class A common stock has one vote per share while our Class B common stock has ten votes per share. As a result, Philip Morris after this offering will control % of the combined voting power of all of our outstanding common stock, or % if the underwriters exercise their over-allotment option in full. For as long as Philip Morris continues to own shares of common stock representing more than 50% of the combined voting power of our common stock, it will be able to direct the election of all of the members of our board of directors and determine the outcome of all matters submitted to a vote of our shareholders, including matters involving mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional shares of common stock or other equity securities and the payment of dividends on common stock. Philip Morris will also have the power to prevent or cause a change in control, and could take other actions that might be favorable to Philip Morris but not to Kraft.

   Because Philip Morris will control us, conflicts of interest between Philip Morris and us could be resolved in a manner unfavorable to us.

   Various conflicts of interest between Kraft and Philip Morris could arise including, but not limited to, the following areas:

   Cross Directorships and Stock Ownership. Ownership interests of directors or officers of Kraft in the common stock of Philip Morris or service as a director or officer of both Kraft and Philip Morris could create or appear to create potential conflicts of interest when directors and officers are faced with decisions that could have different implications for the two companies.

   Control of Tax Decisions. Under our tax-sharing agreement with Philip Morris, Philip Morris has sole authority to respond to and conduct all income tax proceedings, including tax audits, relating to Kraft, to file all income tax returns on behalf of Kraft, and to determine the amount of Kraft's liability to, or entitlement to payment from, Philip Morris under the tax-sharing agreement. This arrangement may result in conflicts of interest between Kraft and Philip Morris. For example, under the tax-sharing agreement, Philip Morris may choose to contest, compromise or settle any adjustment or deficiency proposed by the relevant taxing authority in a manner that may be beneficial to Philip Morris and detrimental to Kraft.

   We could be liable for income taxes owed by Philip Morris.

   Each member of the Philip Morris consolidated group, which includes Philip Morris, our company, and Philip Morris' other subsidiaries, is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Consequently, we could be liable in the event any such liability is incurred, and not discharged, by any other member of the Philip Morris consolidated group.

   Future sales or distributions of our shares by Philip Morris could depress the market price for shares of our Class A common stock.

   After completion of this offering, Philip Morris may sell all or part of the shares of our common stock that it owns or distribute those shares to its shareholders. Sales or distributions by Philip Morris of substantial amounts of our common stock in the public market or to its shareholders could adversely affect prevailing market prices for our Class A common stock. Philip Morris has advised us that it intends to continue to hold all of our common stock that it owns following this offering, other than shares of our common stock subject to stock options granted by Philip Morris to its employees. However, Philip Morris is not subject to any contractual obligation to maintain its ownership position in our shares, except that it has agreed not to sell or otherwise dispose of any of our shares of common stock for a period of 180 days after the date of this prospectus without the prior written consent of the underwriters. Consequently, we cannot assure you that Philip Morris will maintain its ownership of our common stock after the 180 day period following this offering.

   Investor perception of tobacco risk may depress the price of our shares.

   Our shares could be discounted in the marketplace because of investor concern that our principal shareholder, Philip Morris, may face significant liabilities relating to tobacco litigation. See "Relationship with Philip Morris--Litigation Against Philip Morris" on page 87.

Stock Market Risk

   The market price of our Class A common stock may be volatile, which could cause the value of your investment to decline.

   Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A common stock in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response, the market price of our Class A common stock could decrease significantly. You may be unable to resell your shares of our Class A common stock at or above the initial public offering price.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   Some of the matters discussed under the captions "Prospectus Summary," "Risk Factors," "Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus include forward-looking statements. You can identify these forward-looking statements by the use of words like "strategy," "expects," "plans," "believes," "will," "estimates," "intends," "projects," "goals," "targets" and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. We are identifying below important factors that could cause actual results and outcomes to differ materially from those contained in any forward-looking statement. Any such statement is qualified by reference to the following cautionary statement.

   Demand for our products is subject to intense competition, changes in consumer preferences and local economic conditions. In order to compete effectively against lower priced products in a consolidating environment at the retail and manufacturer levels, our results are dependent upon our continued ability to:

  . promote our brands successfully;

  . anticipate and respond to new consumer trends;

  . develop new products and markets;

  . broaden our brand portfolio;

  . improve productivity; and

  . respond to changing prices for our raw materials.

   Our results are also dependent upon our ability to successfully integrate and derive cost savings from the integration of Nabisco's operations with ours. In addition, we are subject to the effects of foreign economies and currency movements. Developments in any of these areas could cause our results to differ materially from results that have been or may be projected.

   We caution you that the above list of important factors is not exclusive, and other factors are discussed in more detail under "Risk Factors" in this prospectus. These forward-looking statements are made as of the date of this prospectus.

                                USE OF PROCEEDS

   We estimate that our net proceeds from this offering will be approximately
$    billion, based on an assumed initial public offering price of $    per
share and after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriters' over-allotment option is exercised
in full, we estimate that our net proceeds will be approximately $    billion.

   We will use the net proceeds from this offering to retire a portion of an $11.0 billion 7.75% note payable to Philip Morris, due in December 2002, incurred in connection with the Nabisco acquisition.

                                DIVIDEND POLICY

   Our board of directors currently intends to pay regular quarterly dividends on our Class A common stock and Class B common stock at an initial annual rate
of $    per share. The first dividend is expected to be declared during the third quarter of 2001 and to be payable in October 2001. The declaration of dividends is subject to the discretion of our board of directors and will depend upon various factors, including our net earnings, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 2000. We have presented our capitalization:

   .  on an actual basis, including Nabisco; and

   . on an as adjusted basis to reflect our receipt and use of the estimated net proceeds from the sale of shares of Class A common stock in this offering at an assumed initial public offering price of $ per share and the use of the estimated net proceeds to retire a portion of our $11.0 billion long-term note payable to Philip Morris.

   You should read the information set forth below together with "Prospectus Summary--Summary Historical and Pro Forma Combined Financial and Other Data," "Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Kraft combined financial statements, the Nabisco consolidated financial statements, and the accompanying introductions and notes to those statements included elsewhere in this prospectus.

                                                               As of December
                                                                  31, 2000
                                                              -----------------
                                                                          As
                                                              Actual   Adjusted
                                                              -------  --------
                                                               (in millions)
Short-term borrowings, including current maturities.......... $   859   $  859
Short-term obligation payable to Philip Morris...............     865      865
Long-term notes payable to Philip Morris.....................  21,407
Other long-term debt.........................................   2,695    2,695
                                                              -------   ------
  Total debt.................................................  25,826
                                                              -------   ------
Shareholders' equity:
  Preferred stock, no par value, 500,000,000 shares
   authorized; none issued and outstanding...................
  Class A common stock, no par value, 3,000,000,000 shares
   authorized; 275,000,000 shares issued and outstanding,
   actual; and     shares issued and outstanding, as
   adjusted..................................................
  Class B common stock, no par value, 2,000,000,000 shares
   authorized; 1,180,000,000 shares issued and outstanding,
   actual and as adjusted....................................
  Additional paid-in capital.................................  15,230
  Earnings reinvested in the business........................     992      992
  Accumulated other comprehensive losses (primarily currency translation adjustments)..................................  (2,174)  (2,174)
                                                              -------   ------
  Total shareholders' equity.................................  14,048
                                                              -------   ------
Total capitalization......................................... $39,874   $
                                                              =======   ======

   The number of shares of our Class A common stock to be outstanding after this offering excludes:

   .          shares issuable upon exercise of the underwriters' over-
      allotment option;

   .          shares issuable upon exercise of employee stock options to be granted by us concurrently with this offering at an option price equal to the initial public offering price on the cover page of this prospectus; and

   .          additional shares available for future issuance under our stock option plans.

See "Option Grants and Sales to Employees."

                                    DILUTION

   Our total liabilities exceeded our total tangible assets at December 31, 2000 by approximately $17.5 billion, or $12.05 per share of common stock. Our net tangible book value per share represents:

  .  our total assets less intangible assets;

  .  reduced by our total liabilities; and

  .  divided by the number of shares of our common stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our Class A common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

   After giving effect to:

  .  the sale by us of     shares of our Class A common stock in this
     offering at an assumed initial public offering price of $    per share;
     and

  . the receipt and application of the proceeds after deducting an assumed underwriting discount and estimated offering expenses;

our adjusted net tangible book value as of December 31, 2000 would have been
approximately ($   ) billion, or ($   ) per share. This represents an immediate
increase in net tangible book value of $    per share to Philip Morris, our
sole shareholder. This also represents an immediate dilution of $    per share
to new investors purchasing shares of our Class A common stock in this offering. The following table illustrates this per share dilution:

Assumed initial public offering price per Class A share............          $
  Net tangible book value per share before this offering........... ($12.05)
  Increase per share attributable to investors in this offering....
                                                                    -------
Adjusted net tangible book value per share after this offering.....
                                                                             ----
Dilution per share to new investors................................          $
                                                                             ====

   These calculations do not give effect to     shares of Class A common stock
that we will issue if the underwriters exercise their over-allotment option in full.

   Assuming this offering had occurred on December 31, 2000, the following table summarizes the differences between the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by our current shareholder and the investors in this offering with respect to the number of shares of Class A common stock purchased from us:

                               Shares Purchased       Total Consideration
                               ----------------- ------------------------------
                                   (in millions, except per share amounts)
                                                                  Average Price
                                Number   Percent  Amount  Percent   Per Share
                               --------- ------- -------- ------- -------------
Current shareholder...........                %  $             %    $
Investors in this offering....
                               ---------   ---   --------   ---
  Total.......................                %  $             %    $
                               =========   ===   ========   ===

   The table above takes into account our outstanding Class B common stock and does not take into account any shares underlying stock options granted to officers or employees.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

   On December 11, 2000, we acquired all of the outstanding shares of Nabisco for $55 per share in cash. The purchase of the outstanding shares, retirement of employee stock options and other payments totaled approximately $15.2 billion. In addition, the acquisition included the assumption of approximately $4.0 billion of existing Nabisco debt. We financed the acquisition by issuing two long-term notes payable to Philip Morris totaling $15.0 billion and by using short-term intercompany borrowings of $255 million.

   We have accounted for the Nabisco acquisition as a purchase. Nabisco's balance sheet has been consolidated with our balance sheet as of December 31, 2000; however, Nabisco's earnings subsequent to December 11, 2000 have not been included in our combined operating results because the amounts were insignificant. Our interest cost of $65 million associated with acquiring Nabisco has been included in interest and other debt expense, net, in our combined statement of earnings for the year ended December 31, 2000.

   Our pro forma as adjusted condensed combined balance sheet presents our pro forma as adjusted financial position as if this offering had been completed on
December 31, 2000, at an assumed initial public offering price of $    per
share and assuming the underwriters do not exercise their over-allotment option, with the estimated net proceeds being used to retire a portion of our $11.0 billion long-term note payable to Philip Morris.

   We have based the allocation of excess purchase price on preliminary estimates and assumptions. This allocation is subject to revision when appraisals and integration plans have been finalized. Accordingly, revisions to the allocation, which may be significant, will be reported in a future period as increases or decreases to amounts reported as goodwill, other intangible assets, amortization of goodwill and income taxes.

   We are also evaluating plans to close or sell a number of Nabisco facilities, pending the completion of logistical studies. We estimate that these actions could result in additional severance and other exit liabilities (and a corresponding increase to excess purchase price) of $500 million to $600 million. These amounts will be recorded on Kraft's combined balance sheet as adjustments to excess purchase price when plans have been finalized and announced to employees. The increase to excess purchase price would increase our annual amortization of goodwill by $12 million to $15 million, which has not been reflected in our pro forma condensed combined statement of earnings.

   Our pro forma condensed combined statement of earnings presents:

  . our pro forma results of operations for the year ended December 31, 2000, as if the Nabisco acquisition had occurred on January 1, 2000; and

  . our pro forma as adjusted results of operations as if this offering had been completed on January 1, 2000, with the estimated net proceeds being used to retire a portion of our $11.0 billion long-term note payable to Philip Morris.

   The integration of Nabisco into our operations may result in the sale or closure of a number of our existing facilities. We estimate that these actions could result in charges of $200 million to $300 million, which will be recorded as expense in our combined statement of earnings in the period during which our plans are finalized and announced. Our pro forma condensed combined statement of earnings does not give effect to any synergies expected to result from the merger of Nabisco's operations with ours.

   Our pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been consummated, and this offering had been completed, on January 1, 2000, nor are they necessarily indicative of our future operating results.

   Our pro forma condensed combined financial statements should be read in conjunction with the Kraft combined financial statements and the Nabisco consolidated financial statements and their accompanying notes included elsewhere in this prospectus.

             PRO FORMA AS ADJUSTED CONDENSED COMBINED BALANCE SHEET

                              At December 31, 2000

                                  (Unaudited)

                                                          Adjustments   Pro
                                               Historical  For This   Forma As
                                                 Kraft     Offering   Adjusted
                                               ---------- ----------- --------
                                                  (in millions of dollars)
                    ASSETS
Cash and cash equivalents.....................  $   191       $       $   191
Receivables, net..............................    3,231                 3,231
Inventories...................................    3,041                 3,041
Deferred income tax benefits..................      504                   504
Other current assets..........................      185                   185
                                                -------       ---     -------
  Total current assets........................    7,152                 7,152
Property, plant and equipment, net............    9,405                 9,405
Goodwill and other intangible assets, net.....   31,584                31,584
Prepaid pension assets........................    2,623                 2,623
Assets held for sale..........................      276                   276
Other assets..................................    1,031                 1,031
                                                -------       ---     -------
  TOTAL ASSETS................................  $52,071       $       $52,071
                                                =======       ===     =======
                 LIABILITIES
Short-term borrowings.........................  $   146       $       $   146
Current portion of long-term debt.............      713                   713
Short-term obligation payable to Philip
 Morris.......................................      865                   865
Accounts payable..............................    1,971                 1,971
Accrued liabilities...........................    3,637                 3,637
Income taxes..................................      258                   258
                                                -------       ---     -------
  Total current liabilities...................    7,590                 7,590
Long-term debt................................    2,695                 2,695
Deferred income taxes.........................    1,446                 1,446
Accrued postretirement health care costs......    1,867                 1,867
Notes payable to Philip Morris................   21,407          (a)
Other liabilities.............................    3,018                 3,018
                                                -------       ---     -------
  Total liabilities...........................   38,023
                                                -------       ---     -------
             SHAREHOLDERS' EQUITY
Class A common stock..........................
Class B common stock..........................
Additional paid-in capital....................   15,230          (a)
Earnings reinvested in the business...........      992                   992
Accumulated other comprehensive losses........   (2,174)               (2,174)
                                                -------       ---     -------
  Total shareholders' equity..................   14,048
                                                -------       ---     -------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..  $52,071       $       $
                                                =======       ===     =======

                    See introduction and accompanying notes.

        NOTES TO PRO FORMA AS ADJUSTED CONDENSED COMBINED BALANCE SHEET

                                  (Unaudited)

   The following is a summary of the estimated pro forma adjustments, based upon available information and upon certain assumptions that management believes are reasonable, that are reflected in our pro forma as adjusted condensed combined balance sheet:

   (a) Adjustments to give effect to:

    .  the receipt of the estimated net proceeds of this offering as of
       December 31, 2000, estimated at $    billion, after deduction of
       estimated offering expenses of $    million, assuming the sale of
           shares of Class A common stock at an assumed initial public
       offering price of $    per share; and

    . the use of the estimated net proceeds to retire a portion of our $11.0 billion long-term note payable to Philip Morris.

   The adjustments assume the underwriters do not exercise their over-allotment option. See "Use of Proceeds" and "Capitalization."

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                      For the Year Ended December 31, 2000

                                  (Unaudited)

                             Historical                                           Adjustments Pro Forma
                         ------------------   Sales of    Acquisition              For This      As
                          Kraft  Nabisco(a) Businesses(b) Adjustments   Pro Forma  Offering   Adjusted
                         ------- ---------- ------------- -----------   --------- ----------- ---------
                                       (in millions of dollars, except per share data)

Operating revenue....... $26,532   $8,888       $(741)      $            $34,679     $         $34,679
Cost of sales...........  13,917    4,764        (439)           24 (c)   18,266                18,266
                         -------   ------       -----       -------      -------     ----      -------
  Gross profit..........  12,615    4,124        (302)          (24)      16,413                16,413
Marketing,
 administration and
 research costs.........   8,068    3,229        (157)         (250)(d)   10,890                10,890
Amortization of
 goodwill...............     535      244          (5)          187 (e)      961                   961
                         -------   ------       -----       -------      -------     ----      -------
  Operating income......   4,012      651        (140)           39        4,562                 4,562
Interest and other debt
 expense, net...........     597      304          (1)        1,102 (f)    2,002         (h)
                         -------   ------       -----       -------      -------     ----      -------
  Earnings before income
   taxes................   3,415      347        (139)       (1,063)       2,560
Provision for income
 taxes..................   1,414      192         (49)         (401)(g)    1,156         (i)
                         -------   ------       -----       -------      -------     ----      -------
  Net earnings.......... $ 2,001   $  155       $ (90)      $  (662)     $ 1,404     $         $
                         =======   ======       =====       =======      =======     ====      =======
Per share data:
  Basic earnings per
   share................ $  1.38                                         $  0.96     $   (h)   $
                         =======                                         =======     ====      =======
  Diluted earnings per
   share................ $  1.38                                         $  0.96     $   (h)   $
                         =======                                         =======     ====      =======
  Basic weighted average
   number of shares
   (millions)...........   1,455                                           1,455         (h)
                         =======                                         =======     ====      =======
  Diluted weighted
   average number of
   shares (millions)....   1,455                                           1,455         (h)
                         =======                                         =======     ====      =======

                    See introduction and accompanying notes.

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                                  (Unaudited)

   (a) The historical Nabisco column represents:

    . the unaudited results of Nabisco on an historical basis for the period from January 1, 2000 through December 11, 2000; and

    . Nabisco's results, including the amortization of goodwill and other adjustments resulting from the Nabisco acquisition on December 11, 2000, for the period from December 12, 2000 through December 31, 2000.

   The following is a summary of the estimated pro forma adjustments, based upon available information and upon certain assumptions that management believes are reasonable, that are reflected in our pro forma condensed combined statement of earnings:

   (b) In order to address concerns raised by United States trade regulation authorities, Nabisco sold its domestic dry packaged desserts and baking powder businesses, as well as its intense mints and gum businesses in December 2000. Since these businesses were sold at fair value, no gain or loss related to these sales was recorded in our historical combined statement of earnings for the year ended December 31, 2000. In addition, we have announced plans to sell Nabisco's Canadian grocery business. We also currently plan to sell a number of additional Nabisco businesses that do not fit strategically with our businesses. These businesses, together with Nabisco's Canadian grocery business, are included in our historical combined balance sheet at December 31, 2000 within the caption "Assets held for sale." Our pro forma condensed combined statement of earnings has been adjusted to eliminate the operating results of these businesses. The loss of $139 million recorded by Nabisco relating to the businesses sold in December 2000 has been eliminated in (d) below.

   (c) Represents the following adjustments:

                                                                (in millions)
                                                                -------------
     Charge to reflect the cost of conforming Nabisco's
      employee benefit plans...................................      $ 8
     Adjustment to record Nabisco's inventory on a last-in,
      first-out basis..........................................       16
                                                                     ---
       Total...................................................      $24
                                                                     ===

   (d) Represents the following adjustments:

                                                                   (in millions)
                                                                   -------------
     Reversal of Nabisco's non-recurring charge for expenses
      associated with the acquisition of Nabisco (financial,
      legal and advisor fees and payments to retire employee
      stock options) included in earnings for the year ended
      December 31, 2000..........................................      $(127)
     Elimination of Nabisco's loss on businesses sold in order to address concerns raised by United States trade regulation
      authorities................................................       (139)
     Charge to reflect the cost of conforming Nabisco's employee
      benefit plans..............................................         16
                                                                       -----
       Total.....................................................      $(250)
                                                                       =====

   (e) Represents amortization of acquisition goodwill over 40 years by the straight-line method, net of the reversal of Nabisco's amortization of pre-acquisition goodwill. The allocation of excess purchase price is based upon preliminary estimates and assumptions and is subject to revision when appraisals and integration plans have been finalized. Accordingly, revisions to the allocation, which may be significant, will be reported in a future period as increases or decreases to amounts reported as goodwill, other intangible assets, amortization of goodwill and income taxes.

   We are also evaluating plans to close or sell a number of Nabisco facilities, pending the completion of logistical studies. We estimate that these actions could result in additional severance and other exit liabilities (and a corresponding increase to excess purchase price) of $500 million to $600 million. These amounts will be recorded on our combined balance sheet as adjustments to excess purchase price when plans have been finalized and announced to employees. The increase to excess purchase price would increase our annual amortization of goodwill by $12 million to $15 million which has not been reflected in our pro forma condensed combined statement of earnings.

   (f) Represents interest expense to finance the Nabisco acquisition. Interest expense has been computed as follows:

                                                                   (in millions)
                                                                   -------------
     Fixed rate note payable to Philip Morris--$11.0 billion at
      7.75%, due December 2002...................................     $  853
     Fixed rate note payable to Philip Morris--$4.0 billion at
      7.40%, due December 2002...................................        296
     Short-term intercompany borrowings from Philip Morris--$255
      million at 7.14%...........................................         18
     Adjustment for interest expense relating to debt incurred to finance the acquisition recorded in our combined statement
      of earnings for the year ended December 31, 2000...........        (65)
                                                                      ------
       Total.....................................................     $1,102
                                                                      ======

   (g) Recognition of income tax effects at a rate of 41.4%, excluding the impact of the amortization of goodwill, which is not deductible for income tax purposes, net of the income taxes of approximately $75 million previously recorded by Nabisco on the non-recurring adjustments included in item (d) above.

   (h) Adjustments to give effect to:

    .  the receipt of the net proceeds of this offering as of January 1,
       2000, estimated at $    billion, after deduction of estimated
       offering expenses of $    million, assuming the sale of     shares
       of Class A common stock at an assumed initial public offering price
       of $    per share; and

    . the reduction of interest expense for the year ended December 31, 2000, to reflect the retirement of a portion of our $11.0 billion long-term note payable to Philip Morris with the estimated net proceeds of this offering.

   The adjustments assume the underwriters do not exercise their over-allotment option. See "Use of Proceeds" and "Capitalization."

   (i) Recognition of income tax effects at a rate of 41.4%.

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

Introduction

   The following table presents our selected historical combined financial and other data and should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Kraft combined financial statements, and the accompanying notes to those statements included in this prospectus. The financial information as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, has been derived from the audited Kraft combined financial statements included in this prospectus. The financial information as of December 31, 1996, 1997 and 1998, and for each of the two years in the period ended December 31, 1997, has been derived from Kraft's unaudited financial information. The unaudited financial information includes all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our results of operations for these periods.

   We are currently a wholly-owned subsidiary of Philip Morris. In contemplation of this offering, Philip Morris transferred its indirectly owned Latin American food subsidiaries to us. The combined financial data in this prospectus give retroactive effect to the contribution of these Latin American businesses as if the transfer had occurred on January 1, 1996.

   On December 11, 2000, we acquired Nabisco. We have accounted for the Nabisco acquisition as a purchase. Nabisco's balance sheet has been consolidated with our balance sheet as of December 31, 2000; however, Nabisco's earnings subsequent to December 11, 2000, have not been included in our combined operating results because the amounts were insignificant. Our interest cost of $65 million associated with acquiring Nabisco has been included in interest and other debt expense, net, in our combined statement of earnings for the year ended December 31, 2000.

   We define EBITDA as earnings before interest and other debt expense, net; provision for income taxes; depreciation; and amortization. We believe that EBITDA is a measure commonly used by analysts and investors. Accordingly, we have disclosed this information to permit a more complete analysis of our operating performance. EBITDA should not be considered in isolation or as a substitute for net earnings or other results of operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States as a measure of our profitability or liquidity. EBITDA, as we calculate it, may not be comparable to similarly titled measures reported by other companies.

   We define operating companies income as operating income before amortization of goodwill and corporate expenses. We use this measure to report our segment profitability under accounting principles generally accepted in the United States.

   We also evaluate our operating results and the performance of our businesses by reviewing underlying results, including underlying operating revenue, underlying operating companies income and underlying operating companies income margin. Underlying results reflect the results of our business operations, excluding significant one-time items for employee separation programs, write-downs of property, plant and equipment, estimated sales made in advance of the century date change and gains (losses) on sales of businesses. Underlying results also exclude the operating results of businesses that have been sold. Accordingly, we have disclosed underlying results to permit a more complete analysis of our operating performance. Underlying operating companies income should not be considered in isolation or as a substitute for net earnings or other results of operations data prepared in accordance with accounting principles generally accepted in the United States.

   We calculate operating companies income margin by dividing operating companies income by operating revenue. We calculate underlying operating companies income margin by dividing underlying operating companies income by underlying operating revenue.

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

                                          Year Ended December 31,
                                  --------------------------------------------
                                   1996     1997     1998     1999      2000
                                  -------  -------  -------  -------  --------
                                    (in millions, except per share data)
Statement of Earnings Data:
  Operating revenue.............. $27,950  $27,690  $27,311  $26,797  $ 26,532
  Cost of sales..................  16,387   15,978   15,544   14,573    13,917
                                  -------  -------  -------  -------  --------
    Gross profit.................  11,563   11,712   11,767   12,224    12,615
  Marketing, administration and
   research costs................   7,729    7,601    7,688    8,106     8,068
  Amortization of goodwill.......     569      552      544      539       535
                                  -------  -------  -------  -------  --------
    Operating income.............   3,265    3,559    3,535    3,579     4,012
  Interest and other debt
   expense, net..................     509      476      536      539       597
                                  -------  -------  -------  -------  --------
    Earnings before income
     taxes.......................   2,756    3,083    2,999    3,040     3,415
  Provision for income taxes.....   1,289    1,291    1,367    1,287     1,414
                                  -------  -------  -------  -------  --------
    Net earnings................. $ 1,467  $ 1,792  $ 1,632  $ 1,753  $  2,001
                                  =======  =======  =======  =======  ========
Basic and diluted earnings per
 share........................... $  1.01  $  1.23  $  1.12  $  1.20  $   1.38
                                  =======  =======  =======  =======  ========
Weighted average number of
 shares..........................   1,455    1,455    1,455    1,455     1,455

Balance Sheet Data:
  Goodwill, net of accumulated
   amortization.................. $18,114  $16,843  $16,408  $15,296  $ 31,584
  Total assets...................  33,366   31,257   31,391   30,336    52,071
  Short-term borrowings,
   including current maturities..     152      168      109      105       859
  Long-term notes payable to
   Philip Morris.................   5,000    5,000    6,234    6,602    21,407
  Other long-term debt...........     634      531      483      433     2,695
  Shareholders' equity...........  17,530   15,761   15,134   13,461    14,048

Cash Flow Data:
  Cash provided by (used in):
    Operating activities......... $ 2,341  $ 1,940  $ 2,324  $ 2,693  $  3,254
    Investing activities.........    (485)     781     (763)    (669)  (16,138)
    Financing activities.........  (1,924)  (2,699)  (1,565)  (2,031)   12,982
  Depreciation and amortization..   1,115    1,064    1,038    1,030     1,034
  Capital expenditures...........    (812)    (737)    (841)    (860)     (906)

Other Data:
  Volume (in pounds).............  12,913   12,767   12,694   12,817    13,130
  EBITDA......................... $ 4,380  $ 4,623  $ 4,573  $ 4,609  $  5,046
  Corporate expenses.............      97       88      103      135       208
  Operating companies income:
    Reported.....................   3,931    4,199    4,182    4,253     4,755
    Underlying...................   3,596    3,911    4,108    4,308     4,620
  Operating companies income
   margin:
    Reported.....................    14.1%    15.2%    15.3%    15.9%     17.9%
    Underlying...................    13.8     14.7     15.3     16.4      17.4

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion together with the "Pro Forma Condensed Combined Financial Information" and the accompanying introduction and notes, as well as the Kraft combined financial statements, the Nabisco consolidated financial statements and their accompanying notes, included elsewhere in this prospectus.

Overview of Our Business

   General

   We conduct our global business through two units: Kraft Foods North America and Kraft Foods International. Kraft Foods North America manages its operations by product category, while Kraft Foods International manages its operations by geographic region. Kraft Foods North America's segments are Cheese, Meals and Enhancers; Biscuits, Snacks and Confectionery; Beverages, Desserts and Cereals; and Oscar Mayer and Pizza. Kraft Foods North America's food service business within the United States and its businesses in Canada and Mexico are managed under the Cheese, Meals and Enhancers segment. Kraft Foods International's segments are Europe, Middle East and Africa; and Latin America and Asia Pacific.

   We manufacture and distribute a diverse and extensive range of products globally. Our products are sold in over 140 countries. Within many of our product lines, we hold the number one category share in a substantial number of our markets. As of March 15, 2001, we had 228 plants, of which 106 were located in North America.

   Our operating revenue is affected by various factors including volume, price, currency, acquisitions and divestitures. Our cost of sales consists of commodity and other materials costs, labor costs and manufacturing costs. We use a number of commodities in producing our products, principally coffee and cocoa beans and dairy products. We also use paper and other materials to package our products. Fluctuation in commodity costs can cause retail price volatility, intensify price competition and influence consumer and trade buying patterns.

   Our marketing, administration and research costs include the costs of marketing our products, other general costs not directly related to manufacturing our products and costs incurred to develop new and innovative products. The most significant component of our marketing, administration and research costs is marketing expense, which relates to the advertising and promotion of our products.

   Our businesses are subject to competitive challenges in various product categories and markets, including trends toward increasing consolidation in the retail trade and changing consumer preferences. To confront these challenges, we continue to take steps to build the value of our brands with new products and marketing initiatives, to enhance our portfolio of food businesses and to reduce costs.

   Factors Affecting Comparability

   Acquisitions, Divestitures and License Agreements. On December 11, 2000, we acquired all of the outstanding shares of Nabisco for an aggregate cost of approximately $19.2 billion, including the assumption of approximately $4.0 billion of Nabisco's existing debt. In connection with the acquisition, we issued long-term notes payable to Philip Morris in an aggregate principal amount of $15.0 billion and financed the balance of the acquisition through short-term intercompany borrowings of $255 million. We will use the net proceeds from this offering to retire a portion of our $11.0 billion long-term note payable to Philip Morris. We plan to repay the remainder of these notes from the proceeds of future issuances of debt and internally generated cash flow.

   We accounted for the Nabisco acquisition as a purchase in our combined financial statements as of December 31, 2000. Nabisco's balance sheet has been consolidated with our balance sheet as of December 31, 2000. However, Nabisco's earnings subsequent to December 11, 2000, have not been included in our combined operating results because the amounts were insignificant. Our interest cost of $65 million associated with acquiring Nabisco has been included in interest and other debt expense, net, in our combined statement of earnings for the year ended December 31, 2000.

   Had the Nabisco acquisition occurred at the beginning of 2000, our 2000 pro forma combined operating revenue would have been $34.7 billion and our 2000 pro forma combined operating companies income would have been $5.7 billion. Our pro forma amounts are not necessarily indicative of what actually would have occurred if the acquisition had been consummated at the beginning of 2000, nor are they necessarily indicative of our future operating results.

   During 2001, we will finalize the Nabisco acquisition balance sheet, including the completion of fair value appraisals of Nabisco's assets. During this process, we will also finalize our plans to integrate the operations of Nabisco. We anticipate closing or selling a number of Nabisco facilities. We estimate that costs for these actions will range from $500 million to $600 million. These costs will increase goodwill on our combined balance sheet and will be recorded as our plans to close facilities are finalized and announced.

   By combining Nabisco's operations with ours, we currently expect to generate annual cost synergies in excess of $400 million in 2002, growing to more than $550 million in 2003. Our income statement charges to obtain these synergies will consist principally of systems integration, employee training and benefit costs, and will aggregate approximately $300 million from 2001 to 2003. Consequently, we expect to achieve net cost synergies of approximately $100 million in 2001, $300 million in 2002 and $475 million in 2003. In addition, we expect to achieve increased operating companies income from revenue synergies of approximately $25 million in 2002, increasing to approximately $50 million in 2003.

   The integration of Nabisco's operations may also result in closing or selling a number of Kraft facilities. We estimate that these actions could result in charges, which will be reflected in our combined statement of earnings, in the range of $200 million to $300 million. These charges will be recorded during the period in which the integration plans have been finalized and announced.

   We have also purchased and sold smaller businesses and entered into licensing agreements, including the following:

  . During 2000, we purchased Balance Bar Co., a maker of energy and nutrition snack products, as well as Boca Burger, Inc., a manufacturer and marketer of soy-based meat alternatives. The aggregate purchase price of these businesses was $358 million.

  . During 2000, we sold a French confectionery business for $251 million, resulting in a pre-tax gain of $139 million.

  . In 1998, we entered into a licensing agreement to market, sell and distribute Starbucks bagged coffee to grocery customers across the United States.

While these actions are important to the success of our business strategy, the operating results of these and other smaller acquisitions, licensing agreements and divestitures have not had a material impact on our combined results of operations.

   Benefit Plans. Our domestic pension plans are currently overfunded, which means that pension funds exceed our plans' liabilities to their participants. To the extent that pension fund investments earn more than the cost of providing benefits to our employees each year, we record income in our combined statements of earnings in accordance with accounting principles generally accepted in the United States. However, our health care plans, postemployment plans and some of our international pension plans are either unfunded or underfunded and, therefore, generate benefit plan expense in our combined statements of earnings. The net amount of our benefit plan income and expense resulted in pre-tax expense of $52 million in 1998 and pre-tax income of $27 million in 1999 and $103 million in 2000. The increases in the net benefit income in 1999 and 2000 are primarily attributable to our pension fund's investment performance. However, given recent performance of these investments and additional benefit expense for Nabisco, we expect the level of net benefit income to decrease in 2001 by an amount which is not currently determinable.

   Foreign Currency. Changes in currency exchange rates decreased our operating revenue by $857 million and operating companies income by $91 million during 2000. During 1999, changes in currency exchange rates decreased our operating revenue by $335 million and our operating companies income by $36 million. In 2000, these decreases were primarily due to the strength of the United States dollar against Western European currencies, primarily the Euro. In 1999, these decreases were due to the strength of the United States dollar against Western European and Latin American currencies. Although we cannot predict future changes in currency exchange rates, the continued strength of the United States dollar against Western European currencies, particularly the Euro, if sustained during 2001, would continue to have an adverse effect on our operating revenue and operating companies income.

   Most Western European countries use the Euro as their single currency, while still continuing to use their own notes and coins for cash transactions. Beginning in January 2002, new Euro-denominated notes and coins will be issued and local currencies will be withdrawn from circulation. The Euro conversion has not had, and we currently anticipate that it will not have, a material adverse effect on our combined financial condition, operating companies income or cash flows.

   Century Date Change. Our year-end 1999 inventories and trade receivables increased due to preemptive contingency plans in the event of a century date change disruption. These increases resulted in a shift of cash outflows to the fourth quarter of 1999 from the first quarter of 2000, in an amount we have estimated to be approximately $155 million. In addition, some of our customers purchased additional products in 1999 in anticipation of potential disruptions related to the century date change. We estimate that the increased shipments in 1999 resulted in incremental operating revenue of approximately $97 million and operating companies income of approximately $40 million, and corresponding decreases in operating revenue and operating companies income in 2000.

   53rd Week. Our subsidiaries end their fiscal years on the Saturday closest to December 31. Accordingly, most years contain 52 weeks of operating results while every sixth year includes 53 weeks. In 2000, our results include a 53rd week, which resulted in incremental operating companies income of approximately $96 million.

   Trade Inventory Reductions. During 2000, our United States customers reduced their inventories of our products, primarily powdered soft drinks, cheese, coffee, cereals and dry packaged desserts. We estimate that these actions decreased our operating companies income by approximately $117 million in 2000.

   Separation Programs. During 1999, we offered voluntary retirement incentive or separation programs to certain eligible hourly and salaried employees in the United States. Employees electing to terminate employment under the terms of these programs were entitled to enhanced retirement or severance benefits. Approximately 1,100 hourly and salaried employees accepted the benefits offered by these programs, and as a result we recorded a pre-tax charge of $157 million during 1999. This charge was included in marketing, administration and research costs in our combined statement of earnings for 1999. Payments of pension and postretirement benefits were made in accordance with the terms of the applicable benefit plans. Severance benefits, which are paid over a period of time, commenced upon dates of termination, which ranged from April 1999 to March 2000. The program and related payments were completed during 2000. Salary and related benefit costs of employees prior to their retirement or termination date were expensed as incurred.

   Energy Costs. During the latter part of 2000, our energy costs increased as a result of higher prices charged for oil and natural gas. However, this increase in energy costs did not have a material adverse effect on our operating companies income.

Combined Operating Results by Segment

                                           Year Ended December 31,
                                           -------------------------  Pro Forma
                                            1998     1999     2000      2000
                                           -------  -------  -------  ---------
                                             (dollars and pounds in millions)
Volume (in pounds):
Kraft Foods North America
 Cheese, Meals and Enhancers.............    4,913    4,874    4,820     5,365
 Biscuits, Snacks and Confectionery......       43       47       54     2,549
 Beverages, Desserts and Cereals.........    2,705    2,883    3,117     3,197
 Oscar Mayer and Pizza...................    1,388    1,433    1,507     1,507
                                           -------  -------  -------   -------
  Total Kraft Foods North America........    9,049    9,237    9,498    12,618
                                           -------  -------  -------   -------
Kraft Foods International
 Europe, Middle East and Africa..........    2,887    2,816    2,829     3,012
 Latin America and Asia Pacific..........      758      764      803     1,983
                                           -------  -------  -------   -------
  Total Kraft Foods International........    3,645    3,580    3,632     4,995
                                           -------  -------  -------   -------
   Total volume..........................   12,694   12,817   13,130    17,613
                                           =======  =======  =======   =======
Operating revenue:
Kraft Foods North America
 Cheese, Meals and Enhancers.............  $ 9,322  $ 9,360  $ 9,405   $10,328
 Biscuits, Snacks and Confectionery......      220      265      329     6,037
 Beverages, Desserts and Cereals.........    5,039    5,074    5,266     5,459
 Oscar Mayer and Pizza...................    3,059    3,198    3,461     3,461
                                           -------  -------  -------   -------
 Total Kraft Foods North America.........   17,640   17,897   18,461    25,285
                                           -------  -------  -------   -------
Kraft Foods International
 Europe, Middle East and Africa..........    8,307    7,676    6,824     6,995
 Latin America and Asia Pacific..........    1,364    1,224    1,247     2,399
                                           -------  -------  -------   -------
  Total Kraft Foods International........    9,671    8,900    8,071     9,394
                                           -------  -------  -------   -------
   Total operating revenue...............  $27,311  $26,797  $26,532   $34,679
                                           =======  =======  =======   =======
Operating companies income:
Kraft Foods North America
 Cheese, Meals and Enhancers.............  $ 1,599  $ 1,658  $ 1,845   $ 2,052
 Biscuits, Snacks and Confectionery......       54       73      100       802
 Beverages, Desserts and Cereals.........    1,005    1,009    1,090     1,112
 Oscar Mayer and Pizza...................      470      450      512       512
                                           -------  -------  -------   -------
  Total Kraft Foods North America........    3,128    3,190    3,547     4,478
                                           -------  -------  -------   -------
Kraft Foods International
 Europe, Middle East and Africa..........      884      895    1,019       985
 Latin America and Asia Pacific..........      170      168      189       268
                                           -------  -------  -------   -------
  Total Kraft Foods International........    1,054    1,063    1,208     1,253
                                           -------  -------  -------   -------
   Total operating companies income......  $ 4,182  $ 4,253  $ 4,755   $ 5,731
                                           =======  =======  =======   =======
Operating companies income margin:
Kraft Foods North America
 Cheese, Meals and Enhancers.............     17.2%    17.7%    19.6%     19.9%
 Biscuits, Snacks and Confectionery......     24.5     27.5     30.4      13.3
 Beverages, Desserts and Cereals.........     19.9     19.9     20.7      20.4
 Oscar Mayer and Pizza...................     15.4     14.1     14.8      14.8
  Total Kraft Foods North America........     17.7     17.8     19.2      17.7

Kraft Foods International
 Europe, Middle East and Africa..........     10.6     11.7     14.9      14.1
 Latin America and Asia Pacific..........     12.5     13.7     15.2      11.2
  Total Kraft Foods International........     10.9     11.9     15.0      13.3

   Total operating companies income
   margin................................     15.3%    15.9%    17.9%     16.5%

   We review, among other measures, underlying operating results to evaluate the performance of our business. The following is a reconciliation of reported operating results to underlying operating results for each of the three years in the period ended December 31, 2000:

                                                      Year Ended December 31,
                                                      -------------------------
                                                       1998     1999     2000
                                                      -------  -------  -------
                                                      (dollars and pounds in
                                                             millions)
Reported volume (in pounds)..........................  12,694   12,817   13,130
  Volume of businesses sold..........................    (215)    (137)     (43)
  Estimated impact of century date change............              (55)      55
                                                      -------  -------  -------
Underlying volume (in pounds)........................  12,479   12,625   13,142
                                                      =======  =======  =======
Reported operating revenue........................... $27,311  $26,797  $26,532
  Operating revenue of businesses sold...............    (547)    (352)    (141)
  Estimated impact of century date change............              (97)      97
                                                      -------  -------  -------
Underlying operating revenue......................... $26,764  $26,348  $26,488
                                                      =======  =======  =======
Reported operating companies income.................. $ 4,182  $ 4,253  $ 4,755
  Gain on sale of a French confectionery business....                      (139)
  Operating companies income of businesses sold......     (74)     (62)     (36)
  Estimated impact of century date change............              (40)      40
  Separation programs................................              157
                                                      -------  -------  -------
Underlying operating companies income................ $ 4,108  $ 4,308  $ 4,620
                                                      =======  =======  =======

   2000 Compared with 1999

   Our volume increased by 313 million pounds, or 2.4%, during 2000. Of this increase, 1.6 percentage points related to the inclusion of 53 weeks in 2000 operating results, partially offset by a 0.9 percentage point decrease related to trade inventory reductions in the United States. Volume grew in every segment but Cheese, Meals and Enhancers, in which a decrease in lower-margin food service products more than offset volume increases in higher margin products. Excluding the impact of divested businesses and the estimated shift in volume due to the century date change, our underlying volume grew 4.1%, of which 1.6 percentage points related to the inclusion of 53 weeks in 2000 operating results, partially offset by a 0.9 percentage point decrease related to trade inventory reductions in the United States.

   Our operating revenue for 2000 decreased $265 million, or 1.0%, from 1999. This decrease was due primarily to unfavorable currency exchange rates of $857 million, the estimated shift in revenue attributable to the century date change of $194 million and the impact of divested businesses of $211 million. These decreases were partially offset by an increase of $774 million attributable to higher volume, the impact of acquisitions of $148 million and price increases of $49 million. Excluding the effects of divested businesses and the estimated shift in revenue due to the century date change, our underlying operating revenue for 2000 increased $140 million, or 0.5%, from 1999.

   Our operating companies income increased $502 million, or 11.8%, from 1999. This increase was due primarily to a $430 million impact of volume increases, higher margins of $402 million, the absence of 1999 separation charges of $157 million and the $139 million gain on the sale of the French confectionery business in 2000. These increases were partially offset by higher marketing expenses of $366 million, unfavorable currency exchange rates of $91 million, the shift in income due to the century date change estimated to be $80 million, unfavorable product mix of $43 million and the impact of divested businesses. Higher margins on our products were primarily the result of price increases, coupled with lower cost of sales due to lower commodity-related costs and lower manufacturing costs. Marketing expense increased in every segment, with the largest increase in Cheese, Meals and Enhancers. We increased price promotions on cheese products in 2000 in the

United States during a period of intense competition that resulted from declining cheese commodity costs. Excluding the gain on sale of the French confectionery business in 2000, the impact of the 1999 separation charges, the estimated shift in income due to the century date change and the earnings of divested businesses, our underlying operating companies income increased 7.2% over 1999.

   Interest and other debt expense, net, increased $58 million, or 10.8%, due primarily to notes issued to Philip Morris in connection with our purchase of Nabisco.

   Our provision for income taxes for the years ended December 31, 1999 and 2000, reflected effective income tax rates of 42.3% and 41.4%, respectively. The lower 2000 effective rate resulted primarily from a reduction in state and local income taxes due to the mix of pre-tax earnings in various states.

   Our 2000 net earnings increased by $248 million and our 2000 basic and diluted earnings per share each increased by 15.0%. Excluding the impact of the gain on sale of the French confectionery business, separation charges in 1999 and the impact of the estimated shift in income due to the century date change, our 2000 underlying net earnings of $1.9 billion grew 6.6% over $1.8 billion in 1999, and our underlying basic and diluted earnings per share each grew 7.2% from $1.25 in 1999 to $1.34 in 2000.

   1999 Compared with 1998

   Our volume increased 123 million pounds, or 1.0%, over 1998. Increases in most segments were partially offset by lower shipments in the Cheese, Meals and Enhancers segment and lower volume in Europe. Excluding divested businesses and the estimated shift in shipments due to the century date change, our underlying volume increased 1.2% over 1998.

   Our operating revenue for 1999 decreased $514 million, or 1.9%, from 1998. This decrease was due primarily to unfavorable currency exchange rates of $335 million and lower pricing of $301 million resulting from lower commodity costs. Partially offsetting these decreases was an estimated shift in revenue of $97 million attributable to the century date change. Excluding the impact of divested businesses and the estimated shift in revenue due to the century date change, our underlying operating revenue for 1999 decreased $416 million, or 1.6%, from 1998.

   Our operating companies income increased $71 million, or 1.7%, over 1998. This increase was due primarily to higher margins of $507 million, the impact of higher volume of $70 million and the estimated shift in income due to the century date change of $40 million. These increases were partially offset by $157 million of separation charges in 1999, higher marketing, administration and research costs of $294 million, unfavorable currency exchange rates of $36 million, unfavorable product mix of $20 million and the impact of divested businesses of $12 million. Higher margins on our products were the result of lower cost of sales due to lower commodity-related costs and lower manufacturing costs, partially offset by lower pricing. Marketing expense increased in every segment except Latin America and Asia Pacific. Excluding the impact of the 1999 separation charges, the estimated shift in income due to the century date change and the earnings of divested businesses, our underlying operating companies income increased 4.9% over 1998.

   Our provision for income taxes for the years ended December 31, 1998 and 1999, reflected effective income tax rates of 45.6% and 42.3%, respectively. The lower effective rate for 1999 resulted primarily from a reduction in foreign income taxes.

   Our 1999 net earnings increased by $121 million and our 1999 basic and diluted earnings per share each increased 7.1%, due primarily to higher operating companies income. Excluding the impact of the 1999 separation charges and the estimated shift in income due to the century date change, our 1999 underlying net earnings of $1.8 billion grew 11.7% over $1.6 billion in 1998, and our underlying basic and diluted earnings per share each increased 11.6% from $1.12 in 1998 to $1.25 in 1999.

Operating Results by Business Segment

                           Kraft Foods North America

   The following table is a reconciliation of Kraft Foods North America's reported operating results to underlying operating results for each of the three years in the period ended December 31, 2000:

                                                      Year Ended December 31,
                                                      -------------------------
                                                       1998     1999     2000
                                                      -------  -------  -------
                                                      (dollars and pounds in
                                                             millions)
Reported volume (in pounds)..........................   9,049    9,237    9,498
  Volume of businesses sold:
    Cheese, Meals and Enhancers......................     (14)     (13)      (5)
  Estimated impact of century date change:
    Cheese, Meals and Enhancers......................              (16)      16
    Biscuits, Snacks and Confectionery...............               (1)       1
    Beverages, Desserts and Cereals..................              (19)      19
    Oscar Mayer and Pizza............................               (5)       5
                                                      -------  -------  -------
Underlying volume (in pounds)........................   9,035    9,183    9,534
                                                      =======  =======  =======
Reported operating revenue........................... $17,640  $17,897  $18,461
  Operating revenue of businesses sold:
    Cheese, Meals and Enhancers......................     (29)     (25)     (10)
  Estimated impact of century date change:
    Cheese, Meals and Enhancers......................              (34)      34
    Biscuits, Snacks and Confectionery...............               (3)       3
    Beverages, Desserts and Cereals..................              (22)      22
    Oscar Mayer and Pizza............................              (12)      12
                                                      -------  -------  -------
Underlying operating revenue......................... $17,611  $17,801  $18,522
                                                      =======  =======  =======
Reported operating companies income.................. $ 3,128  $ 3,190  $ 3,547
  Operating companies income of businesses sold:
    Cheese, Meals and Enhancers......................      (7)      (8)      (4)
  Estimated impact of century date change:
    Cheese, Meals and Enhancers......................              (15)      15
    Biscuits, Snacks and Confectionery...............               (1)       1
    Beverages, Desserts and Cereals..................               (7)       7
    Oscar Mayer and Pizza............................               (4)       4
  Separation programs:
    Cheese, Meals and Enhancers......................               71
    Biscuits, Snacks and Confectionery...............                2
    Beverages, Desserts and Cereals..................               46
    Oscar Mayer and Pizza............................               38
                                                      -------  -------  -------
Underlying operating companies income................ $ 3,121  $ 3,312  $ 3,570
                                                      =======  =======  =======

   2000 Compared with 1999

   Kraft Foods North America's volume for 2000 increased 2.8% over 1999. Excluding the impact of divested businesses and the estimated shift in volume attributable to the century date change, volume increased 3.8%, of which 1.6 percentage points related to the impact of the 53rd week of shipments, partially offset by a 1.3 percentage point decrease related to trade inventory reductions in 2000.

   Operating revenue increased $564 million, or 3.2%, over 1999, due primarily to the $483 million impact of higher volume, the impact of acquisitions of $148 million and higher pricing of $79 million. Partially offsetting these increases was the estimated shift in revenue attributable to the century date change of $142 million.

   Operating companies income grew by $357 million, or 11.2%, to $3.5 billion, due primarily to higher margins of $318 million, driven by higher pricing coupled with lower commodity-related costs. Also contributing to this increase was the absence of the 1999 pre-tax charge for separation programs of $157 million and the impact of higher volume of $283 million. Partially offsetting these increases were higher marketing, administration and research costs of $310 million, the majority of which related to higher marketing expenses; unfavorable product mix of $43 million; and the estimated shift in income attributable to the century date change of $54 million. Our underlying 2000 operating companies income increased 7.8% from 1999.

   The following discusses operating results within each of Kraft Foods North America's business segments.

   Cheese, Meals and Enhancers. Total Cheese, Meals and Enhancers volume decreased 1.1% from 1999 driven by a 7.1% decline in our United States food service business, which more than offset an increase in our retail businesses. We recently reached the contractual termination of an exclusivity agreement with a single food service distributor and are moving to open distribution of our Kraft branded food service products. This transition resulted in lower food service volume in 2000. Also contributing to the decrease in food service volume was the loss of a contract to supply cold cuts and the pruning of low margin products. Cheese volume increased over 1999 with gains in process, natural and cream cheese products. Meals volume was lower in 2000, reflecting lower shipments of Mexican dinners and rice. Enhancers volume decreased slightly. Volume in Canada grew due to new product introductions. Excluding the impact of divested businesses and the estimated shift in volume attributable to the century date change, our underlying 2000 volume decreased 0.3%.

   Operating revenue increased $45 million, or 0.5%, over 1999, due primarily to favorable product mix of $128 million and favorable currency exchange rates of $30 million. Partially offsetting these increases were the impact of lower volume of $29 million, the estimated shift in revenue attributable to the century date change of $68 million and the impact of divestitures of $15 million.

   Operating companies income increased $187 million, or 11.3%, over 1999 due to higher margins of $254 million, driven by lower commodity-related and manufacturing costs. Also contributing to this increase was favorable product mix of $81 million and the absence of the 1999 separation charge of $71 million. Partially offsetting these increases were higher marketing, administration and research costs of $171 million, primarily from marketing; the estimated shift in income attributable to the century date change of $30 million; and the impact of lower volume of $14 million. Our marketing expense increased as we increased price promotions on cheese products during 2000 in the United States during a period of intense competition that resulted from low cheese commodity costs. Favorable product mix was the result of lower volume in low-margin food service products. Excluding the impact of the 1999 separation charges, the income of divested businesses and the estimated shift in income attributable to the century date change, our underlying 2000 operating companies income of $1.9 billion increased 8.8% from $1.7 billion in 1999.

   Biscuits, Snacks and Confectionery. Total Biscuits, Snacks and
Confectionery volume grew 14.9% over 1999, reflecting the continued success of two-compartment snacks and the introduction of new intense mint and chocolate products.

   Operating revenue increased $64 million, or 24.2%, over 1999, due primarily to the impact of higher volume. Operating companies income increased $27 million, or 37.0%, due primarily to the impact of higher volume of $45 million and the absence of the 1999 separation charge of $2 million. Partially offsetting these increases were higher marketing, administration and research costs of $24 million. Excluding the 1999 separation charges and the estimated shift in revenue attributable to the century date change, our underlying 2000 operating companies income of $101 million increased 36.5% from $74 million in 1999.

   Beverages, Desserts and Cereals. Total Beverages, Desserts and Cereals volume grew 8.1% from 1999. Beverages volume grew on the strength of aseptic juice drinks, reflecting new product introductions, and higher coffee shipments due to growth in Starbucks bagged coffees. Volume also grew in frozen whipped toppings, due in part to the introduction of new products. Partially offsetting these increases were declines in ready-to-eat cereals, due to an intensely competitive environment, and in dry packaged desserts, reflecting lower promotions. Excluding the estimated shift in volume attributable to the century date change, our underlying 2000 volume grew 9.5%, of which approximately 0.6 percentage points related to the acquisition of Balance Bar.

   Operating revenue increased $192 million, or 3.8%, over 1999, due primarily to the impact of higher volume of $250 million and $113 million from the acquisition of Balance Bar. Partially offsetting these increases were unfavorable product mix of $124 million and the estimated shift in revenue attributable to the century date change of $44 million.

   Operating companies income increased $81 million, or 8.0%, over 1999. This increase was due primarily to the impact of higher volume of $154 million; the absence of the 1999 separation charges of $46 million; higher margins of $20 million, due primarily to lower commodity costs; and the acquisition of Balance Bar. Partially offsetting these increases were unfavorable product mix of $104 million; higher marketing, administration and research costs of $29 million, primarily from marketing; and the estimated shift in income attributable to the century date change of $14 million. Our unfavorable product mix was due primarily to the volume increase in aseptic juice drinks, which generate lower margins per pound than the aggregate margins per pound of our other beverages, desserts and cereals products. The increase in marketing expense reflected introductions of new aseptic juice drink products, partially offset by lower marketing attributable to powdered soft drinks, dry packaged desserts and ready-to-eat cereals. Excluding the impact of the 1999 separation charges and the estimated shift in income attributable to the century date change, our underlying 2000 operating companies income of $1.1 billion increased 4.7% from $1.0 billion in 1999.

   Oscar Mayer and Pizza. Total Oscar Mayer and Pizza volume grew 5.2% from 1999. Volume grew in pizza, reflecting the continued success of our rising crust pizza and new product introductions. Volume growth also reflected the introduction of Mega Pack Lunchables lunch combinations, the acquisition of Boca Burger and gains in hot dogs and cold cuts. Excluding the estimated shift in volume attributable to the century date change, our underlying 2000 volume increased 5.9%, of which approximately 0.8 percentage points related to the acquisition of Boca Burger.

   Operating revenue increased $263 million, or 8.2%, over 1999, due primarily to the impact of higher volume of $190 million, higher pricing of $82 million and $35 million from the acquisition of Boca Burger. This increase in operating revenue was partially offset by the estimated shift in revenue attributable to the century date change of $24 million and unfavorable product mix of $22 million.

   Operating companies income increased $62 million, or 13.8%, over 1999. This increase was due primarily to the impact of higher volume of $98 million, higher margins of $43 million and the absence of the 1999 separation charge of $38 million. Partially offsetting these increases were higher marketing, administration and research costs of $86 million, primarily from marketing; unfavorable product mix of $20 million; and the estimated shift in income attributable to the century date change of $8 million. Higher marketing expense and unfavorable product mix both reflected the effects of new product introductions during 2000. Excluding the impact of the 1999 separation charges and the estimated shift in income attributable to the century date change, our underlying 2000 operating companies income of $516 million increased 6.6% from $484 million in 1999.

   1999 Compared with 1998

   Kraft Foods North America's volume increased 2.1% during 1999, of which approximately 0.5 percentage points related to the estimated shift in volume attributable to the century date change.

   Operating revenue increased $257 million, or 1.5%, over 1998, due primarily to the impact of higher volume of $93 million, the estimated shift in revenue attributable to the century date change of $71 million and favorable pricing of $65 million.

   Operating companies income grew $62 million, or 2.0%, over 1998. This increase was due primarily to higher margins of $428 million, driven by lower commodity and manufacturing costs; the impact of higher volume of $58 million; and the estimated shift in income attributable to the century date change of $27 million. Partially offsetting these increases were higher marketing, administration and research costs of $247 million, the majority of which related to higher marketing expenses; separation charges of $157 million; and unfavorable product mix of $20 million. Marketing expense increased across all segments, with the largest increase in Cheese, Meals and Enhancers, as we offered price promotions on cheese products. Excluding the impact of divested businesses, the 1999 separation charges and the estimated shift in income attributable to the century date change, our underlying 1999 operating companies income increased 6.1% over 1998.

   The following discusses operating results within each of Kraft Foods North America's business segments.

   Cheese, Meals and Enhancers. Total Cheese, Meals and Enhancers volume decreased 0.8% from 1998, due primarily to lower food service shipments and the exit of lower-margin product lines in Canada. Enhancers also contributed to the volume decline as lower shipments of spoonable dressings more than offset increases in barbecue sauce. Partially offsetting the overall volume decline was cheese volume, which increased over 1998 with gains in several product lines. Meals volume also increased due primarily to the introduction of new products. Excluding the impact of divested businesses and the estimated shift in volume attributable to the century date change, underlying 1999 volume decreased 1.1% from 1998.

   During 1999, operating revenue increased $38 million, or 0.4%, over 1998, due primarily to higher pricing of $140 million and the estimated shift in revenue attributable to the century date change of $34 million. These increases were partially offset by the impact of lower volume of $131 million.

   Operating companies income increased $59 million, or 3.7%, over 1998. This increase was due primarily to higher margins of $340 million, driven by higher pricing coupled with lower commodity and manufacturing costs; the estimated shift in income attributable to the century date change of $15 million; and favorable product mix of $38 million. Partially offsetting these increases were higher marketing, administration and research costs of $179 million, primarily from marketing; the impact of lower volume of $73 million; and 1999 separation charges of $71 million. Marketing expense increased due to price promotions on cheese products and the introduction of new products. Favorable product mix was the result of lower volume in lower-margin food service products and the discontinuance of lower-margin product lines in Canada. Excluding the impact of the 1999 separation charges, the income of divested businesses and the estimated shift in income attributable to the century date change, underlying 1999 operating companies income of $1.7 billion increased 7.2% over 1998.

   Biscuits, Snacks and Confectionery. Total volume grew 9.3% over 1998 on the continued success of intense mints and two-compartment snacks. Excluding the estimated shift in volume attributable to the century date change, underlying 1999 volume increased 7.0% over 1998.

   During 1999, operating revenue increased $45 million, or 20.5%, over 1998, due primarily to favorable product mix of $23 million and the impact of higher volume of $18 million.

   Operating companies income increased $19 million, or 35.2%, over 1998, due primarily to favorable product mix of $19 million and higher volume of $11 million. These increases were partially offset by higher marketing, administration and research costs. Higher marketing expense and favorable product mix both reflected growth in our intense mints business. Excluding the 1999 separation charges and the estimated shift in income attributable to the century date change, underlying 1999 operating companies income of $74 million increased 37.0% from $54 million in 1998.

   Beverages, Desserts and Cereals. Total Beverages, Desserts and Cereals volume grew 6.6% over 1998. Volume grew in aseptic juice drinks, as well as in powdered soft drinks, both fueled by new product introductions. Coffee volume grew on the successful rollout of Starbucks bagged coffee to grocery customers throughout 1999. Volume also grew in ready-to-eat refrigerated desserts and in frozen whipped toppings. Partially offsetting these increases were declines in dry packaged desserts and ready-to-eat cereals, due to intense competition. Excluding the estimated shift in volume attributable to the century date change, underlying 1999 volume increased 5.9% over 1998.

   During 1999, operating revenue increased $35 million, or 0.7%, due primarily to the impact of higher volume of $117 million, acquisitions of $91 million and the estimated shift in revenue attributable to the century date change of $22 million. Partially offsetting these increases were unfavorable mix of $113 million and lower pricing of $81 million.

   Operating companies income increased $4 million, or 0.4%, over 1998, due primarily to the impact of higher volume of $74 million, higher margins of $69 million and the estimated shift in income attributable to the century date change. Partially offsetting these increases were unfavorable product mix of $71 million, the 1999 separation charges of $46 million and higher marketing, administration and research costs. The unfavorable product mix was due primarily to the volume increase in aseptic juice drinks. Excluding the 1999 separation charges and the estimated shift in income attributable to the century date change, underlying 1999 operating companies income of $1.0 billion increased 4.3% from 1998.

   Oscar Mayer and Pizza. Total Oscar Mayer and Pizza volume grew 3.2% over 1998. Volume grew in pizza, reflecting the continued success of our rising crust pizza and new product introductions. Volume also grew in lunch combinations, bacon and hot dogs. Partially offsetting these increases was a decline in cold cuts. Excluding the estimated shift in volume attributable to the century date change, underlying 1999 volume increased 2.9% over 1998.

   During 1999, operating revenue increased $139 million, or 4.5%, over 1998, due primarily to the impact of higher volume of $89 million, the estimated shift in revenue attributable to the century date change of $12 million and favorable product mix of $33 million.

   Operating companies income decreased $20 million, or 4.3%, from 1998. This decrease was due primarily to the 1999 separation charge of $38 million, the impact of higher marketing, administration and research costs of $30 million, primarily from marketing, and increased expense related to food safety. These decreases were partially offset by the impact of higher volume of $46 million and the estimated shift in income attributable to the century date change of $4 million. The increase in marketing expense was due primarily to the introduction of new pizza products. Excluding the 1999 separation charges and the estimated shift in income attributable to the century date change, underlying 1999 operating companies income of $484 million increased 3.0% over $470 million in 1998.

                           Kraft Foods International

   The following table is a reconciliation of Kraft Foods International's reported operating results to underlying operating results for each of the three years in the period ended December 31, 2000:

                                                      Year Ended December 31,
                                                      -------------------------
                                                       1998     1999     2000
                                                      -------  -------  -------
                                                      (dollars and pounds in
                                                             millions)
Reported volume (in pounds)..........................   3,645    3,580    3,632
  Volume of businesses sold:
    Europe, Middle East and Africa...................    (161)     (91)     (38)
    Latin America and Asia Pacific...................     (40)     (33)
  Estimated impact of century date change:
    Europe, Middle East and Africa...................               (7)       7
    Latin America and Asia Pacific...................               (7)       7
                                                      -------  -------  -------
Underlying volume (in pounds)........................   3,444    3,442    3,608
                                                      =======  =======  =======
Reported operating revenue........................... $ 9,671  $ 8,900  $ 8,071
  Operating revenue of businesses sold:
    Europe, Middle East and Africa...................    (461)    (294)    (131)
    Latin America and Asia Pacific...................     (57)     (33)
  Estimated impact of century date change:
    Europe, Middle East and Africa...................              (14)      14
    Latin America and Asia Pacific...................              (12)      12
                                                      -------  -------  -------
Underlying operating revenue......................... $ 9,153  $ 8,547  $ 7,966
                                                      =======  =======  =======
Reported operating companies income.................. $ 1,054  $ 1,063  $ 1,208
  Gain on sale of a French confectionery business:
    Europe, Middle East and Africa...................                      (139)
  Operating companies income of businesses sold:
    Europe, Middle East and Africa...................     (66)     (52)     (32)
    Latin America and Asia Pacific...................      (1)      (2)
  Estimated impact of century date change:
    Europe, Middle East and Africa...................               (8)       8
    Latin America and Asia Pacific...................               (5)       5
                                                      -------  -------  -------
Underlying operating companies income................ $   987  $   996  $ 1,050
                                                      =======  =======  =======

   2000 Compared with 1999

   Kraft Foods International's volume increased 1.5% during 2000. Excluding the impact of divested businesses and the estimated shift in volume attributable to the century date change, volume increased 4.8%, of which 1.6 percentage points related to the impact of the 53rd week of shipments in 2000.

   Operating revenue decreased $829 million, or 9.3%, from 1999. This decrease was due primarily to unfavorable currency exchange rates of $887 million, the impact of divestitures of $196 million, the estimated shift in revenue attributable to the century date change of $52 million and lower pricing of $30 million, due primarily to lower coffee prices. Partially offsetting these decreases was the impact of higher volume of $291 million.

   Operating companies income grew by $145 million, or 13.6%, to $1.2 billion, due primarily to the impact of higher volume of $147 million, the gain on sale of the French confectionery business of $139 million and higher margins of $84 million, primarily relating to lower commodity costs. Partially offsetting these increases were unfavorable currency exchange rates of $96 million, higher marketing, administration and research costs of $78 million, the estimated shift in income attributable to the century date change of $26 million and the impact of divested businesses of $22 million. Excluding the gain on sale of the French confectionery business, the income of divested businesses and the estimated shift in income attributable to the century date change, our underlying 2000 operating companies income of $1,050 million increased 5.4% from $996 million in 1999.

   The following discusses operating results within each of Kraft Foods International's business segments.

   Europe, Middle East and Africa. Total volume in Europe, Middle East and Africa increased 0.5% over 1999. Adjusting for the estimated shift in volume attributable to the century date change and excluding the volume from divested businesses, volume grew 2.9% over 1999, with growth in all product categories. In beverages, coffee volume benefited from strong growth in the developing markets of Central and Eastern Europe and in the established markets of Sweden, Austria, Italy and the United Kingdom. Volume in refreshment beverages grew in Central and Eastern Europe, driven by the expansion of powdered soft drinks. Volume growth in snacks reflected double-digit gains in salty snacks on expansion into Central and Eastern Europe, as well as successful new confectionery product launches and line extensions. Cheese volume grew on the strength of Philadelphia cream cheese, reflecting successful marketing programs across Europe and a re-launch in the Middle East. Volume also grew for process cheese in Italy and Spain. In convenient meals, volume grew on the successful launch of new Lunchables varieties in the United Kingdom and line extensions of packaged dinners in Germany and Belgium. Volume grew in grocery, reflecting gains in spoonable dressings, benefiting from effective marketing programs in Italy and new product launches in Spain.

   Operating revenue decreased $852 million, or 11.1%, from 1999. This decrease was due primarily to unfavorable currency exchange rates of $830 million, the impact of divestitures of $163 million, lower pricing of $60 million, due to the effect of lower coffee commodity costs, and the estimated shift in revenue attributable to the century date change of $28 million. These decreases were partially offset by the favorable impact of higher volume of $186 million.

   Operating companies income increased $124 million, or 13.9%, over 1999. This increase was due primarily to the $139 million gain on the sale of the French confectionery business, the impact of higher volume of $104 million and higher margins of $70 million, primarily due to favorable coffee commodity costs. Partially offsetting these increases were unfavorable currency exchange rates of $97 million, higher marketing, administration and research costs of $58 million, the impact of divestitures of $20 million and the estimated shift in income attributable to the century date change of $16 million. The increase in marketing expense reflected new product introductions. Excluding the gain on sale of the French confectionery business, the impact of divested businesses and the estimated shift in income attributable to the century date change, our underlying 2000 operating companies income of $856 million grew 2.5% from $835 million in 1999.

   Latin America and Asia Pacific. Latin America and Asia Pacific volume grew 5.1% over 1999. Adjusting for the estimated shift in volume attributable to the century date change and excluding the volume from divested businesses, volume grew 11.9% over 1999, led by strong growth in Brazil, Australia, China, the Philippines, Indonesia, Japan and Korea and higher exports to the Caribbean. Beverages volume grew due to increased coffee volume in the Caribbean and China. Refreshment beverages volume grew strongly, benefiting from new flavors in Brazil, successful marketing programs in China and the Philippines, and expansion into Thailand. Snacks volume gains were driven by double-digit confectionery volume growth in Asia Pacific, reflecting new product launches in Indonesia, China and the Philippines. In Latin America, volume benefited from the launch of new chocolate products in Brazil. Cheese volume grew, driven by successful marketing and promotion of Philadelphia cream cheese in Australia and Japan, as well as gains in process cheese in the Philippines and Indonesia. Convenient meals volume grew, led by exports of macaroni & cheese dinners to Asian markets. Grocery volume grew on higher shipments of yeast spread in Australia and increased shipments of gelatins and cereals to Asia.

   Operating revenue increased $23 million, or 1.9%, over 1999, due primarily to the impact of higher volume of $105 million and increased pricing of $30 million. Partially offsetting these increases were unfavorable currency exchange rates of $57 million, the impact of divestitures of $33 million and the estimated shift in revenue attributable to the century date change of $24 million.

   Operating companies income grew $21 million, or 12.5%, over 1999, due primarily to higher volume of $43 million and pricing of $14 million. Partially offsetting these increases were higher marketing, administration and research costs of $20 million and the estimated shift in income attributable to the century date change of $10 million. Excluding the estimated shift in income attributable to the century date change and the impact of divested businesses, our underlying 2000 operating companies income of $194 million grew 20.5% from $161 million in 1999.

   1999 Compared with 1998

   Kraft Foods International's volume decreased 1.8% during 1999. Excluding divested businesses and the estimated shift in volume attributable to the century date change, underlying volume decreased 0.1%.

   Operating revenue decreased $771 million, or 8.0%, from 1998. This decrease was due primarily to lower pricing of $366 million, resulting from lower coffee commodity costs, unfavorable currency exchange rates of $303 million and the impact of divestitures.

   Operating companies income grew 0.9% over 1998. This increase was due primarily to higher margins of $79 million, resulting from lower commodity costs, and the estimated shift in income attributable to the century date change of $13 million. Partially offsetting this growth were higher marketing, administration and research costs of $47 million and unfavorable currency exchange rates.

   The following discusses operating results within each of Kraft Foods International's business segments.

   Europe, Middle East and Africa. Volume in Europe, Middle East and Africa decreased 2.5% from 1998. Excluding the impact of divested businesses and the estimated shift in volume attributable to the century date change, our underlying volume decreased 0.3%, as lower snacks volume was partially offset by volume gains in beverages, convenient meals and grocery. In beverages, coffee volume grew in France, Spain, Denmark, Switzerland, Hungary and the Slovak Republic. In refreshment beverages, volume benefited from the expansion of powdered soft drinks in Central and Eastern Europe. In convenient meals, volume growth was driven by the launch of lunch combinations in Germany and their success in the United Kingdom. In snacks, confectionery volume was lower due to economic weakness in Russia and other parts of Eastern Europe, as well as unusually hot summer weather across Europe.

   During 1999, operating revenue decreased $631 million, or 7.6%, from 1998. This decrease was due primarily to lower pricing of $378 million, resulting from lower coffee commodity costs, the impact of divestitures of $167 million and unfavorable currency exchange rates. These decreases were partially offset by the estimated shift in revenue attributable to the century date change of $14 million.

   Operating companies income increased $11 million, or 1.2%, over 1998. This increase was due primarily to higher margins of $63 million, driven by favorable coffee and cocoa commodity costs; favorable product mix of $24 million; and the estimated shift in income attributable to the century date change of $8 million. Partially offsetting these increases were higher marketing, administration and research costs of $49 million, the impact of divestitures of $14 million and unfavorable currency exchange rates of $21 million. Favorable product mix resulted from lower volume in lower-margin products in Russia and Eastern Europe. Higher marketing expense reflected product launches in Western Europe. Excluding divested businesses and the estimated shift in income attributable to the century date change, our underlying 1999 operating companies income of $835 million grew 2.1% from $818 million in 1998.

   Latin America and Asia Pacific. Latin America and Asia Pacific volume increased 0.8% over 1998. Excluding the impact of divestitures and the estimated shift in volume attributable to the century date change, our underlying volume increased 0.8%, driven by growth in Asia Pacific, reflecting gains in cheese, convenient meals and grocery volumes. In cheese, higher volume was reported in Australia, Japan, the Philippines and Indonesia. In grocery, volume benefited from growth in Australia, reflecting gains in spoonable and pourable salad dressings and peanut butter. This increase was partially offset by lower volume in Latin America, due primarily to lower confectionery volume in Brazil and lower powdered soft drink volume in Argentina. Lower powdered soft drink volume in Argentina reflected sales lost to cola products as cola producers continued to reduce prices.

   During 1999, operating revenue decreased $140 million, or 10.3%, from 1998, due primarily to unfavorable currency exchange rates of $156 million and the impact of divestitures of $24 million. These decreases were partially offset by the estimated shift in revenue attributable to the century date change of $12 million, higher pricing of $12 million and the impact of higher volume of $10 million.

   Operating companies income decreased by $2 million, or 1.2%, from 1998, due primarily to unfavorable currency exchange rates of $15 million and unfavorable product mix of $12 million. These decreases were partially offset by higher pricing of $16 million, the estimated shift in income attributable to the century date change of $5 million and lower marketing, administration and research costs. The unfavorable product mix reflected lower powdered soft drink volume in Argentina and lower confectionery volume in Brazil. Excluding the estimated shift in income attributable to the century date change and the impact of divested businesses, underlying 1999 operating companies income of $161 million decreased 4.7% from $169 million in 1998.

Financial Condition and Liquidity

   Net Cash Provided by Operating Activities. During 2000, our net cash provided by operating activities was $3.3 billion, compared with $2.7 billion in 1999 and $2.3 billion in 1998. The increase in 2000 operating cash flow over 1999 primarily reflected increased net earnings of $248 million and reduced levels of receivables and inventories of $318 million, which included the estimated shift in working capital attributable to the century date change. The increase in 1999 operating cash flows over 1998 primarily reflected higher net earnings of $121 million and a reduced level of receivables of $476 million, offset in part by a $179 million increase in inventories. The change in 1999 inventories reflected the estimated shift in working capital attributable to the century date change. Nabisco's operating cash flows are not included in our operating cash flows for any of the years presented because its results of operations were not included with ours.

   Net Cash Used in Investing Activities. During 2000, net cash used in investing activities was $16.1 billion, up from $669 million in 1999 and $763 million in 1998. The increase in 2000 primarily reflected the purchase of Nabisco in December 2000.

   Our capital expenditures increased to $906 million in 2000 from $860 million in 1999 and $841 million in 1998. These expenditures were made primarily to modernize our manufacturing facilities, lower our cost of production and expand our production capacity for our growing product lines. We expect capital expenditures to be approximately $1.3 billion in 2001 and to be funded from operations. The expected increase in 2001 spending reflects the inclusion of Nabisco's operations and expenditures related to the integration of the Nabisco business.

   Net Cash Provided by Financing Activities. During 2000, financing activities provided net cash of $13.0 billion, as we issued $15.0 billion of long-term notes payable to Philip Morris in connection with the Nabisco acquisition, paid dividends of $1.0 billion and repaid debt. During 1999 and 1998, we used net cash in financing activities primarily to pay dividends of $3.0 billion in 1999 and $2.2 billion in 1998.

   Working Capital, Debt and Liquidity. In managing our business, we attempt to reduce working capital to minimum levels. Our working capital at December 31, 1999 was $517 million, as compared to a working capital deficit of $438 million at December 31, 2000. Contributing to the 2000 decrease were reductions in accounts receivable and inventories of $379 million, due primarily to our continued management of these assets and a reduction of approximately $150 million of inventories that were maintained at the end of 1999 in advance of the century date change. Also contributing to this decrease was our acquisition of Nabisco, which further reduced working capital at December 31, 2000 by $497 million.

   Our total debt, including intercompany accounts payable to Philip Morris, was $25.8 billion at December 31, 2000 and $7.8 billion at December 31, 1999. Our debt-to-equity ratio was 1.8 at December 31, 2000 and 0.6 at December 31, 1999. The increases in our debt and debt-to-equity ratio in 2000 were the result of our borrowings to fund the acquisition of Nabisco.

   In connection with the acquisition of Nabisco, Philip Morris entered into a $9.0 billion, 364-day revolving credit agreement, expiring in October 2001. We anticipate that Philip Morris will transfer the credit facility to us following this offering, provided certain conditions are met. Alternatively, we may enter into a new facility. We do not expect that there will be any outstanding borrowings under this credit facility when it is transferred to us. We intend to use either the $9.0 billion facility or a new facility to support commercial paper borrowings, the proceeds of which will be used to retire a portion of our long-term notes payable to Philip Morris. In addition, we maintain credit facilities with a number of lending institutions amounting to approximately $430 million, of which approximately $284 million were unused at December 31, 2000. We maintain these facilities primarily to meet short-term working capital needs of our international businesses.

   We issued $15.0 billion of notes payable to Philip Morris due in 2002 in connection with the acquisition of Nabisco. Prior to the Nabisco acquisition, we had issued a note payable to Philip Morris in the principal amount of $5.0 billion due in 2009 and Swiss franc notes payable to Philip Morris of $692 million and $715 million, due in 2006 and 2008, respectively. Under the terms of the note agreements, the United States dollar denominated notes must be prepaid from the proceeds of this offering and future external financings, other than proceeds from future external financings intended to refinance maturing indebtedness. All notes payable to Philip Morris must be prepaid in their entirety on the date on which Philip Morris ceases to control at least 50% of the voting power of our capital stock. Our cash from operations will not be sufficient to repay the indebtedness to Philip Morris due in 2002. Accordingly, we will seek to refinance this indebtedness. The nature and amount of our long-term and short-term debt and the proportionate amount of each can be expected to vary significantly as we repay Philip Morris with proceeds from commercial paper borrowings. We intend to refinance the commercial paper with the issuance of long-term debt as market conditions permit.

   Our credit rating by Moody's is "P-1" in the commercial paper market and "A2" for long-term debt obligations. Our credit rating by Standards & Poor's is "A1" in the commercial paper market and "A" for long-term debt obligations. There is no assurance that we can maintain these ratings, which could result in higher interest costs.

   We believe that our cash from operations and existing credit facilities will be sufficient to meet our working capital needs and planned capital expenditures in 2001. However, as previously stated, we will not be able to meet the 2002 maturities of our notes payable to Philip Morris without borrowing funds, through the use of the $9.0 billion credit facility that Philip Morris may transfer to us, through the use of a new facility or through other external borrowings.

Market Risk

   We are exposed to market risk, primarily related to foreign exchange rates, commodity prices and interest rates. We actively monitor these exposures. To manage these exposures, we enter into a variety of derivative financial instruments to reduce our exposure to market risk by creating offsetting exposures. Our objective is to reduce, where it is deemed appropriate to do so, fluctuations in earnings and cash flows associated with changes in foreign currency exchange rates, commodity prices and interest rates. It is our policy and practice to use derivative financial instruments only to the extent necessary to manage our exposures. Since we use currency rate-sensitive and commodity price-sensitive instruments to hedge a certain portion of our existing and anticipated transactions, we expect that any loss in value for those instruments generally would be offset by increases in the value of those hedged transactions. We do not use derivative financial instruments for speculative purposes.

   Foreign Exchange Rates. We are exposed to foreign currency exchange movements, primarily in European, Canadian, Australian, Asian and Latin American currencies. Consequently, we enter into various contracts, which change in value as foreign currency exchange rates change, to preserve the value of commitments and anticipated transactions. We use foreign currency option and forward contracts to hedge certain transaction exposures and anticipated foreign currency cash flows. We also enter into short-term currency swap contracts, primarily to hedge intercompany financing transactions denominated in foreign currencies. At December 31, 2000 and 1999, we had option and forward foreign currency exchange contracts, principally for the Japanese yen, the Australian dollar and the Euro. The aggregate notional amounts of these contracts were $237 million and $231 million, respectively, for both the purchase and sale of foreign currencies.

   Commodity Prices. We are exposed to price risk related to anticipated purchases of certain commodities used as raw materials by our businesses. Accordingly, we enter into commodity future, forward and option contracts to manage the fluctuations in prices of anticipated purchases. These contracts are primarily for cheese, coffee, cocoa, milk, sugar, wheat, corn and, beginning in 2000, energy. At December 31, 2000 and 1999, we had net long commodity positions of $617 million and $163 million, respectively. Unrealized gains or losses on net commodity positions were insignificant at December 31, 2000 and 1999.

   Interest Rates. We intend to manage our exposure to interest rate risk through the proportion of fixed rate debt and variable rate debt in our total debt portfolio. At December 31, 2000, nearly all of our debt was long-term at fixed rates, with the majority of it being indebtedness to Philip Morris. However, we intend to repay a portion of that debt with proceeds from this offering. Following this offering, provided various conditions are met, Philip Morris may assign to us a $9.0 billion, 364-day revolving credit agreement maturing in October 2001 that will enable us to borrow on a short-term basis at variable rates. Alternatively, we may enter into a new revolving credit agreement. Our intent is to use the revolving credit agreement as support for commercial paper borrowings, rather than borrowing against it.

   Value at Risk. We use a value at risk computation to estimate the potential one-day loss in the fair value of our interest rate-sensitive financial instruments and to estimate the potential one-day loss in pre-tax earnings of our foreign currency and commodity price-sensitive derivative financial instruments. The computation estimate includes our:

  .  debt;

  .  short-term investments;

  .  foreign currency forwards, swaps and options; and

  .  commodity futures, forwards and options.

   Anticipated transactions, foreign currency trade payables and receivables and net investments in foreign subsidiaries, which the foregoing instruments are intended to hedge, are excluded from the computation.

   The computation estimates are made assuming normal market conditions, using a 95% confidence interval. We used a "variance/co-variance" model to determine the observed interrelationships between movements in interest rates and various currencies. These interrelationships were determined by observing interest rate and forward currency rate movements over the preceding quarter for the calculation of value at risk amounts at December 31, 1999 and 2000. The interest rate and forward currency rate movements were also monitored over each of the four preceding quarters for the calculation of average value at risk amounts during each year. The values of foreign currency and commodity options do not change on a one-to-one basis with the underlying currency or commodity, and are valued accordingly in the value at risk computation.

   The estimated potential one-day loss in fair value of our interest rate-sensitive instruments, primarily debt, under normal market conditions and the estimated potential one-day loss in pre-tax earnings from foreign currency exchange rates and commodity instruments under normal market conditions, as calculated in the value at risk model, follow (in millions):

                              Pre-tax Earnings Impact      Fair Value Impact
                             ------------------------- -------------------------
                                At                        At
                             12/31/99 Average High Low 12/31/99 Average High Low
                             -------- ------- ---- --- -------- ------- ---- ---
Instruments sensitive to:
  Interest rates............                             $52      $71   $87  $52
  Foreign currency rates....   $15      $15   $19  $12
  Commodity prices..........    13        9    13    5

                              Pre-tax Earnings Impact      Fair Value Impact
                             ------------------------- -------------------------
                                At                        At
                             12/31/00 Average High Low 12/31/00 Average High Low
                             -------- ------- ---- --- -------- ------- ---- ---
Instruments sensitive to:
  Interest rates............                             $166     $83   $166 $39
  Foreign currency rates....   $20      $20   $24  $15
  Commodity prices..........     9        8     9    7

   This value at risk computation is a risk analysis tool designed to statistically estimate the maximum probable daily loss from adverse movements in interest rates, foreign currency rates and commodity prices under normal market conditions. The computation does not purport to represent actual losses in fair value or earnings to be incurred by us, nor does it consider the effect of favorable changes in market rates. We cannot predict actual future movements in market rates and do not present these results to be indicative of future movements in such market rates or to be representative of any actual impact that future changes in market rates may have on our future results or financial position.

New Accounting Standards

   The Financial Accounting Standards Board has issued standards that mandate the accounting for derivative financial instruments, effective January 1, 2001. These standards require that all of our derivative financial instruments be recorded on our combined balance sheets at their fair value as either assets or liabilities. Changes in the fair value of derivatives are recorded each period in earnings or other comprehensive earnings. How the derivative is recorded depends upon whether it is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings are reclassified as earnings in the periods during which earnings are affected by the hedged item. Adoption of these new standards as of January 1, 2001 resulted in a cumulative effect of a change in accounting principle that was not significant. The adoption did not have a material adverse effect on our assets and liabilities. Since the accounting mandated by the standards is dependent on future market rates and outstanding derivative positions after January 1, 2001, we cannot determine the effect that on-going application of the standards will have on our combined financial position or results of operations subsequent to January 1, 2001.

   During 2000, the Emerging Issues Task Force issued a pronouncement addressing the recognition, measurement and statement of earnings classification for certain sales incentives. The pronouncement will be effective in the second quarter of 2001. As a result, certain items previously included in marketing, administration and research costs on our combined statements of earnings will be recorded as reductions of operating revenue. Upon adoption, we will reclassify prior period amounts to conform to the new requirements. Due to anticipated additional consideration of this pronouncement by the EITF, we are currently unable to quantify the impact of adoption. We presently expect that adoption and subsequent application of this pronouncement will not have a material effect on our financial position or results of operations. The EITF also issued a pronouncement addressing the statement of earnings classification of shipping and handling costs billed to vendors. This pronouncement was effective for the fourth quarter of 2000, but did not have an impact on our combined financial statements.

   In the first quarter of 2001, the Financial Accounting Standards Board issued an Exposure Draft related to business combinations. If the final rules are adopted as proposed, as of July 1, 2001, we will no longer be required to amortize our goodwill as a charge to earnings. In addition, we will be required to periodically review our goodwill for potential impairment. If an impairment is found to exist, a charge will be taken against earnings in our combined statement of earnings. We cannot currently determine the amount of an impairment charge, if any, that would be recorded upon adoption.

Contingencies

   See Note 15 to the Kraft combined financial statements included in this prospectus for a discussion of contingencies.

                                    BUSINESS

Overview

   We are the largest branded food and beverage company headquartered in the United States and the second largest in the world based on 2000 pro forma revenue. We generated 2000 pro forma revenue of $34.7 billion and 2000 earnings before interest, income taxes, depreciation and amortization of $6.3 billion. Our brands are sold in more than 140 countries and, according to A.C. Nielsen, are enjoyed in 99.6% of the households in the United States. Consumers of all ages around the world enjoy our brands, whether at home or away from home, across the entire spectrum of food and beverage occasions: breakfast, lunch, dinner and snacks.

   We have a superior brand portfolio created and supported through dynamic product innovation, worldclass marketing, experienced management, global scale and strategic acquisitions. Our portfolio includes 61 brands with 2000 revenue over $100 million, accounting for 75% of our 2000 pro forma revenue. Seven of our brands, shown below, had 2000 revenue over $1 billion, accounting for 40% of our 2000 pro forma revenue.

                                                                     2000
                                                                   Pro Forma
                                                                    Revenue
                                                                 (in millions)
                                                                 -------------
 [KRAFT LOGO]           . The #1 cheese brand in the world, as      $4,302
                          well as our best known brand for
                          salad and spoonable dressings,
                          packaged dinners, barbecue sauce and
                          other products

 [NABISCO LOGO]         . The umbrella brand for the #1 cookie       3,547
                          and cracker business in the world,
                          including nine of our $100 million
                          brands

 [OSCAR MAYER LOGO]     . The #1 processed meats brand in the        1,366
                          United States

 [POST LOGO]            . The #3 brand of ready-to-eat cereals       1,352
                          in the United States

 [MAXWELL HOUSE LOGO]   . One of the leading coffee brands in        1,111
                          the world

 [PHILADELPHIA LOGO]    . The #1 cream cheese brand in the           1,068
                          world

 [JACOBS LOGO]          . The #1 roast and ground coffee brand       1,043
                          in Western Europe

   We hold the #1 global share position in eleven product categories. We hold the #1 share position in 23 of our 25 most profitable United States categories and the #1 share position in 21 of our 25 most profitable international country categories. We strive to be the category leader in all of our principal markets. Category leaders often achieve higher margins than other category participants, due to the benefits of scale, consumer loyalty and retail customer emphasis that are frequently associated with category leadership.

   We concentrate our product innovation, marketing, management and investment efforts on our $100 million brands and selected other brands that enjoy strong regional recognition. We support these core brands with a disciplined program of investment in new product development and worldclass marketing to generate increased revenue growth and profitability. We combine this brand support with our global infrastructure and our knowledge of local consumer tastes and preferences to maintain or achieve leading category positions in the regions in which we operate.

   We believe our ability to execute brand-building and growth-oriented marketing and sales strategies is among the best in the global food and beverage industry. We are one of the largest food and beverage advertisers in the world, with pro forma advertising expenditures exceeding $1.4 billion in 2000. Our advertising has won numerous awards around the world for its originality and effectiveness. Our execution with the retail trade is also extremely strong. In the 2000 Cannondale Associates PoweRanking(TM) survey of United States retailers, we ranked #1 among all consumer packaged goods companies as offering the "Best combination of growth and profitability" to retailers. We also ranked #1 among all food and beverage companies in every surveyed category, including "Consumer brands most important to retailers"; "Best sales force/customer teams"; and "Most innovative marketing programs."

   We conduct our global food business through two units. Kraft Foods North America operates in the United States, Canada and Mexico and accounted for $25.3 billion, or 73%, of our 2000 pro forma revenue. Kraft Foods International has operations in 63 countries and accounted for $9.4 billion, or 27%, of our 2000 pro forma revenue. Kraft Foods International had 2000 pro forma revenue of nearly $2 billion in Germany and significant scale in 11 other countries with 2000 pro forma revenue exceeding $200 million in each country. These two units participate in five core consumer sectors: snacks, beverages, cheese, grocery and convenient meals. We coordinate our global activities and share best practices through worldwide councils. We also participate in three international ventures that are strong players in their local markets: United Biscuits for biscuits in Europe; Ajinomoto General Foods for coffee in Japan; and Dong Suh Foods for coffee and cereal in Korea.

   Underlying Combined Results

   The following table sets forth underlying combined results of operations for Kraft. Underlying results exclude the results of divested businesses, gains (losses) on sales of businesses, the estimated shift of sales attributable to the century date change and the effects of asset writedowns and employee separation programs associated with the integration of our businesses:

                                      Year Ended December 31,                Compound
                         ------------------------------------------------- Annual Growth
                                                                 Pro Forma     Rate
                          1996    1997    1998    1999    2000    2000(1)   1996-2000(2)
                         ------- ------- ------- ------- ------- --------- -------------
                                 (dollars and pounds in millions)
Volume (in pounds)......  11,816  12,258  12,479  12,625  13,142   17,465       2.7%
Operating revenue....... $26,145 $26,640 $26,764 $26,348 $26,488  $34,493       0.3
Operating companies
 income.................   3,596   3,911   4,108   4,308   4,620    5,620       6.5
Operating companies
 income margin..........   13.8%   14.7%   15.3%   16.4%   17.4%    16.3%      +3.6pp

--------------------
(1) Includes Nabisco as if we had acquired it on January 1, 2000.
(2) Represents compound annual growth rate from 1996 to 2000, excluding pro forma data, except for operating companies income margin, which represents absolute change in percentage points over the 1996-2000 period, excluding pro forma data.

   Kraft Foods North America Underlying Combined Results

   The following table sets forth underlying combined results of operations for Kraft Foods North America.

                                      Year Ended December 31,                Compound
                         -------------------------------------------------    Annual
                                                                 Pro Forma Growth Rate
                          1996    1997    1998    1999    2000    2000(1)  1996-2000(2)
                         ------- ------- ------- ------- ------- --------- ------------
                                 (dollars and pounds in millions)
Volume (in pounds)......   8,400   8,740   9,035   9,183   9,534   12,653       3.2%
Operating revenue....... $16,237 $17,038 $17,611 $17,801 $18,522  $25,331       3.3
Operating companies
 income.................   2,592   2,905   3,121   3,312   3,570    4,478       8.3
Operating companies
 income margin..........   16.0%   17.1%   17.7%   18.6%   19.3%    17.7%      +3.3pp

--------------------
(1) Includes Nabisco as if we had acquired it on January 1, 2000.
(2) Represents compound annual growth rate from 1996 to 2000, excluding pro forma data, except for operating companies income margin, which represents absolute change in percentage points over the 1996-2000 period, excluding pro forma data.

   Since 1996, Kraft Foods North America's underlying volume increased at a compound annual growth rate of 3.2%, which is nearly three times the compound annual growth rate of North America's population during the same period.

   The addition of Nabisco would have increased Kraft Foods North America's 2000 underlying volume by 32.7% and underlying operating companies income by 25.4%. Pro forma results are not necessarily indicative of what would have actually occurred if the acquisition had been consummated at the beginning of 2000, nor are they necessarily indicative of our future operating results.

   Kraft Foods International Underlying Combined Results

   The following table sets forth underlying combined results of operations for Kraft Foods International.

                                   Year Ended December 31,              Compound
                         --------------------------------------------    Annual
                                                            Pro Forma Growth Rate
                          1996   1997   1998   1999   2000   2000(1)  1996-2000(2)
                         ------ ------ ------ ------ ------ --------- ------------
                               (dollars and pounds in millions)
Volume (in pounds)......  3,416  3,518  3,444  3,442  3,608   4,812        1.4%
Operating revenue....... $9,908 $9,602 $9,153 $8,547 $7,966  $9,162       (5.3)
Operating companies
 income.................  1,004  1,006    987    996  1,050   1,142        1.1
Operating companies
 income margin..........  10.1%  10.5%  10.8%  11.7%  13.2%   12.5%       +3.1pp

---------------------
(1) Includes Nabisco as if we had acquired it on January 1, 2000.
(2) Represents compound annual growth rate from 1996 to 2000, excluding pro forma data, except for operating companies income margin, which represents absolute change in percentage points over the 1996-2000 period, excluding pro forma data.

   Kraft Foods International's 5.3% compound annual decrease in revenue from 1996 to 2000 was due primarily to the impact of unfavorable currency exchange rates of $2.6 billion. From 1996 to 2000, we took steps to reduce costs and streamline our portfolio. These steps contributed to strong performance in 2000 with underlying volume up 4.8% and underlying operating companies income up 5.4% from 1999, and underlying operating companies income margin up 3.1 percentage points since 1996.

   The addition of Nabisco would have increased Kraft Foods International's 2000 underlying volume by 33.4% and underlying operating companies income by 8.8%. Pro forma results are not necessarily indicative of what would have actually occurred if the acquisition had been consummated at the beginning of 2000, nor are they necessarily indicative of our future operating results.

Our History

   Our company was created through a series of acquisitions beginning with Philip Morris' acquisitions of General Foods Corporation for $5.6 billion in 1985 and Kraft, Inc. for $12.9 billion in 1988. In 1989, Philip Morris merged General Foods and Kraft to form our company. We acquired Jacobs Suchard, a leading European coffee and confectionery company, for $4.2 billion in 1990, and Freia Marabou, the leading confectionery company in Scandinavia, for $1.3 billion in 1993.

   In December 2000, to expand our global presence and to strengthen our position in the growing snacks consumer sector, we acquired Nabisco Holdings Corp. at an aggregate cost of approximately $19.2 billion, which includes the assumption of approximately $4.0 billion of existing Nabisco debt.

   Since 1990, we have also acquired more than 50 other domestic and international food businesses, including the United States operations of Capri Sun, the rapidly growing leader in the United States aseptic juice drinks category; Terry's Group, a leader in the chocolate gifting category in the United Kingdom; Nabob, a leading premium coffee producer in Canada; Lacta, the #1 chocolate confectionery business in Brazil; Balance Bar, our entry into the expanding energy and nutrition bar category in the United States; and Boca Burger, our entry into the emerging soy-based meat alternatives category in the United States. We were among the first to invest in the newly opened markets in Central and Eastern Europe, making ten acquisitions between 1992 and 1995.

Our Competitive Strengths

   Our Superior Brand Portfolio

   Our exceptional collection of brands represents one of the strongest portfolios in the food and beverage industry. Our brands command consumer loyalty and trust and offer our retail customers a strong combination of growth and profitability. Because consumers desire our brands, we are well positioned to profitably maintain and increase our global category leadership positions. Our established brands also provide a powerful platform for growth driven by new products, product line extensions and geographic expansion.

   Our portfolio is led by two standout brands, Kraft and Nabisco. For millions of consumers, the name Kraft is synonymous with quality. This association began with J. L. Kraft's invention of process cheese during World War I. Since that time, we have carefully nurtured the Kraft brand, extending it to new products, categories and geographies, strongly supported by worldclass advertising and promotion. As a result, the name Kraft evokes in consumers around the world an image of wholesome, great tasting products, including Kraft cheese, salad and spoonable dressings, packaged dinners and barbecue sauce.

   Our recent acquisition of Nabisco supplemented our strong brand portfolio with 15 brands having 2000 revenue exceeding $100 million each, nine of which fall under the Nabisco umbrella brand. Nabisco, with roots to 1898, has evolved into a global brand representing a collection of biscuit brands ranking #1 in the world. This collection encompasses eight of the top twelve selling cookie and cracker brands in the United States, including Oreo, Chips Ahoy!, Newtons, Ritz and Triscuit. Nabisco's leading non-biscuit brands include Planters nuts, Life Savers candies, A.1. steak sauce and Grey Poupon mustard.

   Many of our other core brands have also been built through years, and in many cases decades, of significant investment in advertising and promotion. The resulting brand equity of our portfolio has been critical to our continued growth in the face of a consolidating retail environment and the expansion of private label products. Since 1996, in grocery stores and supercenters in the United States, we have gained an average of 0.9 share points, based on dollar shares, in our 20 most profitable United States categories, excluding five of our recently acquired Nabisco categories. During this period, in these same categories, private label products gained an average of 0.9 share points and branded competitors lost an average of 1.8 share points.

   We hold the #1 share position, based on dollar shares, in 23 of our 25 most profitable United States product categories. Products within these top 25 categories, shown below, generated more than 70% of Kraft Foods North America's 2000 pro forma revenue.

                           Kraft Foods North America
                        Top 25 U.S. Categories for 2000

                                                                        Size of      Our U.S.
                                                                     U.S. Category   Category
                                       Share                          (Dollars in  Dollar Share
 Consumer Sector/Category              Rank       Major Brands         Millions)       (%)
 ------------------------              -----      ------------       ------------- ------------
 Snacks
    Cookies                             #1   Oreo, Chips Ahoy!          $4,113         40.9%
    Crackers                            #1   Ritz, Premium               3,210         50.7
    Ready-to-Eat Refrigerated Desserts  #1   Jell-O                        542         60.9
    Snack Nuts                          #1   Planters                    1,139         49.3
    Sugar Confectionery                 #1   Life Savers                 2,353         15.5

 Beverages
    Aseptic Juice Drinks                #1   Capri Sun, Tang             1,071         41.5
    Coffee                              #1   Maxwell House               3,517         34.3
    Powdered Soft Drinks                #1   Kool-Aid, Crystal Light       756         84.7

 Cheese
    Cream Cheese                        #1   Philadelphia                  822         67.6
    Grated Cheese                       #1   Kraft                         392         55.4
    Natural Cheese                      #1   Kraft                       4,154         23.6
    Process Cheese Loaves               #1   Velveeta                      391         87.7
    Process Cheese Slices               #1   Kraft                       1,938         55.2

 Grocery
    Dry Packaged Desserts               #1   Jell-O                        507         82.8
    Frozen Whipped Toppings             #1   Cool Whip                     368         72.7
    Ready-to-Eat Cereals                #3   Post                        7,515         16.5
    Salad Dressings                     #1   Kraft                       1,788         31.9
    Spoonable Dressings                 #1   Kraft, Miracle Whip         1,155         46.4
    Steak Sauces                        #1   A.1.                          219         63.9

 Convenient Meals
    Bacon                               #1   Oscar Mayer, Louis Rich     1,977         19.6
    Cold Cuts                           #1   Oscar Mayer, Louis Rich     3,241         31.7
    Frozen Pizza                        #1   DiGiorno, Tombstone         2,597         37.5
    Hot Dogs                            #2   Oscar Mayer, Louis Rich     1,726         21.3
    Lunch Combinations                  #1   Lunchables                    778         83.6
    Macaroni & Cheese Dinners           #1   Kraft                         766         82.6

---------------------
Note: U.S. category and share data are supplied by A.C. Nielsen and Information
      Resources Inc., and reflect grocery stores, supercenters and mass merchandisers; share data do not include all retail outlets.

   We hold the #1 share position, based on volume or equivalent unit shares, in 21 of our 25 most profitable international country categories. Products within these categories, shown below, generated 46% of Kraft Foods International's 2000 pro forma revenue.

                           Kraft Foods International
                       Top 25 Country Categories for 2000

                                                                         Size of
                                                                        Category    Our Category
Consumer                                   Share                      (U.S. Dollars Volume Share
Sector/Category              Country       Rank      Major Brands     in Millions)      (%)
---------------              -------       -----     ------------     ------------- ------------
Snacks
  Biscuits             Argentina             #1  Terrabusi               $  905         30.2%
  Biscuits             Venezuela             #1  Club Social                298         45.9
  Chocolate            Austria               #1  Milka                      452         47.7
  Chocolate            Belgium               #1  Cote d'Or                  860         31.0
  Chocolate            France                #2  Milka, Cote d'Or         2,080         19.1
  Chocolate            Germany               #3  Milka                    4,955         11.3
  Chocolate            Norway                #1  Freia                      431         53.6
  Chocolate            Sweden                #1  Marabou                    589         51.0
  Salty Snacks         Scandinavia/Finland   #1  Estrella                   893         36.5

Beverages
  Coffee               France                #1  Carte Noire              1,696         42.3
  Coffee               Germany               #1  Jacobs                   3,416         24.8
  Coffee               Poland                #2  Jacobs                     656         17.0
  Coffee               Sweden                #1  Gevalia                    526         42.1
  Coffee               United Kingdom        #2  Kenco, Maxwell House     1,217         21.7
  Powdered Soft Drinks Argentina             #1  Tang, Clight               207         75.1
  Powdered Soft Drinks Brazil                #1  Tang, Clight               574         50.4

Cheese
  Cream Cheese         Germany               #1  Philadelphia               477         23.0
  Cream Cheese         Italy                 #1  Philadelphia               221         62.5
  Cream Cheese         United Kingdom        #1  Philadelphia               110         60.2
  Process Cheese       Australia             #1  Kraft Singles              137         48.5
  Process Cheese       Italy                 #1  Kraft Sottilette           374         55.5
  Process Cheese       United Kingdom        #1  Kraft Dairylea             308         43.8

Grocery
  Spoonable Dressings  Germany               #1  Miracel Whip               145         33.8
  Yeast Spreads        Australia             #1  Vegemite                    48         88.0

Convenient Meals
  Canned Beef          Italy                 #1  Simmenthal                 163         60.6

---------------------
Note: International category data are supplied by Euromonitor International, where available, and A.C. Nielsen or Information Resources Inc.; international share data are supplied by A.C. Nielsen, except for canned beef, which are supplied by Information Resources Inc., and German and Swedish coffee, which are supplied by GfK; share data do not include all retail outlets.

   Innovative Products Supported by Worldclass Marketing

   We maintain strong and vibrant brands and nurture their growth by developing new and innovative products and line extensions that appeal to consumer preferences. We also introduce into new geographic markets products that have been successful in other markets. We support all of these efforts with worldclass marketing. As a result, new products introduced by Kraft and Nabisco from 1996 to 2000 contributed over $4 billion to 2000 pro forma revenue, and new products introduced from 1998 to 2000 contributed nearly $3 billion to 2000 pro forma revenue.

   Innovative Products with Consumer Appeal. Our ability to anticipate the changing tastes, eating patterns and dietary habits of consumers and to create new products that appeal to their preferences is a key factor to our success and growth. In 2000, on a pro forma basis, we spent $364 million on research and development. In the United States, we hold more food-related patents that are active than have been issued since 1980 to any other food and beverage company. We focus our innovation efforts on product attributes that are most valued by our consumers, including taste, convenience and nutrition. This has led to numerous brand extensions, both within a category by adding variety in flavors, sizes and forms, and across categories by extending our brands into new product categories. Examples of our successful innovations include:

      Product                          Innovation                             Results
      -------                          ----------                             -------
 .  Oscar Mayer Lunchables      .  created new category of            .  increased revenue from
   ready-to-eat lunch             conveniently packaged meals,          approximately $60 million in
   combinations                   snacks, beverages and                 the U.S. in 1989 to over $600
                                  desserts                              million worldwide in 2000, a
                                                                        compound annual growth rate
                               .  extended to more than 50              of nearly 25%
                                  varieties, including Pizza,
                                  All Star Burgers and Hot           .  we hold an 83.6% dollar share
                                  Dogs and Mega Pack Lunchables         of the U.S. category

                               .  recently extended from the
                                  United States to Europe

 .  DiGiorno Rising Crust       .  modified atmosphere                .  2000 North America revenue,
   frozen pizza                   packaging and self-rising             including Delissio, exceeded
                                  crust formula permitting              $400 million, with a compound
                                  frozen pizza for the                  annual growth rate since 1996
                                  first time to rival the               of over 30%
                                  quality of take-out or
                                  delivery pizza                     .  solidified our position as the
                                                                        leading frozen pizza producer
                               .  line extensions into a                in the U.S. with a 37.5% dollar
                                  variety of sizes and                  category share
                                  toppings including
                                  half-and-half combinations         .  Delissio became the top
                                                                        selling frozen pizza in
                               .  fast adapted for the                  Canada in 2000 within six
                                  Canadian market                       months of its introduction

 .  Kenco instant coffee, the   .  extended premium line              .  Kenco Rappor rose to a 4.9%
   #2 instant coffee in the       marketed to upscale                   volume category share in its
   United Kingdom, the nation     consumers in the United               first 18 months without
   with the second largest        Kingdom by introducing                adversely affecting the
   consumption of instant         Kenco Rappor instant                  existing line
   coffee in the world            coffee to mainstream
                                  consumers                          .  increased Kenco line's total
                                                                        volume category share to
                                                                        12.2% in 2000 from 7.6%
                                                                        in 1998

   Worldclass Marketing. We use worldclass marketing and advertising to communicate the benefits of our products to consumers and to build brand equity, thus driving increased demand for our products. Our pro forma advertising expenditures exceeded $1.4 billion in 2000. We invest more in advertising in the United States than any other food and beverage company, and we are one of the largest food and beverage advertisers in the world. During the past five years, the New York American Marketing Association has presented us with 21 Effie awards, which recognize advertising that is effective in growing brands.

   We support certain brands through globally integrated marketing activities. Philadelphia cream cheese, for example, achieved worldwide revenue over $1.0 billion in 2000, including more than $350 million from sales outside North America. Volume for Philadelphia outside North America has grown at a 5.4% compound annual rate since 1996. We are supporting Philadelphia with a global advertising campaign adapted to local cultures in each market. We have also harmonized the product's packaging worldwide and have introduced several new products aligned with consumer trends, including Philadelphia snack bars for snacking, Philadelphia Portions for single serve convenience and Philadelphia Creamo, a gourmet cream cheese.

   As another example, we support our Milka chocolates with a globally integrated marketing program that links images of snow capped Alpine peaks and cows bearing the Milka lilac color. We created an integrated pan-European promotional, public relations and point of sale campaign revolving around our sponsorship of World Cup skiing. We use banners, air balloons, inflatable cows and giveaway skis, all bearing the Milka logo and colors. We coordinated these marketing efforts with our product innovation efforts to extend the Milka line into several variations, including seasonal gift products such as Milka chocolate Easter eggs and Santa Clauses. From its key German market, we have expanded Milka into more than 20 countries across Europe and Latin America. Through these efforts, we increased volume for Milka outside Germany at a compound annual growth rate of 5.2% since 1996. Worldwide revenue for Milka in 2000 was more than $850 million.

   Our Successful Portfolio Management

   We have demonstrated our ability to strengthen our portfolio through acquisitions, brand licensing arrangements and divestitures. This aggressive program has been a key contributor to our growth, higher profitability and enhanced financial returns. For the period from 1990 to 2000, we purchased 59 businesses, excluding Nabisco, for $8.7 billion and divested 55 businesses for proceeds of $5.8 billion. As a result of successfully managing our portfolio as well as our ongoing productivity programs and our product innovations, our reported operating companies income margin grew from 10.2% in 1990 to 17.9% in 2000.

   We take a disciplined approach to acquisitions, evaluating candidates based on four key criteria:

  .  the candidate should place us in new or existing growth categories;

  . the acquisition should add valuable trademarks that we can develop further;

  .  the business should improve our scale and market position; and

  . the acquisition should generate attractive financial returns and be quickly accretive to cash earnings.

   We have successfully integrated both our large and small acquisitions, achieving strategic objectives and generating significant financial and operational benefits. For example, in our integration of General Foods and Kraft during the 1990s, we streamlined and unified our sales forces and administration personnel, consolidated our manufacturing and distribution infrastructures and leveraged our increased scale to produce significant productivity savings and increased margins. As a result of these and other actions, Kraft Foods North America's revenue per employee increased approximately 75% between 1991 and 2000. In addition, Kraft Foods International combined and streamlined multiple sales forces, resulting in one retail sales force per nation for most of Europe. We are applying the skills derived from these experiences to the ongoing integration of Nabisco.

   In addition to acquiring brands, we have further strengthened our portfolio by obtaining the right to use selected brands through licenses from companies in restaurant or food related businesses that view us as the partner of choice. In 1998, we acquired the rights to sell, market and distribute Starbucks bagged coffee to United States grocery stores. Our revenue from this business exceeded $150 million in 2000 and helped us achieve the #1 position in the United States coffee category based on dollar share.

   We have aggressively managed our portfolio by divesting underperforming businesses to concentrate on our core brands. We evaluate divestiture candidates based on three key criteria:

  . underperformance relative to the rest of our portfolio in terms of growth or profitability;

  .  diminished prospects for growth or profitability; and

  .  the potential to obtain an attractive sale price.

   Since 1990, we divested businesses that had an aggregate of $9.0 billion of revenue, but only $0.5 billion of operating companies income, in the year before sale. These divestitures included our food service distribution business, Entenmann's baked goods, Log Cabin syrups, the Breyers, Sealtest and Kibon ice cream businesses, Lender's bagels and Birds Eye frozen vegetables.

   Our Global Scale Drives Customer Service, Productivity and Geographic
   Expansion

   Our global scale enables us to be more efficient and effective in serving our customers, while reducing costs, improving productivity and sustaining our high margins. We can better serve our customers through our large and effective direct-selling sales forces and strengthen customer loyalty with our diverse and popular brand portfolio, customized programs and supply chain solutions. Our scale also enables us to manufacture and distribute our products more efficiently and to expand the geographic reach of our brands.

   Customer Service. Globally, we employ more than 20,000 salespersons across 60 countries. We use our global scale to strengthen our relationships with our retail customers, which is essential in the face of ongoing global retailer consolidation. As a leading global manufacturer, we help to improve retailers' profitability by providing them with many leading brands, efficiently delivering products to their warehouses and stores, including through direct-store-delivery systems, and helping them manage their inventory. In addition, our significant trade spending helps generate strong retailer support of our brands, including retailer participation in promotions, advertising and in-store displays.

   Productivity. Our scale contributes to improved productivity, an area that has been a key contributor to our financial performance. We define productivity as a measure of the actions we have taken to reduce costs in purchasing, conversion, distribution and transportation. Our target is to realize productivity savings of 3.5% of cost of sales each year, adjusted for the exclusion of excise taxes on coffee. Excluding Nabisco, we averaged more than $450 million per year in productivity savings over the last five years and realized savings of 3.4% of cost of sales in each of the last two years. We are among the world's largest buyers of food-related raw and packaging materials, spending approximately $11.6 billion in 2000 on a pro forma basis. Our purchasing scale and our experienced purchasing staff enable us to negotiate attractive prices and terms for necessary goods and services.

   Geographic Expansion. We use our global scale and infrastructure and our worldwide councils and local consumer insights to quickly adapt products popular in one market for introduction into other markets. For example, we successfully adapted the United States versions of Lunchables lunch combinations and Handi-Snacks two-compartment snacks for introduction in Europe under the Dairylea Lunchables, Kraft Lunchables, Kraft Suzanna Snacks and Dairylea Dunkers trademarks. These new lines of lunch combinations and wholesome snacks generated approximately $95 million in revenue in 2000.

   We have also achieved strong growth in developing markets, including Central and Eastern Europe, the Middle East and Africa where underlying volume was up more than 10% from 1999 to 2000. This growth was fueled by the introduction of a number of our Western European brands, including confectionery, salty snacks and coffee products. We also registered strong growth in Latin America, with underlying 2000 volume up 10.6%, and in Asia Pacific, with underlying 2000 volume up 12.7%, in each case from 1999.

   Our expansion of Tang powdered soft drinks from its base in the United States to numerous developing markets demonstrates our ability to expand the geographic reach of our brands. Between 1996 and 2000, volume for Tang outside North America grew at a compound annual rate of 8.9%. Revenue for Tang outside North America was nearly $300 million in 2000.

   We have also found opportunities to introduce selected international brands in North America. In 1995, we launched Altoids mints in the United States where it achieved 2000 revenue exceeding $150 million, due in part to the successful Altoids Wintergreen and Cinnamon line extensions. Altoids Cinnamon sales exceeded the sales of all other competitors in the United States intense mints category in 2000.

   Our Management's Proven Ability to Execute

   We have a proven and experienced management team committed to achieving our goals. This team emphasizes excellence in execution in every facet of our business. This emphasis, particularly in the areas of customer relations, productivity and employee excellence, has helped to drive our superior performance.

   Our top 25 executives have an average of 20 years of industry experience. More than one-half have worked outside their home country to gain global experience. Our worldwide councils, together with our emphasis on moving employees among our various operating entities, provide opportunities for our executives to learn best practices generated across all of our geographic regions.

   Kraft is renowned not only for the quality of its senior management team but also for its promotion of excellence at all levels of the organization. We make significant investments in employee development through extensive training. According to The Wall Street Journal: "In the food world, Kraft is considered the Harvard of career management." Our leadership pipeline is built by identifying talented individuals early and accelerating their advancement through challenging and broadening assignments. Employee excellence is recognized through a compensation system that rewards performance and leadership potential throughout all managerial levels.

   Our strong collaborative relationships with our retail customers demonstrate our strength and execution capabilities. Retailers have recognized our strengths and abilities in the 2000 annual PoweRanking(TM) survey of retailers conducted by Cannondale Associates, a sales and marketing consulting firm that surveys the United States' leading retailers to produce a benchmark rating of the performance of food, beverage, household and personal care products manufacturers. Among all consumer packaged goods companies, we were ranked #1 in the category of "Best combination of growth and profitability" to retailers, and tied for #1 in the "Best sales force/customer teams" category. We also ranked #1 among all food and beverage companies in every surveyed category, as follows:

                                          Business Fundamental Rankings:
 Strategic Rankings:

                                          .  best sales force/customer teams;
 .  offers retailers the best
    combination of growth and             .  most innovative marketing
    profitability;                           programs;

 .  clearest company strategy; and        .  most helpful consumer
                                             information;
 .  consumer brands most important to
    retailers.                            .  best supply chain management; and

                                          .  best category management.

   The survey quotes one respondent: "Kraft is so broad, and offers so much across different categories, they contribute to overall growth. What I considered in evaluating this question was whether or not I could operate as effectively without Kraft products in my store. Most categories operate more effectively with Kraft products." A similar 1999 survey of retailers in Germany, our most significant overseas market, also ranked our sales force as the best in the food and beverage industry.

Strategies

   We intend to continue executing our proven growth and operating strategies to fulfill our mission to be the undisputed leader of the global food and beverage industry and to achieve our financial targets. These strategies build on our core strengths of brands, innovation, marketing, portfolio management and execution. We achieve significant benefits of scale by applying our strategies across our entire global organization.

   Accelerate Growth of Core Brands

   We have powerful brands in a wide range of attractive categories and geographies in which we invest most of our marketing, innovation, sales and distribution resources. We strive to grow these brands by:

  . focusing on the growing consumer sectors of snacks, beverages and convenient meals;

  .  addressing consumer health and wellness needs;

  .  expanding our presence in faster growing distribution channels; and

  .  targeting attractive demographic and economic segments in each market.

In each of these areas, we use our extensive knowledge of consumer tastes and preferences to address changing consumer needs through new products, line extensions and selective acquisitions. We support these actions with superior marketing, sales and distribution execution.

   Focus on Growing Consumer Sectors. Although we target growth opportunities across each of our five core consumer sectors, we have identified in particular the snacks, beverages and convenient meals consumer sectors as having significant global growth potential. Within these three growing consumer sectors, we concentrate on and have strengths in the following ten categories:

  .  Snacks--cookies, crackers, confectionery and salty snacks;

  .  Beverages--coffee, powdered soft drinks and aseptic juice drinks; and

  .  Convenient Meals--lunch combinations, frozen pizza and packaged dinners.

Approximately 65% of our 2000 pro forma revenue was attributable to products in these three growing consumer sectors.

   Our strong execution of this strategy has produced many successes, including:

  . Snacks--1996-2000 United States revenue from Planters snack nuts grew over 10% annually from approximately $500 million to approximately $750 million;

  . Beverages--1996-2000 North America revenue for Capri Sun aseptic juice drinks grew nearly 20% annually from approximately $240 million to nearly $500 million; and

  . Convenient Meals--1996-2000 North America revenue for DiGiorno and Delissio Rising Crust pizza grew over 30% annually from approximately $125 million to over $400 million.

   In addition, we plan to maintain the vibrancy of our mature brands by extending them into higher growth categories, as we have done with the evolution of the Jell-O brand from a basic powdered product requiring preparation to a premium line of refrigerated ready-to-eat gelatins, puddings and other desserts. In 2000, approximately 40% of Jell-O revenue was from these ready-to-eat products. In 1999, we updated our traditional powdered soft drink, Tang, with a ready-to-drink foil pouch, which achieved over $80 million in United States revenue in 2000. Also, we successfully extended our leading Philadelphia brand to create an entirely new category, cheesecake snack bars, by introducing Philadelphia snack bars.

   Address Health and Wellness Needs. Consumers in both developed and developing markets are increasingly looking for foods with positive health, energy or nutritional attributes. Health and wellness foods include those that are fat free or sugar free, reduced in fat, calorie or sugar content, or nutritionally fortified versions of existing products. We have aggressively introduced or acquired a broad portfolio of products with these attributes. Examples include calcium fortified Kraft 2% Milk Cheese Singles, vitamin enriched Tang aseptic juice drinks and powdered soft drinks, Boca Burger soy-based meat alternatives, reduced fat Philadelphia cream cheese and the Balance Bar line of energy bars. Our products with health and wellness attributes generated more than $2 billion in 2000 revenue. Our research and development efforts continue to explore opportunities in calcium and vitamin enrichment, soy, low-calorie sweeteners and other health and wellness areas.

   Expand Representation in Faster Growing Distribution Channels. We have recently invested significant sales, distribution and innovation resources in improving our penetration of alternate distribution channels, including supercenters, convenience stores, mass merchandisers, drug stores and club stores. Our sales through these distribution channels are growing significantly faster than our sales to traditional grocery stores. We view this as a significant opportunity to grow our core brands in these channels because our share of total food and beverage sales in these channels is lower than in the grocery channel. In North America, we have created a National Channels team to target the needs of alternate formats. This team is developing product and packaging innovations, including jumbo sizes for club stores and single serve sizes for convenience stores, and pricing and promotion strategies that appeal to each channel. The Nabisco acquisition, in particular, provides us with significant presence and expertise in alternate channels.

   In Europe, we have created an Away-from-Home team focused on our core coffee category to target the vending, office and other food service channels that account for almost one-quarter of European coffee sales. As a result, our Kenco brand appears on nearly 37,000 office vending machines throughout the United Kingdom; our Jacobs brand appears on nearly 3,000 single cup machines for small offices and cafeterias throughout Germany; our Gevalia brand appears in numerous coffee shops and cafes throughout Scandinavia; and our Carte Noire brand appears on cups, menus and point-of-sale material in McDonald's restaurants in France.

   Target Attractive Demographic and Economic Segments. We develop or geographically expand products to capitalize on changing demographic and economic trends. In the United States, we intend to increase our sales to African-American and Hispanic consumers, two population groups that, in the aggregate, are growing almost five times faster than the rest of the United States population. Our strategies here include improving sales force coverage of distribution channels that serve these consumers, increasing marketing spending directed toward these consumers and developing new products appealing to these consumers. In developing markets, we introduce premium products that fill consumer needs as purchasing power increases. For example, we have expanded the Milka chocolate brand to Central and Eastern Europe and Latin America as a premium price confectionery product that complements our current portfolio of local mainstream brands.

   Drive Global Category Leadership

   Our strategy is to attain and expand the leading position in all of our categories across our key markets. As a category leader with the benefits of scale, consumer loyalty and retail customer emphasis, we are positioned to capture a significant share of a category's growth and profit, generating additional resources to reinvest in marketing and innovation, and enabling us to sustain ongoing leadership and profitability.

   We presently hold the #1 share position in eleven product categories globally.

                                Global #1 Position
      --------------------------------------------------------------------------------
      . Coffee                . Dessert mixes                        . Process cheese
      . Cookies               . Dry packaged dinners                 . Salad dressings
      . Crackers              . Lunch combinations                   . Snack nuts
      . Cream cheese          . Powdered soft drinks

   Approximately 55% of our 2000 pro forma revenue was derived from our global #1 categories. We focus our global resources on sustaining and improving our leadership in these categories. We have worldwide councils covering the principal categories in which we compete in many geographies. These councils cover our biscuits, cheese, coffee, confectionery and refreshment beverages categories. These councils are led by senior managers from around the world in the respective categories, and their task is to transfer best practices, facilitate the fast adapting of products from one region to another, and optimize our worldwide productivity and sourcing efforts. We also have worldwide functional linkages in technology, operations, sales and human resources to ensure that we maximize efficiency and effectiveness in these key areas.

   Optimize our Portfolio

   We actively manage our business and brand portfolio through acquisitions, licensing arrangements and divestitures to improve the mix of growing, profitable and high-return businesses. Our acquisition and licensing strategies add businesses that are in fast-growing categories, have valuable brands or provide improved scale and market position.

   The Nabisco acquisition is the largest and most recent example of our acquisition strategy. Nabisco improved our product mix and will accelerate our growth by increasing our share of the growing global snacks consumer sector. The combination of Nabisco and Kraft offers numerous opportunities for new products, larger scale promotions and expanded distribution. Thus far, we have identified opportunities that we estimate will generate incremental operating companies income from revenue synergies of approximately $50 million by 2003.

   We have announced plans to sell Nabisco's Canadian grocery business. We currently plan to sell a number of other Nabisco businesses that do not align strategically with our food and beverage operations.

   Maximize Operating Efficiency

   We continue to drive excess costs and unproductive assets out of our system, thus reducing our cost of sales and overhead expenditures, while enhancing our earnings and cash flow. At the same time we continue to emphasize product quality and customer service. Our ongoing plan for continuing to achieve our productivity targets includes a number of operational improvements throughout the organization as follows:

  .  rationalize manufacturing               .  adopt advanced manufacturing
     infrastructure;                            processes;
  .  consolidate procurement;                .  streamline customer
  .  consolidate sales forces within each       communications; and
     country;                                .  expand internet-based
  .  streamline distribution processes;         procurement.

   For example, we continue to consolidate and centralize our procurement function by expanding its scope beyond traditional raw and packaging materials to encompass indirect products and services used by all our plants, offices and divisions. We will support this expansion by implementing internet-based procurement systems to reduce our purchasing and transaction costs while centralizing procurement responsibility.

   We also plan to reduce costs by migrating technical operations advances across borders, optimizing our capacity utilization and consolidating operations on a regional and global basis. We will continue to take advantage of sourcing opportunities within regions covered by free trade agreements. For example, the Association of Southeast Asian Nations pact permitted us to replace our plant in the Philippines with a new plant in Thailand, from which we source Tang powdered soft drinks throughout Southeast Asia. This cost effective measure permitted us to situate our plant near the source of the lowest cost sugar available in the region. To take advantage of the Central Europe Free Trade Agreement, we now source some key confectionery products throughout Central Europe from the Slovak Republic.

   We have a proven history of generating cost savings by combining acquired operations with our own, and the acquisition of Nabisco provides significant cost synergy opportunities that we intend to capture. We are evaluating plans to close a number of Nabisco domestic and international facilities. In connection with this acquisition, we currently expect to generate annual cost savings, before one time charges, in excess of $400 million in 2002 and $550 million in 2003. We estimate that these savings will be derived from:

  .  more efficient operations and research and development--37 to 40%;

  .  lower administration costs--32 to 35%;

  .  more efficient selling organizations and programs--18 to 20%; and

  .  more efficient marketing--8 to 10%.

Our current estimates are subject to revision as we finalize and implement our integration plans.

   Build Employee and Organizational Excellence

   The effective execution of our growth strategies relies on experienced and well-trained management and employees at all levels and in all geographies. We will continue to build employee excellence and instill in our personnel the values we believe in: focus, innovation, passion, speed, trust and teamwork. We will also continue to invest in training, development and career management to continuously improve the quality of our management team. Finally, we will continue to align our measurement and reward systems with actions that drive our success in the marketplace and create superior value for our investors. As a result of this offering, we will have an important new management incentive tool, our common stock, that we can use to motivate and reward excellent performance by our key employees and more closely align their interests with those of our shareholders.

Markets and Products

   We conduct our business through two units: Kraft Foods North America and Kraft Foods International. Kraft Foods North America manages its operations in the following business segments: Cheese, Meals and Enhancers; Biscuits, Snacks and Confectionery; Beverages, Desserts and Cereals; and Oscar Mayer and Pizza. Kraft Foods International manages its operations by geographic region in two business segments: Europe, Middle East and Africa; and Latin America and Asia Pacific.

   Our superior brand portfolio spans five core consumer sectors:

  .  Snacks--primarily cookies, crackers, salty snacks and confectionery;

  . Beverages--primarily coffee, aseptic juice drinks and powdered soft drinks;

  .  Cheese--primarily natural, process and cream cheeses;

  .  Grocery--primarily ready-to-eat cereals, enhancers and desserts; and

  . Convenient Meals--primarily frozen pizza, packaged dinners, lunch combinations and processed meats.

   The following table shows our business segments' participation in these five core consumer sectors.

                               2000 Pro Forma Revenue by Consumer Sector
                            -------------------------------------------------
                                                             Convenient
        Segment(1)          Snacks  Beverages Cheese Grocery   Meals    Total
        ----------          ------  --------- ------ ------- ---------- -----
                                             (in billions)
Kraft Foods North America
  Cheese, Meals and
   Enhancers(2)............ $ 0.5     $0.6     $5.0   $2.6      $1.6    $10.3
  Biscuits, Snacks and
   Confectionery...........   5.9                      0.1                6.0
  Beverages, Desserts and
   Cereals.................   0.6      2.8             2.1                5.5
  Oscar Mayer and Pizza....                                      3.5      3.5
                            -----     ----     ----   ----      ----    -----
   Total Kraft Foods North
    America................   7.0      3.4      5.0    4.8       5.1     25.3
                            -----     ----     ----   ----      ----    -----
Kraft Foods International
  Europe, Middle East and
   Africa..................   2.5      2.8      1.0    0.4       0.3      7.0
  Latin America and Asia
   Pacific.................   1.1      0.4      0.3    0.5       0.1      2.4
                            -----     ----     ----   ----      ----    -----
   Total Kraft Foods
    International..........   3.6      3.2      1.3    0.9       0.4      9.4
                            -----     ----     ----   ----      ----    -----
     Total 2000 pro forma
      revenue.............. $10.6     $6.6     $6.3   $5.7      $5.5    $34.7
                            =====     ====     ====   ====      ====    =====
Percentage of total 2000
 pro forma revenue(3)......  30.6%    19.0%    18.0%  16.6%     15.8%   100.0%
                            =====     ====     ====   ====      ====    =====

---------------------
(1) The amounts of operating revenue and long-lived assets attributable to each of our geographic regions and the amounts of our operating revenue and operating companies income of each of our segments for each of the last three fiscal years are set forth in Note 11 to our combined financial statements.
(2) Our Cheese, Meals and Enhancers segment includes our United States food service business and our Canada and Mexico businesses, which sell products across all consumer sectors.
(3) Percentages are calculated based upon dollars rounded to millions.

                             Snacks Consumer Sector

   Globally, snacks accounted for $10.6 billion, or 30.6%, of our 2000 pro forma revenue.

North America

   Snacks accounted for 28% of Kraft Foods North America's 2000 pro forma revenue. We participate in this consumer sector through our Biscuits, Snacks and Confectionery segment; our Beverages, Desserts and Cereals segment; and our Cheese, Meals and Enhancers segment via our Canada and Mexico businesses and our United States food service business. Our products within this consumer sector are primarily cookies, crackers, snack nuts, ready-to-eat snacks and sugar confectionery, as follows:

            Biscuits   . 8 of the top 12 cookie and cracker brands in the
                         United States

                       . #1 with a 40.9% dollar share of the $4.1 billion U.S.
                         cookies category

                         --cookie brands include Oreo, Chips Ahoy!, Newtons,
                           Nilla, Nutter Butter, Stella D'Oro and SnackWell's

                       . #1 with a 50.7% dollar share of the $3.2 billion U.S.
                         crackers category

                         --cracker brands include Ritz, Premium, Triscuit,
                           Wheat Thins, Cheese Nips, Better Cheddars, Nabisco
                           Honey Maid Grahams and Teddy Grahams

              Snacks   . #1 with a 49.3% dollar share of the $1.1 billion U.S.
                         snack nuts category, a share position that is more
                         than ten times greater than the nearest branded
                         competitor, through our Planters brand

                       . #1 with a 60.9% dollar share of the $0.5 billion U.S.
                         ready-to-eat refrigerated desserts category through our Jell-O brand

                       . another snack brand is Handi-Snacks two-compartment
                         snacks

       Confectionery   . #1 with a 15.5% dollar share of the $2.4 billion U.S.
                         sugar confectionery category

                       . Life Savers and Creme Savers are the #1 and #2 hard
                         candy brands in the U.S.

                       . other brands include Terry's and Toblerone chocolate
                         confectionery products and Altoids and Gummi Savers sugar confectionery products


International

   Snacks accounted for 38% of Kraft Foods International's 2000 pro forma revenue.

   Europe, Middle East and Africa. Snacks accounted for 36% of our 2000 pro forma revenue in the Europe, Middle East and Africa segment. We participate in this consumer sector primarily in chocolate confectionery and salty snacks, as follows:

       Confectionery   . #3 with an 11% volume share of the $22.6 billion
                         chocolate confectionery category in Western Europe

                       . #1 with a 23% volume share of the $3.1 billion
                         chocolate confectionery category in Central and Eastern Europe, excluding Russia

                       . brands include Milka, Suchard, Cote d'Or, Marabou,
                         Toblerone, Freia, Terry's, Daim, Figaro, Korona,
                         Poiana, Prince Polo and Siesta

              Snacks   . #1 with a 36.5% volume share of the $0.9 billion
                         salty snacks category in Scandinavia and Finland

                       . brands are Estrella, Maarud and Lyux

   We also have a 26.5% interest in the United Biscuits venture, a leader in the biscuits and snacks categories in Europe. Based on volume, United Biscuits holds the #1 position in biscuits in the United Kingdom, Spain and the Netherlands, and the #2 position in France and Belgium. Its leading brands include McVities, Verkade, Carr's, BN, Go Ahead!, Jaffa and Digestive.

   Latin America and Asia Pacific. The geographic regions served by our Latin America and Asia Pacific segment are home to more than one-half of the world's population. These regions present a significant growth opportunity because their populations are growing and increasing their purchasing power and, in Asia Pacific, trade barriers are being eliminated. Through our Nabisco acquisition we significantly increased our 2000 revenue in snacks in Latin America from $274 million to $863 million on a pro forma basis. We also increased our snacks 2000 revenue in Asia Pacific from $56 million to $244 million on a pro forma basis. Snacks accounted for 46% of our 2000 pro forma revenue in the Latin America and Asia Pacific segment. We participate in this consumer sector primarily in cookies, crackers and chocolate confectionery, as follows:

            Biscuits   . #2 with a 15% volume share of the $5.9 billion
                         biscuit category in Latin America

                       . biscuit brands include Oreo, Chips Ahoy!, Ritz,
                         Terrabusi, Canale, Club Social,
                         Cerealitas, Trakinas and Lucky

       Confectionery   . #2 with a 22% volume share of the $3.0 billion
                         chocolate confectionery category in Latin America

                       . brands include Milka, Lacta and Gallito

                       . growing sugar confectionery business in Asia Pacific
                         with Sugus and Artic brands

                           Beverages Consumer Sector

   Globally, beverages accounted for $6.6 billion, or 19.0%, of our 2000 pro forma revenue.

North America

   Beverages accounted for 13% of Kraft Foods North America's 2000 pro forma revenue. We participate in this consumer sector through our Beverages, Desserts and Cereals segment; and our Cheese, Meals and Enhancers segment via our Canada and Mexico businesses and our United States food service business. Our products within this consumer sector are primarily coffee, aseptic juice drinks and powdered soft drinks, as follows:

              Coffee   . #1 with a 34.3% dollar share of the $3.5 billion U.S.
                         coffee category

                       . brands include

                         --  Maxwell House, our largest brand

                         -- General Foods International Coffees, our entry into flavored coffees

                         -- Starbucks super premium bagged coffees, sold through grocery stores

                         --  Yuban, our premium western U.S. brand

                         -- Gevalia super premium coffees, sold through our direct mail coffee business

       Aseptic Juice   . #1 with a 41.5% dollar share of the $1.1 billion U.S.
              Drinks     aseptic juice drinks category

                       . Capri Sun revenue in the U.S. increased from less
                         than $100 million when we acquired the business in 1991 to nearly $500 million in 2000, a compound annual growth rate exceeding 20%

                       . other brands include Tang and Crystal Light

       Powdered Soft   . #1 with an 84.7% dollar share of the $0.8 billion
              Drinks     U.S. powdered soft drinks category

                       . brands include Kool-Aid, Tang, Crystal Light and
                         Country Time

International

   Beverages accounted for 35% of Kraft Foods International's 2000 pro forma revenue.

   Europe, Middle East and Africa. Beverages accounted for 40% of our 2000 pro forma revenue in the Europe, Middle East and Africa segment. We participate in this consumer sector primarily in coffee, powdered soft drinks and chocolate drinks, as follows:

              Coffee   . #1 with a 22% equivalent unit share of the $12.0
                         billion coffee category in Western Europe

                       . #1 with a 42.3% equivalent unit share of the $1.7
                         billion coffee category in France

                       . #1 with a 24.8% equivalent unit share of the $3.4
                         billion coffee category in Germany

                        . #2 with a 21.7% equivalent unit share of the $1.2
                          billion coffee category in the United Kingdom

                        . #1 with a 17% equivalent unit share of the $4.2
                          billion coffee category in Central and Eastern Europe

                        . brands include Jacobs, Gevalia, Carte Noire, Jacques
                          Vabre, Kaffee HAG, Grand' Mere, Kenco, Saimaza,
                          Maxwell House and Dadak

 Powdered Soft Drinks   . growing in Central and Eastern Europe through the
                          Tang brand

     Chocolate Drinks   . brands include Suchard Express, O'Boy, Milka and Kaba

   Latin America and Asia Pacific. Beverages accounted for 18% of our 2000 pro forma revenue in the Latin America and Asia Pacific segment. We participate in this consumer sector primarily in powdered soft drinks, as follows:

 Powdered Soft Drinks   . #1 with a 49% volume share of the $1.3 billion
                          powdered soft drinks category in Latin America

                        . brands include Tang, Clight, Kool-Aid, Royal, Verao,
                          Fresh, Frisco, Q-Refres-Ko and Ki-Suco

   We own a 50.0% interest in Ajinomoto General Foods, which holds the #2 share position in the Japanese coffee category. Its leading brands include Maxim and Blendy. We also own a 49.0% interest in Dong Suh Foods, which holds the #1 share position in coffee in Korea. Its leading brands include Maxim and Maxwell House.

                              Cheese Consumer Sector

   Globally, cheese products accounted for $6.3 billion, or 18.0%, of our 2000 pro forma revenue.

North America

   We participate in this consumer sector entirely through our Cheese, Meals and Enhancers segment. Cheese products accounted for 20% of Kraft Foods North America's 2000 pro forma revenue. We are the industry leader with more than a 42% dollar share of the United States cheese consumer sector:

                       . #1 with a 23.6% dollar share of the $4.2 billion U.S.
                         natural cheese category, primarily through the Kraft and Cracker Barrel brands

                       . #1 with a 67.6% dollar share of the $0.8 billion U.S.
                         cream cheese category through the Philadelphia brand

                       . #1 with a 55.2% dollar share of the $1.9 billion U.S.
                         process cheese slices category, primarily through the Kraft brand

                       . #1 with an 87.7% dollar share of the $0.4 billion
                         U.S. process cheese loaves category through the Velveeta brand

                       . #1 with a 55.4% dollar share of the $0.4 billion U.S.
                         grated cheese category, primarily through the Kraft brand

                       . #1 U.S. dollar share positions in the process cheese
                         sauces, aerosol cheese spreads, sour cream and cottage cheese categories; brands include:

                         --  Cheez Whiz process cheese sauce

                         --  Easy Cheese aerosol cheese spread

                         -- Breakstone's and Knudsen cottage cheese and sour cream

International

   Cheese products accounted for 13% of Kraft Foods International's 2000 pro forma revenue.

   Europe, Middle East and Africa. Cheese products accounted for 14% of our 2000 pro forma revenue in the Europe, Middle East and Africa segment. We participate in this consumer sector as follows:

                       . Philadelphia is the #1 cream cheese brand in

                         -- Germany, with a 23.0% volume share of the $0.5 billion category

                         -- Italy, with a 62.5% volume share of the $0.2 billion category

                       . #1 with a 55.5% volume share of the $0.4 billion
                         process cheese category in Italy, primarily through the Kraft Sottilette brand

                       . #1 with a 43.8% volume share of the $0.3 billion
                         process cheese category in the United Kingdom through the Dairylea brand

                       . other brands include:

                         --  El Caserio and Invernizzi cheese

                         --  Kraft process cheese

   Latin America and Asia Pacific. Cheese products accounted for 12% of our 2000 pro forma revenue in the Latin America and Asia Pacific segment. We participate in this consumer sector as follows:

                       . #1 with a 48.5% volume share of the $0.1 billion
                         process cheese category in Australia, primarily through the Kraft Singles brand

                       . Kraft and Eden process cheeses

                       . Philadelphia cream cheese

                       . Kraft grated cheese

                       . Cheese Whiz process cheese sauce

                              Grocery Consumer Sector

   Globally, grocery accounted for $5.7 billion, or 16.6%, of our 2000 pro forma revenue.

North America

   Grocery products accounted for 19% of Kraft Foods North America's 2000 pro forma revenue. We participate in this consumer sector primarily through our Cheese, Meals and Enhancers segment, which includes our Canada and Mexico businesses and our United States food service business; and our Beverages, Desserts and Cereals segment. We participate in this consumer sector in desserts, cereals and enhancers as follows:

            Desserts   . #1 with an 82.8% dollar share of the $0.5 billion
                         U.S. dry packaged desserts category through the
                         Jell-O brand

                       . #1 with a 72.7% dollar share of the $0.4 billion U.S.
                         frozen whipped toppings category through the Cool
                         Whip brand

             Cereals   . #3 with a 16.5% dollar share of the $7.5 billion U.S.
                         ready-to-eat cereals category through the Post brand

                       . Post brands include: Alpha-Bits, Banana Nut Crunch,
                         Blueberry Morning, Cranberry Almond Crunch, Fruit &
                         Fibre, Golden Crisp, Grape-Nuts, Great Grains, Honey
                         Bunches of Oats, Honeycomb, Oreo O's, Pebbles, Raisin
                         Bran, Shredded Wheat, Toasties and Waffle Crisp

                       . Other brands are Cream of Wheat and Cream of Rice hot
                         cereals

           Enhancers   . #1 with a 31.9% dollar share of the $1.8 billion U.S.
                         salad dressings category primarily through the Kraft
                         brand

                       . #1 with a 46.4% dollar share of the $1.2 billion U.S.
                         spoonable dressings category through the Kraft and Miracle Whip brands

                       . #1 with a 63.9% dollar share of the $0.2 billion U.S.
                         steak sauces category through the A.1. brand

                       . other brands include:

                         --  Kraft and Bull's-Eye barbecue sauces

                         --  Grey Poupon premium mustards

                         --  Shake 'N Bake coatings

International

   Grocery accounted for 10% of Kraft Foods International's 2000 pro forma revenue.

   Europe, Middle East and Africa. Grocery items accounted for 6% of our 2000 pro forma revenue in the Europe, Middle East and Africa segment. We participate in this consumer sector principally through our Kraft pourable and spoonable salad dressings and Miracel Whip spoonable dressing.

   Latin America and Asia Pacific. Grocery items accounted for 21% of our 2000 pro forma revenue in the Latin America and Asia Pacific segment. We participate in this consumer sector, as follows:

    .   Royal dry packaged desserts and baking powder

    .   Kraft spoonable and salad dressings

    .   Kraft and ETA peanut butter

    .   Vegemite yeast spread

                        Convenient Meals Consumer Sector

   Globally, convenient meals accounted for $5.5 billion, or 15.8%, of our pro forma revenue.

North America

   Convenient meals accounted for 20% of Kraft Foods North America's 2000 pro forma revenue. We participate in this consumer sector through our Oscar Mayer and Pizza segment; and our Cheese, Meals and Enhancers segment via our Canada and Mexico businesses and our United States food service business. Our products within this consumer sector are primarily frozen pizza, packaged dinners, lunch combinations and processed meats, as follows:

    . #1 with a 37.5% dollar share of the $2.6 billion U.S. frozen pizza category through the DiGiorno, Tombstone, Jack's and California Pizza Kitchen brands

    . #1 with a 34.8% dollar share of the growing Canadian frozen pizza category through the Delissio brand

    . #1 with an 82.6% dollar share of the $0.8 billion U.S. macaroni & cheese dinners category through the Kraft brand

    .   other packaged dinners brands include:

        --  Taco Bell Mexican-style food products

        --  Stove Top Oven Classics meal kits

    . #1 with an 83.6% dollar share of the $0.8 billion U.S. lunch combinations category, which we created, through our Lunchables brand

    . #1 with a 31.7% dollar share of the $3.2 billion U.S. cold cuts category through the Oscar Mayer and Louis Rich brands

    . #2 with a 21.3% dollar share of the $1.7 billion U.S. hot dogs category through the Oscar Mayer and Louis Rich brands

    . #1 with a 19.6% dollar share of the $2.0 billion U.S. bacon category through the Oscar Mayer and Louis Rich brands

    .   other brands include:

        --  Boca Burger soy-based meat alternative products

        --  Stove Top stuffing

        --  Minute rice

International

   Convenient meals accounted for 4% of Kraft Foods International's 2000 pro forma revenue.

   Europe, Middle East and Africa. Convenient meals accounted for 4% of our 2000 pro forma revenue in the Europe, Middle East and Africa segment. We participate in this consumer sector as follows:

    .   Lunchables lunch combinations

    .   Kraft and Miracoli pasta dinners and sauces

    .   Simmenthal meats in Italy

   Latin America and Asia Pacific. Convenient meals accounted for 3% of our pro forma revenue in the Latin America and Asia Pacific segment, principally through Kraft macaroni & cheese dinners in Australia and Latin America.

Additional Product Disclosure

   Products or similar products contributing 10% or more of our combined revenue for each of the three years in the period ended December 31, 2000 were as follows:

                                                                  1998  1999  2000
                                                                  ----  ----  ----
   Cheese........................................................  22%   23%   23%
   Coffee........................................................  20    18    17
   Confectionery.................................................  11    11    10

Sales, Retailer Relations and Food Service

   Sales

   We have more than 20,000 salespersons operating from sales offices in 60 countries and calling on approximately 120,000 retail stores. The structure of our sales forces is tailored to local markets.

   In the United States, we have a direct sales force that calls on retail outlets and retailer headquarters. It includes 150 customer business managers responsible for over 300 customer teams, servicing approximately 26,000 retail outlets. Each team has category captains charged with working with the customer to manage individual categories more effectively, creating a stronger customer relationship. For example, our Kraft Plus Three-Step Category Builder program enables retailers to improve sales within targeted product categories. This program provides retailers with consumer category data and analysis, identifies promotional, assortment, pricing and space management opportunities, and enables retailers to develop and implement plans to generate higher category growth and profits.

   In the United States, we also operate two strong direct-store-delivery systems: a dry products system for snacks obtained in our Nabisco acquisition and our frozen pizza system. Through these systems, we deliver selected snack products, primarily cookies and crackers, and frozen pizza directly to our customers' stores in our own trucks. These systems employ more than 6,000 representatives calling on more than 65,000 retail outlets. The frequent presence of our employees in supermarkets helps to ensure that our products are available and displayed in the best position for retail sale. Retailers benefit from direct-store-delivery systems because they save warehousing and shelf stocking costs and because products delivered through these systems generate a high level of retail sales and profits.

   In developed international markets we take an approach similar to the one we use in the United States, using direct sales forces consolidated on a country-by-country basis. We have also created specialty teams to focus on smaller retail outlets and to focus on the away-from-home channel. Because most developing markets are characterized by a large number of small retail outlets, we generally use established local distributors and wholesalers to obtain widespread penetration in these countries.

   Retailer Relations

   We sell our products in North America generally to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, convenience stores, gasoline stations and other retail food outlets. Internationally, we sell our products generally to retailers, supermarkets, wholesalers, distributors and gasoline stations.

   Our five largest customers accounted for approximately 23% of our 2000 pro forma revenue, while our 15 largest customers accounted for approximately 40% of our 2000 pro forma revenue. None of our customers accounted for 10% or more of our 2000 pro forma revenue. The table below lists our 15 largest customers based on 2000 pro forma revenue.

                               15 Largest Customers
     ----------------------------------------------------------------------------------
     .  Ahold                      .  Kroger                          .  SuperValu
     .  Albertson's                .  Metro                           .  Tenglemann
     .  Carrefour                  .  Publix                          .  Wal-Mart
     .  Delhaize le Lion           .  Rewe                            .  Weston/Loblaws
     .  Fleming                    .  Safeway (USA)                   .  Winn-Dixie

   Many of these customers have grown rapidly and have expanded across borders. In response, we have developed global strategies aimed at achieving our mission of being an indispensable partner to our customers. For our largest global customers, we have assembled global customer sales teams drawn from the countries in which the customers operate to assure coordinated sales and services and to execute global promotions.

   A recent survey by McKinsey & Company identified the needs of global retailers as being:

  .  strong global brands;

  .  category management skills;

  . managers who are highly qualified to deal with both local and multi-national issues;

  .  significant supplier presence in the customers' key countries;

  .  customized solutions; and

  .  excellent technical infrastructures and data management.

   We are well positioned to satisfy each of these needs. Our direct sales force and our direct-store-delivery personnel provide the primary interface with our customers. We plan to further improve service to our customers by expanding our vendor managed inventory programs that allow our customers to manage their inventory levels more efficiently. In the United States, we will roll out our Kraft Plus ez-Serv website, which facilitates communications and information flow to our customers, and we will continue to implement our category management programs that help customers determine the optimal product and brand mix within a

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

category. We will drive these service priorities through our national, regional and global dedicated customer teams.

   Food Service

   In the United States, according to Technomic, Inc., the food service channel totals approximately $129 billion in manufacturers' sales and has grown at a compound annual rate of approximately 5.3% from 1996 to 2000. We sell a wide range of our brands in this channel, covering all meal and beverage occasions. Approximately 50% of our pro forma food service sales are composed of products where consumers know they are consuming our brands, compared to an industry average estimated by Technomic, Inc. to be 15% to 20%.

   Kraft's United States food service business had $1.4 billion of pro forma revenue in 2000, primarily from sales in five outlets:

  .  national restaurant chains such as McDonald's and Burger King;

  . "down-the-street" outlets, including independent restaurants, small chains and hotels;

  . contract management firms, such as Host Marriott, that manage dining operations for offices, schools, healthcare and recreation;

  .  vending operations managed by operators such as Canteen; and

  . convenience stores, such as 7-Eleven, that offer prepared food for takeout.

   We are repositioning our food service business to participate in this growing channel. Our pre-Nabisco United States food service revenue declined 2.3% on a compound annual basis over the past four years as a result of two factors. First, we have been pruning our low margin businesses from our portfolio, reducing revenue, but growing operating companies income at 2.7% per year over the period. Second, our agreement granting the buyer of our former food service distribution business the exclusive right to distribute our Kraft branded products in the food service channel expired in 2000, and the buyer began to substitute private label products for some of our products. At the same time, other distributors were reluctant to authorize Kraft branded products, given our continued relationship with our former food service subsidiary. We expect this disruption to be temporary, and we recently became a preferred supplier to U.S. Foodservice, the second largest distributor in the United States food service industry, for our Kraft branded products. As a result of these factors, together with the opportunities provided by integrating Nabisco's food service business, we believe we are now well positioned to succeed in this growing channel.

   Outside North America, we have a food service business with 2000 pro forma revenue of $600 million, focused primarily on European coffee, as well as cheese and grocery products. We have a leading position in the European coffee away-from-home channel where we benefit from our new coffee machine technology, our strong retail brands and our integrated pan-European food service organization.

Consumer Marketing and Advertising

   We support our brands with worldclass advertising that has earned numerous awards. During the past five years, the New York American Marketing Association has presented us with 21 Effie awards, which recognize advertising that is effective in growing brands. We received more Effie awards during this period than any other company, including top-level Gold awards for our Altoids, Balance Bar, Gevalia Kaffe, Maxwell House, Miracle Whip and Wheat Thins campaigns. We also won the 1997 Kelly Award for General Excellence in advertising for Altoids, and the 1999 London International Advertising Award for best TV/cinema spot in the foods category for Kraft dinners.

   We also invest heavily in consumer promotions to stimulate demand for our products. For example, the Oreo "Cookie Stacking" and Kraft macaroni & cheese "I Want the Blues" contests increase consumer interest in our products, and the Oscar Mayer Wienermobile and Planters Mr. Peanut continue to travel the country, entertaining consumers and generating goodwill. We have garnered numerous awards for our consumer promotions, including five Reggie awards during the past five years from the Promotion Marketing Association. In 2000, we won the top-level Gold Reggie for our Oscar Mayer "Share the Smiles" consumer promotion.

   Our large marketing budget and brand portfolio also enable us to differentiate ourselves from competitors that share advertising space in newspaper promotional inserts sponsored by grocery chains. In the United States, we publish Kraft Food and Family, a standalone magazine inserted into newspapers, which advertises a multitude of our brands and combines meal solution ideas and coupons for our products.

   We have designed an Internet presence that enhances our position in the marketplace and enables us to develop a more direct, personal and interactive relationship with consumers. In the United States, we had four of the top ten consumer packaged goods websites--Nabiscoworld.com, Candystand.com, Nabisco.com and kraftfoods.com. This last site, which hosts our award-winning Kraft Interactive Kitchen, achieves approximately one million visits per month and is one of the most popular food manufacturer websites of its type. The site gives consumers timely, practical meal solutions with services such as tips on making a meal with ingredients on hand, a dedicated health and wellness section, a personal recipe box and customized grocery lists by aisle. Nabiscoworld.com and Candystand.com are entertainment sites that appeal primarily to children. Our other websites for brands such as Gevalia and Altoids in the United States and Milka and Estrella in Europe in the aggregate averaged over one million visits per month in 2000.

Manufacturing and Processing Facilities

   As of March 15, 2001, we had 228 manufacturing and processing facilities worldwide. In North America, we have 106 facilities, and outside of North America we have 122 facilities located in 44 countries. These manufacturing and processing facilities are located throughout the following territories:

                                                                      Number of
     Territory                                                        Facilities
     ---------                                                        ----------
     United States...................................................     81
     Canada..........................................................     21
     Mexico..........................................................      4
     Western Europe..................................................     39
     Central and Eastern Europe, Middle East and Africa..............     14
     Latin America...................................................     51
     Asia Pacific....................................................     18
                                                                         ---
       Total.........................................................    228
                                                                         ===

   We own 213 and lease 15 of these manufacturing and processing facilities. All of our plants and properties are maintained in good condition, and we believe they are suitable and adequate for our present needs.

   As we further integrate Nabisco's operations into ours, we anticipate closing or selling a number of Nabisco's facilities that do not align strategically with ours. In addition, the further integration of Nabisco's operations could result in the closure or sale of a number of Kraft's facilities.

   We manage our global network of production facilities and distribution centers by eliminating excess capacity through consolidation, taking advantage of best practices, harmonizing production practices and safety procedures and aggressively pursuing productivity opportunities that cut across multiple divisions, product lines and geographies. As a result of these actions, many of our production facilities and distribution centers accommodate multiple product lines. We have created worldwide operations and technology councils to facilitate the application of new technologies for manufacturing our products and new information systems for managing our facilities. This approach reduces costs, fixed assets and inventories while delivering better service to our retail customers and higher quality products to our consumers.

   We believe we have highly effective manufacturing quality systems to ensure that the products we make are safe and wholesome. Over the past two years, we have invested over $100 million in our manufacturing processes designed to meet or exceed all applicable state and federal regulations and to produce food and beverages that meet our high standards. We continue to develop and commercialize new technologies and to work with government and industry associations to strengthen consumer confidence in the safety of our food supply.

   We also have arrangements with more than 300 contract manufacturers worldwide, in addition to our owned and operated manufacturing facilities. These contract manufacturers produce various components and finished products for us when we determine it is advantageous to outsource the production.

Distribution

   Our distribution network is an important part of our sales and customer service performance. Our objective is to meet the needs of our customers by providing them with desired stock levels and delivery times. We have developed a network of owned, leased and contracted distribution centers, depots and warehouses located throughout the world to meet the demands of our customers and our own objectives. We use a combination of owned, public and contract carriers to deliver our products from our distribution points to our customers. Our distribution system moves dry, refrigerated and frozen products.

   As of March 15, 2001, our distribution facilities consisted of 550 distribution centers and depots worldwide. In North America, we had 420 distribution centers and depots, more than 75% of which support our direct-store-delivery systems. Outside North America, we had 130 distribution centers and depots in 40 countries. We own 112 of these distribution centers and two of these depots and lease 224 of these distribution centers and 212 of these depots. We believe that all of these facilities are in good condition and that we have sufficient capacity to meet our distribution needs for the foreseeable future.

   We distribute food and beverage products in North America through distribution centers, satellite warehouses, company-operated and public cold-storage facilities, depots and other facilities. Most of our distribution in North America is to our customers' warehouses. We have similar warehouse delivery systems in Western Europe.

   We also distribute snacks and frozen pizza through two direct-store-delivery systems in North America. Our direct-store-delivery systems for snacks and frozen pizza consist of over 6,000 salespersons delivering products from plant-based and remote warehouse operations. These systems provide in-store presence of our salespersons to ensure quality, service, prompt new product introductions, promotion and merchandising.

   We have also implemented vendor managed inventory systems to meet the needs of our customers. These systems employ an electronic data interface with some of our retail customers to track their sales of our products and, consequently, their inventory requirements. We then ship the customer's requirements directly to the appropriate warehouse as needed, thereby reducing the retailer's potential for excess inventory or out-of-stock products. These vendor managed inventory systems enable our customers to improve their profitability and help us foster stronger relationships with our customers.

Competition

   We are subject to highly competitive conditions in all aspects of our business. Competitors include large national and international companies and numerous local and regional public and private companies. Some competitors have different profit objectives and some international competitors are less susceptible to changes in currency exchange rates. Some international competitors also benefit from government subsidies. Our products also compete with generic products and private-label products of food retailers, wholesalers and cooperatives. We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. Substantial advertising and promotional expenditures are required to maintain or improve a brand's market position or to introduce a new product.

Raw Materials

   We are major purchasers of milk, cheese, nuts, green coffee beans, cocoa, corn products, wheat, rice, poultry, beef, vegetable oil, and sugar and other sweeteners. We also use significant quantities of glass, plastic and cardboard for our packaging requirements. We continuously monitor worldwide supply and cost trends of these commodities to enable us to take appropriate action to obtain ingredients and packaging needed for production. We purchase a substantial portion of our milk requirements from independent agricultural cooperatives and individual producers, and a substantial portion of our cheese requirements from independent sources. The prices for milk and other dairy product purchases are substantially influenced by government programs, as well as market supply and demand. The most significant cost item in coffee products is green coffee beans, which are purchased on world markets. Green coffee bean prices are affected by the quality and availability of supply, trade agreements among producing and consuming nations, the unilateral policies of the producing nations, changes in the value of the United States dollar in relation to certain other currencies and consumer demand for coffee products. Another significant cost item is the cocoa used in our chocolate confectionery products, which is purchased on world markets, the price of which is affected by the quality and availability of supply relative to demand, and changes in the value of the British pound sterling and the United States dollar relative to certain other currencies.

   The prices paid for raw materials and agricultural materials used in food products generally reflect external factors such as weather conditions, commodity market fluctuations, currency fluctuations and the effects of governmental agricultural programs. Although the prices of the principal raw materials can be expected to fluctuate as a result of these factors, we believe these raw materials to be in adequate supply and generally available from numerous sources. However, we use hedging techniques to minimize the impact of price fluctuations in our principal raw materials. We do not fully hedge against changes in commodity prices and these strategies may not protect us from sharp increases in specific raw material costs, which we have experienced in the past.

   We have created worldwide purchasing councils with representatives from our major geographic regions to coordinate our global sourcing requirements. The goal of these councils is to obtain the lowest available cost for our raw materials and other requirements. We are centralizing our formerly local requisitioning departments in North America and Europe, and many of our local operations will be able to order supplies through electronic catalogues on terms we plan to have centrally negotiated.

   We also use and plan to expand internet-based procurement initiatives to source our supply of various raw materials. For example, we are currently testing electronic reverse auctions and similar models for the purchase of direct and indirect materials at substantial savings. We have taken a leadership role in the development of several internet markets. These include TRANSORA, a joint effort of major consumer products manufacturers to automate procurement and logistics processes, and Dairy.com, a joint initiative to facilitate transactions between dairy suppliers and buyers.

Employees

   As of December 31, 2000, we employed approximately 117,000 people worldwide. About one-half of our 31,000 hourly employees in the United States are represented by labor unions. Most of the unionized workers at our domestic locations are represented under contracts with the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union; the United Food and Commercial Workers International Union; and the International Brotherhood of Teamsters. These contracts expire at various times throughout the next several years. Other unions represent employees at a number of our United States locations.

Outside the United States, approximately 70% of our 40,000 hourly employees are represented by labor unions or workers councils. Our business units are subject to a number of laws and regulations relating to our relationship with our employees that are specific to the location of each enterprise. In addition, in accordance with European Union requirements, we have established a European Works Council composed of management and elected members of our workforce. We believe that our relations with our employees and their representative organizations are good.

Research and Development

   We pursue four objectives in research and development:

  .  uncompromising product safety and quality;

  .  growth through new products;

  .  superior consumer satisfaction; and

  .  reduced costs.

   Our research and development resources include more than 2,000 food scientists, chemists and engineers, deployed primarily in five key technology centers: East Hanover, New Jersey; Glenview, Illinois; Tarrytown, New York; Banbury, United Kingdom and Munich, Germany. These technology centers are equipped with pilot plants and state-of-the-art instruments. Our research and development expense was $247 million in 1998, $262 million in 1999 and $270 million in 2000. Our 2000 pro forma research and development expense was $364 million.

   We regularly test our products with consumers to ensure that we are providing satisfying, high quality products. We also use our technology resources to improve consumer satisfaction, as we did recently by introducing Jacobs Kronung coffee with a proprietary process that retains the aroma of freshly ground coffee, and by introducing easier to open versions of our popular Capri Sun aseptic juice drinks and our Milka chocolate bars.

   We maintain excellent food safety standards and we are developing new technologies that reduce or eliminate food safety risks across our portfolio, and we work with government and industry associations across the globe. We recently shared a proprietary food safety approach for processed meats with the United States Department of Agriculture that we will share with other food companies.

   Finally, we apply technology innovations to our formulations and manufacturing processes to create high quality products at lower cost. This approach allows us to generate higher profit margins while investing more resources in new product development and marketing to drive top line growth.

Intellectual Property

   Our trademark portfolio is of material importance to our business. We protect these rights by registration or otherwise in the United States and other markets where the related products are sold. We have from time to time granted various parties exclusive or non-exclusive licenses to use one or more of our trademarks in particular locations. We do not believe that these licensing arrangements have had a material effect on the conduct of our business or operating results.

   Some of our products are sold under brands that we have licensed from others on terms that are generally renewable at our discretion. These licensed brands include the following:

  .  Starbucks bagged coffee for sale in United States grocery stores;

  .  Capri Sun aseptic juice drinks for sale in North America;

  . Taco Bell Mexican-style food products for sale in United States grocery stores;

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

  .  Pebbles ready-to-eat cereals; and

  .  Breyers yogurt products.

   Similarly, we own thousands of patents worldwide, and the patent portfolio as a whole is material to our business; however, no one patent or group of related patents is material to us. We also have proprietary trade secrets, technology, know-how, processes and other intellectual property rights that are not registered.

Regulation

   All of our United States food products and packaging materials are subject to regulations administered by the Food and Drug Administration or, with respect to products containing meat and poultry, the United States Department of Agriculture. Among other things, these agencies enforce statutory prohibitions against misbranded and adulterated foods, establish safety standards for food processing, establish ingredients and manufacturing procedures for certain foods, establish standards of identity for certain foods, determine the safety of food additives and establish labeling standards and nutrition labeling requirements for food products. In addition, various states regulate the business of our United States operating units by licensing dairy plants, enforcing federal and state standards of identity for selected food products, grading food products, inspecting plants, regulating certain trade practices in connection with the sale of dairy products and in a few instances imposing their own labeling requirements on food products. Many of the food commodities on which our United States businesses rely are subject to governmental agricultural programs. These programs have substantial effects on prices and supplies and are subject to Congressional and administrative review. Almost all of the activities of our food operations outside of the United States are subject to local and national regulations similar to those applicable to our United States businesses and, in some cases, international regulatory provisions, such as those of the European Union, relating to labeling, packaging, food content, pricing, marketing and advertising, and related areas.

   The European Union and certain individual countries require that food products containing genetically modified organisms or ingredients derived from them be labeled accordingly. Other countries may adopt similar regulations. The FDA has concluded that there is no basis for similar mandatory labeling under current United States law.

   We are subject to various federal, state, local and foreign laws and regulations concerning the discharge of materials into the environment, or otherwise related to environmental protection, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, also known as Superfund. Superfund imposes joint and several liability on parties that arranged for the disposal of hazardous substances, and on current and previous owners and operators of a facility for the clean-up of hazardous substances released from the facility into the environment. At the end of 2000, our subsidiaries were involved in approximately 90 Superfund and other clean-up actions in the United States relating to our current operations and certain former or divested operations for which we retain environmental liability.

   Outside the United States, we are subject to applicable multi-national, national and local environmental laws and regulations in the host countries in which we do business. We have specific programs across our international business units designed to meet compliance requirements in the environmental area.

   Although it is not possible to predict precisely the estimated costs for such environmental-related expenditures, compliance with environmental laws and regulations, including the payment of any clean-up costs, has not had, and is not expected to have, a material adverse effect on our capital expenditures, results of operations or our competitive or financial position.

Legal Proceedings

   Our subsidiaries are parties to a variety of legal proceedings arising out of the normal course of business, including the matters discussed below.

   National Cheese Exchange Cases. Since 1996, seven putative class actions have been filed by various dairy farmers alleging that we and others engaged in a conspiracy to fix and depress the prices of bulk cheese and milk through our trading activity on the National Cheese Exchange. Plaintiffs seek injunctive and equitable relief and treble damages. Two of the actions were voluntarily dismissed by plaintiffs after class certification was denied. Three cases were consolidated in state court in the Circuit Court of Wisconsin, Dane County, and in November 1999, the court granted our motion for summary judgment. The plaintiffs' appeal is now pending before the Wisconsin Court of Appeals, Fourth Circuit. Our motions to dismiss were granted in cases pending in the Circuit Court of Cook County, Illinois and in the U.S. District Court for the Central District of California. Appellate courts have reversed and remanded both cases for further proceedings. No classes have been certified in any of the cases.

   Environmental Matters. On March 20, 2000, the state of Missouri filed a civil action in the Circuit Court of Boone County, Missouri against us alleging that our practice from 1995 through 1999 of sending spent wiener casings to a farm site near Columbia, Missouri, for recycling violated the Missouri solid waste and clean water laws. The state is seeking civil penalties and injunctive relief, including the removal of the spent casings from the farm site and disposal in a permitted solid waste facility.

   We are potentially liable for certain environmental matters arising from the operations of Nabisco's former wholly-owned subsidiary, Rowe Industries. Rowe operated a small engine manufacturing facility in Sag Harbor, New York in the 1950s, 1960s and early 1970s that used various solvents. About 20 homes downgradient from the site were connected to public drinking water in the mid-1980s after solvents were detected in their individual wells. Since 1996, three toxic tort cases have been brought against Nabisco in New York state court, collectively by or on behalf of approximately 80 individuals, including 17 minors. The first case, filed on March 6, 1996 in Supreme Court of the State of New York, was dismissed by the trial judge as barred by the statute of limitations and is presently on appeal. The other two cases, which were both filed on January 3, 2000 in Supreme Court of the State of New York, are at an early stage in the trial court. Each complaint states that the relief sought by the plaintiffs is $10 million in compensatory and $100 million in punitive damages. The primary claims are based on alleged personal injury, diminution of property value and fear or risk of cancer.

   We are also potentially liable for certain environmental matters arising from Nabisco's or a former affiliate's connection with Del Monte Corporation in the 1970s and 1980s. Del Monte Corporation operated a plantation on Oahu, Hawaii, which used various pesticides for crop application over an extended time period. A pesticide spill at the site led to the closure of nearby drinking water wells and an investigation, under the oversight of the United States Environmental Protection Agency, of soil and groundwater contamination associated with the site. Upon completion of this investigation, the EPA will be selecting a plan to remedy the contamination.

   In addition, two lawsuits were filed in 1999 against Del Monte Corporation and approximately six other Oahu growers and pesticide manufacturers seeking unspecified compensatory and punitive damages for alleged pesticide contamination of drinking water supplies. The Board of Water Supply of the City and County of Honolulu filed the first lawsuit on September 27, 1999 in the Circuit Court of the First Circuit of the State of Hawaii. The second lawsuit, which was filed on October 7, 1999 in the Circuit Court of the First Circuit of the State of Hawaii, was brought by numerous area residents alleging bodily injury, emotional distress and wrongful death. Both cases are in the early stages of discovery and, to our knowledge, Del Monte Corporation has not received a settlement demand in either case.

   We believe a third party has indemnification obligations for these potential Del Monte Corporation environmental liabilities, and we are vigorously seeking enforcement of these indemnification rights.

   We believe that we have valid defenses and are vigorously defending all of the litigation pending against us. While the results of litigation cannot be predicted with certainty, management believes that the final outcome of these proceedings will not have a material adverse effect on our results of operations or financial position.

                                   MANAGEMENT

Directors and Executive Officers

   We have provided below information about our directors and executive officers and their ages as of May 1, 2001.

         Name         Age                         Title
         ----         --- -----------------------------------------------------
 Geoffrey C. Bible...  63 Director and Chairman

 Louis C. Camilleri..  46 Director

 William H. Webb.....  61 Director

 Roger K. Deromedi...  47 Director and Co-Chief Executive Officer; and
                          President and Chief Executive Officer, Kraft Foods
                          International

 Betsy D. Holden.....  45 Director and Co-Chief Executive Officer; and
                          President and Chief Executive Officer, Kraft Foods
                          North America

 Ronald J.S. Bell....  51 President European Union, Kraft Foods International

 Calvin J. Collier...  59 Senior Vice President, General Counsel and Corporate
                          Secretary; and Senior Vice President, General Counsel and Corporate Affairs, Kraft Foods North America

 Irene B. Rosenfeld..  48 Group Vice President, Kraft Foods North America, and
                          President, Operations, Technology and Kraft Foods
                          Canada, Mexico and Puerto Rico

 James P. Dollive....  49 Senior Vice President and Chief Financial Officer;
                          and Senior Vice President, Finance and Information
                          Systems, Kraft Foods North America

   All directors and officers of Kraft Foods Inc., a newly-formed holding company, have held their positions with Kraft Foods Inc. since March 2001.

   Geoffrey C. Bible; Director and Chairman. Mr. Bible is Chairman and Chief Executive Officer of Philip Morris Companies Inc., a position he has held since February 1995. Mr. Bible has been employed continuously by Philip Morris and its subsidiaries in various capacities since 1976. He is a director of The News Corporation Limited, the New York Stock Exchange, Inc., and the Lincoln Center for the Performing Arts, Inc.

   Louis C. Camilleri; Director. Mr. Camilleri is Senior Vice President and Chief Financial Officer of Philip Morris Companies Inc., a position he has held since November 1996. Mr. Camilleri has been employed continuously by Philip Morris and its subsidiaries in various capacities since 1978. Before assuming his current position, Mr. Camilleri was President and Chief Executive Officer, Kraft Foods International from December 1995 until October 1996.

   William H. Webb; Director. Mr. Webb is Chief Operating Officer of Philip Morris Companies Inc., a position he has held since March 1997. Mr. Webb has been employed continuously by Philip Morris and its subsidiaries in various capacities since 1966. Before assuming his current position, Mr. Webb was President and Chief Executive Officer, Philip Morris International Inc. from 1993 until 1997. Mr. Webb is a director of the International Tennis Hall of Fame and the Alvin Ailey American Dance Theater.

   Roger K. Deromedi; Director and Co-Chief Executive Officer, Kraft Foods Inc.; and President and Chief Executive Officer, Kraft Foods International, a position he has held since April 1999. Mr. Deromedi has been employed continuously by Kraft and its subsidiaries in various capacities since 1988. Before assuming his current position, Mr. Deromedi served as Group Vice President, Kraft Foods International and President Asia Pacific from 1998 until 1999; and President Western Europe, Kraft Foods International from December 1995 until 1998.

   Betsy D. Holden; Director and Co-Chief Executive Officer, Kraft Foods Inc.; and President and Chief Executive Officer, Kraft Foods North America, a position she has held since May 2000. Ms. Holden has been employed continuously by Kraft and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1982. Before assuming her current position, Ms. Holden served as Executive Vice President, Kraft Foods North America from 1998 until May 2000; Executive Vice President, Kraft Foods North America, and President of the Kraft Cheese Division from 1997 until 1998; and Executive Vice President, Kraft Foods North America, and General Manager of the Kraft Cheese Division from 1995 until 1997. Ms. Holden is a director of Tupperware Corporation, the Grocery Manufacturers Association, Evanston Northwestern Hospital and the Ravinia Music Festival. She also serves on the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University and is President of the Board of the Off the Street Club.

   Ronald J.S. Bell; President European Union, Kraft Foods International, a position he has held since 1998. Mr. Bell has been employed continuously by Kraft and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1974. Before assuming his current position, Mr. Bell was Executive Vice President Northern Europe, Kraft Foods International from 1995 until 1998.

   Calvin J. Collier; Senior Vice President, General Counsel and Corporate Secretary, Kraft Foods Inc.; and Senior Vice President, General Counsel and Corporate Affairs, Kraft Foods North America, a position he has held since 1988. Before that he was a partner at the law firm of Hughes Hubbard & Reed. Mr. Collier is a member of the Board of Directors of eCPG.net, Inc. (d/b/a TRANSORA), an emeritus member of the Board of Visitors of Duke University and a member of the boards of the Council of Better Business Bureaus, Inc., the Private Adjudication Center of Duke University, and the National Advertising Review Council.

   Irene B. Rosenfeld; Group Vice President, Kraft Foods North America, and President, Operations, Technology and Kraft Foods Canada, Mexico and Puerto Rico, a position she has held since February 2001. Ms. Rosenfeld has been employed continuously by Kraft and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1981. Before assuming her current position, she served as Group Vice President, Kraft Foods North America, and President, Kraft Foods Canada and Operations Technology from May 2000 until February 2001, President, Kraft Foods Canada from 1996 until May 2000; and Executive Vice President and General Manager of the Desserts and Snack Division, Kraft Foods North America from 1994 until 1996. Ms. Rosenfeld is a director of AutoNation Inc., and on the Board of Trustees of Cornell University and is the former Chair of the Board of the Food and Consumer Products Manufacturers of Canada.

   James P. Dollive; Senior Vice President and Chief Financial Officer, Kraft Foods Inc.; and Senior Vice President, Finance and Information Systems, Kraft Foods North America, a position he has held since July 1998. Mr. Dollive has been employed continuously by Kraft and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1978. Before assuming his current position, Mr. Dollive served as Vice President, Finance and Strategy, Kraft Foods International from 1997 until July 1998; and Senior Vice President, Strategy, Kraft Foods North America from 1996 until 1997.

Composition of Board of Directors

   When we complete this offering, our board of directors will consist of five persons. Under the corporate agreement that we intend to enter into with Philip Morris, so long as Philip Morris holds more than 50% of our then outstanding common stock, our board will consist of nine directors. Our board will have three members designated by Philip Morris, two members designated by Kraft and four members unaffiliated with Kraft or Philip Morris. Our board will use its best efforts to elect its four unaffiliated members within 90 days following the completion of this offering. Under the corporate agreement, Philip Morris will also have the right to designate the chairman of the board. All board members will serve one-year terms.

Committees of Board of Directors

   Our board will establish various committees to assist it with its responsibilities. Those committees are described below.

   Audit Committee

   The Audit Committee, which will have no directors who are employees of Kraft or Philip Morris, will meet with management, our independent accountants and our internal auditors to consider the adequacy of our internal controls and other financial reporting matters. The Audit Committee will:

  . approve an audit committee charter and recommend it to our board for adoption;

  .  recommend to our board the engagement of independent accountants;

  . discuss with the independent accountants their audit procedures, including the proposed scope of the audit, the audit results and the related management letters; and

  . review the services performed by the independent accountants in connection with determining their independence.

Under the corporate agreement we will enter into with Philip Morris, the committee will approve all material transactions with Philip Morris. The initial members of the committee will be three or more "independent" (as defined under the rules of the New York Stock Exchange) members of our board when they are elected.

   Compensation and Governance Committee

   The Compensation and Governance Committee will:

  . administer our compensation programs and remuneration arrangements for our executive officers;

  . review the succession plans for our chief executive officers and other senior executives; and

  . make recommendations to our board on board practices, the functions and duties of committees of the board and nominees to the board, and advise the board generally on corporate governance matters, including our relations with the holders of our Class A common stock.

The members of the committee will be: Mr. Bible (chair) and three or more independent members of our board when they are elected.

   Executive Committee

   The Executive Committee will have authority to act for our board on most matters during intervals between board meetings. The members of the committee
will be:        .

Compensation of Directors

   Directors who are full-time employees of Kraft or Philip Morris will receive no additional compensation for services as a director. For our non-employee directors, we intend to provide competitive compensation and benefits that will attract and retain high quality directors, target director compensation at a level that is consistent with our compensation objectives and encourage ownership of our stock to further align their interests with those of our shareholders.

   Initially, we intend to pay non-employee directors an annual retainer of $35,000 and fees of $1,000 for each board meeting attended and $1,000 for each committee meeting attended. We intend to pay the chair of each committee an annual retainer of $5,000 for additional services rendered in connection with committee chair responsibilities.

   We also intend to pay non-employee directors stock-based compensation. On the date of each annual meeting of our shareholders, each non-employee director will receive shares of Class A common stock having an aggregate fair market value on that date of $30,000, and nonqualified stock options to purchase the number of shares of Class A common stock calculated by dividing $30,000 by the Black-Scholes value of a Kraft stock option. See pages 82 to 84 for a further description of the 2001 Kraft Director Plan under which we intend to grant these awards.

   A non-employee director may elect to defer meeting fees and all or part of the annual retainer. Deferred amounts are "credited" to an unfunded account and may be "invested" in eight "investment choices." These "investment choices" parallel the investment alternatives offered to employees under the Kraft Foods Thrift Plan and determine the "earnings" that are credited for bookkeeping purposes to a director's account. Subject to certain restrictions, a director is permitted to take cash distributions, in whole or in part, from his or her account before or after termination of service.

Compensation Committee Interlocks and Insider Participation

   With the exception of Mr. Bible, there are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation and Governance Committee. Mr. Bible is the Chairman and Chief Executive Officer of Philip Morris. Kraft was indebted to Philip Morris as of December 31, 2000, in the aggregate amount of $22.3 billion, which amount is in excess of 5% of our total consolidated assets as of that date.

Stock Ownership of Directors and Executive Officers

   All of our common stock is currently owned by Philip Morris, and, thus, none of our directors or executive officers own any of our common stock.

   The following table shows the number of shares of Philip Morris common stock beneficially owned as of February 28, 2001, by each director and executive officer named in the Summary Compensation Table in the "--Executive Compensation" section below, and by all of our directors and executive officers as a group. Unless otherwise noted, each of the named individuals had sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer and of the group is less than one percent of the outstanding shares of Philip Morris. The total number of shares of Philip Morris common stock outstanding as of February 28, 2001, was 2,206,007,834.

                                                    Amount and Nature of
                                                  Beneficial Ownership of
        Name                                  Philip Morris Common Stock(1)(2)
        ----                                  --------------------------------
Geoffrey C. Bible............................             6,651,162
Louis C. Camilleri...........................             1,471,462
William H. Webb..............................             1,828,858
Roger K. Deromedi............................               657,787
Betsy D. Holden..............................               223,936
Ronald J.S. Bell.............................               419,429
Calvin J. Collier............................               426,997
Irene B. Rosenfeld...........................               218,101
Directors and executive officers as a group
 (9).........................................            12,137,492

---------------------
(1) Includes number of shares subject to purchase before April 28, 2001, upon the exercise of stock options, as follows: Mr. Bible, 5,710,839 shares; Mr. Camilleri, 1,310,190 shares; Mr. Webb, 1,586,207 shares; Mr. Deromedi, 618,280 shares; Ms. Holden, 204,020 shares; Mr. Bell, 389,290 shares; Mr. Collier, 338,846 shares; Ms. Rosenfeld, 203,350 shares; and the directors and executive officers as a group, 10,543,912 shares.
(2) Includes 21,146 shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Mr. Bible, 20,000 (shares held by spouse); Mr. Camilleri, 225 (shares held by spouse); and Ms. Rosenfeld, 921 (shares held in joint tenancy).

Executive Compensation

   The following table shows the compensation for the fiscal year ended December 31, 2000, received by or paid to our chief executive officers and each of our three most highly compensated executives other than our chief executive officers, based on salary and bonus compensation from Philip Morris and its subsidiaries. The option grants shown in this table represent options to acquire shares of Philip Morris common stock. This offering will not result in accelerated vesting of the remaining unvested portion of these option grants nor the conversion of these options. These options will continue to vest and be exercisable according to their terms.

                           Summary Compensation Table

                                                                        Long-Term Compensation
                                                                    ---------------------------------
                                 Annual Compensation                       Awards            Payouts
                             ----------------------------------     ---------------------   ---------
                                                                    Restricted Securities
  Name and Principal                               Other Annual       Stock    Underlying                   All Other
       Position         Year Salary      Bonus     Compensation      Value(1)   Options      LTIP(2)     Compensation(3)
  ------------------    ---- -------    -------    ------------     ---------- ----------   ---------    ---------------
                               ($)        ($)          ($)             ($)       (Shs.)        ($)             ($)
Roger K. Deromedi...... 2000 634,231(4) 725,000       10,316(5)          0      257,700(4)  2,086,100        43,352
 President and Chief
 Executive Officer,
 Kraft Foods
 International

Betsy D. Holden........ 2000 555,769(4) 700,000        4,205(6)          0       70,280(4)  1,438,500        30,088
 President and Chief
 Executive Officer,
 Kraft Foods North
 America

Ronald J.S. Bell....... 2000 431,163(7) 358,372(7)   317,942(7)(8)       0       98,390     1,234,433(7)     46,867(7)
 President European
 Union, Kraft Foods
 International

Calvin J. Collier...... 2000 421,250    275,000            0             0       63,260       949,000        23,739
 Senior VP, General
 Counsel and Corporate
 Affairs, Kraft Foods
 North America

Irene B. Rosenfeld..... 2000 444,192    360,000            0             0       70,280       946,200        24,631
 Group VP, Kraft Foods
 North America, and
 President, Operations,
 Technology and Kraft
 Foods Canada, Mexico
 and Puerto Rico

---------------------
(1) On December 29, 2000, the final day of trading in 2000, each of the named executive officers held restricted shares of Philip Morris common stock, with a value at such date as follows: Mr. Deromedi, 24,040 shares, $1,057,760; Ms. Holden, 11,810 shares, $519,640; Mr. Bell, 14,940 shares,
    $657,360; Mr. Collier, 7,030 shares, $309,320; and Ms. Rosenfeld, 6,750 shares, $297,000. During 2000, dividends were paid on the restricted stock in cash at the same rates and dates as all other shares of Philip Morris common stock.
(2) In 2000, a limited number of senior executives earned long-term performance awards for performance covering a three-year cycle commencing January 1, 1998, and ending December 31, 2000. The awards to the executive officers named in this table were based upon the achievement of financial and strategic goals over the three-year period.
(3) The amounts in this column consist of matching contributions to defined contribution plans. Kraft has made available funding payments to certain executives with vested accrued benefits under non-qualified retirement plans. During 2000, the following amounts, less applicable tax withholding, were made available to the named executive officers to provide funding for matching contributions to the Kraft Foods supplemental defined contribution plan through November 30, 1999, and for earnings through May 1, 2000 on such matching contributions, unless otherwise noted: Mr. Collier, $515,949;
    Mr. Deromedi, $80,011 (matching contributions and earnings through May 31,
    2000); Ms. Holden, $159,289; and Ms. Rosenfeld, $149,275. The funding of these amounts is not intended to increase total promised benefits.
(4) Mr. Deromedi and Ms. Holden each has a current annual base salary of $740,000. In January 2001, Mr. Deromedi and Ms. Holden received equivalent grants of stock options to acquire 146,480 shares of Philip Morris common stock.
(5) Includes reimbursement for taxes on a portion of the earnings on assets held in trust for Mr. Deromedi. These trust assets offset amounts, otherwise payable by Kraft, for vested benefits under supplemental retirement plans and are not intended to increase total promised benefits.
(6) Includes reimbursement for taxes on a portion of the earnings on assets held in trust for Ms. Holden. These trust assets offset amounts, otherwise payable by Kraft, for vested benefits under supplemental retirement plans and are not intended to increase total promised benefits.
(7) These amounts have been converted from British pounds to U.S. dollars based on a currency translation rate of .6697 as of December 29, 2000.
(8) In connection with the relocation of the Kraft Foods International European Union headquarters, Mr. Bell received a temporary housing allowance of $317,942 for 2000 and $304,429 for 2001 under an arrangement that is expiring.

Grants of Stock Options

    The following table shows all grants of options to acquire shares of Philip Morris common stock to our executive officers named in the Summary Compensation Table in the fiscal year ended December 31, 2000:

                               2000 Option Grants

                             Number of      % of Total Options Exercise
                             Securities     Granted to Philip  or Base                Grant Date     Value at
                         Underlying Options  Morris Employees   Price    Expiration  Present Value December 31,
          Name             Granted (#)(1)     in Fiscal Year    ($/Sh)      Date        ($)(2)     2000 ($)(3)
          ----           ------------------ ------------------ -------- ------------ ------------- ------------
                                                                        January 26,
Roger K. Deromedi.......      257,700(4)           0.63%       21.3438  2010            823,094     5,838,502
                                                                        January 26,
Betsy D. Holden.........       70,280(4)           0.17%       21.3438  2010            224,474     1,592,278
                                                                        January 26,
Ronald J.S. Bell........       98,390              0.24%       21.3438  2010            314,258     2,229,144
                                                                        January 26,
Calvin J. Collier.......       63,260              0.15%       21.3438  2010            202,052     1,433,231
                                                                        January 26,
Irene B. Rosenfeld......       70,280              0.17%       21.3438  2010            224,474     1,592,278

---------------------
(1) Options are not exercisable until one year after the date of the grant.
(2) In accordance with Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by Philip Morris are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. In calculating the grant date present values shown in the table, the volatility was based on the monthly closing stock prices and dividends for the time period (as shown in the table below and rounded to the nearest whole year) preceding the grant dates, the dividend yield was based on an annual dividend rate of $1.92 per share (the dividend rate in effect at the time the options were granted), the risk-free rate of return was fixed at the rate for a five-year U.S. Treasury Note for the month of grant as reported in the Federal Reserve Statistic Release H.15(159), and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

                        Black-Scholes Model Assumptions

  Stock Option                                                  Risk-Free
     Grant         Expiration Date  Volatility Dividend Yield Rate of Return Time Period
  ------------    ----------------- ---------- -------------- -------------- -----------
January 26, 2000  January 26, 2010     31.7%          9%           6.58%       5 years

    The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values shown in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the Philip Morris common stock over the exercise price on the date the option is exercised.
(3) Based on the closing price of Philip Morris common stock of $44.00 on December 29, 2000, the final day of trading in 2000.
(4) In January 2001, Mr. Deromedi and Ms. Holden received equivalent grants of stock options to acquire 146,480 shares of Philip Morris common stock.

Exercises of Stock Options

   The following table shows total exercises of options to purchase Philip Morris common stock in the fiscal year ended December 31, 2000, by our executive officers named in the Summary Compensation Table:

                   2000 Option Exercises and Year-End Values

                                                         Total Shares of
                                                      Philip Morris Common      Value of Unexercised
                                                        Stock Underlying      in-the-Money Options Held
                         Philip Morris               Unexercised Options at     at December 31, 2000
                         Common Stock                   December 31, 2000              ($)(1)
                          Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#)  Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------- ------------ ----------- ------------- ----------- -------------
Roger K. Deromedi.......         0             0      351,460      309,950     3,319,907    6,047,516
Betsy D. Holden.........         0             0      133,740       76,530     1,131,293    1,617,281
Ronald J.S. Bell........         0             0      275,900      122,390     2,733,639    2,325,148
Calvin J. Collier.......    29,400       331,056      275,586       69,510     2,057,952    1,458,234
Irene B. Rosenfeld......    46,320       852,170      133,070       76,530       970,147    1,617,281

---------------------
(1) Based on the closing price of Philip Morris common stock of $44.00 on December 29, 2000, the final day of trading in 2000.

Pension Plan Tables

                          Kraft Foods Retirement Plan

 Five-Year                              Years of Service(1)
  Average     ------------------------------------------------------------------------
Compensation     10       15        20         25         30         35         40
------------  -------- -------- ---------- ---------- ---------- ---------- ----------
$  500,000    $ 82,355 $123,532 $  164,709 $  205,886 $  247,064 $  259,564 $  272,064
   750,000     124,230  186,344    248,459    310,574    372,689    391,439    410,189
 1,000,000     166,105  249,157    332,209    415,261    498,314    523,314    548,314
 1,250,000     207,980  311,969    415,959    519,949    623,939    655,189    686,439
 1,500,000     249,855  374,782    499,709    624,636    749,564    787,064    824,564
 1,750,000     291,730  437,594    583,459    729,324    875,189    918,939    962,689
 2,000,000     333,605  500,407    667,209    834,011  1,000,814  1,050,814  1,100,814
 2,250,000     375,480  563,219    750,959    938,699  1,126,439  1,182,689  1,238,939
 2,500,000     417,355  626,032    834,709  1,043,386  1,252,064  1,314,564  1,377,064
 2,750,000     459,230  688,844    918,459  1,148,074  1,377,689  1,446,439  1,515,189
 3,000,000     501,105  751,657  1,002,209  1,252,761  1,503,314  1,578,314  1,653,314

---------------------
(1) At February 1, 2001, Mr. Deromedi had accredited service of 13 years; Ms. Holden had accredited service of 17 years; Mr. Collier had accredited service of 12 years; and Ms. Rosenfeld had accredited service of 20 years.

   Mr. Deromedi, Ms. Holden, Mr. Collier and Ms. Rosenfeld participate in the tax-qualified Kraft Foods Retirement Plan and a supplemental non-qualified pension plan. These plans provide for fixed retirement benefits in relation to the participant's years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five full consecutive years out of the 10 years preceding retirement) and applicable Social Security-covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service before January 1, 1989 (for former Kraft participants), or January 1, 1991 (for former General Foods participants), in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and upon attainment of certain conditions at earlier ages. Annual compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 2000, five-year average annual compensation was $803,373 for Mr. Deromedi; $535,073 for Ms. Holden; $626,579 for Mr. Collier; and $527,572 for Ms. Rosenfeld.

   The above table gives examples of annual pension benefits payable under these plans. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2001. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service. Kraft provides funding for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 2000, the following amounts, less applicable tax withholding, were made available to the following executive officers named in the Summary Compensation Table to provide funding for pension benefits earned under the Kraft Foods supplemental defined benefit plan as of December 31, 1999, and valued at May 1, 2000, unless otherwise noted: Mr. Deromedi, $94,363 (projected benefit to be earned through July 1, 2001 and valued at July 1, 2000), Ms. Holden, $96,617; Mr. Collier, $734,049; and Ms. Rosenfeld, $132,834. These amounts offset benefits previously accrued and do not increase total promised benefits.

                 Kraft Foods Retirement Benefits Plan in the UK

  Three-Year                           Years of Service(1)
Average Covered  ---------------------------------------------------------------
Compensation(2)     10       15       20       25       30       35       40
---------------  -------- -------- -------- -------- -------- -------- ---------
  $  500,000     $ 66,500 $ 99,750 $133,000 $166,250 $199,500 $232,750 $ 266,000
     750,000       99,750  149,625  199,500  249,375  299,250  349,125   399,000
   1,000,000      133,000  199,500  266,000  332,500  399,000  465,500   532,000
   1,250,000      166,250  249,375  332,500  415,625  498,750  581,875   665,000
   1,500,000      199,500  299,250  399,000  498,750  598,500  698,250   798,000
   1,750,000      232,750  349,125  465,500  581,875  698,250  814,625   931,000
   2,000,000      266,000  399,000  532,000  665,000  798,000  931,000 1,064,000

---------------------
(1) At January 31, 2001, Mr. Bell had accredited service of 26 years.
(2) The amounts in this table have been converted from British pounds to U.S. dollars based on a currency translation rate of .6697 as of December 29, 2000.

   Mr. Bell participates in the Kraft Foods Retirement Benefits Plan in the UK. The Kraft Foods Retirement Benefits Plan in the UK is a non-contributory plan providing benefits related to the participant's years of accredited service and three-year average covered compensation as illustrated by the above table. Benefits are payable upon retirement at the normal retirement age of 62 and at earlier ages, in the form of a 50% joint and survivor annuity. Covered compensation is determined at April 6 as the rate of salary and a three-year average of bonus shown in the Summary Compensation Table less an offset for the UK State Basic Pension. At December 31, 2000, three-year average covered compensation for Mr. Bell was $644,381 ((Pounds)431,542), based on a currency translation rate of .6697 as of December 29, 2000.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

   Philip Morris has entered into change of control employment agreements with Mr. Deromedi, Ms. Holden and Mr. Collier. The agreements provide that, if the executive is terminated other than for cause within three years after a change of control of Philip Morris or if the executive terminates his or her employment for good reason within this three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive is entitled to receive a lump-sum severance payment equal to two and one-half times the sum of base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for excise taxes imposed upon payments under the agreements.

Kraft Performance Incentive Plan

   Our board of directors has adopted the 2001 Kraft Performance Incentive Plan and our sole shareholder has approved the Kraft Performance Incentive Plan, which will be established concurrently with this offering.

   The Kraft Performance Incentive Plan will permit us to grant to our salaried employees stock options, stock appreciation rights, restricted stock and other awards based on our Class A common stock, as well as performance-based annual and long-term incentive awards. The Kraft Performance Incentive Plan will support our ongoing efforts to develop and retain worldclass leaders and will give us the ability to provide our employees with incentives that are directly linked to the profitability of our businesses and increases in shareholder value.

   Eligibility and Limits on Awards

   Our salaried employees and those of our subsidiaries and affiliates who are responsible for or contribute to our combined management, growth and profitability will be eligible to receive awards under the Kraft Performance Incentive Plan. The Kraft Performance Incentive Plan places limits on the maximum amount of awards that we may grant to any employee in any plan year.

   Under the Kraft Performance Incentive Plan, no employee may receive stock
options or stock appreciation rights that total more than     shares in any
plan year. The value of an employee's annual incentive award may not exceed
$   ; and individual long-term incentive awards are limited to     shares times
the number of years in the applicable performance cycle and, in the case of
awards expressed in U.S. currency, $    times the number of years in the
applicable performance cycle.

   Administration

   Our Compensation and Governance Committee will administer the Kraft Performance Incentive Plan. Our Compensation and Governance Committee will select the eligible employees to receive awards and will set the terms of the awards, including any performance goals applicable to annual and long-term incentive awards. Our Compensation and Governance Committee may delegate its authority under the Kraft Performance Incentive Plan to our officers, subject to guidelines, for employees who are not our "executive officers."

   Shares Reserved for Awards

   The total number of shares of Class A common stock available under the Kraft Performance Incentive Plan will be five percent of the outstanding number of shares of Class A common stock at the closing of this offering, assuming the underwriters exercise their over-allotment option in full. If any award under the Kraft Performance Incentive Plan is exercised, cashed out, terminated, expired or forfeited without payment being made in the form of our Class A common stock, the shares subject to the award will again be available for distribution under the Kraft Performance Incentive Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award. We may not award more than 25% of the shares issuable under the Kraft Performance Incentive Plan as restricted stock or under incentive awards or "other stock-based awards." Stock options may be exercised by tendering Class A common stock to us in full or partial payment of the exercise price.

   In the event of any transaction or event that affects our Class A common stock, including but not limited to a merger, share exchange, reorganization, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, then our board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the number and kind of shares reserved for issuance under the Kraft Performance Incentive Plan, in the number, kind and price of shares subject to outstanding awards under the Kraft Performance Incentive Plan and in the limits on individual awards described above.

   Annual and Long-Term Incentive Awards

   We may grant annual and long-term incentive awards under the Kraft Performance Incentive Plan. The awards will be earned only if corporate, business unit or individual performance objectives over performance cycles established by or under the direction of our Compensation and Governance Committee are met. The performance objectives may vary from employee to employee, group to group and period to period. The performance objectives for awards that are intended to constitute "qualified performance-based compensation" will be based upon one or more of the following:

  .  earnings per share;

  .  total shareholder return;

  .  operating companies income;

  .  net income;

  .  cash flow;

  .  return on equity;

  .  return on capital; or

  . economic value added, which we calculate as net after-tax operating profit less the cost of capital.

Awards may be paid in the form of cash, shares of Class A common stock or in any combination, as determined by our Compensation and Governance Committee.

   Stock Options

   The Kraft Performance Incentive Plan will permit us to grant to our eligible employees incentive stock options, which qualify for special tax treatment, and nonqualified stock options. The option grants may include executive ownership stock options to an eligible employee who tenders mature shares of Class A common stock already owned by the employee for at least six months to pay all or a portion of the exercise price of a stock option and/or to cover minimum-required withholding tax liabilities, including Social Security and Medicare, resulting from the exercise of the stock option. An executive ownership stock option will entitle the employee to acquire shares of Class A common stock equal to the number of mature shares tendered to pay the exercise price and/or withholding tax liabilities. The exercise price for any stock option will not be less than the fair market value of Class A common stock on the date of grant.

   Stock Appreciation Rights

   We may also grant stock appreciation rights either singly or in combination with underlying stock options. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash or shares of Class A common stock (as determined by our Compensation and Governance Committee) equal in value to the excess of the fair market value of the shares covered by the right over the grant price. The grant price for any stock appreciation right will not be less than the fair market value of the Class A common stock on the date of grant.

   Restricted Stock

   We may also award shares of restricted Class A common stock. The restricted stock will vest and become transferable upon the satisfaction of conditions described in the restricted stock award agreement. If, for example, a recipient's employment terminates before the award vests, he or she will forfeit his or her restricted stock awards. Except as specified in the restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of Class A common stock on his or her restricted shares.

   Other Stock-Based Awards

   The Kraft Performance Incentive Plan also provides for awards that are denominated in, valued by reference to, or otherwise based on or related to, Class A common stock. These awards may include performance shares and restricted stock units that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Class A common stock or the cash equivalent of those shares. Where the value of the stock-based award is based on the difference between the fair market value of the shares covered by the award and the exercise price, the grant price for the award will not be less than the fair market value of our Class A common stock on the date of grant.

   Change-in-Control Provisions

   In the event of a change in control of Kraft, such as a merger with or into another corporation in which our shareholders before the transaction do not continue to hold at least 50% of the successor or resulting entity; the sale by Philip Morris of the Kraft common stock it holds with the result that Philip Morris holds less than 50% of the aggregate voting power of Kraft; the sale of substantially all of our assets; and other transactions described in the Kraft Performance Incentive Plan, the following events will occur:

  . all stock options and stock appreciation rights will become fully vested and immediately exercisable;

  . the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse;

  . unless otherwise determined by our Compensation and Governance Committee, the value of outstanding stock options, stock appreciation rights, restricted stock and other stock-based awards will be cashed out on the basis of the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of Kraft during the preceding 60-day period; and

  . outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of the awards and the number of months elapsed compared with the total number of months in the performance cycle.

   Amendment

   Our board may amend the Kraft Performance Incentive Plan at any time, provided that no amendment will be made without shareholder approval if shareholder approval is required under applicable law, or if the amendment would:

  . decrease the grant or exercise price of any stock option, stock appreciation right or other stock-based award to less than fair market value of our Class A common stock on the date of grant; or

  . increase the number of shares that may be distributed under the Kraft Performance Incentive Plan.

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

   Transferability

   The Kraft Performance Incentive Plan provides that an award may not be transferred except in the event of the employee's death or unless otherwise required by law. The award agreements, which will include other terms and conditions of each award, can be amended by our Compensation and Governance Committee. Awards under the Kraft Performance Incentive Plan may earn dividends or dividend equivalents, as determined by the Compensation and Governance Committee.

   Founders Grant Program

   Our board of directors has approved two grants of options to purchase shares of our Class A common stock, as of the closing date of this offering, to the following individuals and groups of executive officers and employees of Kraft and its subsidiaries, with the fair market values specified below.

   The first grant of options in the founders grant program is intended to align the interests of a broad group of our middle and senior level management with the interests of our shareholders. The exercise price for each of these options is equal to the initial public offering price per share. The options will become exercisable on January 31, 2003, and will expire 10 years from the date of the grant.

                                                                 Number  Fair
                                                                   of   Market
                                                                 Shares Value
   Option Recipient                                               (#)    ($)
   ----------------                                              ------ ------
   Roger K. Deromedi............................................        $
   Betsy D. Holden..............................................
   Ronald J.S. Bell.............................................
   Calvin J. Collier............................................
   Irene B. Rosenfeld...........................................
   Executive officers of Kraft and its subsidiaries as a group
    (6).........................................................
   All eligible employees of Kraft and its subsidiaries as a
    group (2,560)...............................................        $

   The second grant of options in the founders grant program is intended to provide our senior executives who are most critical to the success of our business with additional performance incentives tied closely to the value of our Class A common stock. The exercise price for each of these options is equal to the initial public offering price per share. The options will become exercisable on a schedule based on total shareholder return for our Class A common stock during the three years following the date of grant. Any options that are not exercisable after these three years will become exercisable five years from the date of the grant. These options will expire 10 years from the date of the grant.

                                                                 Number  Fair
                                                                   of   Market
                                                                 Shares Value
   Option Recipient                                               (#)    ($)
   ----------------                                              ------ ------
   Roger K. Deromedi............................................        $
   Betsy D. Holden..............................................
   Ronald J.S. Bell.............................................
   Calvin J. Collier............................................
   Irene B. Rosenfeld...........................................
   Executive officers of Kraft and its subsidiaries as a group
    (6).........................................................
   All eligible employees of Kraft and its subsidiaries as a
    group (64)..................................................        $

See "Option Grants and Sales to Employees" on page 92 for additional information regarding shares of our Class A common stock made available to our employees and to employees of Philip Morris and its subsidiaries.

Kraft Director Plan

   Our board of directors has adopted the 2001 Kraft Director Plan and our sole shareholder has approved the Kraft Director Plan.

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

   The Kraft Director Plan will provide for the annual grant to non-employee directors of awards of stock and stock options. The Kraft Director Plan will promote greater alignment of the interests of our non-employee directors, our shareholders and us and will assist us in attracting and retaining highly qualified non-employee directors by affording them an opportunity to share in our future successes.

   Eligibility

   We will only grant awards under the Kraft Director Plan to members of our board who are not full-time employees of Kraft or Philip Morris or their
subsidiaries. At present     non-employee directors will be granted awards
under the Kraft Director Plan.

   Administration

   Our board will designate our Compensation and Governance Committee or a subcommittee of the Compensation and Governance Committee to administer the Kraft Director Plan.

   Shares Reserved for Awards

       shares of Class A common stock will be reserved and available for awards under the Kraft Director Plan. If any stock option under the Kraft Director Plan is forfeited or expires without the delivery of Class A common stock, the shares subject to the stock option will again be available for distribution under the Kraft Director Plan, as will shares that are used by a non-employee director as payment for the exercise price of a stock option. Stock options may be exercised by tendering mature Class A common stock to Kraft in full or partial payment of the exercise price.

   In the event of any transaction or event that affects our Class A common stock, including but not limited to a merger, share exchange, reorganization, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, then our board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the number and kind of shares reserved for issuance under the Kraft Director Plan, in the number, kind and price of shares subject to outstanding awards under the Kraft Director Plan and in the amounts of annual awards under the Kraft Director Plan.

   Annual Awards

   On the date of each annual meeting of our shareholders, each non-employee director will receive shares of Class A common stock having an aggregate fair market value on that date of $30,000, and nonqualified stock options to purchase the number of shares of Class A common stock calculated by dividing $30,000 by the Black-Scholes value of each option. In each case, fractional shares will be rounded up to the next whole share. Non-employee directors may elect to defer the receipt of the shares of Class A common stock awarded by timely filing an election to establish a notional deferred stock account. The term of each stock option will be 10 years and the exercise price of each option will be the fair market value of a share of our Class A common stock on the date of grant.

   Amendment

   Our board of directors may amend the Kraft Director Plan at any time, provided that no amendment will be made without shareholder approval if shareholder approval is required under applicable law, or if the amendment would:

  . decrease the grant or exercise price for stock options to less than fair market value of our Class A common stock on the date of grant; or

  . increase the number of shares that may be distributed under the Kraft Director Plan.

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

   Transferability

   The Kraft Director Plan provides that an award may not be transferred except in the event of a non-employee director's death or unless otherwise required by law. Other terms and conditions of each award will be included in award agreements, which can be amended.

                                SOLE SHAREHOLDER

   Before this offering, all of the outstanding shares of our common stock will be owned by Philip Morris. After the completion of this offering, Philip Morris
will own approximately   % of our Class A common stock, or   % if the
underwriters exercise their over-allotment option in full, and 100% of our Class B common stock. Philip Morris has advised us that its current intent is to continue to hold all of our common stock beneficially owned by it following the completion of this offering, other than shares of our common stock subject to stock options granted by Philip Morris to its employees. However, Philip Morris is not subject to any contractual obligation to retain its controlling interest, except that Philip Morris has agreed, subject to exceptions described under "Underwriting," not to sell or otherwise dispose of any shares of our common stock for a period of 180 days after the date of this prospectus without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. on behalf of the underwriters.

                        RELATIONSHIP WITH PHILIP MORRIS

   Included below are descriptions of certain agreements, relationships and transactions we have with Philip Morris.

Corporate Agreement

   We intend to enter into a corporate agreement with Philip Morris under which we will grant to Philip Morris a continuing option to purchase, under certain circumstances, additional shares of our Class A common stock. Philip Morris may exercise the option simultaneously with the issuance of any equity security of Kraft, only to the extent necessary to permit Philip Morris to maintain its then-existing percentage of the total voting power and value of Kraft. This option is not exercisable in connection with this offering, upon the exercise of the underwriters' over-allotment option or upon the issuance of stock in connection with employee compensation. The purchase price of the shares of our Class A common stock purchased upon any exercise of the stock option, subject to certain exceptions, will be based on the price of the related Kraft equity issuance.

   The corporate agreement will provide that, upon the request of Philip Morris, we will use our best efforts to register under the applicable federal and state securities laws any of the shares of our common stock beneficially owned by Philip Morris, including shares underlying stock options or other incentive awards made by Philip Morris to its employees or the employees of its subsidiaries. Philip Morris will also have the right, subject to specified limitations, to include the shares of our common stock it beneficially owns in certain other registrations of our common equity securities initiated by us on our own behalf or on behalf of our other shareholders. Philip Morris will agree to pay all out-of-pocket costs and expenses in connection with each registration that Philip Morris requests or in which Philip Morris participates.

   The corporate agreement will contain indemnification and contribution provisions by Philip Morris for the benefit of Kraft and related persons and by Kraft for the benefit of Philip Morris and related persons. The corporate agreement will also provide that neither Kraft nor Philip Morris will take any action or enter into any commitment or agreement that may reasonably be anticipated to result in a violation by the other party of:

  .  any provision of applicable law or regulation;

  .  any provision of the other party's articles of incorporation or bylaws;

  . any existing credit agreement or other material instrument binding upon the other party or any of its respective assets; or

  . any judgment, order or decree of any governmental body, agency or court having jurisdiction over the other party or any of its respective assets.

   The corporate agreement will provide that all material intercompany transactions, including any amendments to the corporate agreement, the services agreement, the tax sharing agreement or any other agreement between Kraft and Philip Morris, will be subject to the approval of the Audit Committee of our board of directors.

   We have agreed with Philip Morris that each of Kraft or Philip Morris has the right to:

  .  engage in the same or similar business activities as the other party;

  .  do business with any customer or client of the other party; and

  .  employ or engage any officer or employee of the other party.

Neither Philip Morris nor Kraft, nor their respective related persons, will be liable to the other as a result of engaging in any of these activities.

   Under the corporate agreement, if one of our officers or directors who also serves as an officer or director of Philip Morris becomes aware of a potential transaction related primarily to the food and beverage industry, other than beer, that may represent a corporate opportunity for both Kraft and Philip Morris, the officer or director has no duty to present that opportunity to Philip Morris; and we will have the sole right to pursue the transaction if our board so determines. If one of our officers or directors who also serves as an officer or director of Philip Morris becomes aware of any other potential transaction that may represent a corporate opportunity for both Kraft and Philip Morris, the officer or director will have a duty to present that opportunity to Philip Morris; and Philip Morris will have the sole right to pursue the transaction if Philip Morris' board so determines. If one of our officers or directors who does not serve as an officer or director of Philip Morris becomes aware of a potential transaction that may represent a corporate opportunity for both Kraft and Philip Morris, neither Kraft nor the officer or director has a duty to present that opportunity to Philip Morris; and we may pursue the transaction if our board so determines.

   Under the corporate agreement, we must obtain Philip Morris' written consent before taking any of the following actions:

  . entering into any agreement or arrangement that binds or purports to bind Philip Morris or any of its affiliates, or contains provisions that trigger a default or require a material payment when Philip Morris exercises its rights to convert the Class B common stock;

  . declaring extraordinary dividends or making other extraordinary distributions to the holders of our capital stock; and

  . issuing any equity securities or securities convertible or exercisable into equity securities except for equity securities issued or granted to our employees.

   Philip Morris may assign these consent rights to a third party who may exercise them so long as the third party directly or indirectly owns or has the right to acquire more than 50% of our then outstanding common stock.

   The corporate agreement will terminate when Philip Morris owns less than 50% of our then outstanding common stock.

Services Agreement

   Philip Morris Management Corp., a wholly-owned subsidiary of Philip Morris, has provided, and we expect that it will continue to provide, certain services to us for fees based on costs incurred by Philip Morris and its subsidiaries in providing the services and a management fee. These services, which are the subject of a services agreement, include:

  .  government and corporate affairs services;

  .  human resources services;

  .  treasury services;

  .  financial, reporting, research and ledger services;

  .  internal auditing services;

  .  information technology services;

  .  legal and corporate secretary services;

  .  aviation, building and conference services;

  .  tax services;

  .  corporate planning and analysis services;

  .  corporate business development services;

  .  financial communications and investor relations services; and

  .  business and operations consulting services.

We expect to make aggregate annual payments to Philip Morris Management Corp.
for these services of approximately $    million.

   Philip Morris Management Corp. and we may each terminate any or all of the services under the services agreement by giving the other party written notice at least 12 months in advance of termination. Philip Morris Management Corp. has agreed to provide us with reasonable assistance to make an orderly transition to other service providers upon the termination of the services agreement.

Tax-Sharing Agreement

   We are, and after the completion of this offering will continue to be, included in Philip Morris' federal consolidated income tax group, and our federal income tax liability will be included in the consolidated federal income tax liability of Philip Morris and its subsidiaries. In certain circumstances, certain of our subsidiaries will also be included with certain Philip Morris subsidiaries in combined, consolidated or unitary income tax groups for state and local income tax purposes. We intend to enter into a tax-sharing agreement with Philip Morris. Under the tax-sharing agreement, we will make payments to Philip Morris, with respect to any period, for the amount of taxes to be paid by us, and these taxes will be determined as though we were to file separate federal, state and local income tax returns as the common parent of an affiliated group of corporations filing combined, consolidated or unitary, as applicable, federal, state and local income tax returns. Our payments to Philip Morris will also include amounts determined by a tax authority or estimated by Philip Morris to be due as a result of a redetermination of the tax liability of Philip Morris arising from an audit or otherwise. We will be reimbursed, however, for tax items such as foreign tax credits, net operating losses and alternative minimum tax credits, based on the usage of the tax items by the consolidated group.

   In determining the amount of tax-sharing payments under the tax-sharing agreement, Philip Morris will prepare pro forma returns with respect to federal and applicable state and local income taxes that reflect the same positions and elections used by Philip Morris in preparing the returns for Philip Morris' consolidated group and other applicable groups. The tax-sharing agreement provides that Philip Morris:

  . will continue to have all the rights of a parent of a consolidated group, and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group;

  . will be the sole and exclusive agent for Kraft in any and all matters relating to the income, franchise and similar liabilities of Kraft, to the extent included in the consolidated federal and combined, consolidated or unitary state and local income tax returns;

  . will have sole and exclusive responsibility for the preparation and filing of consolidated federal and combined, consolidated or unitary state and local income tax returns, or amended returns; and

  . will have the power, in its sole discretion, with respect to any consolidated federal and combined, consolidated or unitary state and local income tax returns, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on our behalf.

In addition, Philip Morris will undertake to provide the services mentioned above with respect to our separate state and local returns and our foreign returns.

   In general, we will be included in Philip Morris' consolidated group for federal income tax purposes for so long as Philip Morris beneficially owns at least 80% of the total voting power and value of our outstanding common stock. Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax-sharing agreement allocates tax liabilities between Kraft and Philip Morris, during the period in which we are included in Philip Morris' consolidated group, we could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of Philip Morris' consolidated group. See "Risk Factors--Risks Related to Our Relationship with Philip Morris." However, Philip Morris and we will agree to indemnify each other for the respective obligations under the tax-sharing agreement, which includes any liability of Nabisco for the payment of federal tax liability as a result of an express or implied obligation to indemnify any other person.

Litigation Against Philip Morris

   Various legal actions, proceedings and claims relating to tobacco products are pending or may be instituted against operating subsidiaries of Philip Morris that are engaged in the manufacture and sale of cigarettes and also against Philip Morris. If plaintiffs were successful in holding Philip Morris responsible, shares of our Class A or Class B common stock that are owned by Philip Morris would be among the assets of Philip Morris available to satisfy these liabilities. Because Kraft Foods Inc. and its subsidiaries are separate corporations that have not engaged in the business of manufacturing and selling cigarettes, we believe that the risk that our assets could be attached to satisfy these liabilities is remote.

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

                          DESCRIPTION OF CAPITAL STOCK

General

   The authorized capital stock of Kraft consists of:

  .  3,000,000,000 shares of Class A common stock, without par value;

  .  2,000,000,000 shares of Class B common stock, without par value; and

  .  500,000,000 shares of preferred stock, without par value.

   Before this offering, there were 275,000,000 shares of Class A common stock and 1,180,000,000 shares of Class B common stock outstanding, all of which were
held by Philip Morris. After this offering there will be     shares of Class A
common stock outstanding, not including shares subject to the underwriters' over-allotment option, and 1,180,000,000 shares of Class B common stock outstanding. At the closing of this offering, no shares of preferred stock will be outstanding.

   The following description of our capital stock is subject to our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the provisions of applicable Virginia law.

Common Stock

   Voting Rights

   The holders of Class A common stock and Class B common stock generally have identical rights, except that holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to 10 votes per share on all matters to be voted on by shareholders. Directors are elected by a plurality of the votes cast by shares entitled to vote. With certain exceptions, other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter by the holders of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single voting group at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock. Approval of an amendment of our articles of incorporation, a merger, a share exchange, a sale of all our property or a dissolution must be approved by a majority of all votes entitled to be cast by the holders of Class A common stock and Class B common stock, voting together as a single group.

   Dividends

   Holders of Class A common stock and Class B common stock will share equally on a per share basis in any dividend declared by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. Dividends payable in shares of common stock may be paid only as follows: shares of Class A common stock may be paid only to holders of Class A common stock, and shares of Class B common stock may be paid only to holders of Class B common stock; and the number of shares so paid will be payable at the same rate per share so as to retain the relative proportion of outstanding shares of Class A common stock and Class B common stock.

   Conversion

   Each share of Class B common stock is convertible while held by Philip Morris or any of its subsidiaries, excluding Kraft, at the option of the holder into one share of Class A common stock. Following any distribution of Class B common stock to shareholders of Philip Morris in a transaction, including any distribution in exchange for Philip Morris shares or securities, intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, or any corresponding provision of any successor statute (a "Tax-Free Spin-Off"), shares of Class B common stock will no longer be convertible into shares of Class A common stock. Shares of Class B common stock transferred to shareholders of Philip Morris in a Tax-Free Spin-Off will not be converted into shares of Class A common stock and, following a Tax-Free Spin-Off, shares of Class B common stock will be transferable as Class B common stock, subject to applicable laws.

   Before a Tax-Free Spin-Off, any shares of Class B common stock transferred to a person other than Philip Morris or any of its subsidiaries, excluding Kraft, will automatically be converted into shares of Class A common stock.

   Other Rights

   In the event of any reorganization of Kraft with one or more corporations or a merger or share exchange of Kraft with another corporation in which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of our common stock, regardless of class, will be entitled to receive with respect to each share held the same kind and amount of shares of stock and other securities and property, including cash.

   On liquidation, dissolution or winding up of Kraft, after payment in full of the amounts required to be paid to holders of any outstanding shares of preferred stock, if any, all holders of common stock, regardless of class, are entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of common stock.

   No shares of either class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock or other securities of Kraft.

   Upon closing of this offering, all the outstanding shares of Class A common stock and Class B common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

   Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include, among other things:

  .  restricting dividends on our common stock;

  .  diluting the voting power of our common stock;

  .  impairing the liquidation rights of our common stock; or

  . delaying or preventing a change in control of us without further action by the shareholders.

   We have no present plans to issue any shares of preferred stock.

Certain Provisions of Virginia Law, our Articles of Incorporation and our
Bylaws

   Board of Directors; Removal; Vacancies

   Virginia law provides that the board of directors of a Virginia corporation shall consist of a number of individuals specified in or fixed in accordance with the bylaws of the corporation or, if not specified in or fixed in accordance with the bylaws, then a number specified in or fixed in accordance with the articles of incorporation of the corporation.

   Our bylaws will provide that the number of members of our board of directors shall be nine. Under Virginia law, our board of directors may amend the bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors last elected by our shareholders; provided, that any decrease in the number of directors may not shorten an incumbent director's term or reduce any quorum or voting requirements until the person ceases to be a director.

   Under Virginia law, a member of our board of directors may be removed with or without cause by a majority of the votes entitled to be cast at a meeting of shareholders called expressly for that purpose at which a quorum is present. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

   Our bylaws provide that any vacancy occurring on our board of directors may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum.

   Shareholder Meetings

   Under our bylaws, only our board of directors, the chairman of our board of directors and, until Philip Morris owns less than 50% of our common stock, Philip Morris, may call special meetings of shareholders.

   No Cumulative Voting

   Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

   Shareholder Nominations and Proposals

   Our bylaws provide that, subject to the rights of holders of any outstanding shares of preferred stock, a shareholder may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's nomination has been given, either by personal delivery or certified mail, to the corporate secretary of Kraft not less than 120 nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of shareholders. Each notice must contain:

  . the name, age, business address and, if known, residential address of each nominee;

  .  the principal occupation or employment of each nominee;

  . the number and class of capital shares of Kraft beneficially owned by each nominee;

  . any other information relating to each nominee required by the Securities and Exchange Commission's proxy rules; and

  . the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

The corporate secretary of Kraft will deliver all notices to the Compensation and Governance Committee of our board of directors for review. After review, the Compensation and Governance Committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

   For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the proposed business in writing to the corporate secretary of Kraft. To be timely, a shareholder's notice must be given, either by personal delivery or by certified mail, to the Secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting. The notice must contain:

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

  . the name and address of the shareholder proposing the business as they appear on the stock transfer books of Kraft;

  . a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

  . the class, series and number of our shares beneficially owned by the shareholder; and

  .  any material interest of the shareholder in the business.

Business brought before an annual meeting without complying with these provisions will not be transacted.

   Liability of Officers and Directors

   Our articles of incorporation provide that no director or officer shall be liable to Kraft or its shareholders for monetary damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws.

   Our articles of incorporation require us to indemnify any director, officer or employee who was or is a party to any proceeding due to his or her status as a director, officer or employee of Kraft, and any director, officer or employee serving at the request of Kraft as a director, trustee, partner, officer or employee of another entity, unless he or she engaged in willful misconduct or a knowing violation of the criminal law. We have been informed that in the opinion of the Securities and Exchange Commission indemnification for liabilities under the Securities Act of 1933 is against public policy and is unenforceable.

   Anti-Takeover Statutes

   We have opted out of the Virginia anti-takeover law regulating "control share acquisitions." Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or bylaws of the corporation provide that this regulation does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation's voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person's request, to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation's articles of incorporation or bylaws permit, the acquiring person's shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person's cost. Virginia law grants dissenters' rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation's voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.

   Virginia law also regulates "affiliated transactions." Material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. Because Philip Morris currently owns 100% of our stock, the Virginia law regulating affiliated transactions will not apply to Philip Morris.

   Transfer Agent and Registrar

   The transfer agent and registrar for our Class A common stock is    .

                      OPTION GRANTS AND SALES TO EMPLOYEES

   We intend to grant options to purchase shares of our Class A common stock to approximately 2,600 employees in a founders grant program pursuant to the Kraft Performance Incentive Plan. See "Management--Kraft Performance Incentive Plan" on page 79. Philip Morris intends to grant options to purchase shares of our Class A common stock that Philip Morris owns to approximately 1,600 employees of its subsidiaries. Each option will have an exercise price equal to the initial public offering price shown on the cover page of this prospectus. Each option will become exercisable on January 31, 2003, and will expire 10 years from the date of grant. We currently expect to file registration statements under the Securities Act of 1933 to register these shares.

   At our request, the underwriters have reserved for sale to U.S.-based employees of Kraft and Philip Morris and their respective subsidiaries in a
directed share purchase plan up to    % of the shares of our Class A common
stock offered by this prospectus at the initial public offering price shown on the cover page of this prospectus. See "Underwriting" on page 97.

   Finally, we intend to grant to each of our approximately 2,400 employees resident in countries other than the United States an option to purchase 100 shares of our Class A common stock at the initial public offering price shown on the cover page of this prospectus. Philip Morris intends to grant to each of approximately 3,000 employees of its subsidiaries resident in countries other than the United States an option to purchase 100 shares of our Class A common stock that Philip Morris owns at the initial public offering price shown on the cover page of this prospectus.

                        SHARES ELIGIBLE FOR FUTURE SALE

   All of the shares of our Class A common stock sold in this offering will be freely tradable without restriction under the Securities Act of 1933, except for any shares that may be acquired by an affiliate of Kraft, as that term is defined in Rule 144 under the Securities Act. Persons who may be deemed to be affiliates generally include individuals or entities that control, are controlled by, or are under common control with, Kraft and may include directors and officers of Kraft as well as significant shareholders of Kraft.

   The shares of our Class A and Class B common stock held by Philip Morris are "restricted securities" as defined in Rule 144, and may not be sold other than through registration under the Securities Act or under an exemption from registration, such as the one provided by Rule 144. Philip Morris and we have agreed not to offer or sell any shares of our Class A or Class B common stock, subject to exceptions, for a period of 180 days after the date of this prospectus, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. on behalf of the underwriters.

   Generally, Rule 144 provides that a person who has beneficially owned "restricted" shares for at least one year will be entitled to sell on the open market in brokers' transactions, within any three-month period, a number of shares that does not exceed the greater of:

  .  1% of the then outstanding shares of common stock; and

  . the average weekly trading volume of the common stock on the open market during the four calendar weeks preceding such sale.

   Sales under Rule 144 are also subject to post-sale notice requirements and the availability of current public information about the issuer.

   In the event that any person other than Philip Morris who is deemed to be our affiliate purchases shares of our common stock in this offering or acquires shares of our common stock pursuant to one of our employee benefit plans, the shares held by that person are required under Rule 144 to be sold in brokers' transactions, subject to the volume limitations described above. Shares properly sold in reliance upon Rule 144 to persons who are not affiliates are thereafter freely tradable without restriction.

   Sales of substantial amounts of our common stock in the open market, or the availability of such shares for sale, could adversely affect the price of our common stock.

   All shares issued in this offering or to employees as described in the previous section, other than shares issued to affiliates, generally will be freely tradable.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                       FOR NON-UNITED STATES SHAREHOLDERS

   This is a general summary of certain United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of Class A common stock if you are a beneficial owner of shares other than:

  .  a citizen or resident of the United States;

  . a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;

  . an estate, the income of which is subject to United States federal income taxation regardless of its source;

  . a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

  . a trust that existed on August 20, 1996, was treated as a United States person on August 19, 1996, and elected to be treated as a United States person.

   This summary does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States income tax laws (such as a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company," company that accumulates earnings to avoid United States federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code ("Code"), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service ("IRS") and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

   We urge prospective non-United States shareholders to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of shares of Class A common stock.

Dividends

   In general, any distributions we make to you with respect to your shares of Class A common stock that constitute dividends for United States federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of Class A common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of Class A common stock.

   Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Dividends that are effectively connected with your conduct of a trade or business but that under an applicable income tax treaty are not attributable to a United States permanent establishment maintained by you may be eligible for a reduced rate of United States withholding tax under such treaty, provided you comply with certification and disclosure requirements necessary to obtain treaty benefits.

Sale or Other Disposition of Class A Common Stock

   You generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of your shares of Class A common stock unless:

  . the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

  . you are an individual, you hold your shares of Class A common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

  . we are or have been a "United States real property holding corporation" for United States federal income tax purposes (which we believe we are not and have never been, and do not anticipate we will become) and you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of Class A common stock, more than 5% of our Class A common stock.

   Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

   We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of Class A common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

   The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons at a rate of 31% of the gross amount. You will not be subject to backup withholding tax on dividends you receive on your shares of Class A common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an "exempt recipient").

   Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of Class A common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of Class A common stock through a United States broker or the United States office of a foreign broker, the broker will be required to report the amount of proceeds paid to you to the IRS and also backup withhold at a rate of 31% of that amount unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting (and backup withholding if the appropriate certification is not provided) also apply if you sell your shares of Class A common stock through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

   Any amounts withheld with respect to your shares of Class A common stock under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

   Class A common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITING

   Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are acting as joint book running managers of the offering and are acting as representatives of the underwriters named below. Subject to the terms and
conditions contained in the underwriting agreement dated       , 2001, we have
agreed to sell to the underwriters the number of shares of Class A common stock set forth opposite each underwriter's name below.

                                                                          Number
                                                                            of
        Underwriters                                                      Shares
        ------------                                                      ------
   Credit Suisse First Boston Corporation................................
   Salomon Smith Barney Inc. ............................................
   Deutsche Bank Alex. Brown Inc. .......................................
   J.P. Morgan Securities Inc. ..........................................
   Morgan Stanley & Co. Incorporated.....................................
   UBS Warburg LLC.......................................................
   Blaylock & Partners, L.P. ............................................
   BNP Paribas...........................................................
   Dresdner Kleinwort Benson North America, L.L.C. ......................
   HSBC Securities (USA) Inc. ...........................................
   Lehman Brothers Inc. .................................................
   Prudential Securities Incorporated....................................
   Ramirez & Co., Inc. ..................................................
   Sanford C. Bernstein & Co., LLC.......................................
   Utendahl Capital Partners, L.P. ......................................
                                                                           ----
     Total...............................................................
                                                                           ====

   The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

   We have granted to the underwriters a 30-day option to purchase on a pro
rata basis up to     additional shares of our Class A common stock at the
initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of Class A common stock.

   The underwriters propose to offer the shares of Class A common stock initially at the public offering price on the cover page of this prospectus and
to selling group members at that price less a selling concession of $    per
share. The underwriters and selling group members may allow a discount of $ per share on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

   The following table summarizes the compensation and estimated expenses we will pay:

                                            Underwriting
                                              Discounts
                                           and Commissions        Expenses
                                         ------------------- -------------------
                                          Without    With     Without    With
                                           Over-     Over-     Over-     Over-
                                         allotment allotment allotment allotment
                                         --------- --------- --------- ---------
Per Share...............................   $         $         $         $
Total (in millions).....................   $         $         $         $

   We and Philip Morris have agreed that we and Philip Morris will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to, any shares of our Class A common stock, any shares of our Class B common stock or any securities convertible into or exchangeable or exercisable for any shares of our Class A or Class B common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus, except:

      . issuances of Class A common stock pursuant to the conversion of Class B common stock outstanding on the date of this prospectus;

      . grants of employee stock options pursuant to the terms of a plan in effect on the date of this prospectus;

      . issuances of Class A common stock pursuant to the exercise of any employee stock options outstanding on the date of this prospectus or issuances of Class A common stock pursuant to our dividend reinvestment plan; and

      . the related filings of registration statements with respect to any of these issuances.

   The underwriters have reserved for sale at the initial public offering price
up to     shares of our Class A common stock for employees who have expressed an interest in purchasing Class A common stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

   We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

   We will apply to list our shares of Class A common stock on the New York Stock Exchange under the symbol "KFT." The underwriters have undertaken to sell shares of our Class A common stock to a minimum of 2,000 beneficial owners in lots of 100 or more shares to meet the New York Stock Exchange distribution requirements for trading.

   Prior to this offering, there has been no public market for our Class A common stock. Consequently, the initial public offering price for the shares will be determined by negotiations between us and the representatives. Among the factors to be considered in determining the initial public offering price are:

      .  our record of operations;

      .  our current financial condition;

      .  our future prospects;

      .  our markets;

      . the economic conditions in and future prospects for the industry in which we compete;

      .  our management; and

      . currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies we consider comparable to us.

   There can be no assurance, however, that the prices at which our shares will sell in the public market after this offering will not be lower than the price at which our shares are sold by the underwriters or that an active trading market in our Class A common stock will develop and continue after this offering.

   In connection with the offering, the representatives, on behalf of the underwriters, may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934:

      . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

      . Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market.

      . Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

      . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when our Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

   A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Credit Suisse First Boston Corporation may effect an on-line distribution through its affiliate, CSFBdirect Inc., an on-line broker dealer, as a selling group member.

   The underwriters have informed us that they do not expect sales to discretionary accounts to exceed 5% of the shares of Class A common stock being offered.

   The representatives and some of the underwriters have performed investment banking and advisory services for us and Philip Morris from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. Banks affiliated with the underwriters participating in this offering are lenders under Philip Morris' credit facilities. In connection with the acquisition of Nabisco, Philip Morris entered into a $9.0 billion, 364-day revolving credit agreement, expiring in October 2001. Philip Morris may assign this credit agreement to us following this offering upon fulfillment of conditions. Credit Suisse First Boston, New York branch, an affiliate of Credit Suisse First Boston Corporation and The Chase Manhattan Bank, an affiliate of J.P. Morgan Securities Inc., acted as administrative agents, and Citibank, N.A., an affiliate of Salomon Smith Barney Inc., and Deutsche Bank AG, New York Branch and/or Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Alex. Brown Inc., acted as co-syndication agents in connection with this credit facility. These companies received customary fees for their services.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of our Class A common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of Class A common stock are made. Any resale of our Class A common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our Class A common stock.

Representations of Purchasers

   By purchasing our Class A common stock in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  . the purchaser is entitled under applicable provincial securities laws to purchase our Class A common stock without the benefit of a prospectus qualified under those securities laws;

  . where required by law, that the purchaser is purchasing as principal and not as agent; and

  .  the purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action (Ontario Purchasers)

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the United States federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of Class A common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Class A common stock acquired by the purchaser in this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for Class A common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of our Class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our Class A common stock in their particular circumstances and about the eligibility of our Class A common stock for investment by the purchaser under relevant Canadian legislation.

                        VALIDITY OF CLASS A COMMON STOCK

   The validity of our Class A common stock offered hereby and other legal matters will be passed upon for us by Hunton & Williams, New York, New York. The validity of our Class A common stock offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett acts as counsel from time to time in matters for some subsidiaries of Philip Morris.

                                    EXPERTS

   The combined financial statements of Kraft at December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Nabisco at December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-l under the Securities Act of 1933, with respect to our Class A common stock offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if the contract or document is filed as an exhibit, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

   As a result of this offering, we will become subject to the full informational requirements of the Securities Exchange Act of 1934. We will fulfill our obligations with respect to those requirements by filing periodic reports and other information with the SEC. We intend to furnish our shareholders with annual reports containing combined financial statements audited by an independent public accounting firm.

                         INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                      Reference
Kraft Foods Inc. and Subsidiaries:                                    ---------
  Report of PricewaterhouseCoopers LLP, Independent Accountants......    F-2
  Combined Balance Sheets At December 31, 1999 and 2000..............    F-3
  Combined Statements of Earnings For the Years Ended December 31,
   1998, 1999 and 2000...............................................    F-4
  Combined Statements of Shareholder's Equity For the Years Ended
   December 31, 1998, 1999 and 2000..................................    F-5
  Combined Statements of Cash Flows For the Years Ended December 31,
   1998, 1999 and 2000...............................................    F-6
  Notes to Combined Financial Statements.............................    F-7

Nabisco Holdings Corp.:
  Report of Deloitte & Touche LLP, Independent Auditors..............   F-28
  Consolidated Balance Sheets At December 31, 1998 and 1999..........   F-29
  Consolidated Statements of Income (Loss) For the Years Ended
   December 31, 1997, 1998 and 1999..................................   F-30
  Consolidated Statements of Comprehensive Income (Loss) For the
   Years Ended December 31, 1997, 1998 and 1999......................   F-31
  Consolidated Statements of Cash Flows For the Years Ended December
   31, 1997, 1998 and 1999...........................................   F-32
  Consolidated Statements of Shareholders' Equity For the Years Ended
   December 31, 1997, 1998 and 1999..................................   F-33
  Notes to Consolidated Financial Statements.........................   F-34
  Unaudited Consolidated Condensed Balance Sheet At September 30,
   2000..............................................................   F-58
  Unaudited Consolidated Condensed Statements of Income For the Nine
   Months Ended September 30, 1999 and 2000..........................   F-59
  Unaudited Consolidated Condensed Statements of Comprehensive Income
   For the Nine Months Ended September 30, 1999 and 2000.............   F-60
  Unaudited Consolidated Condensed Statements of Cash Flows For the
   Nine Months Ended September 30, 1999 and 2000.....................   F-61
  Unaudited Notes to Consolidated Condensed Financial Statements.....   F-62

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of KRAFT FOODS INC. AND SUBSIDIARIES:

   In our opinion, the accompanying combined balance sheets and the related combined statements of earnings, shareholder's equity and cash flows present fairly, in all material respects, the combined financial position of Kraft Foods Inc. and its subsidiaries (the "Company") at December 31, 1999 and 2000, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
January 29, 2001

                       KRAFT FOODS INC. AND SUBSIDIARIES

                            COMBINED BALANCE SHEETS
                            (in millions of dollars)

                                                             At December 31,
                                                             ----------------
                                                              1999     2000
                                                             -------  -------
                           ASSETS
Cash and cash equivalents................................... $    95  $   191
Receivables (less allowances of $100 and $152)..............   2,755    3,231
Inventories:
  Raw materials.............................................   1,158    1,175
  Finished product..........................................   1,405    1,866
                                                             -------  -------
                                                               2,563    3,041
Deferred income tax benefits................................     356      504
Other current assets........................................     121      185
                                                             -------  -------
  Total current assets......................................   5,890    7,152
Property, plant and equipment, at cost:
  Land and land improvements................................     272      419
  Buildings and building equipment..........................   2,395    2,949
  Machinery and equipment...................................   6,851    8,858
  Construction in progress..................................     573      816
                                                             -------  -------
                                                              10,091   13,042
  Less accumulated depreciation.............................   3,565    3,637
                                                             -------  -------
                                                               6,526    9,405
Goodwill and other intangible assets (less accumulated
 amortization of $5,652 and $6,100).........................  15,296   31,584
Prepaid pension assets......................................   2,254    2,623
Assets held for sale........................................              276
Other assets................................................     370    1,031
                                                             -------  -------
  TOTAL ASSETS.............................................. $30,336  $52,071
                                                             =======  =======
            LIABILITIES AND SHAREHOLDER'S EQUITY
Short-term borrowings....................................... $    42  $   146
Current portion of long-term debt...........................      63      713
Due to parent and affiliates................................     688      865
Accounts payable............................................   1,561    1,971
Accrued liabilities:
  Marketing.................................................   1,310    1,601
  Employment costs..........................................     454      625
  Other.....................................................     968    1,411
Income taxes................................................     287      258
                                                             -------  -------
  Total current liabilities.................................   5,373    7,590
Long-term debt..............................................     433    2,695
Deferred income taxes.......................................   1,145    1,446
Accrued postretirement health care costs....................   1,239    1,867
Notes payable to parent and affiliates......................   6,602   21,407
Other liabilities...........................................   2,083    3,018
                                                             -------  -------
  Total liabilities.........................................  16,875   38,023
                                                             -------  -------
Contingencies (Note 15).....................................

Class A common stock, no par value (275,000,000 shares
 issued and outstanding)....................................
Class B common stock, no par value (1,180,000,000 shares
 issued and outstanding)....................................
Additional paid-in capital..................................  15,230   15,230
Earnings reinvested in the business.........................              992
Accumulated other comprehensive losses (primarily currency
 translation adjustments)...................................  (1,769)  (2,174)
                                                             -------  -------
  Total shareholder's equity................................  13,461   14,048
                                                             -------  -------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY................ $30,336  $52,071
                                                             =======  =======

                  See notes to combined financial statements.

                       KRAFT FOODS INC. AND SUBSIDIARIES

                        COMBINED STATEMENTS OF EARNINGS
                (in millions of dollars, except per share data)

                                                          For the Years Ended
                                                             December 31,
                                                        -----------------------
                                                         1998    1999    2000
                                                        ------- ------- -------
Operating revenue...................................... $27,311 $26,797 $26,532
Cost of sales..........................................  15,544  14,573  13,917
                                                        ------- ------- -------
  Gross profit.........................................  11,767  12,224  12,615
Marketing, administration and research costs...........   7,688   8,106   8,068
Amortization of goodwill...............................     544     539     535
                                                        ------- ------- -------
  Operating income.....................................   3,535   3,579   4,012
Interest and other debt expense, net...................     536     539     597
                                                        ------- ------- -------
  Earnings before income taxes.........................   2,999   3,040   3,415
Provision for income taxes.............................   1,367   1,287   1,414
                                                        ------- ------- -------
  Net earnings......................................... $ 1,632 $ 1,753 $ 2,001
                                                        ======= ======= =======
Per share data:
  Basic earnings per share............................. $  1.12 $  1.20 $  1.38
                                                        ======= ======= =======
  Diluted earnings per share........................... $  1.12 $  1.20 $  1.38
                                                        ======= ======= =======


                  See notes to combined financial statements.

                       KRAFT FOODS INC. AND SUBSIDIARIES

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY

              For the Years Ended December 31, 1998, 1999 and 2000
                            (in millions of dollars)

                                                              Accumulated Other
                          Class                              Comprehensive Losses
                          A and                           --------------------------
                            B    Additional   Earnings     Currency                       Total
                          Common  Paid-in   Reinvested in Translation                 Shareholder's
                          Stock   Capital   the Business  Adjustments Other   Total      Equity
                          ------ ---------- ------------- ----------- -----  -------  -------------
Balances, January 1,
 1998...................   $ --   $17,033      $   --       $(1,272)  $ --   $(1,272)    $15,761
Comprehensive earnings:
 Net earnings...........                        1,632                                      1,632
 Other comprehensive
  losses, net of income
  taxes:
  Currency translation
   adjustments..........                                        (77)             (77)        (77)
  Additional minimum
   pension liability....                                               (10)      (10)        (10)
                                                                                         -------
   Total other
    comprehensive
    losses...............                                                                    (87)
                                                                                         -------
   Total comprehensive
    earnings.............                                                                  1,545
                                                                                         -------
Cash dividends
 declared...............             (540)     (1,632)                                    (2,172)
                           ----   -------      ------       -------   ----   -------     -------
 Balances, December 31,
  1998..................     --    16,493          --        (1,349)   (10)   (1,359)     15,134
Comprehensive earnings:
 Net earnings...........                        1,753                                      1,753
 Other comprehensive
  losses, net of income
  taxes:
  Currency translation
   adjustments..........                                       (392)            (392)       (392)
  Additional minimum
   pension liability....                                               (18)      (18)        (18)
                                                                                         -------
   Total other
    comprehensive
    losses...............                                                                   (410)
                                                                                         -------
   Total comprehensive
    earnings.............                                                                  1,343
                                                                                         -------
Cash dividends
 declared...............           (1,263)     (1,753)                                    (3,016)
                           ----   -------      ------       -------   ----   -------     -------
 Balances, December 31,
  1999..................     --    15,230          --        (1,741)   (28)   (1,769)     13,461
Comprehensive earnings:
 Net earnings...........                        2,001                                      2,001
 Other comprehensive
  losses, net of income
  taxes:
  Currency translation
   adjustments..........                                       (397)            (397)       (397)
  Additional minimum
   pension liability....                                                (8)       (8)         (8)
                                                                                         -------
   Total other
    comprehensive
    losses...............                                                                   (405)
                                                                                         -------
   Total comprehensive
    earnings.............                                                                  1,596
                                                                                         -------
Cash dividends
 declared...............                       (1,009)                                    (1,009)
                           ----   -------      ------       -------   ----   -------     -------
 Balances, December 31,
  2000..................   $ --   $15,230      $  992       $(2,138)  $(36)  $(2,174)    $14,048
                           ====   =======      ======       =======   ====   =======     =======

                  See notes to combined financial statements.

                       KRAFT FOODS INC. AND SUBSIDIARIES

                       COMBINED STATEMENTS OF CASH FLOWS
                            (in millions of dollars)

                                                      For the Years Ended
                                                          December 31,
                                                    --------------------------
                                                     1998     1999      2000
                                                    -------  -------  --------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
  Net earnings..................................... $ 1,632  $ 1,753  $  2,001
  Adjustments to reconcile net earnings to
   operating cash flows:
    Depreciation and amortization..................   1,038    1,030     1,034
    Deferred income tax provision..................     337      151       245
    Gains on sales of businesses...................              (62)     (172)
    Cash effects of changes, net of effects
     from acquired and divested companies:
      Receivables, net.............................    (320)     156       204
      Inventories..................................      84      (95)      175
      Accounts payable.............................     (26)     (18)       13
      Income taxes.................................     177      127        35
      Other working capital items..................    (491)    (137)     (195)
    Other..........................................    (107)    (212)      (86)
                                                    -------  -------  --------
    Net cash provided by operating activities......   2,324    2,693     3,254
                                                    -------  -------  --------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
  Purchase of Nabisco, net of acquired cash........                    (15,159)
  Purchases of other businesses, net of acquired
   cash............................................     (17)     (14)     (365)
  Proceeds from sales of businesses................      16      175       300
  Capital expenditures.............................    (841)    (860)     (906)
  Other............................................      79       30        (8)
                                                    -------  -------  --------
    Net cash used in investing activities..........    (763)    (669)  (16,138)
                                                    -------  -------  --------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
  Net repayment of short-term borrowings...........     (12)     (22)     (816)
  Long-term debt proceeds..........................      80       78        87
  Long-term debt repaid............................    (195)    (111)     (112)
  Proceeds from issuance of notes payable to parent
   and affiliates..................................   1,111      768    15,000
  Repayment of notes payable to parent and
   affiliates......................................             (178)     (124)
  (Decrease) increase in amounts due to parent and
   affiliates......................................    (377)     450       143
  Dividends paid...................................  (2,172)  (3,016)   (1,009)
  Other............................................                       (187)
                                                    -------  -------  --------
    Net cash (used in) provided by financing
     activities....................................  (1,565)  (2,031)   12,982
                                                    -------  -------  --------
Effects of exchange rate changes on cash and cash
 equivalents.......................................      (6)     (10)       (2)
                                                    -------  -------  --------
Cash and cash equivalents:
  (Decrease) increase..............................     (10)     (17)       96
  Balance at beginning of year.....................     122      112        95
                                                    -------  -------  --------
  Balance at end of year........................... $   112  $    95  $    191
                                                    =======  =======  ========
Cash paid:
  Interest......................................... $   522  $   533  $    605
                                                    =======  =======  ========
  Income taxes..................................... $   807  $ 1,022  $  1,051
                                                    =======  =======  ========

                  See notes to combined financial statements.

                       KRAFT FOODS INC. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Background and Basis of Presentation:

   Kraft Foods Inc. (the "Company"), a wholly-owned subsidiary of Philip Morris Companies Inc. ("Philip Morris"), was incorporated in 2000 in the Commonwealth of Virginia. Following the Company's formation, Philip Morris transferred to the Company its ownership interest in Kraft Foods North America, Inc., a Delaware corporation, through a capital contribution. In addition, during 2000, Philip Morris transferred management responsibility for its food businesses in Latin America to Kraft Foods North America, Inc. and its wholly-owned subsidiary, Kraft Foods International, Inc. The legal transfer of the Latin American food businesses began in 2000 and is expected to be completed in 2001. The Company, together with its subsidiaries, is engaged in the manufacture and sale of retail packaged foods in the United States, Canada, Europe, Latin America and Asia Pacific.

   On December 11, 2000, the Company acquired all of the outstanding shares of Nabisco Holdings Corp. ("Nabisco") for $55 per share in cash. See Note 5, Acquisitions, for a complete discussion of this transaction.

   Basis of presentation:

   The combined financial statements include the Company and its subsidiaries, as well as the Latin American food businesses, the managerial responsibility for which was transferred from Philip Morris to the Company during 2000. The combined financial statements have been prepared to present the combined financial position and results of operations for the food businesses owned by Philip Morris, in contemplation of a potential initial public offering of less than 20% of the Company's common stock. Due to common control and ownership, the combined financial statements have been prepared as if the Latin American food entities, owned directly or indirectly by Philip Morris, were combined on January 1, 1996, in a manner similar to a pooling of interests. The combined financial statements have been prepared using historical results of operations and the historical basis of the assets and liabilities.

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of operating revenue and expenses during the reporting periods. Actual results could differ from those estimates. The Company's operating subsidiaries report year-end results as of the Saturday closest to December 31 each year. This resulted in fifty-three weeks of operating results in the Company's combined statement of earnings for the year ended December 31, 2000.

Note 2. Summary of Significant Accounting Policies:

   Cash and cash equivalents:

   Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.

   Inventories:

   Inventories are stated at the lower of cost or market. The last-in, first-out method is used to cost substantially all domestic inventories. The cost of other inventories is principally determined by the average cost method.

   Impairment of long-lived assets:

   The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company performs undiscounted operating cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   Depreciation, amortization and goodwill valuation:

   Property, plant and equipment are stated at historical cost and depreciated by the straight-line method over the lives of the assets. Machinery and equipment are depreciated over periods ranging from 3 to 20 years and buildings and building improvements over periods up to 40 years. Goodwill and other intangible assets substantially comprise brand names purchased through acquisitions. In consideration of the long histories of these brands, goodwill and other intangible assets associated with them are amortized on the straight-line method over 40 years. The Company periodically evaluates the recoverability of its intangible assets and measures any impairment by comparison with estimated undiscounted operating cash flows.

   Advertising costs:

   Advertising costs are expensed as incurred.

   Revenue recognition:

   The Company recognizes operating revenue upon shipment of goods when title and risk of loss pass to customers. Staff Accounting Bulletin No. 101, "Revenue Recognition," issued by the Securities and Exchange Commission, did not have an impact on the Company's operating revenue for any of the years presented.

   During 2000, the Emerging Issues Task Force issued EITF No. 00-14, "Accounting for Certain Sales Incentives." EITF Issue No. 00-14 addresses the recognition, measurement and statement of earnings classification for certain sales incentives and will be effective in the second quarter of 2001. As a result, certain items previously included in marketing, administration and research costs on the combined statements of earnings will be recorded as reductions of operating revenue. Due to anticipated additional consideration of EITF No. 00-14 by the EITF, the Company is currently unable to quantify the impact of adoption. The Company presently expects that adoption or subsequent application of EITF No. 00-14 will not have a material effect on its financial position or results of operations. Upon adoption, prior period amounts will be reclassified to conform to the new requirements. In addition, the EITF issued EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs." EITF No. 00-10 addresses the statement of earnings classification of shipping and handling costs billed to customers and was effective for the fourth quarter of 2000. EITF No. 00-10 did not have an impact on the combined financial statements of the Company for any of the years presented.

   Hedging instruments:

   The Company utilizes certain financial instruments to manage its commodity, foreign currency and interest rate exposures. The Company does not engage in speculative use of these financial instruments. For a financial instrument to qualify as a hedge, the Company must be exposed to price, currency or interest rate risk, and the financial instrument must reduce the exposure and be designated as a hedge. Additionally, for hedges of anticipated transactions, the significant characteristics and expected terms of the anticipated transaction must be identified, and it must be probable that the anticipated transaction will occur. Financial instruments qualifying for hedge accounting must maintain a high correlation between the hedging instrument and the item being hedged, both at inception and throughout the hedged period.

   Commodity futures and forward contracts are used by the Company to procure raw materials, primarily coffee, cocoa, sugar, milk, cheese, wheat and corn. Commodity futures and options are also used to hedge the price of certain commodities, primarily coffee and cocoa. Realized gains and losses on commodity futures, forward contracts and options are deferred as a component of inventories and are recognized when related raw material costs are charged to cost of sales. If the anticipated transaction were not to occur, any gain or loss would be recognized in earnings currently.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   The Company uses forward contracts and options to mitigate its foreign currency exposure. The corresponding gains and losses on those contracts are deferred and included in the basis of the underlying hedged transactions when settled. Options are used to hedge anticipated transactions. Option premiums are recorded generally as other current assets on the combined balance sheets and amortized to interest and other debt expense, net, over the lives of the related options. The intrinsic values of options are recognized as adjustments to the related hedged items. If anticipated transactions were not to occur, any gain or loss would be recognized in earnings currently.

   The Company uses interest rate swaps to hedge certain interest rate exposures. The differential to be paid or received is accrued and recognized as interest expense. Any premium paid or received is amortized on a straight-line basis over the duration of the hedged instrument. If an interest rate swap agreement is terminated prior to maturity, the realized gain or loss is recognized over the remaining life of the agreement if the hedged amount remains outstanding, or immediately if the underlying hedged exposure does not remain outstanding. If the underlying exposure is terminated prior to the maturity of the interest rate swap, the unrealized gain or loss on the related interest rate swap is recognized in earnings currently.

   During 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date of January 1, 2000. During 1999, the FASB postponed the required adoption date of SFAS No. 133 until January 1, 2001. In addition, during 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends the requirements of SFAS No. 133. These standards require that all derivative financial instruments be recorded on balance sheets at fair value as either assets or liabilities. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. Initial adoption of these new standards on January 1, 2001 will have an insignificant impact on the Company's combined financial position and results of operations. Since the impact of SFAS No. 133 after adoption is dependent on future market rates and outstanding derivative positions, the Company cannot determine the impact that application subsequent to January 1, 2001 will have on its combined financial position or results of operations.

   Stock-based compensation:

   Certain employees of the Company participate in Philip Morris' employee stock compensation plans. Philip Morris accounts for these plans in accordance with the intrinsic value-based method permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which does not result in compensation cost.

   Income taxes:

   The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The accounts of the Company are included in the consolidated federal income tax return of Philip Morris. Income taxes are generally computed on a separate company basis. To the extent that foreign tax credits, capital losses and other credits generated by the Company, which cannot be utilized on a separate company basis, are utilized in Philip Morris' consolidated federal income tax return, the benefit is recognized in the calculation of the Company's provision for income taxes. The Company's provision for income taxes included in the combined statements of earnings for the years ended December 31, 1998, 1999 and 2000 were lower than provisions calculated on a separate return basis by $156 million, $107 million and $139 million, respectively. The Company makes payments to, or is reimbursed by, Philip Morris for the tax effects resulting from its inclusion in Philip Morris' consolidated federal income tax return.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   Software costs:

   The Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use in accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which was adopted by the Company as of January 1, 1998. Capitalized software costs, which are not significant, are amortized on a straight-line basis over the estimated useful lives of the software, which do not exceed five years.

   Foreign currency translation:

   The Company translates the results of operations of its foreign subsidiaries using average exchange rates during each period, whereas balance sheet accounts are translated using exchange rates at the end of each period. Currency translation adjustments are recorded as a component of shareholder's equity. Transaction gains and losses for all periods presented were not significant.

Note 3. Related Party Transactions:

   Philip Morris and certain of its affiliates provide the Company with various services, including planning, legal, treasury, accounting, auditing, insurance, human resources, office of the secretary, corporate affairs, information technology and tax services. Assessments to the Company, which are paid to Philip Morris quarterly, were $122 million, $165 million and $248 million for the years ended December 31, 1998, 1999 and 2000, respectively. In the opinion of management, the assessments are reasonable based on the level of support provided by Philip Morris and its affiliates and reflect all services provided. The effects of these transactions are included in other operating cash flows in the Company's combined statements of cash flows. In 2001, the Company intends to enter into a formal agreement with Philip Morris providing for a continuation of these services, the cost of which is expected to approximate charges in 2000. Under the provisions of the 2001 agreement, assessments will be paid monthly.

   In addition, the Company's daily net cash or overdraft position is transferred to Philip Morris or a European subsidiary of Philip Morris. The Company pays or receives interest based upon the applicable commercial paper rate or the London Interbank Offered Rate, on the net amount payable to, or receivable from, Philip Morris or its European subsidiary. The amounts due to parent and affiliates consisted primarily of amounts payable for cash transactions at December 31, 1999 and 2000.

   The Company also has long-term notes payable to its parent, Philip Morris, and its affiliates as follows:

                                                               At December 31,
                                                               ----------------
                                                                1999     2000
                                                               ------- --------
                                                                (in millions)
     Notes payable in 2002, interest at 7.75%.................          $11,000
     Notes payable in 2002, interest at 7.40%.................            4,000
     Notes payable in 2009, interest at 7.00%.................  $5,000    5,000
     Swiss franc notes payable in 2008, interest at 4.58%.....     880      715
     Swiss franc notes payable in 2006, interest at 3.58%.....     722      692
                                                                ------  -------
                                                                $6,602  $21,407
                                                                ======  =======

   The two notes issued in 2000, maturing in 2002, were related to the financing for the Nabisco acquisition and were at market interest rates available to Philip Morris for debt with matching maturities. During 2001, the

                       KRAFT FOODS INC. AND SUBSIDIARIES

Company intends to undertake an IPO of less than 20% of its common stock. If completed as anticipated, the IPO proceeds will be used to retire a portion of the notes payable to Philip Morris.

   Based on interest rates available to the Company for issuances of debt with similar terms and remaining maturities, the aggregate fair values of the Company's long-term notes payable to Philip Morris and its affiliates at December 31, 1999 and 2000 were $6,036 million and $21,357 million, respectively. The fair values of the Company's current amounts due to parent and affiliates approximate carrying amounts.

   The amounts reported as due to parent and affiliates and as long-term debt as of December 31, 1999 and 2000, as well as borrowings during each of the three years in the period ended December 31, 2000, represent the amounts required to finance the Company's operations on a stand alone basis.

Note 4. Divestitures:

   During 1999, the Company sold several small international and domestic food businesses. The aggregate proceeds received in these transactions were $175 million, on which the Company recorded pre-tax gains of $62 million.

   During 2000, the Company sold a French confectionery business for proceeds of $251 million, on which a pre-tax gain of $139 million was recorded. Several small international and domestic food businesses were also sold in 2000. The aggregate proceeds received in these transactions were $300 million, on which the Company recorded pre-tax gains of $172 million.

   The operating results of the businesses sold were not material to the Company's combined operating results in any of the periods presented. Pre-tax gains on these divestitures were included in marketing, administration and research costs on the Company's combined statements of earnings.

Note 5. Acquisitions:

   Nabisco:

   On December 11, 2000, the Company acquired all of the outstanding shares of Nabisco for $55 per share in cash. The purchase of the outstanding shares, retirement of employee stock options and other payments totaled approximately $15.2 billion. In addition, the acquisition included the assumption of approximately $4.0 billion of existing Nabisco debt. The Company financed the acquisition through the issuance of two long-term notes payable to Philip Morris totaling $15.0 billion and short-term intercompany borrowings of $255 million. The acquisition has been accounted for as a purchase. Nabisco's balance sheet has been consolidated with the Company as of December 31, 2000; however, Nabisco's earnings subsequent to December 11, 2000 have not been included in the combined operating results of the Company since such amounts were insignificant to combined operating results for the year ended December 31, 2000. The Company's interest cost of $65 million associated with acquiring Nabisco has been included in interest and other debt expense, net, on the Company's combined statement of earnings for the year ended December 31, 2000.

   In order to address concerns raised by United States trade regulation authorities, Nabisco sold its domestic dry packaged dessert and baking powder businesses, as well as its intense mints and gum businesses in December 2000. Since these businesses were sold at fair value, no gain or loss related to these sales was recorded in the Company's combined statement of earnings for the year ended December 31, 2000. In addition, the Company has announced that it will sell Nabisco's Canadian grocery business. The Company also currently plans to sell a number of Nabisco businesses that do not align strategically with the Company's food

                       KRAFT FOODS INC. AND SUBSIDIARIES
operations. The estimated net realizable value of these businesses, plus the estimated results of operations through anticipated sales dates throughout 2001, total $276 million and have been segregated as assets held for sale on the Company's combined balance sheet at December 31, 2000.

   The excess of the purchase price over the estimated fair value of the net assets purchased was approximately $16.8 billion and will be amortized over 40 years by the straight-line method. The allocation of excess purchase price is based upon preliminary estimates and assumptions and is subject to revision when appraisals and integration plans have been finalized. Accordingly, revisions to the allocation, which may be significant, will be reported in a future period as increases or decreases to amounts reported as goodwill, other intangible assets (including trade names), deferred income taxes and amortization of goodwill. Excess purchase price has been allocated to reflect current estimates as follows:

                                                           At December 31, 2000
                                                          ----------------------
                                                          Increase (Decrease) to
                                                          Excess Purchase Price
                                                          ----------------------
                                                              (in millions)
Purchase price..........................................         $15,254
Historical value of assets acquired and liabilities
 assumed................................................          (1,271)
                                                                 -------
Excess of purchase price over assets acquired
 and liabilities assumed at the date of acquisition.....          16,525
Adjustments for allocation of purchase price:
  Inventories...........................................              (4)
  Property, plant and equipment.........................             (45)
  Assets held for sale..................................             (59)
  Other intangibles (primarily workforce)...............            (100)
  Debt..................................................              70
  Other, principally benefit plans......................             561
  Deferred income taxes.................................            (176)
                                                                 -------
Unallocated excess purchase price at December 31, 2000..         $16,772
                                                                 =======

   In addition to the above, the Company is evaluating plans to close a number of Nabisco domestic and international facilities, pending the completion of logistical studies. It is currently estimated that the closure of these facilities could result in additional severance and other exit liabilities (and a corresponding increase to excess purchase price) of $500 million to $600 million. These amounts will be recorded on the combined balance sheet as adjustments to excess purchase price when plans have been finalized and announced to employees.

   The integration of Nabisco into the operations of the Company may result in the closure of a number of the Company's existing plants. These actions could result in charges of $200 million to $300 million, which will be recorded as expense in the Company's combined statement of earnings in the period during which plans are finalized and announced.

   Had the acquisition of Nabisco occurred at the beginning of 1999 and 2000, pro forma operating revenue, net earnings, basic earnings per share and diluted earnings per share, after giving effect to the previously discussed preliminary allocation of excess purchase price, Nabisco businesses sold or to be sold and the interest expense on acquisition borrowings, would have been as follows:

                       KRAFT FOODS INC. AND SUBSIDIARIES

                                                         For the Years Ended
                                                             December 31,
                                                     ---------------------------
                                                         1999          2000
                                                     ------------- -------------
                                                        (in millions, except
                                                     per share data, unaudited)
     Operating revenue..............................       $34,339       $34,679
     Net earnings...................................         1,116         1,404
     Basic earnings per share.......................          0.77          0.96
     Diluted earnings per share.....................          0.77          0.96

   The pro forma results do not give effect to any synergies expected to result from the merger of Nabisco's operations with those of the Company. Accordingly, the pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been consummated at the beginning of each year, nor are they necessarily indicative of future combined operating results.

   The Nabisco condensed balance sheet at December 31, 2000, including the previously discussed preliminary allocations of excess purchase price, has been included in the Company's combined balance sheet as follows:

                                                                 At December 31,
                                                                      2000
                                                                 ---------------
                                                                  (in millions)
     Assets
       Current assets...........................................     $ 1,840
       Property, plant and equipment............................       2,851
       Goodwill.................................................      16,772
       Other assets.............................................         909
                                                                     -------
         Total assets...........................................     $22,372
                                                                     =======
     Liabilities
       Current liabilities......................................     $ 2,242
       Long-term debt...........................................       2,392
       Other long-term liabilities..............................       1,464
                                                                     -------
         Total liabilities......................................     $ 6,098
                                                                     =======

   In 2001, the Company plans to undertake an IPO of less than 20% of its common stock. If completed as anticipated, the IPO proceeds will be used to retire a portion of the debt incurred as a result of the acquisition of Nabisco.

   Other acquisitions:

   During 1998 and 1999, the Company purchased several small North American and international food businesses for $17 million and $14 million, respectively. The effects of these acquisitions were not material to the Company's combined financial position or results of operations in any of the periods presented.

   During 2000, the Company purchased the outstanding common stock of Balance Bar Co., a maker of energy and nutrition snack products. In a separate transaction, the Company also acquired Boca Burger, Inc., a manufacturer and marketer of soy-based meat alternatives. The total cost of these acquisitions was $358 million. The effects of these and other smaller acquisitions were not material to the Company's combined financial position or results of operations.

                       KRAFT FOODS INC. AND SUBSIDIARIES

Note 6. Inventories:

   The cost of approximately 46% and 56% of inventories in 1999 and 2000, respectively, was determined using the LIFO method. The stated LIFO amounts of inventories were approximately $102 million and $171 million higher than the current cost of inventories at December 31, 1999 and 2000, respectively.

Note 7. Short-Term Borrowings and Borrowing Arrangements:

   The Company's short-term borrowings and related average interest rates consisted of the following:

                                                    At December 31,
                                       -----------------------------------------
                                               1999                 2000
                                       -------------------- --------------------
                                                   Average              Average
                                         Amount    Year-end   Amount    Year-end
                                       Outstanding   Rate   Outstanding   Rate
                                       ----------- -------- ----------- --------
                                                     (in millions)
   Bank loans.........................     $42      19.6%      $146       9.2%

   The Company's short-term borrowings at December 31, 1999 were in certain high interest rate Central and Eastern European markets and were used primarily for working capital requirements.

   The fair values of the Company's short-term borrowings at December 31, 1999 and 2000, based upon current market interest rates, approximate the amounts disclosed above.

   The Company and its subsidiaries maintain credit facilities with a number of lending institutions, amounting to approximately $430 million at December 31, 2000. Approximately $284 million of these facilities were unused at December 31, 2000. These facilities were used primarily to meet the working capital requirements of certain international subsidiaries. In addition, in connection with the acquisition of Nabisco, Philip Morris entered into a $9.0 billion 364-day revolving credit agreement. This agreement enables Philip Morris to transfer to the Company this revolving credit line and any outstanding balances, provided certain conditions are met, after the consummation of an IPO of the Company's common stock. At December 31, 2000, Philip Morris had no borrowings under the agreement, which expires during October 2001.

Note 8. Long-Term Debt:

   The Company's long-term debt consisted of the following:

                                                              At December 31,
                                                              ---------------
                                                               1999     2000
                                                              ------- -------
                                                               (in millions)
   Notes, 6.00% to 7.86% (average effective rate 6.68%), due
    through 2035............................................            $2,751
   Debentures, 6.00% to 8.50% (average effective rate
    10.45%), $465 million face amount, due through 2017.....    $391       401
   Foreign currency obligations.............................      68       173
   Other....................................................      37        83
                                                                ----    ------
                                                                 496     3,408
   Less current portion of long-term debt...................     (63)     (713)
                                                                ----    ------
                                                                $433    $2,695
                                                                ====    ======

                       KRAFT FOODS INC. AND SUBSIDIARIES

   Aggregate maturities of long-term debt are as follows:

                                                                   (in millions)
   2001...........................................................     $713
   2002...........................................................      443
   2003...........................................................      383
   2004...........................................................       95
   2005...........................................................      736
   2006-2010......................................................      469
   Thereafter.....................................................      633

   Based on market quotes, where available, or interest rates then currently available to the Company for issuance of debt with similar terms and remaining maturities, the aggregate fair value of the Company's long-term debt, including the current portion of long-term debt, at December 31, 1999 and 2000 was $552 million and $3,459 million, respectively.

Note 9. Capital Stock, Stock Plans and Earnings per Share:

   Capital stock:

   The Company's articles of incorporation authorize 3.0 billion shares of Class A common stock, 2.0 billion shares of Class B common stock and 500 million shares of preferred stock. Philip Morris presently holds 275 million Class A common shares and 1.18 billion Class B common shares of the Company, representing all of the issued and outstanding common shares of the Company. There are no preferred shares issued and outstanding. Class A common shares are entitled to one vote each while Class B common shares are entitled to ten votes each. During the three years ended December 31, 2000, the Company did not have any stock option or other stock benefit plans.

   Stock plans:

   Certain employees of the Company participate in Philip Morris' stock compensation plans. Philip Morris accounts for the plans in accordance with the intrinsic value-based method permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which does not result in compensation cost. Had compensation cost for stock option awards under Philip Morris' plans been determined by using the fair value at the grant date, the Company's net earnings and earnings per share (basic and diluted) would have been $1,594 million and $1.10 for the year ended December 31, 1998; $1,713 million and $1.18 for the year ended December 31, 1999; and $1,947 million and $1.34 for the year ended December 31, 2000. The foregoing impact of compensation cost was determined using a modified Black-Scholes methodology and the following assumptions:

                            Weighted
             Risk-Free       Average     Expected     Expected     Fair Value
            Interest Rate Expected Life Volatility Dividend Yield at Grant Date
           -------------- ------------- ---------- -------------- -------------
   1998...      5.52%        5 years      23.83%        4.03%         $7.78
   1999...      5.81         5            26.06         4.41           8.21
   2000...      6.58         5            31.71         9.00           3.19

   The Company's employees held options to purchase the following number of shares of Philip Morris' stock: 32,497,459 shares at an average exercise price of $32.37 per share at December 31, 1998; 39,911,082 shares at an average exercise price of $34.34 per share at December 31, 1999; and 56,977,329 shares at an average exercise price of $30.46 per share at December 31, 2000. Of these amounts, the following were exercisable at each date: 24,757,659 at an average exercise price of $30.07 per share at December 31, 1998; 31,071,681 at an average exercise price of $32.75 per share at December 31, 1999; and 38,444,963 at an average exercise price of $34.82 per share at December 31, 2000.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   In addition, certain of the Company's employees held shares of Philip Morris restricted stock and rights to receive shares of stock, giving these employees in most instances all of the rights of shareholders, except that they may not sell, assign, pledge or otherwise encumber such shares and rights. Such shares are subject to forfeiture if certain employment conditions are not met. During 1998 and 2000, Philip Morris granted to certain of the Company's U.S. employees restricted stock of 128,000 shares and 2,113,570 shares, respectively. Philip Morris also issued to certain of the Company's non-U.S. employees rights to receive 68,000 and 683,790 equivalent shares during 1998 and 2000, respectively. During 1999, there were no restricted stock grants issued to the Company's employees. At December 31, 2000, restrictions on the stock, net of forfeitures, lapse as follows: 2001--21,188 shares; 2002--2,707,822 shares; 2003--177,040 shares and thereafter--12,000 shares. The fair value of the restricted shares and rights at the date of grant is amortized to expense ratably over the restriction period through a charge from Philip Morris. In 1998, 1999 and 2000, the Company recorded compensation expense related to restricted stock awards of $2 million, $3 million and $23 million, respectively.

   Philip Morris does not currently intend to issue additional Philip Morris stock compensation to the Company's employees. In future periods, the Company intends to issue its own stock compensation to its employees in accordance with a plan expected to be approved in 2001.

   Earnings per share:

   Basic and diluted earnings per share are calculated on the total shares outstanding, which was 1.455 billion. Prior period earnings per share amounts reflect the current capital structure of the Company.

Note 10. Pre-tax Earnings and Provision for Income Taxes:

   Pre-tax earnings and provision for income taxes consisted of the following:

                                                          For the Years Ended
                                                              December 31,
                                                          ---------------------
                                                           1998   1999    2000
                                                          ------ ------  ------
                                                             (in millions)
   Pre-tax earnings:
     United States....................................... $2,020 $1,990  $2,188
     Outside United States...............................    979  1,050   1,227
                                                          ------ ------  ------
   Total pre-tax earnings................................ $2,999 $3,040  $3,415
                                                          ====== ======  ======
   Provision for income taxes:
     United States federal:
       Current........................................... $  430 $  543  $  572
       Deferred..........................................    290    164     218
                                                          ------ ------  ------
                                                             720    707     790
     State and local.....................................    169    144     120
                                                          ------ ------  ------
     Total United States.................................    889    851     910
                                                          ------ ------  ------
     Outside United States:
       Current...........................................    431    449     477
       Deferred..........................................     47    (13)     27
                                                          ------ ------  ------
     Total outside United States.........................    478    436     504
                                                          ------ ------  ------
   Total provision for income taxes...................... $1,367 $1,287  $1,414
                                                          ====== ======  ======

                       KRAFT FOODS INC. AND SUBSIDIARIES

   At December 31, 2000, applicable United States federal income taxes and foreign withholding taxes have not been provided on approximately $972 million of accumulated earnings of foreign subsidiaries that are expected to be permanently reinvested. If these amounts were not considered permanently reinvested, additional deferred income taxes of approximately $60 million would have been provided.

   The effective income tax rate on pre-tax earnings differed from the U.S. federal statutory rate for the following reasons:

                                                          For the Years
                                                        Ended December 31,
                                                       ----------------------
                                                        1998    1999    2000
                                                       ------  ------  ------
    U.S. federal statutory rate.......................   35.0%   35.0%   35.0%
    Increase (decrease) resulting from:
     State and local income taxes, net of federal tax
      benefit.........................................    3.5     3.0     2.2
     Rate differences--foreign operations.............    2.8    (0.1)    0.1
     Goodwill amortization............................    6.1     5.9     5.2
     Other............................................   (1.8)   (1.5)   (1.1)
                                                       ------  ------  ------
    Effective tax rate................................   45.6%   42.3%   41.4%
                                                       ======  ======  ======

   The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities consisted of the following:

                                                              At December 31,
                                                              ----------------
                                                               1999     2000
                                                              -------  -------
                                                               (in millions)
   Deferred income tax assets:
     Accrued postretirement and postemployment benefits...... $   559  $   789
     Other...................................................     497      539
                                                              -------  -------
     Total deferred income tax assets........................   1,056    1,328
                                                              -------  -------
   Deferred income tax liabilities:
     Property, plant and equipment...........................  (1,171)  (1,527)
     Prepaid pension costs...................................    (674)    (743)
                                                              -------  -------
     Total deferred income tax liabilities...................  (1,845)  (2,270)
                                                              -------  -------
   Net deferred income tax liabilities....................... $  (789) $  (942)
                                                              =======  =======

Note 11. Segment Reporting:

   The Company manufactures and markets packaged retail food products, consisting principally of beverages, cheese, snacks, convenient meals and various packaged grocery products through its North American and international food businesses. Reportable segments for the North American businesses are organized and managed principally by product category. The North American food segments are Cheese, Meals and Enhancers, which includes U.S. food service, Canadian and Mexican operations; Biscuits, Snacks and Confectionery; Beverages, Desserts and Cereals; and Oscar Mayer and Pizza. Kraft Foods North America's food service business within the United States and its businesses in Canada and Mexico are managed under the Cheese, Meals and Enhancers segment. International operations are organized and managed by geographic location. The international food segments are Europe, Middle East and Africa; and Latin America and Asia Pacific.

   The Company's management reviews operating companies income to evaluate segment performance and allocate resources. Operating companies income excludes general corporate expenses from Philip Morris and

                       KRAFT FOODS INC. AND SUBSIDIARIES
amortization of goodwill. Interest and other debt expense, net and provision for income taxes are managed in conjunction with Philip Morris and, accordingly, such items are not presented by segment since they are excluded from the measure of segment profitability reviewed by management. The Company's assets, which are principally in the United States and Europe, are managed geographically. The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies.

   Reportable segment data were as follows:

                                                        For the Years Ended
                                                           December 31,
                                                      -------------------------
                                                       1998     1999     2000
                                                      -------  -------  -------
                                                           (in millions)
Operating revenue:
  Cheese, Meals and Enhancers........................ $ 9,322  $ 9,360  $ 9,405
  Biscuits, Snacks and Confectionery.................     220      265      329
  Beverages, Desserts and Cereals....................   5,039    5,074    5,266
  Oscar Mayer and Pizza..............................   3,059    3,198    3,461
                                                      -------  -------  -------
    Total North American food........................  17,640   17,897   18,461
                                                      -------  -------  -------
  Europe, Middle East and Africa.....................   8,307    7,676    6,824
  Latin America and Asia Pacific.....................   1,364    1,224    1,247
                                                      -------  -------  -------
    Total international food.........................   9,671    8,900    8,071
                                                      -------  -------  -------
    Total operating revenue.......................... $27,311  $26,797  $26,532
                                                      =======  =======  =======
Operating companies income:
  Cheese, Meals and Enhancers........................ $ 1,599  $ 1,658  $ 1,845
  Biscuits, Snacks and Confectionery.................      54       73      100
  Beverages, Desserts and Cereals....................   1,005    1,009    1,090
  Oscar Mayer and Pizza..............................     470      450      512
                                                      -------  -------  -------
    Total North American food........................   3,128    3,190    3,547
                                                      -------  -------  -------
  Europe, Middle East and Africa.....................     884      895    1,019
  Latin America and Asia Pacific.....................     170      168      189
                                                      -------  -------  -------
    Total international food.........................   1,054    1,063    1,208
                                                      -------  -------  -------
    Total operating companies income.................   4,182    4,253    4,755
  Amortization of goodwill...........................    (544)    (539)    (535)
  General corporate expenses.........................    (103)    (135)    (208)
                                                      -------  -------  -------
    Total operating income...........................   3,535    3,579    4,012
  Interest and other debt expense, net...............    (536)    (539)    (597)
                                                      -------  -------  -------
    Earnings before income taxes..................... $ 2,999  $ 3,040  $ 3,415
                                                      =======  =======  =======

   During 1999, the Company's North American food business announced that it was offering voluntary retirement incentive or separation programs to certain eligible hourly and salaried employees in the United States. Employees electing to terminate employment under the terms of these programs were entitled to enhanced retirement or severance benefits. Approximately 1,100 hourly and salaried employees accepted the benefits offered by these programs and elected to retire or terminate. As a result, the Company recorded a pre-tax charge of $157 million during 1999. This charge was included in marketing, administration and research costs in the combined statement of earnings for the following segments: Cheese, Meals and Enhancers, $71 million; Oscar Mayer and Pizza, $38 million; Biscuits, Snacks and Confectionery, $2 million; and Beverages,

                       KRAFT FOODS INC. AND SUBSIDIARIES

Desserts and Cereals, $46 million. Payments of pension and postretirement benefits are made in accordance with the terms of the applicable benefit plans. Severance benefits, which were paid over a period of time, commenced upon dates of termination which ranged from April 1999 to March 2000. The program and related payments were completed during 2000. Salary and related benefit costs of employees prior to their retirement or termination date were expensed as incurred.

   See Notes 4 and 5 regarding divestitures and acquisitions. The acquisition of Nabisco will primarily affect the reported results of the Biscuits, Snacks and Confectionery and the Latin America and Asia Pacific segments.

                                                                 For the Years
                                                                     Ended
                                                                  December 31,
                                                                 --------------
                                                                 1998 1999 2000
                                                                 ---- ---- ----
                                                                 (in millions)
   Depreciation expense:
     Cheese, Meals and Enhancers................................ $127 $135 $150
     Beverages, Desserts and Cereals............................  100  102  109
     Oscar Mayer and Pizza......................................   44   49   51
                                                                 ---- ---- ----
       Total North American food................................  271  286  310
                                                                 ---- ---- ----
     Europe, Middle East and Africa.............................  189  175  163
     Latin America and Asia Pacific.............................   34   30   26
                                                                 ---- ---- ----
       Total international food.................................  223  205  189
                                                                 ---- ---- ----
       Total depreciation expense............................... $494 $491 $499
                                                                 ==== ==== ====
   Capital expenditures:
     Cheese, Meals and Enhancers................................ $233 $246 $247
     Beverages, Desserts and Cereals............................  171  204  193
     Oscar Mayer and Pizza......................................  141  125  148
                                                                 ---- ---- ----
       Total North American food................................  545  575  588
                                                                 ---- ---- ----
     Europe, Middle East and Africa.............................  251  255  239
     Latin America and Asia Pacific.............................   45   30   79
                                                                 ---- ---- ----
       Total international food.................................  296  285  318
                                                                 ---- ---- ----
       Total capital expenditures............................... $841 $860 $906
                                                                 ==== ==== ====

                       KRAFT FOODS INC. AND SUBSIDIARIES

   Geographic data for operating revenue, total assets and long-lived assets (which consists of all non-current assets, other than goodwill and other intangible assets and prepaid pension assets) were as follows:

                                                          For the Years Ended
                                                             December 31,
                                                        -----------------------
                                                         1998    1999    2000
                                                        ------- ------- -------
                                                             (in millions)
   Operating revenue:
     United States..................................... $16,170 $16,540 $16,910
     Europe............................................   8,127   7,500   6,642
     Other.............................................   3,014   2,757   2,980
                                                        ------- ------- -------
       Total operating revenue......................... $27,311 $26,797 $26,532
                                                        ======= ======= =======

                                                            At December 31,
                                                        -----------------------
                                                         1998    1999    2000
                                                        ------- ------- -------
                                                             (in millions)
   Total assets:
     United States..................................... $19,243 $19,429 $40,454
     Europe............................................   9,281   8,292   7,351
     Other.............................................   2,867   2,615   4,266
                                                        ------- ------- -------
       Total assets.................................... $31,391 $30,336 $52,071
                                                        ======= ======= =======
   Long-lived assets:
     United States..................................... $ 3,691 $ 3,904 $ 6,684
     Europe............................................   2,192   2,021   1,837
     Other.............................................     974     971   2,191
                                                        ------- ------- -------
       Total long-lived assets......................... $ 6,857 $ 6,896 $10,712
                                                        ======= ======= =======

   The excess purchase price associated with the acquisition of Nabisco is presented above as an asset in the United States. However, the classification of excess purchase price among geographic areas may change as appraisals and integration plans are finalized.

                       KRAFT FOODS INC. AND SUBSIDIARIES

Note 12. Benefit Plans:

   The Company and its subsidiaries sponsor noncontributory defined benefit pension plans covering substantially all U.S. employees. Pension coverage for employees of the Company's non-U.S. subsidiaries is provided, to the extent deemed appropriate, through separate plans, many of which are governed by local statutory requirements. In addition, the Company's U.S. and Canadian subsidiaries provide health care and other benefits to substantially all retired employees. Health care benefits for retirees outside the United States and Canada are generally covered through local government plans.

   Pension plans:

   Net pension (income) cost consisted of the following:

                                             U.S. Plans        Non-U.S. Plans
                                        -------------------  -----------------
                                           For the Years Ended December 31,
                                        --------------------------------------
                                        1998   1999   2000   1998  1999  2000
                                        -----  -----  -----  ----  ----  -----
                                                     (in millions)
Service cost........................... $  74  $  76  $  69  $ 38  $ 40  $  37
Interest cost..........................   209    212    213   104   100     98
Expected return on plan assets.........  (420)  (511)  (523)  (89)  (97)  (103)
Amortization:
  Net gain on adoption of SFAS No. 87..   (12)   (11)   (11)   (1)   (1)    (1)
  Unrecognized net (gain) loss from
   experience differences..............    (2)   (15)   (36)   (2)    2     (1)
  Prior service cost...................     6      6      7     4     4      4
Settlements............................   (28)   (41)   (34)
                                        -----  -----  -----  ----  ----  -----
  Net pension (income) cost............ $(173) $(284) $(315) $ 54  $ 48  $  34
                                        =====  =====  =====  ====  ====  =====

   During 1999, the Company instituted an early retirement and workforce reduction program that resulted in settlement gains, net of additional termination benefits of $41 million. In 1998 and 2000, retiring employees elected lump-sum payments, resulting in settlement gains of $28 million and $34 million, respectively.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   The changes in benefit obligations and plan assets, as well as the funded status of the Company's pension plans were as follows:

                                                  U.S. Plans    Non-U.S.Plans
                                                --------------  --------------
                                                        At December 31,
                                                ------------------------------
                                                 1999    2000    1999    2000
                                                ------  ------  ------  ------
                                                         (in millions)
Benefit obligation at January 1................ $3,079  $2,766  $1,778  $1,740
  Service cost.................................     76      69      40      37
  Interest cost................................    212     213     100      98
  Benefits paid................................   (530)   (258)   (100)    (94)
  Acquisitions.................................          1,463             236
  Settlements..................................    155      11
  Actuarial (gains) losses.....................   (231)     51      11      91
  Currency.....................................                    (93)   (205)
  Other........................................      5      12       4      12
                                                ------  ------  ------  ------
Benefit obligation at December 31..............  2,766   4,327   1,740   1,915
                                                ------  ------  ------  ------
Fair value of plan assets at January 1.........  5,937   6,282   1,213   1,314
  Actual return on plan assets.................    818    (215)     97     103
  Contributions................................      3      33      32      32
  Benefits paid................................   (494)   (278)    (63)    (64)
  Acquisitions.................................          1,226             265
  Currency.....................................                    (53)   (121)
  Actuarial gains (losses).....................     18      (9)     88      60
                                                ------  ------  ------  ------
Fair value of plan assets at December 31.......  6,282   7,039   1,314   1,589
                                                ------  ------  ------  ------
  Excess (deficit) of plan assets versus
   benefit obligations at December 31..........  3,516   2,712    (426)   (326)
  Unrecognized actuarial gains................. (1,574)   (691)    (52)    (42)
  Unrecognized prior service cost..............     48      54      30      27
  Unrecognized net transition obligation.......    (11)              8       7
                                                ------  ------  ------  ------
Net prepaid pension asset (liability).......... $1,979  $2,075  $ (440) $ (334)
                                                ======  ======  ======  ======

   The combined U.S. and non-U.S. pension plans resulted in a net prepaid asset of $1,539 million and $1,741 million at December 31, 1999 and 2000, respectively. These amounts were recognized in the Company's combined balance sheets at December 31, 1999 and 2000 as prepaid pension assets of $2,254 million and $2,623 million, respectively, for those plans in which plan assets exceeded their accumulated benefit obligations and as other liabilities of $715 million and $882 million at December 31, 1999 and 2000, respectively, for plans in which the accumulated benefit obligations exceeded their plan assets.

   At December 31, 1999 and 2000, certain of the Company's U.S. plans were unfunded, with projected benefit and accumulated benefit obligations of $100 million and $65 million, respectively, in 1999 and $156 million and $97 million, respectively, in 2000. For certain non-U.S. plans, which have accumulated benefit obligations in excess of plan assets, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $697 million, $652 million and $46 million, respectively, as of December 31, 1999 and $639 million, $596 million and $49 million, respectively, as of December 31, 2000.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   The following weighted-average assumptions were used to determine the Company's obligations under the plans:

                                                     U.S. Plans  Non-U.S. Plans
                                                     ----------  --------------
                                                     1999  2000   1999    2000
                                                     ----  ----   ----    ----
   Discount rate.................................... 7.75% 7.75%  6.04%   5.88%
   Expected rate of return on plan assets........... 9.00  9.00   8.50    8.51
   Rate of compensation increase.................... 4.50  4.50   3.36    3.55

   The Company and certain of its subsidiaries sponsor employee savings plans, to which the Company contributes. These plans cover certain salaried, non-union and union employees. The Company's contributions and costs are determined by the matching of employee contributions, as defined by the plans. Amounts charged to expense for defined contribution plans totaled $40 million, $41 million and $43 million in 1998, 1999 and 2000, respectively.

   Postretirement benefit plans:

   Net postretirement health care costs consisted of the following:

                                                              For the Years
                                                            Ended December 31,
                                                            ------------------
                                                            1998  1999    2000
                                                            ----  ----    ----
                                                              (in millions)
   Service cost........................................    $ 24   $ 27    $ 23
   Interest cost.......................................      98    101     109
   Amortization:
    Unrecognized net loss from experience differences..       2      3       2
    Unrecognized prior service cost....................      (6)    (7)     (8)
   Other expense.......................................             21
                                                           ----   ----    ----
     Net postretirement health care costs..............    $118   $145    $126
                                                           ====   ====    ====

   During 1999, the Company instituted early retirement and workforce reduction programs that resulted in curtailment losses of $21 million.

   The Company's postretirement health care plans are not funded. The changes in the benefit obligations of the plans were as follows:

                                                                 At December 31,
                                                                 ---------------
                                                                  1999    2000
                                                                  ----    ----
                                                                   (in millions)
   Accumulated postretirement benefit obligation at January 1.. $1,457  $1,380
    Service cost...............................................     27      23
    Interest cost..............................................    101     109
    Benefits paid..............................................    (97)   (111)
    Acquisitions...............................................            633
    Termination, settlement and curtailment....................     21
    Plan amendments............................................    (12)     (7)
    Actuarial (gains) losses...................................   (117)     75
                                                                ------  ------
   Accumulated postretirement benefit obligation at December 31  1,380   2,102
    Unrecognized actuarial losses..............................    (92)   (159)
    Unrecognized prior service cost............................     63      62
                                                                ------  ------
   Accrued postretirement health care costs.................... $1,351  $2,005
                                                                ======  ======

                       KRAFT FOODS INC. AND SUBSIDIARIES

   The current portion of the Company's accrued postretirement health care costs of $112 million and $138 million at December 31, 1999 and 2000, respectively, are included in other accrued liabilities on the combined balance sheets.

   The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation for U.S. plans was 7.0% in 1999, 6.5% in 2000 and 6.0% in 2001, gradually declining to 5.0% by the year 2003 and remaining at that level thereafter. For Canadian plans, the assumed health care cost trend rate was 9.0% in 1999, 8.0% in 2000 and 7.0% in 2001, gradually declining to 4.0% by the year 2004 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rates for each year would increase the accumulated postretirement benefit obligation as of December 31, 2000 and postretirement health care cost (service cost and interest cost) for the year then ended by approximately 9.7% and 12.9%, respectively. A one-percentage-point decrease in the assumed health care cost trend rates for each year would decrease the accumulated postretirement benefit obligation as of December 31, 2000 and postretirement health care cost (service cost and interest cost) for the year then ended by approximately 7.9% and 9.8%, respectively.

   The accumulated postretirement benefit obligations for U.S. plans at December 31, 1999 and 2000 were determined using an assumed discount rate of 7.75%. The accumulated postretirement benefit obligations for Canadian plans at December 31, 1999 and 2000 were determined using an assumed discount rate of 7.0%.

   Postemployment benefit plans:

   The Company and certain of its affiliates sponsor postemployment benefit plans covering substantially all salaried and certain hourly employees. The cost of these plans is charged to expense over the working lives of the covered employees. Net postemployment costs consisted of the following:

                                                                 For the Years Ended
                                                                     December 31,
                                                               ----------------------
                                                               1998     1999     2000
                                                               ----     ----     ----
                                                                    (in millions)
   Service cost...............................................  $14      $12      $13
   Amortization of unrecognized net gains.....................   (1)      (8)      (4)
   Other expense..............................................            19
                                                                ---      ---      ---
     Net postemployment costs.................................  $13      $23      $ 9
                                                                ===      ===      ===

   The Company instituted a workforce reduction program in its North American food business in 1999. This action resulted in incremental postemployment costs, which are shown as other expense above.

   The Company's postemployment plans are not funded. The changes in the benefit obligations of the plans were as follows:

                                                                        At December 31,
                                                                       ----------------
                                                                        1999     2000
                                                                        ----     ----
                                                                        (in millions)

   Accumulated benefit obligation at January 1......................    $376     $333
     Service cost...................................................      12       13
     Benefits paid..................................................     (74)     (76)
     Acquisitions...................................................               74
     Actuarial losses...............................................               29
     Other expense..................................................      19
                                                                        ----     ----
   Accumulated benefit obligation at December 31....................     333      373
     Unrecognized actuarial gains...................................      65       22
                                                                        ----     ----
   Accrued postemployment costs.....................................    $398     $395
                                                                        ====     ====

                       KRAFT FOODS INC. AND SUBSIDIARIES

   The accumulated benefit obligation was determined using an assumed ultimate annual turnover rate of 0.3% in 1999 and 2000, assumed compensation cost increases of 4.5% in 1999 and 2000, and assumed benefits as defined in the respective plans. Postemployment costs arising from actions that offer employees benefits in excess of those specified in the respective plans are charged to expense when incurred.

Note 13. Additional Information:

                                                          For the Years Ended
                                                             December 31,
                                                         ----------------------
                                                          1998    1999    2000
                                                         ------  ------  ------
                                                             (in millions)
   Research and development expense..................... $  247  $  262  $  270
                                                         ======  ======  ======
   Advertising expense.................................. $1,271  $1,272  $1,198
                                                         ======  ======  ======
   Interest and other debt expense, net:
     Interest expense, parent and affiliates............ $  425  $  458  $  531
     Interest expense, external debt....................    124      89      84
     Interest income....................................    (13)     (8)    (18)
                                                         ------  ------  ------
                                                         $  536  $  539  $  597
                                                         ======  ======  ======
   Rent expense......................................... $  259  $  285  $  277
                                                         ======  ======  ======

   Minimum rental commitments under non-cancelable operating leases in effect at December 31, 2000 were as follows (in millions):

            2001.........................................   $200
            2002.........................................    166
            2003.........................................    133
            2004.........................................    113
            2005.........................................     97
            Thereafter...................................    177
                                                            ----
                                                            $886
                                                            ====

Note 14. Financial Instruments:

   Derivative financial instruments:

   The Company operates internationally, with manufacturing and sales facilities in various locations around the world. Derivative financial instruments are used by the Company, principally to reduce exposures to market risks resulting from fluctuations in interest rates and foreign exchange rates by creating offsetting exposures. The Company is not a party to leveraged derivatives.

   The Company has interest rate swap agreements that were executed to reduce the Company's borrowing costs. At December 31, 2000, the aggregate notional principal amount of those agreements was $96 million. Aggregate maturities at December 31, 2000 were $23 million in 2003 and $73 million in 2004.

   Forward foreign exchange contracts and foreign currency options are used by the Company to reduce the effect of fluctuating foreign currencies on foreign currency denominated intercompany and third-party transactions. At December 31, 1999 and 2000, the Company had option and forward foreign exchange contracts, principally for the Japanese yen, the Australian dollar and the Euro, with aggregate notional amounts of $231 million and $237 million, respectively, for both the purchase and sale of foreign currencies. Unrealized gains or losses on foreign currency contracts were immaterial at December 31, 1999 and 2000.

                       KRAFT FOODS INC. AND SUBSIDIARIES

   Commodities:

   The Company is exposed to price risk related to anticipated purchases of certain commodities used as raw materials in the various businesses. Accordingly, the Company enters into commodity future, forward and option contracts to manage the fluctuations in prices of anticipated purchases, primarily coffee, milk, cheese, cocoa, sugar, wheat and corn. At December 31, 1999 and 2000, the Company had net long commodity positions of $163 million and $617 million, respectively. Unrealized gains or losses on net commodity positions were immaterial at December 31, 1999 and 2000.

   Credit exposure and credit risk:

   The Company is exposed to credit loss in the event of nonperformance by counterparties. However, the Company does not anticipate nonperformance and such exposure was not material at December 31, 2000.

   Fair value:

   The aggregate fair value, based on market quotes, of the Company's total debt at December 31, 1999 was $594 million as compared to its carrying value of $538 million. The aggregate fair value of the Company's total debt at December 31, 2000 was $3,605 million as compared to its carrying value of $3,554 million. Based on interest rates available to the Company for issuances of debt with similar terms and remaining maturities, the aggregate fair values and carrying value of the Company's long-term notes payable to Philip Morris and its affiliates were $6,036 million and $6,602 million, respectively at December 31, 1999 and $21,357 million and $21,407 million, respectively at December 31, 2000.

   The carrying values of the Company's derivative instruments, which did not differ significantly from their fair values, were not material.

   See Notes 3, 7 and 8 for additional disclosures of fair value for short-term borrowings and long-term debt.

Note 15. Contingencies:

   The Company and its subsidiaries are parties to a variety of legal proceedings arising out of the normal course of business, including a few cases in which substantial amounts of damages are sought. The Company believes that it has valid defenses and is vigorously defending the litigation pending against it. While the results of litigation cannot be predicted with certainty, management believes that the final outcome of these proceedings will not have a material adverse effect on the Company's combined financial position or results of operations.

                       KRAFT FOODS INC. AND SUBSIDIARIES

Note 16. Quarterly Financial Data (Unaudited):

                                                           1999 Quarters
                                                    ---------------------------
                                                    First  Second Third  Fourth
                                                    ------ ------ ------ ------
                                                     (in millions, except per
                                                          share amounts)
Operating revenue.................................. $6,638 $6,830 $6,326 $7,003
                                                    ====== ====== ====== ======
Gross profit....................................... $3,046 $3,197 $2,822 $3,159
                                                    ====== ====== ====== ======
Net earnings....................................... $  361 $  526 $  422 $  444
                                                    ====== ====== ====== ======
Per share data:
  Basic earnings per share......................... $ 0.25 $ 0.36 $ 0.29 $ 0.30
                                                    ====== ====== ====== ======
  Diluted earnings per share....................... $ 0.25 $ 0.36 $ 0.29 $ 0.30
                                                    ====== ====== ====== ======

   During the first quarter of 1999, the Company recorded pre-tax charges of $157 million primarily for voluntary retirement incentive or separation programs.

                                                           2000 Quarters
                                                    ---------------------------
                                                    First  Second Third  Fourth
                                                    ------ ------ ------ ------
                                                     (in millions, except per
                                                          share amounts)
Operating revenue.................................. $6,460 $6,974 $6,215 $6,883
                                                    ====== ====== ====== ======
Gross profit....................................... $3,079 $3,417 $2,958 $3,161
                                                    ====== ====== ====== ======
Net earnings....................................... $  479 $  567 $  572 $  383
                                                    ====== ====== ====== ======
Per share data:
  Basic earnings per share......................... $ 0.33 $ 0.39 $ 0.39 $ 0.27
                                                    ====== ====== ====== ======
  Diluted earnings per share....................... $ 0.33 $ 0.39 $ 0.39 $ 0.27
                                                    ====== ====== ====== ======

   During the third quarter of 2000, the Company recorded a pre-tax gain of $139 million on the sale of a French confectionery business.

             REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

Nabisco Holdings Corp.:

   We have audited the accompanying consolidated balance sheets of Nabisco Holdings Corp. ("Nabisco Holdings") as of December 31, 1998 and 1999, and the related consolidated statements of income (loss), comprehensive income (loss), shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Nabisco Holdings at December 31, 1998 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 2, 2000

                             NABISCO HOLDINGS CORP.

                          CONSOLIDATED BALANCE SHEETS
                            (in millions of dollars)

                                                                At December 31,
                                                                ----------------
                                                                 1998     1999
                                                                -------  -------
                            ASSETS
Current assets:
  Cash and cash equivalents..................................   $   111  $   110
  Accounts receivable, net of allowance for doubtful accounts
   of $29 and $52, respectively..............................       506      681
  Deferred income taxes......................................        98      116
  Inventories................................................       753      898
  Prepaid expenses and other current assets..................        70       79
                                                                -------  -------
    Total current assets.....................................     1,538    1,884
                                                                -------  -------
Property, plant and equipment--at cost.......................     4,806    5,053
Less accumulated depreciation................................    (1,859)  (1,966)
                                                                -------  -------
  Net property, plant and equipment..........................     2,947    3,087
                                                                -------  -------
Trademarks, net of accumulated amortization of $1,102 and
 $1,214, respectively........................................     3,368    3,443
Goodwill, net of accumulated amortization of $910 and $1,007,
 respectively................................................     3,182    3,159
Other assets and deferred charges............................        82      134
                                                                -------  -------
                                                                $11,117  $11,707
                                                                =======  =======
             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable..............................................   $    68  $    39
  Accounts payable...........................................       407      642
  Accrued liabilities........................................     1,043    1,020
  Current maturities of long-term debt.......................       118      158
  Income taxes accrued.......................................       111      104
                                                                -------  -------
    Total current liabilities................................     1,747    1,963
                                                                -------  -------
Long-term debt...............................................     3,619    3,892
Other noncurrent liabilities.................................       704      744
Deferred income taxes........................................     1,162    1,176
Contingencies (Note 11)......................................
Shareholders' equity:
  Class A common stock (51,434,872 and 51,412,707 shares
   issued and outstanding at December 31, 1998 and 1999,
   respectively).............................................         1        1
  Class B common stock (213,250,000 shares issued and
   outstanding at December 31, 1998 and 1999)................         2        2
  Paid-in capital............................................     4,092    4,093
  Retained (deficit) earnings................................        (5)     148
  Treasury stock, at cost....................................       (18)     (17)
  Accumulated other comprehensive loss.......................      (185)    (293)
  Notes receivable on common stock purchases.................        (2)      (2)
                                                                -------  -------
    Total shareholders' equity...............................     3,885    3,932
                                                                -------  -------
                                                                $11,117  $11,707
                                                                =======  =======

                See notes to consolidated financial statements.

                             NABISCO HOLDINGS CORP.

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
               (in millions of dollars, except per share amounts)

                                                        For the Years Ended
                                                            December 31,
                                                     -------------------------
                                                      1997     1998     1999
                                                     -------  -------  -------
Net sales..........................................   $8,734   $8,400   $8,268
Costs and expenses:
  Cost of products sold............................    4,950    4,683    4,502
  Selling, advertising, administrative and general
   expenses........................................    2,476    2,672    2,747
  Amortization of trademarks and goodwill..........      226      221      213
  Restructuring charges (credits) (Note 3).........               530      (67)
                                                      ------   ------   ------
    Operating income...............................    1,082      294      873
Interest and other debt expense....................     (326)    (296)    (260)
Other expense, net.................................      (32)     (29)     (31)
                                                      ------   ------   ------
    Income (loss) before income taxes..............      724      (31)     582
Provision for income taxes.........................      293       40      222
                                                      ------   ------   ------
    Income (loss) before extraordinary item........      431      (71)     360
Extraordinary item--loss on early extinguishment of
 debt, net of income taxes (Note 10)...............      (26)               (3)
                                                      ------   ------   ------
    Net income (loss)..............................   $  405   $  (71)  $  357
                                                      ======   ======   ======
Net income (loss) per common share--basic:
  Income (loss) before extraordinary item..........   $ 1.63   $ (.27)  $ 1.36
  Extraordinary item...............................     (.10)             (.01)
                                                      ------   ------   ------
    Net income (loss)..............................   $ 1.53   $ (.27)  $ 1.35
                                                      ======   ======   ======
Net income (loss) per common share--diluted:
  Income (loss) before extraordinary item..........   $ 1.61   $ (.27)  $ 1.35
  Extraordinary item...............................     (.10)             (.01)
                                                      ------   ------   ------
    Net income (loss)..............................   $ 1.51   $ (.27)  $ 1.34
                                                      ======   ======   ======
Dividends declared per common share................   $  .68   $  .70   $  .75
                                                      ======   ======   ======
Average number of common shares outstanding (in
 thousands):
  Basic............................................  265,057  264,547  264,670
                                                     =======  =======  =======
  Diluted..........................................  267,374  264,547  266,757
                                                     =======  =======  =======


                See notes to consolidated financial statements.

                             NABISCO HOLDINGS CORP.

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                            (in millions of dollars)

                                                               For the Years
                                                              Ended December
                                                                    31,
                                                              -----------------
                                                              1997  1998   1999
                                                              ----  -----  ----
Net income (loss)............................................ $405  $ (71) $357
                                                              ----  -----  ----
Other comprehensive income (loss):
  Cumulative translation adjustment..........................  (73)   (57) (111)
  Minimum pension liability adjustment.......................   (6)     3     3
                                                              ----  -----  ----
Other comprehensive loss before income taxes.................  (79)   (54) (108)
  (Benefit) provision for income taxes.......................   (2)     1     1
                                                              ----  -----  ----
Other comprehensive loss, net of income taxes................  (77)   (55) (109)
                                                              ----  -----  ----
Comprehensive income (loss).................................. $328  $(126) $248
                                                              ====  =====  ====



                See notes to consolidated financial statements.

                             NABISCO HOLDINGS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in millions of dollars)

                                                            For the Years
                                                         Ended December 31,
                                                      -----------------------
                                                       1997     1998    1999
                                                      -------  -------  -----
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
 Net income (loss)................................... $   405  $   (71) $ 357
 Adjustments to reconcile net income to cash flows
  from operating activities:
    Depreciation of property, plant and equipment....     277      273    265
    Amortization of intangibles......................     226      221    213
    Deferred income tax provision (benefit)..........      11     (188)    48
    Restructuring items, net of cash payments........    (135)     491   (157)
    Accounts receivable..............................      14            (139)
    Inventories......................................     (12)      44   (102)
    Prepaid expenses and other current assets........      (6)     (10)     3
    Accounts payable.................................      10      (49)   174
    Accrued liabilities..............................    (192)     (32)    77
    Income taxes accrued.............................      19       (3)   (15)
    Other, net.......................................     (55)     (12)    (1)
    Extraordinary loss...............................      43               3
    Gain on divestitures, net........................     (32)     (14)
                                                      -------  -------  -----
  Net cash flows from operating activities...........     573      650    726
                                                      -------  -------  -----
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
 Capital expenditures................................    (392)    (340)  (241)
 Acquisition of businesses...........................     (46)      (9)  (578)
 Other, net..........................................      15       13     36
 Proceeds from sale of businesses....................      50      550
                                                      -------  -------  -----
  Net cash flows (used in) from investing
   activities........................................    (373)     214   (783)
                                                      -------  -------  -----
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
 Net proceeds from the issuance of long-term debt....   1,229    1,279    777
 Repayments of long-term debt........................  (1,145)  (1,893)  (491)
 Decrease in notes payable...........................     (45)    (103)   (23)
 Dividends paid on common stock......................    (175)    (185)  (195)
 Repurchase of Class A common stock..................     (22)     (38)   (12)
 Net proceeds from issuance of Class A common stock..               25      8
 Proceeds from the sale of call options on long-term
  debt...............................................               41
                                                      -------  -------  -----
  Net cash flows (used in) from financing
   activities........................................    (158)    (874)    64
                                                      -------  -------  -----
Effect of exchange rate changes on cash and cash
 equivalents.........................................      (8)      (6)    (8)
                                                      -------  -------  -----
  Net change in cash and cash equivalents............      34      (16)    (1)
Cash and cash equivalents at beginning of period.....      93      127    111
                                                      -------  -------  -----
Cash and cash equivalents at end of period........... $   127  $   111  $ 110
                                                      =======  =======  =====
Income taxes paid, net of refunds.................... $   247  $   231  $ 190
                                                      =======  =======  =====
Interest paid........................................ $   358  $   276  $ 261
                                                      =======  =======  =====

                See notes to consolidated financial statements.

                             NABISCO HOLDINGS CORP.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 1997, 1998 and 1999
                (in millions of dollars and thousands of shares)

                                                            Accumulated
                          Common Stock                         Other
                         --------------- Paid-in  Retained Comprehensive Treasury   Notes
                         Shares   Amount Capital  Earnings    Income      Stock   Receivable Total
                         -------  ------ -------  -------- ------------- -------- ---------- ------
Balance at January 1,
 1997................... 265,070    $3   $4,093    $  43       $ (53)      $ --      $(2)    $4,084
Net income..............                             405                                        405
Cumulative translation
 adjustment.............                                         (73)                           (73)
Minimum pension
 liability, net of tax
 benefit of $1..........                                          (4)                            (4)
Dividends declared......                            (180)                                      (180)
Repurchase of Class A
 shares.................    (682)                                           (32)                (32)
Other...................                      4                                                   4
                         -------    --   ------    -----       -----       ----      ---     ------
Balance at December 31,
 1997................... 264,388     3    4,097      268        (130)       (32)      (2)     4,204
Net loss................                             (71)                                       (71)
Cumulative translation
 adjustment.............                                         (57)                           (57)
Minimum pension
 liability, net of tax
 expense of $2..........                                           2                              2
Dividends declared......                            (185)                                      (185)
Repurchase of Class A
 shares.................    (568)                                           (27)                (27)
Class A treasury shares
 issued.................     865              5      (17)                    41                  29
Other...................                    (10)                                                (10)
                         -------    --   ------    -----       -----       ----      ---     ------
Balance at December 31,
 1998................... 264,685     3    4,092       (5)       (185)       (18)      (2)     3,885
Net income..............                             357                                        357
Cumulative translation
 adjustment.............                                        (111)                          (111)
Minimum pension
 liability, net of tax
 expense of $1..........                                           2                              2
Dividends declared......                            (198)                                      (198)
Repurchase of Class A
 shares.................    (300)                                           (12)                (12)
Class A treasury shares
 issued.................     278                      (5)                    13                   8
Other...................                      1       (1)          1                              1
                         -------    --   ------    -----       -----       ----      ---     ------
Balance at December 31,
 1999................... 264,663    $3   $4,093    $ 148       $(293)      $(17)     $(2)    $3,932
                         =======    ==   ======    =====       =====       ====      ===     ======

                See notes to consolidated financial statements.

                             NABISCO HOLDINGS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies:

   The Summary of Significant Accounting Policies below and the other notes to the consolidated financial statements on the following pages are integral parts of the accompanying consolidated financial statements ("Consolidated Financial Statements") of Nabisco Holdings Corp. ("Nabisco Holdings" or the "Company").

   Consolidation and use of estimates:

   The Consolidated Financial Statements include the accounts of the Company and its subsidiaries. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Certain prior year amounts have been reclassified to conform to the 1999 presentation.

   Cash and cash equivalents:

   Cash equivalents include all short-term, highly liquid investments that are readily convertible to known amounts of cash and that have original maturities of three months or less. Cash equivalents at December 31, 1998 and 1999, valued at cost (which approximated market value), totaled $71 million and $54 million, respectively.

   Inventories:

   Inventories are stated at the lower of cost or market. Cost is determined principally under the first-in, first-out method.

   Commodity contracts:

   Due to wide fluctuations in the market prices for various agricultural commodities, the Company frequently enters into futures contracts to hedge the price risk associated with anticipated purchases. The Company realizes changes in the market value of futures contracts that qualify as hedges as an addition to, or reduction from, the raw material inventory cost. Realized gains and losses are recorded in cost of products sold when the related finished products are sold. The amount of hedging losses deferred as of December 31, 1998 and 1999 was $5 million and $7 million, respectively. Any futures contracts that do not qualify for hedge accounting treatment are marked-to-market each reporting period with the resulting market change reflected in cost of products sold in the current period.

   Depreciation:

   For financial reporting purposes, depreciation expense is generally provided on a straight-line basis, using estimated useful lives of up to 20 years for land improvements, 20 to 40 years for buildings and leasehold improvements and 3 to 30 years for machinery and equipment.

   Trademarks and goodwill:

   Values assigned to trademarks and goodwill are amortized on a straight-line basis principally over a 40-year period.

                             NABISCO HOLDINGS CORP.

   Long-lived assets:

   Long-lived assets are comprised of intangible assets and property, plant and equipment. Long-lived assets, including certain identifiable intangibles and goodwill related to those assets to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. Assets to be disposed of are reported at the lower of their carrying value or estimated net realizable value.

   Revenue recognition:

   Revenue is recognized when title to finished product passes to the customer. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and product returns.

   Other income (expense), net:

   Other expense, net includes interest income, certain foreign currency gains and losses, expenses related to the sales of accounts receivable and fees related to banking and borrowing programs.

   Advertising:

   Advertising costs are generally expensed as incurred. Advertising expense was $223 million, $226 million and $250 million for the years ended December 31, 1997, 1998 and 1999, respectively.

   Research and development:

   Research and development expenses, which are expensed as incurred, were $95 million, $100 million and $96 million for the years ended December 31, 1997, 1998 and 1999, respectively.

   Interest rate financial instruments:

   Interest rate swaps and caps are used to effectively hedge certain interest rate exposures. In both types of hedges, the differential to be paid or received is accrued and recognized in interest expense and may change as market interest rates change. Any premium paid or received is amortized over the duration of the hedged instrument. If an arrangement is terminated or effectively terminated prior to maturity, then the realized or unrealized gain or loss is effectively recognized over the remaining original life of the agreement if the hedged item remains outstanding, or immediately, if the underlying hedged instrument does not remain outstanding. If the arrangement is not terminated or effectively terminated prior to maturity, but the underlying hedged instrument is no longer outstanding, then the unrealized gain or loss on the related interest rate swap or cap is recognized immediately.

   Foreign currency financial instruments:

   The forward foreign exchange contracts and other hedging arrangements entered into by the Company generally mature at the time the hedged foreign currency transactions are settled. Gains or losses on forward foreign currency transactions are determined by changes in market rates and are generally included at

                             NABISCO HOLDINGS CORP.

settlement in the basis of the underlying hedged transaction. To the extent that the foreign currency transaction does not occur, gains and losses are recognized immediately.

   Recently issued accounting pronouncements:

   During the second quarter of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which was required to be adopted by January 1, 2000, with early adoption permitted. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133, which amended SFAS No. 133 to delay its effective date one year. SFAS No. 133 requires that all derivative instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Nabisco Holdings has not yet determined the impact, if any, that adoption or subsequent application of SFAS No. 133 will have on its financial position or results of operations.

   Net income per share:

   Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, Earnings per Share, which was adopted in the fourth quarter of 1997. Net income per common share--basic is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Net income per common share--diluted is calculated by dividing net income by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

   Income taxes:

   During the second quarter of 1999, the former direct and indirect parents of Nabisco Holdings, RJR Nabisco, Inc., which has been renamed R.J. Reynolds Tobacco Holdings, Inc. ("RJR") and RJR Nabisco Holdings Corp., which has been renamed Nabisco Group Holdings Corp. ("NGH"), completed a series of reorganization transactions as described in Note 2 to the Consolidated Financial Statements. As part of those transactions, NGH, Nabisco Holdings and RJR entered into a tax sharing agreement that sets forth, among other things, each company's rights and obligations relating to tax payments and refunds for periods before and after those transactions, certain tax indemnification arrangements and other tax matters such as the filing of tax returns and the handling of audits and other tax proceedings.

   The Company calculates its income taxes on a separate basis from NGH; however, the following modifications were made to the Company's income taxes because federal income taxes are calculated and paid on a consolidated basis by NGH. To the extent foreign tax credits of the Company cannot be used currently on a consolidated basis, no current credit is given to the Company under the tax sharing agreement with NGH, and other credits, losses or benefits of the Company not used separately are recognized by the Company if they could be used in filing a consolidated tax return. Deferred federal income taxes are recorded on the Company's books, and current federal income taxes payable are remitted to NGH. Generally, any adjustments to federal and state income tax liabilities for years after 1989 will be paid by NGH and charged or credited to Nabisco Holdings, as applicable. Any adjustments to federal and state income tax liabilities for 1989 or earlier are the obligation of RJR. NGH will generally pay to Nabisco Holdings any tax refund received by NGH and attributable to the Company for years after 1989. Foreign income taxes generally are computed on a separate company basis.

                             NABISCO HOLDINGS CORP.

Note 2. Reorganization of Nabisco Holdings' Parents:

   During the second quarter of 1999, a series of reorganization transactions was completed, as a result of which Nabisco Holdings and its subsidiaries are no longer affiliated with RJR and its subsidiaries. The principal transactions in this reorganization that affected Nabisco Holdings are the following:

  . On May 18, 1999, RJR transferred all of the outstanding Class B common stock of Nabisco Holdings to NGH through a merger transaction.

  . On June 14, 1999, NGH distributed all of the outstanding shares of RJR common stock to NGH common shareholders of record as of May 27, 1999.

   NGH owns 100% of the outstanding Class B common stock of Nabisco Holdings, which represents approximately 80.6% of the economic interest and 97.6% of the combined voting power of all of the outstanding common stock as of March 15, 2000.

Note 3. Operations:

   Acquisitions:

   In recent years, subsidiaries of Nabisco Holdings have completed a number of acquisitions to expand the domestic and international food businesses, all of which have been accounted for using the purchase method of accounting for business combinations. In December 1997, the Company acquired the stock of Cornnuts, Inc., a manufacturer of crispy corn kernel snacks, for approximately $51 million. As of December 31, 1997, the acquisition was carried in other assets in the consolidated balance sheet pending completion of the purchase price allocation. During 1998 the purchase price was allocated resulting in goodwill of $30 million, including $4 million for a plant closure. In 1998, the Company acquired the assets of the Jamaican biscuit and snacking company, Butterkist, Ltd. for $9 million. The fair value of the assets acquired approximated the purchase price. In September 1999, the Company acquired the stock of Canale S.A., Argentina's fourth largest biscuit company for approximately $134 million resulting in goodwill of $45 million. In November 1999, the Company also acquired certain assets and liabilities of Favorite Brands International, Inc., the fourth largest non-chocolate candy company in the United States for approximately $480 million. As of December 31, 1999, a preliminary purchase price allocation was completed, resulting in goodwill of approximately $68 million, subject to finalization of integration plans which could result in an adjustment to goodwill in 2000.

   The Consolidated Statements of Income and Comprehensive Income do not include any revenues or expenses related to the acquisitions described above prior to their respective closing dates. The acquisitions were financed through commercial paper borrowings. The following are the Company's unaudited pro forma results of operations for 1998 and 1999, assuming that the 1999 acquisition of certain assets and liabilities of Favorite Brands International, Inc. had occurred on January 1, 1998.

                                                             For the Years
                                                          Ended December 31,
                                                          ------------------
                                                            1998       1999
                                                            ----       ----
                                                             (in millions,
                                                           except per share
                                                          amounts, unaudited)
     Net sales...........................................    $9,146     $8,890
     (Loss) income before extraordinary item.............      (110)       317
     (Loss) income per common share before extraordinary
      item:
        Basic............................................      (.42)      1.20
        Diluted..........................................      (.42)      1.19

                             NABISCO HOLDINGS CORP.

   These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future.

   Divestitures and other charges:

   In June 1997, the Company sold certain domestic regional brands for $50 million that resulted in a $32 million gain ($19 million after tax). In addition, non-recurring expenses of $31 million ($18 million after tax) were recognized. These included a $14 million additional provision to write-down property, plant and equipment ($10 million), intangibles ($2 million) and inventory ($2 million) of the Plush Pippin frozen pie business sold in 1998 at its approximate carrying value of $5 million; $10 million of severance and related benefits for approximately 80 sales persons in the U.S. Foods Group sales organization; and $7 million of exit costs resulting from the relocation of Nabisco International's headquarters from New York City to New Jersey consisting of $6 million for lease abandonment costs and $1 million for employee severance benefits. The net $1 million pre-tax gain from these items is included in selling, advertising, administrative and general expenses in the Consolidated Statements of Income. 1997 net sales from the Plush Pippin frozen pie business were $40 million and operating income was not material.

   The 1998 cost of products sold includes a $35 million net gain ($19 million after tax) related to businesses sold and a $21 million charge ($17 million after tax) to exit non-strategic businesses. Both items were recorded in the third quarter. Businesses sold in 1998 include the College Inn brand of canned broths, Plush Pippin frozen pies, the U.S. and Canadian tablespreads and U.S. egg substitute businesses (formerly included in the U.S. Foods Group operating segment) and the Del Monte brand canned vegetable business in Venezuela (formerly included in the International Food Group operating segment) for net proceeds of approximately $550 million.

   Net sales for 1997 and 1998 from all divestitures in both years by the Company were $632 million and $298 million, respectively. Operating income for 1997 and 1998 from the divested businesses was $87 million and $33 million, respectively.

   1998 restructuring charges:

   In the second and fourth quarters of 1998, the Company recorded restructuring charges of $406 million ($268 million after tax) and $124 million ($94 million after tax), respectively. These restructuring programs were undertaken to streamline operations and improve profitability and will result in a workforce reduction of approximately 6,900 employees of which 6,100 positions were eliminated as of December 31, 1999. The headcount reduction represents a slight increase from the original projection of 6,500. The increase resulted from higher than anticipated eliminations as projects were completed and is primarily due to projects in International manufacturing locations and to a lesser extent the Biscuit sales force reorganization. The increase in the number of positions eliminated did not result in incremental spending as higher costs for these projects were offset by lower costs and cash outlays overall, as described below.

   The June 1998 program was substantially completed in 1999 and the December 1998 program is expected to be substantially completed by mid-year 2000. The restructuring programs when completed will require net cash expenditures of approximately $140 million. In addition, the programs required additional restructuring-related expenses of $132 million ($79 million after tax), of which $76 million ($46 million after tax) was incurred in the twelve months ended December 31, 1999, and are now completed. These additional expenses were principally for implementation and integration of the programs and included costs for relocation of employees and equipment and training.

                             NABISCO HOLDINGS CORP.

   In 1999, the Company recorded a net restructuring credit of $67 million ($48 million after tax), related to the Biscuit, U.S. Foods Group and International businesses of $30 million, $18 million and $19 million, respectively. The credit primarily reflects higher than anticipated proceeds from the sale of facilities closed as part of the 1998 restructuring programs, lower costs and cash outlays than originally estimated for certain of these programs and minor project cancellations offset to a minor extent by increased costs in certain programs.

   The major components of the credit were lower severance and benefit costs for: the sales force reorganization of $21 million; staff reduction at headquarters and operating units of $24 million; and distribution reorganizations of $5 million. The reduced costs reflected unanticipated staff reductions through voluntary separations rather than planned terminations and other net changes in cost estimates. In addition, asset impairment costs were lower by $14 million reflecting higher proceeds and anticipated proceeds from the sales of facilities.

   The key elements of the restructuring programs include:

                           Severance     Contract      Asset    Other Exit
                          and Benefits Terminations Impairments   Costs    Total
                          ------------ ------------ ----------- ---------- -----
                                              (in millions)
Sales force
 reorganizations........     $  37         $  3                            $  40
Distribution
 reorganizations........        16            8        $   9                  33
Staff reductions........        83                         3                  86
Manufacturing costs
 reduction initiatives..        22                         8                  30
Plant closures..........        46            3          217       $ 15      281
Product line
 rationalizations.......         4            4           20         32       60
                             -----         ----        -----       ----    -----
  Total 1998
   restructuring
   reserves.............       208           18          257         47      530
1999 net restructuring
 credit.................       (50)           1          (14)        (4)     (67)
                             -----         ----        -----       ----    -----
                               158           19          243         43      463
                             -----         ----        -----       ----    -----
Charges and payments:
Year ended December 31,
 1998...................       (34)          (3)         (12)       (12)     (61)
Year ended December 31,
 1999...................       (98)         (11)        (221)       (23)    (353)
                             -----         ----        -----       ----    -----
  Total charges and
  payments, net of
  cash proceeds.........      (132)         (14)        (233)       (35)    (414)
                             -----         ----        -----       ----    -----
Reserve and valuation
 account balances
 as of December 31,
 1999...................     $  26         $  5        $  10       $  8    $  49
                             =====         ====        =====       ====    =====

  . Sales force reorganizations consist of $35 million for the Nabisco Biscuit Company to reorganize its direct store delivery sales force to improve its effectiveness and $5 million for the International Food Group, principally Latin America.

  . Distribution reorganizations consist of plans to exit a number of domestic and international distribution and warehouse facilities, principally $19 million for the Nabisco Biscuit Company and $14 million for the International Food Group.

  . Staff reductions consist of headquarters and operating unit realignments, functional consolidations and eliminations of positions throughout the Company. Amounts are: $37 million for the U.S. Foods Group; $26 million for Nabisco International headquarters, Canada and other foreign units; $15 million for corporate headquarters; and $8 million for the Nabisco Biscuit Company.

                             NABISCO HOLDINGS CORP.

  . Manufacturing cost reduction initiatives consist of a number of domestic and international programs to increase productivity, principally $19 million for the Nabisco Biscuit Company and $7 million for Canada.

  . Plant closure accruals are for the closure and future sale of 18 production facilities in order to improve manufacturing efficiencies and reduce costs. Amounts are: Nabisco Biscuit Company $217 million; U.S. Foods Group $12 million; and International Food Group $52 million. Other exit costs consist of carrying costs to be incurred prior to sale.

  . Product line rationalizations consist of exit costs to discontinue a number of domestic and international product lines. Other exit costs are principally write-offs for disposals of various discontinued products. Amounts are: U.S. Foods Group $34 million; Nabisco Biscuit Company
     $14 million; and International Food Group $12 million.

   The key elements of the restructuring programs, after the restructuring credit of $67 million include:

                              Severance     Contract      Asset    Other Exit
                             and Benefits Terminations Impairments   Costs    Total
                             ------------ ------------ ----------- ---------- -----
                                                 (in millions)
   Sales force
    reorganizations........      $ 16         $ 3                             $ 19
   Distribution
    reorganizations........        11           4         $  7                  22
   Staff reductions........        59           1            4                  64
   Manufacturing costs
    reduction initiatives..        19                        8                  27
   Plant closures..........        51           6          203        $15      275
   Product line
    rationalizations.......         2           5           21         28       56
                                 ----         ---         ----        ---     ----
     Total restructuring
      charges..............      $158         $19         $243        $43     $463
                                 ====         ===         ====        ===     ====

   Total charges and payments include cash expenditures, non-cash charges primarily for asset impairments and committed severance and benefits to be paid. The total cash payments, net of cash proceeds applied against the restructuring reserves totaled $103 million, which is comprised of cumulative cash expenditures of $124 million and cumulative cash proceeds of $21 million. For the year ended December 31, 1999, cash payments, net of cash proceeds totaled $65 million, which is comprised of $86 million of cash expenditures and $21 million of cash proceeds which were applied against the restructuring reserves.

   Asset impairments in connection with the restructuring program were identified and measured in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. In instances where the held and used method was applied, which includes all plant closures, the fair value of impaired assets was determined using the discounted cash flows generated from assets while still in use and the estimated proceeds from their ultimate sale.

   As of December 31, 1999, production had ceased in 16 of the 18 facilities identified under the programs. Nabisco decided not to close the remaining two small facilities in the International Food Group due to volatile economic conditions and a highly inflationary economy which made the economic benefit unachievable.

Note 4. Accounts Receivable:

   Nabisco maintains an arrangement to sell for cash substantially all of its eligible domestic trade accounts receivable to a financial institution pursuant to a purchase and sale agreement. Eligible trade accounts receivable, which are sold without recourse, are accounts that are not in excess of certain agreed-upon

                             NABISCO HOLDINGS CORP.

concentration amounts, and exclude amounts that may be delinquent, in default, or disputed. Eligible accounts are sold on a daily basis and are settled monthly. The maximum amount of outstanding eligible trade accounts receivable sold at any time is $400 million. The Company provides ongoing credit and collection services on the sold accounts. The current agreement will expire in October 2001. The weighted-average discount rates were 5.8%, 5.8% and 5.6% for the three years ended December 31, 1997, 1998 and 1999, respectively. These rates were based upon the financial institution's commercial paper borrowing rate plus participation fees of approximately 0.3% which are adjusted annually. In addition, similar arrangements have been established for the sale of trade accounts receivable by certain foreign subsidiaries. Eligible trade accounts receivable balances sold were $381 million and $260 million at December 31, 1998 and 1999, respectively. The aggregate expenses related to the sales of trade accounts receivable included in Other expense, net were $20 million in 1997, $19 million in 1998 and $17 million in 1999.

Note 5. Inventories:

   The major classes of inventory are shown in the table below:

                                                                 At December 31,
                                                                 ---------------
                                                                  1998    1999
                                                                 ------  ------
                                                                  (in millions)
     Finished products.........................................     $457    $551
     Raw materials.............................................      164     199
     Other.....................................................      132     148
                                                                    ----    ----
       Total...................................................     $753    $898
                                                                    ====    ====

Note 6. Property, Plant and Equipment:

   Components of property, plant and equipment were as follows:

                                                               At December 31,
                                                               ---------------
                                                                1998     1999
                                                               ------   ------
                                                                (in millions)
     Land and land improvements...............................  $  192   $  196
     Buildings and leasehold improvements.....................     937      962
     Machinery and equipment..................................   3,385    3,596
     Construction-in-process..................................     292      299
                                                                ------   ------
                                                                 4,806    5,053
     Less accumulated depreciation............................  (1,859)  (1,966)
                                                                ------   ------
       Net property, plant and equipment......................  $2,947   $3,087
                                                                ======   ======

Note 7. Notes Payable:

   Notes payable consist of notes payable to banks by foreign subsidiaries and $9 million of commercial paper borrowings by certain foreign subsidiaries as of December 31, 1998 and $5 million of commercial paper borrowings by certain foreign subsidiaries as of December 31, 1999. The weighted average interest rate on all notes payable and commercial paper borrowings was 8.0% and 8.2% at December 31, 1998 and 1999, respectively. The weighted average interest rates include borrowing rates in countries with high inflation, primarily in Latin America and South Africa.

                             NABISCO HOLDINGS CORP.

Note 8. Accrued Liabilities:

   Accrued liabilities consisted of the following:

                                                                 At December 31,
                                                                 ---------------
                                                                  1998     1999
                                                                 ------   ------
                                                                  (in millions)
     Payroll and employee benefits..............................  $  274  $  349
     Marketing and advertising..................................     237     272
     Restructuring..............................................     202      35
     Insurance..................................................      50      53
     Taxes, other than income taxes.............................      47      53
     Interest...................................................      70      69
     Dividends payable on common stock..........................      46      50
     All other..................................................     117     139
                                                                  ------  ------
     Total accrued liabilities..................................  $1,043  $1,020
                                                                  ======  ======

Note 9. Income Taxes:

   The provision (benefit) for income taxes before extraordinary item consisted of the following:

                                                           For the Years Ended
                                                              December 31,
                                                          ----------------------
                                                           1997   1998     1999
                                                          ------ ------   ------
                                                              (in millions)
     Current:
       Federal...........................................   $211   $ 158    $109
       Foreign and other.................................     71      70      65
                                                            ----    ----    ----
                                                             282     228     174
                                                            ----    ----    ----
     Deferred:
       Federal...........................................      2    (172)     39
       Foreign and other.................................      9     (16)      9
                                                            ----    ----    ----
                                                              11    (188)     48
                                                            ----   -----    ----
     Provision for income taxes..........................   $293   $  40    $222
                                                            ====   =====    ====

                             NABISCO HOLDINGS CORP.

   The components of the deferred income tax (assets) and liabilities were as follows:

                                                              At December 31,
                                                              ----------------
                                                               1998     1999
                                                              -------  -------
                                                               (in millions)
     Current deferred income tax assets:
       Accrued liabilities and other........................   $ (103)  $ (121)
       Valuation allowance..................................        5        5
                                                               ------   ------
         Net current deferred income tax assets.............      (98)    (116)
                                                               ------   ------
     Non-current deferred income tax assets:
       Pension liabilities..................................      (24)     (14)
       Other postretirement liabilities.....................     (149)    (149)
       Other non-current liabilities........................     (134)     (82)
                                                               ------   ------
         Total non-current deferred income tax assets before
          valuation allowance...............................     (307)    (245)
       Valuation allowance, primarily foreign net operating
        losses..............................................       82       85
                                                               ------   ------
       Net non-current deferred income tax assets...........     (225)    (160)
                                                               ------   ------
     Non-current deferred income tax liabilities:
       Property, plant and equipment........................      322      277
       Trademarks...........................................    1,027    1,004
       Other................................................       38       55
                                                               ------   ------
         Total non-current deferred income tax liabilities..    1,387    1,336
                                                               ------   ------
         Net non-current deferred income tax liabilities....   $1,162   $1,176
                                                               ======   ======

   Pre-tax income (loss) before extraordinary item for domestic and foreign operations is shown in the following table:

                                                           For the Years Ended
                                                               December 31,
                                                           ---------------------
                                                            1997   1998    1999
                                                           ------ ------  ------
                                                              (in millions)
     Domestic (includes U.S. exports).....................   $553   $(77)   $371
     Foreign..............................................    171     46     211
                                                             ----   ----    ----
     Pre-tax income (loss)................................   $724   $(31)   $582
                                                             ====   ====    ====

                             NABISCO HOLDINGS CORP.

   The differences between the provision for income taxes and income taxes computed at statutory U.S. federal income tax rates are explained as follows:

                                                                         For the Years Ended
                                                                             December 31,
                                                                       -----------------------
                                                                       1997    1998     1999
                                                                       ------ -------   ------
                                                                          (in millions)
Reconciliation from statutory rate to effective rate:
Income taxes computed at statutory U.S. federal income tax rates..      $254     $(11)   $204
State taxes, net of federal benefit...............................        21       17      15
Goodwill amortization.............................................        30       30      30
Taxes on foreign operations at rates other than
 statutory U.S. federal rate......................................       (10)      12     (24)
Other items, net..................................................        (2)      (8)     (3)
                                                                        ----   ------   -----
Provision for income taxes........................................      $293     $ 40    $222
                                                                        ====   ======   =====
Effective tax rate................................................      40.5%  (129.0)%  38.1%
                                                                        ====   ======   =====

   The reported effective tax rate for 1997 was 40.5%. The reported effective tax rate was (129.0)% in 1998 versus the 38.1% rate for 1999. The 38.1% effective tax rate benefited from the 28.3% effective tax rate recorded on restructuring credits. Excluding the tax related impact from restructuring credits in 1999 and restructuring charges and the net gain from divestitures in 1998, the effective tax rates are 40.5% and 39.5% for 1998 and 1999, respectively.

   At December 31, 1999, there was $802 million of accumulated and undistributed income of foreign subsidiaries. These earnings are intended by management to be reinvested abroad indefinitely. Accordingly, no applicable U.S. federal deferred income taxes have been provided nor is a determination of the amount of unrecognized U.S. federal deferred income taxes practicable.

Note 10. Long-term Debt:

   Long-term debt consisted of the following:

                                                                             At December 31,
                                                                             ----------------
                                                                              1998     1999
                                                                             -------  -------
                                                                              (in millions)
Commercial paper, average interest rates of 5.7% and 6.4%.........            $  174   $  902
8.3% notes due April 15, 1999.....................................               106
8.0% notes due January 15, 2000...................................               148      148
6.24% pound sterling notes due August 12, 2001....................               163
6.8% notes due September 1, 2001..................................                80       80
6.7% notes due June 15, 2002......................................               400      400
6.85% notes due June 15, 2005.....................................               400      400
7.05% notes due July 15, 2007.....................................               400      400
5.38% notes due August 26, 2009...................................               200
6.0% notes due February 15, 2011..................................               400      400
7.55% debentures due June 15, 2015................................               399      399
6.13% notes due February 1, 2033..................................               299      299
6.38% notes due February 1, 2035..................................               299      299
Other long-term debt..............................................               269      323
Less current maturities...........................................              (118)    (158)
                                                                             -------  -------
Total.............................................................            $3,619   $3,892
                                                                             =======  =======

                             NABISCO HOLDINGS CORP.

   The payment of long-term debt through December 31, 2004 is due as follows (in millions): 2001-$139; 2002-$1,399; 2003-$52 and 2004-$97.

   Nabisco Holdings maintains a $1.5 billion revolving credit facility and a 364-day $1.10 billion credit facility primarily to support commercial paper issuances. At the end of the 364-day period, any borrowings outstanding under the 364-day credit facility are convertible into a three-year term loan at the Company's option. The commitments under the revolving credit facility decline to approximately $1.46 billion on October 31, 2001 for the final year. Borrowings under the revolving credit facility bear interest at rates which vary with the prime rate or LIBOR. Borrowings under the 364-day credit facility bear interest at rates which vary with LIBOR. At December 31, 1999, the full $1.5 billion was available under the revolving credit facility and $198 million was available under the 364-day credit facility. Similar facilities were in place during 1997 and 1998.

   Commercial paper borrowings have been included under long-term debt based on the Company's intention, and ability under its credit facilities, to refinance these borrowings for more than one year.

   The credit facilities restrict dividends and distributions after January 1, 1999 by Nabisco Holdings to holders of its equity securities by requiring a minimum net worth amount. As of December 31, 1999, actual net worth, as defined, exceeded required net worth by approximately $915 million.

   The credit facilities also limit the ability of Nabisco Holdings and its subsidiaries to incur indebtedness, engage in transactions with shareholders and affiliates, create liens, acquire, sell or dispose of certain assets and securities and engage in certain mergers or consolidations. Nabisco Holdings believes that they are currently in compliance with all covenants and restrictions imposed by the terms of their indebtedness.

   In August 1997, the Company issued $200 million of floating rate (5.38% at December 31, 1998) notes due August 2009. During the third quarter of 1999 the Company exercised a call option to redeem these notes and recognized an after tax extraordinary loss of approximately $3 million. This redemption was refinanced with commercial paper.

   In December 1997, the Company completed a tender offer and redeemed $432 million of its $538 million 8.3% notes due 1999 and $541 million of its $688 million outstanding 8% notes due 2000. An extraordinary loss of $43 million ($26 million after tax) was recorded for this transaction. The redemption of these notes was financed with additional short-term borrowings, which in turn were refinanced by the issuance of long-term debt in January 1998.

   In January 1998, the Company issued $400 million of 6% notes due February 15, 2011 which are putable and callable on February 15, 2001; $300 million of 6 1/8% notes due February 1, 2033 which are putable and callable on February 1, 2003; and $300 million of 6 3/8% notes due February 1, 2035 which are putable and callable on February 1, 2005. Unless the notes are put, the interest rates on the 6% notes, the 6 1/8% notes and the 6 3/8% notes are reset on the applicable put/call date at 5.75%, 6.07% and 6.07%, respectively, plus, in each case, the Company's future credit spread on treasury notes of comparable maturities. The Company no longer retains the right to call these notes as these options were sold at issuance for $41 million. The net proceeds from these notes and the sale of call options were used to repay commercial paper borrowings.

   The Company filed a shelf registration statement with the Securities and Exchange Commission for $1.0 billion of debt which was declared effective on December 10, 1999.

   The estimated fair value of long-term debt, including current maturities at December 31, 1998 and 1999 was approximately $4.0 billion for both years. Considerable judgment was required in interpreting market data to develop the estimates of fair value. In addition, the use of different market assumptions and/or estimation

                             NABISCO HOLDINGS CORP.

methodologies may have had a material effect on the estimated fair value amounts. Accordingly, the estimated fair value of long-term debt as of December 31, 1998 and 1999 is not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Note 11. Contingencies:

   Nabisco Holdings or certain of its subsidiaries have been named "potentially responsible parties" with third parties under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or may have indemnification obligations with respect to 14 sites. Liability under CERCLA is joint and several. Although it is difficult to identify precisely the estimated cost of resolving these CERCLA matters, such expenditures or costs are not expected to have a material adverse effect on Nabisco Holdings' financial condition or results of operations.

   In addition, a subsidiary of the Company may have indemnification obligations to a third party with respect to certain lawsuits arising from a CERCLA site although the subsidiary itself is not named in the lawsuits. Management cannot currently predict the likelihood that it will have to perform on these obligations or what the magnitude of the obligations would be.

Note 12. Related Party Transactions:

   NGH, RJR and R.J. Reynolds Tobacco Company entered into several agreements governing the relationships among the parties after the distribution of RJR's shares to NGH shareholders, including the provision of intercompany services by the Company to NGH, certain tax matters, indemnification rights and obligations and other matters among the parties.

   These agreements replaced a predecessor intercompany services agreement, a predecessor tax sharing agreement and a predecessor corporate agreement that had previously been in place between Nabisco Holdings and RJR. Nabisco Holdings does not anticipate that its entry into these new agreements will have a material effect on its financial condition or results of operations.

Note 13. Commitments:

   At December 31, 1999, other commitments totaled approximately $239 million, which included $28 million for capital commitments and $211 million related to operating lease commitments. The operating lease amounts for each of the five succeeding years are: 2000--$37 million; 2001--$29 million; 2002--$25 million; 2003--$20 million; 2004--$20 million; and in 2005 and thereafter--$80 million. Rent expense, including operating leases was $84 million, $89 million and $102 million for the three years ended December 31, 1997, 1998 and 1999, respectively.

Note 14. Financial Instruments:

   Interest rate:

   The Company manages its debt structure and interest rate risk through the use of fixed and floating rate debt, and through the use of derivatives. The Company uses interest rate swaps and caps to hedge its exposure to interest rate changes, and also to lower its financing costs.

   At December 31, 1999, outstanding interest rate caps had an aggregate notional principal amount of $700 million and expire in June 2000. The estimated fair values of these financial instruments as of December 31, 1999, and similar financial instruments as of December 31, 1998, were favorable by less than $1 million.

                             NABISCO HOLDINGS CORP.

   At December 31, 1999, outstanding fixed to floating interest rate swaps for $102 million notional principal amount had estimated fair values which were unfavorable by approximately $4 million. These swaps expire as follows: $29 million in 2003; and $73 million in 2004. At December 31, 1998, similar financial instruments for $565 million had estimated fair values which were favorable by approximately $11 million.

   Estimated fair values for all interest rate financial instruments were based on calculations by independent third parties.

   Foreign currency:

   At December 31, 1998 and 1999, the Company had outstanding forward foreign exchange contracts with banks to purchase and sell aggregate amounts of $21 million and $5 million, respectively. Such contracts were primarily entered into to hedge certain international subsidiary debt. The purpose of the Company's foreign currency hedging activities is to protect the Company from risk that the eventual U.S. dollar cash flows resulting from transactions with international parties will be adversely affected by changes in exchange rates. Based on calculations from independent third parties, the estimated fair value of these financial instruments as of December 31, 1998 was unfavorable by approximately $1 million and as of December 31, 1999 was favorable by less than $1 million.

   Market and credit risk:

   The outstanding interest rate and foreign currency financial instruments involve, to varying degrees, elements of market risk as a result of potential changes in interest and foreign currency exchange rates. To the extent that the financial instruments entered into remain outstanding as effective hedges of existing interest rate and foreign currency exposure, the impact of such potential changes in interest rates and foreign currency exchange rates on the financial instruments entered into would offset the related impact on the items being hedged. Also, the Company may be exposed to credit losses in the event of non-performance by the counterparties to these financial instruments. However, management continually monitors its positions and the credit rating of its counterparties and therefore, does not anticipate any non-performance.

   There are no significant concentrations of credit risk with any individual counterparties or groups of counterparties as a result of any financial instruments entered into including those financial instruments discussed above.

Note 15. Retirement Benefits:

   The Company sponsors a number of non-contributory and contributory defined benefit pension plans covering most U.S. and certain foreign employees and former employees of Nabisco Holdings and NGH. Additionally, the Company participates in several (i) multi-employer plans, which provide benefits to certain union employees, and (ii) defined contribution plans, which provide benefits to certain employees in foreign countries. The Company also provides certain other postretirement health and life insurance benefits for retired employees of Nabisco Holdings, NGH and their dependents.

   In connection with the reorganization transactions described in Note 2 to the Consolidated Financial Statements, the assets and liabilities of the Retirement Plan for Employees of RJR Nabisco, Inc. (the "old plan") were split into two plans. One plan covers employees and former employees of Nabisco Holdings and NGH (the "Nabisco Plan") and the other plan covers employees and former employees of RJR.

                             NABISCO HOLDINGS CORP.

   The split of assets and liabilities of the old plan was in accordance with a May 1999 agreement between the Pension Benefit Guaranty Corporation ("PBGC") and RJR Nabisco Holdings Corp. (now known as NGH). Based on this agreement and as required by Section 414(l) of the Internal Revenue Code, the assets of the old plan were allocated in proportion to the benefit obligations of each of the respective plans. The use of this methodology resulted in a lower actual net transfer of assets to the Nabisco Plan of $69 million and assumption of higher actual benefit obligations of $30 million than the allocated amounts used in the December 31, 1998 consolidated financial statements. These amounts have been reflected as transfers between other members of a controlled group in the following disclosures. The impact of this change, an increase in the unfunded pension liability of $99 million, will be recognized in net periodic benefit costs over future periods. As a result, the 1999 net periodic benefit cost for the Company increased by approximately $7 million. The PBGC agreement did not require the Company to make additional contributions to the Nabisco Plan.

   Effective in 1999, all assets and benefit obligations for Nabisco Holdings and NGH were consolidated in the following disclosures. However, the net periodic benefit cost for former employees of NGH continues to be accrued in the financial statements of NGH.

   In addition to the change in unfunded pension liability in the Nabisco Plan described above, $28 million of unfunded benefit obligations were reflected as a transfer from other members of a controlled group due to benefit obligations attributable to former employees of NGH. All of the liabilities attributable to these obligations are accrued in the financial statements of NGH.

                             NABISCO HOLDINGS CORP.

   The portion of the unfunded (benefit) surplus obligation for pension benefits attributable to the Company was $(117) million and $98 million as of December 31, 1998 and 1999, respectively.

                                           Pension Benefits   Other Benefits
                                          ------------------  ----------------
                                           At December 31,    At December 31,
                                          ------------------  ----------------
                                            1998      1999     1998     1999
                                          --------  --------  -------  -------
                                                    (in millions)
Change in benefit obligation
Benefit obligation at January 1.........    $1,718    $1,693    $ 531    $ 460
Service cost............................        46        50        6        6
Interest cost...........................       114       112       33       32
Plan amendments.........................        (6)
Actuarial gain..........................        (6)     (206)     (68)     (31)
Foreign currency translation............       (15)       15       (2)       2
Benefits paid...........................      (158)     (158)     (40)     (44)
Transfer from other members of
 controlled group.......................                  58                 4
                                            ------    ------    -----    -----
Obligations at December 31..............     1,693     1,564      460      429
                                            ------    ------    -----    -----
Change in plan assets
Fair value of plan assets at January 1..     1,568     1,576
Actual return on plan assets............       141       247
Employer contributions..................        40        36       40       44
Plan participants' contributions........         1         1
Foreign currency translation............       (16)       17
Benefits paid...........................      (153)     (158)     (40)     (44)
Settlements.............................        (5)
Transfer to other members of controlled
 group..................................                 (69)
                                            ------    ------    -----    -----
Fair value of plan assets at
 December 31............................     1,576     1,650       --       --
                                            ------    ------    -----    -----
Funded status
Funded status at December 31............      (117)       86     (460)    (429)
Unrecognized transition asset...........        (2)       (1)      (3)      (2)
Unrecognized prior service cost.........         5         4
Unrecognized loss (gain)................        35      (189)      37        8
                                            ------    ------    -----    -----
Net amount recognized...................    $  (79)   $ (100)   $(426)   $(423)
                                            ======    ======    =====    =====
Amounts recognized in the Consolidated
 Balance Sheets
Prepaid benefit cost....................    $   19    $   22
Accrued benefit liability...............      (112)     (135)   $(426)   $(423)
Intangible asset........................         2         2
Accumulated other comprehensive income..        12        11
                                            ------    ------    -----    -----
Net amount recognized...................    $  (79)   $ (100)   $(426)   $(423)
                                            ======    ======    =====    =====

   Of the net amount recognized at December 31, 1999, $(16) million for pension benefits and $(6) million for other benefits was recorded by NGH.

                            NABISCO HOLDINGS CORP.

   Plan assets consist primarily of a diversified portfolio of fixed-income investments, debt and equity securities and cash equivalents. The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were as follows:

                                                               At December 31,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
                                                                (in millions)
   Projected benefit obligation...............................     $95      $67
   Accumulated benefit obligation.............................      92       67
   Fair value of plan assets..................................      40        3

   The components of net periodic benefit cost are as follows:

                                          Pension Benefits     Other Benefits
                                         -------------------  ----------------
                                           For the Years Ended December 31,
                                         -------------------------------------
                                         1997   1998   1999   1997  1998  1999
                                         -----  -----  -----  ----  ----  ----
                                                    (in millions)
   Service cost......................... $  39  $  46  $  50  $ 7   $ 6   $ 6
   Employee contributions...............                  (1)
   Interest cost........................   116    114    112   36    33    32
   Expected return on plan assets.......  (129)  (135)  (133)
   Amortization of transition asset.....    (1)    (1)    (1)  (3)   (2)   (3)
   Amortization of prior service cost...     3      3      3
   Amortization of net (gain) loss......    (2)    (2)     1                1
   Settlement loss......................            2
                                         -----  -----  -----  ---   ---   ---
   Net periodic benefit cost............    26     27     31  $40   $37   $36
                                                              ===   ===   ===
   Multi-employer and defined
    contribution plans..................    33     32     32
                                         -----  -----  -----
   Total pension benefit cost........... $  59  $  59  $  63
                                         =====  =====  =====

   Of the 1999 net periodic benefit cost, approximately $1 million for pension benefits and less than $1 million for other benefits was recorded by NGH.

   The principal plans used the following weighted average actuarial assumptions for accounting purposes:

                                         Pension Benefits      Other Benefits
                                       -------------------   -----------------
                                         1998       1999      1998      1999
                                       --------   --------   -------   -------
   Discount rate......................      6.9%       7.9%      6.8%      8.0%
   Expected return on plan assets.....      9.3        9.3
   Rate of compensation increase......      4.7        4.6

                             NABISCO HOLDINGS CORP.

   The assumed health care cost trend rate was 5.5% in 1999 and 5% in 2000 and thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in the assumed health care cost trend rates would have had the following impact on 1999 amounts:

                                                   1-Percentage- 1-Percentage-
                                                       Point         Point
                                                     Increase      Decrease
                                                   ------------- -------------
                                                          (in millions)
   Increase (decrease) in postretirement benefit
    cost..........................................      $ 3          $ (2)
   Increase (decrease) in postretirement benefit
    obligation....................................       31           (27)


Note 16. Shareholders' Equity:

   The authorized capital stock of Nabisco Holdings consists of (a) 1 billion shares of common stock, par value $.01 per share, of which (i) 265,000,000 shares have been designated as Class A common stock, of which 51,819,653 shares are issued, (ii) 213,250,000 shares have been designated as Class B common stock, all of which are issued and outstanding, (iii) the remaining 521,750,000 shares may be designated by the board of directors as either Class A or Class B common stock prior to issuance, and (b) 75,000,000 shares of preferred stock, par value $.01 per share, of which no shares have been issued.

   The holders of Class A common stock and Class B common stock generally have identical rights except that holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to ten votes per share on all matters to be voted on by shareholders. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock.

   NGH beneficially owns 100% of the Class B common stock of Nabisco Holdings which represents 80.6% of the economic interest and 97.6% of the combined voting power of the common stock as of December 31, 1999. Any shares of Class B common stock disposed of by NGH shall automatically convert to shares of Class A common stock on a share-for-share basis upon such disposition, except for (i) a disposition to one of its subsidiaries or (ii) a disposition effected in connection with a transfer of Class B common stock to the shareholders of NGH as a dividend intended to be on a tax-free basis in which case the conversion of the Class B common stock to Class A common stock will be structured as necessary to preserve the tax-free status of the transfer.

   In December 1997, Nabisco Holdings' board of directors authorized the repurchase from time to time of up to 2 million shares of Class A common stock. As of December 31, 1999, Nabisco Holdings had reacquired 1,550,000 shares, of which 1,143,054 shares were used to satisfy awards under the Nabisco Holdings Corp. 1994 Long Term Incentive Plan (the "Nabisco LTIP").

   During 1996, 54,981 shares of Class A common stock were sold in connection with purchase stock grants awarded under the Nabisco LTIP. The shares were purchased at their fair market value for a total of approximately $2 million by two then current members of the board of directors. The borrowings are presented as notes receivable in the Consolidated Statement of Shareholders' Equity.

   Nabisco Holdings' dividends are funded from matching dividends paid on the same dates by Nabisco, Inc., its wholly-owned subsidiary.

                             NABISCO HOLDINGS CORP.

   Stock plans:

   The Nabisco LTIP provides for grants of incentive stock options, other stock options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights, performance units, performance shares, or other stock-based grants. Awards under the Nabisco LTIP may be granted to key employees of, or other persons having a unique relationship to Nabisco Holdings and its subsidiaries, all as determined by the compensation committee of the board of directors. Members of the compensation committee are ineligible for grants. The maximum number of shares which may be granted in respect of all awards during the term of the Nabisco LTIP is 28.3 million shares of Class A common stock. The Nabisco LTIP has limits as to the amount of shares which may be issued. The annually granted stock options have a 15 year term for the 1995 grants and a 10 year term for grants made thereafter. Stock option grants vest over three years, and are exercisable three years after the grant date. The exercise price is the fair market value of the stock at the grant date.

   Directors of Nabisco Holdings who have never been employees of NGH or any of its subsidiaries are eligible to be granted options under a separate plan which provides for the issuance of a maximum of 300,000 shares of Class A common stock. The option terms are substantially similar to the Nabisco LTIP. Stock option grants during 1997, 1998 and 1999 were 6,000, 3,600 and 4,700 shares, respectively.

   As of December 31, 1999, 9,108,434 shares were available for future grants under the Nabisco Holdings stock plans. The changes in stock options under the stock plans were as follows:

                                   1997               1998               1999
                             ------------------ ------------------ ------------------
                                      Weighted-          Weighted-          Weighted-
                                       Average            Average            Average
                                      Exercise           Exercise           Exercise
   Options in thousands      Options    Price   Options    Price   Options    Price
   --------------------      -------  --------- -------  --------- -------  ---------
   Balance at beginning of
    year...................  11,728    $28.57   14,160    $30.15   15,514    $32.75
   Granted.................   2,759     37.22    2,831     45.51    3,604     42.61
   Exercised...............                       (833)    27.50     (278)    28.89
   Cancelled...............    (327)    33.13     (644)    38.59     (528)    42.62
                             ------             ------             ------
   Balance at end of year..  14,160     30.15   15,514     32.75   18,312     34.46
                             ======             ======             ======
   Exercisable at end of
    year...................      --              7,806     26.67   10,222     28.52
                             ======             ======             ======

                                                      Options Outstanding
                                               ---------------------------------
                                                            Weighted-
                                                             Average   Weighted-
                                                 Number     Remaining   Average
   Options in thousands, life in years         Outstanding Contractual Exercise
   Range of Exercise Prices                    At 12/31/99    Life       Price
   -----------------------------------         ----------- ----------- ---------
   $24.50-$27.88..............................    4,476       10.1      $25.61
   $28.00-$32.94..............................    3,237       10.0       28.26
   $33.00-$36.94..............................    2,516        6.2       33.99
   $37.00-$43.31..............................    5,700        8.3       40.44
   $44.88-$52.88..............................    2,383        8.1       45.69
                                                 ------
                                                 18,312        8.7       34.46
                                                 ======

                             NABISCO HOLDINGS CORP.

   Nabisco Holdings recognizes and measures costs related to employee stock plans utilizing the intrinsic value based method. Had compensation expense been determined based upon the fair value of awards granted during 1997, 1998 and 1999, Nabisco Holdings' results would have been as indicated in the table below.

                                            For the Years Ended December 31,
                            -----------------------------------------------------------------
                                    1997                  1998                  1999
                            --------------------- --------------------- ---------------------
                            As Reported Pro Forma As Reported Pro Forma As Reported Pro Forma
                            ----------- --------- ----------- --------- ----------- ---------
   Net income (loss) (in
    millions)..............    $ 405      $ 387      $ (71)     $ (89)     $ 357      $ 337
   Net income (loss) per
    share--basic...........     1.53       1.46       (.27)      (.34)      1.35       1.27
   Net income (loss) per
    share--diluted.........     1.51       1.44       (.27)      (.34)      1.34       1.27
   Weighted-average fair
    value of options
    granted during the
    year...................               12.55                 14.27                 13.17

   For options granted, fair value was determined using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                               1997  1998  1999
                                                               ----  ----  ----
   Dividend yield............................................. 1.7%  1.7%  1.9%
   Expected volatility........................................  23%   23%   26%
   Risk-free interest rate.................................... 6.6%  5.7%  5.1%
   Expected option life (years)...............................   7     7     7

Note 17. Segment Information:

   Operating segment data:

   Nabisco Holdings is a holding company whose subsidiaries are engaged in the manufacture, distribution and sale of cookies, crackers, and other food products. Nabisco Holdings is organized and reports its results of operations in three business segments: Nabisco Biscuit, the U.S. Foods Group and the International Food Group which are segregated by both product and geographic area.

   The Company evaluates performance and allocates resources based on ongoing operating company contribution ("OCC"). Ongoing OCC for each reportable segment is operating income before amortization of intangibles and exclusive of restructuring charges and credits, restructuring-related expenses and net gains on divested businesses. The accounting policies of the segments are the same as those described in Note 1.

   Nabisco Biscuit manufactures and markets cookies and crackers in the United States. Its products are sold to major grocery and other large retail chains through its own direct store delivery system. The U.S. Foods Group represents other food operations in the United States and manufactures and markets sauces and condiments, pet snacks, hot cereals, dry mix desserts, gelatins, non-chocolate candy, gum, nuts and salty snacks. It sells to major grocery chains, national drug and mass merchandisers, convenience channels and warehouse clubs through a direct sales force. It also sells to small retail grocery chains and regional mass merchandisers through independent brokers. The International Food Group conducts the Company's international operations, outside the United States, primarily in markets in Latin America, Canada, certain markets in Europe, the Middle East, Africa and Asia. The International Food Group primarily produces and markets biscuits, powdered dessert and dry mixes, baking powder, pasta, juices, milk products and other grocery items.

                             NABISCO HOLDINGS CORP.

   No customer accounted for 10% or more of consolidated net sales in 1997 and 1998 and one of Nabisco's customers accounted for approximately 11% of consolidated net sales in 1999. Sales to this customer are included in the net sales amount for each of our business segments.

                                                          For the Years Ended
                                                              December 31,
                                                         ----------------------
                                                          1997    1998    1999
                                                         ------  ------  ------
                                                              (in millions)
   Net sales from external customers:
     Nabisco Biscuit..................................   $3,545  $3,542  $3,640
     U.S. Foods Group.................................    1,988   2,047   2,246
     International Food Group.........................    2,569   2,513   2,382
                                                         ------  ------  ------
      Total ongoing...................................    8,102   8,102   8,268
                                                         ------  ------  ------
     U.S. Foods Group.................................      616     287
     International Food Group.........................       16      11
                                                         ------  ------  ------
      Total divested..................................      632     298     --
                                                         ------  ------  ------
      Total...........................................   $8,734  $8,400  $8,268
                                                         ======  ======  ======
   Segment operating company contribution:
     Nabisco Biscuit..................................   $  691  $  542  $  557
     U.S. Foods Group.................................      281     301     338
     International Food Group.........................      236     205     200
                                                         ------  ------  ------
      Total ongoing...................................    1,208   1,048   1,095
                                                         ------  ------  ------
     U.S. Foods Group.................................       97      38
     International Food Group.........................        2       1
                                                         ------  ------  ------
      Total divested..................................       99      39     --
                                                         ------  ------  ------
   Total segment operating company contribution.......    1,307   1,087   1,095
   Restructuring-related expenses.....................       31      56      76
   Net gain on divested businesses....................      (32)    (14)
   Amortization of trademarks and goodwill............      226     221     213
   Restructuring charges (credits)....................              530     (67)
                                                         ------  ------  ------
   Consolidated operating income......................    1,082     294     873
   Interest and debt expense..........................      326     296     260
   Other expense, net.................................       32      29      31
                                                         ------  ------  ------
   Income (loss) before income taxes..................   $  724  $  (31) $  582
                                                         ======  ======  ======
                                                          For the Years Ended
                                                              December 31,
                                                         ----------------------
                                                          1997    1998    1999
                                                         ------  ------  ------
                                                              (in millions)
   Depreciation:
     Nabisco Biscuit..................................     $148    $146    $146
     U.S. Foods Group.................................       49      46      42
     International Food Group.........................       80      81      77
                                                         ------  ------  ------
      Total...........................................     $277    $273    $265
                                                         ======  ======  ======

                             NABISCO HOLDINGS CORP.

                                                                 For the Years
                                                                     Ended
                                                                  December 31,
                                                                 --------------
                                                                 1997 1998 1999
                                                                 ---- ---- ----
                                                                 (in millions)
   Capital expenditures:
     Nabisco Biscuit............................................ $206 $188 $128
     U.S. Foods Group...........................................   64   49   42
     International Food Group...................................  122  103   71
                                                                 ---- ---- ----
       Total.................................................... $392 $340 $241
                                                                 ==== ==== ====

                                                                At December 31,
                                                                ---------------
                                                                 1998    1999
                                                                ------- -------
                                                                 (in millions)
   Segment assets:
     Nabisco Biscuit........................................... $ 2,124 $ 2,170
     U.S. Foods Group..........................................     840   1,506
     International Food Group..................................   2,579   2,644
                                                                ------- -------
     Total segment assets......................................   5,543   6,320
     Unallocated intangibles, net (1)..........................   5,574   5,387
                                                                ------- -------
     Consolidated assets....................................... $11,117 $11,707
                                                                ======= =======

 Geographic segment information:

                                               Net Sales For the   Net Property
                                              Years Ended December  At December
                                                      31,               31,
                                              -------------------- -------------
                                               1997   1998   1999   1998   1999
                                              ------ ------ ------ ------ ------
                                                        (in millions)


   United States............................. $6,149 $5,876 $5,886 $2,023 $2,188
   Latin America.............................  1,438  1,428  1,249    550    499
   Other.....................................  1,147  1,096  1,133    374    400
                                              ------ ------ ------ ------ ------
                                              $8,734 $8,400 $8,268 $2,947 $3,087
                                              ====== ====== ====== ====== ======

---------------------
(1) Represents unallocated goodwill, trademarks and tradename resulting from the 1989 acquisition of Nabisco Holdings' parent company.

                             NABISCO HOLDINGS CORP.

Note 18. Quarterly Results of Operations (Unaudited):

   The following is a summary of 1998 and 1999 quarterly results of operations and per share data for Nabisco Holdings:

                              First         Second         Third         Fourth
                            ---------      ----------    ---------      ----------
                                   (in millions, except per share amounts)
   1998(1)
     Net sales.............    $1,962         $2,131        $2,098         $2,209
     Gross profit..........       837            944           932          1,004
     Operating income
      (loss)...............       182           (210)          184            138
     Net income (loss).....        55           (200)           55             19
   Per share data:
     Net income (loss)--
      basic................    $  .21         $ (.76)       $  .21         $  .07
     Net income (loss)--
      diluted..............       .21           (.76)          .21            .07
     Dividends declared....      .175           .175          .175           .175
     Market price
       High................        50 3/8         54 1/4        39 3/16        42 3/8
       Low.................        38             34 7/8        31 3/4         33 3/4
                              First         Second         Third         Fourth
                            ---------      ----------    ---------      ----------
                            (in millions, except per share amounts)
   1999(2)
     Net sales.............    $1,855         $2,023        $2,057         $2,333
     Gross profit..........       828            934           924          1,080
     Operating income......       134            177           252            310
     Income before
      extraordinary item...        36             65           117            142
     Net income............        36             65           114            142
   Per share data:
     Net income--basic.....    $  .14         $  .25        $  .43         $  .54
     Net income--diluted...       .13            .24           .43            .53
     Dividends declared....     .1875          .1875         .1875          .1875
     Market price
       High................        45 13/16       43 1/2        43 15/16       38 1/8
       Low.................        38 5/16        37 9/16       34 7/16        31 3/16

---------------------
(1) The second quarter of 1998 includes a $406 million ($268 million after tax or $1.01 per share) restructuring charge and $6 million expense ($4 million after tax or $.02 per share) of restructuring related expenses.

    The third quarter of 1998 includes a net gain of $14 million ($2 million after tax or $.01 per share) from divestitures and $15 million ($8 million after tax or $.03 per share) of restructuring related expenses.

    The fourth quarter of 1998 includes a $124 million ($94 million after tax or $0.35 per share) restructuring charge and $35 million ($21 million after tax or $.08 per share) of restructuring related expenses.

(2) The first quarter of 1999 includes $15 million ($9 million after tax or $.04 per share) of restructuring related expenses.

    The second quarter of 1999 includes $19 million ($11 million after tax or $.04 per share) of restructuring related expenses.

    The third quarter of 1999 includes $12 million ($8 million after tax or $.03 per share) of restructuring related expenses and a credit of $59 million ($44 million after tax or $.16 per share) applicable to the June and December 1998 restructuring programs.

    The fourth quarter of 1999 includes $30 million ($18 million after tax or $.07 per share) of restructuring related expenses and a credit of $8 million ($4 million after tax or $.02 per share) applicable to the June and December 1998 restructuring programs.

                             NABISCO HOLDINGS CORP.

Note 19. Subsequent Event (Unaudited):

   On December 14, 1999, the Company announced its participation in a joint venture, Burlington Biscuits plc ("Burlington"), with Hicks, Muse, Tate & Furst Limited ("HMTF"), an investment firm, to bid for 100% of United Biscuits (Holdings) plc ("UB"). Subsequently, Burlington acquired 29.9% of UB. As announced on March 20, 2000, the Company and HMTF have entered into definitive agreements under which: (i) the Company and HMTF will join a consortium of investors, Finalrealm Limited ("Finalrealm"), also bidding for UB; (ii) an associate of Finalrealm will acquire Burlington's 29.9% interest in UB, giving Finalrealm a 47.6% interest in UB; (iii) Finalrealm's cash offer of 265 pence per UB share becomes a Final Offer under the City Code and is extended until April 5, 2000; (iv) subject to Finalrealm being entitled to exercise compulsory acquisition rights in respect of minority interests in UB and regulatory competition clearance, the Company will contribute approximately $45 million in cash and its operations in Spain, Portugal and the Middle East (in 1999, these operations had net sales of approximately $290 million) to an associate of Finalrealm; (v) Finalrealm has agreed to procure the sale to the Company of UB's operations in China, Hong Kong and Taiwan conditional on the Final Offer becoming or being declared wholly unconditional (in 1999, these operations had net sales of approximately $66 million); and (vi) following completion of the Final Offer and its related transactions, the Company would have an equity interest of 24.6% in the joint venture.

   Upon completion, the joint venture will be comprised of UB businesses in the United Kingdom, France and the Benelux countries, the Company's operations named above and HMTF's UK Horizon Biscuits business.

                             NABISCO HOLDINGS CORP.

                      CONSOLIDATED CONDENSED BALANCE SHEET
                            (in millions of dollars)
                                  (unaudited)

                                                               At September 30,
                                                                     2000
                                                               ----------------
                            ASSETS
Current assets:
  Cash and cash equivalents...................................     $   140
  Accounts receivable, net of allowance for doubtful accounts
   of $39.....................................................         555
  Deferred income taxes.......................................         111
  Inventories.................................................         951
  Prepaid expenses and other current assets...................          72
                                                                   -------
    Total current assets......................................       1,829
                                                                   -------
Property, plant and equipment--at cost........................       4,997
Less accumulated depreciation.................................      (2,055)
                                                                   -------
  Net property, plant and equipment...........................       2,942
                                                                   -------
Trademarks, net of accumulated amortization of $1,298.........       3,343
Goodwill, net of accumulated amortization of $1,060...........       3,045
Other assets and deferred charges.............................         451
                                                                   -------
                                                                   $11,610
                                                                   =======
             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable...............................................     $    80
  Accounts payable............................................         359
  Accrued liabilities.........................................       1,089
  Current maturities of long-term debt........................         100
  Income taxes accrued........................................         173
                                                                   -------
    Total current liabilities.................................       1,801
                                                                   -------
Long-term debt................................................       3,834
Other noncurrent liabilities..................................         783
Deferred income taxes.........................................       1,143
Contingencies.................................................
Shareholders' equity:
  Class A common stock (51,819,593 shares issued and
   outstanding)...............................................           1
  Class B common stock (213,250,000 shares issued and
   outstanding)...............................................           2
  Paid-in capital.............................................       4,097
  Retained earnings...........................................         224
  Accumulated other comprehensive loss........................        (273)
  Notes receivable on common stock purchases..................          (2)
                                                                   -------
    Total shareholders' equity................................       4,049
                                                                   -------
                                                                   $11,610
                                                                   =======


           See notes to consolidated condensed financial statements.

                             NABISCO HOLDINGS CORP.

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
               (in millions of dollars, except per share amounts)
                                  (unaudited)

                                                                For the
                                                           Nine Months Ended
                                                             September 30,
                                                           ------------------
                                                             1999      2000
                                                           --------  --------
Net sales.................................................   $5,935    $6,580
Costs and expenses:
  Cost of products sold...................................    3,249     3,594
  Selling, advertising, administrative and general
   expenses...............................................    2,021     2,231
  Amortization of trademarks and goodwill.................      161       165
  Restructuring credit....................................      (59)      (27)
                                                             ------    ------
    Operating income......................................      563       617
Interest and debt expense.................................     (193)     (213)
Other expense, net........................................      (22)      (10)
                                                             ------    ------
    Income before income taxes............................      348       394
Provision for income taxes................................      130       158
                                                             ------    ------
    Income before extraordinary item......................      218       236
Extraordinary item-loss on early extinguishment of debt,
 net of $2 of income taxes................................       (3)
                                                             ------    ------
    Net income............................................   $  215    $  236
                                                             ======    ======
Basic net income (loss) per common share:
  Income before extraordinary item........................   $  .82    $  .89
  Extraordinary item......................................     (.01)
                                                             ------    ------
    Net income............................................   $  .81    $  .89
                                                             ======    ======
Diluted net income (loss) per common share:
  Income before extraordinary item........................   $  .82    $  .88
  Extraordinary item......................................     (.01)
                                                             ------    ------
    Net income............................................   $  .81    $  .88
                                                             ======    ======
Dividends declared per common share.......................   $.5625    $.5625
                                                             ======    ======
Average number of common shares outstanding (in
 thousands):
  Basic...................................................  264,676   264,843
                                                            =======   =======
  Diluted.................................................  266,867   268,001
                                                            =======   =======

           See notes to consolidated condensed financial statements.

                             NABISCO HOLDINGS CORP.

           CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
                            (in millions of dollars)
                                  (unaudited)

                                                                 For the
                                                            Nine Months Ended
                                                              September 30,
                                                            ------------------
                                                              1999      2000
                                                            --------  --------
Net income................................................. $    215  $    236
                                                            --------  --------
Other comprehensive (loss) income:
  Reclassification of cumulative translation losses related
   to businesses sold included in net income...............                 51
  Cumulative translation adjustment........................     (133)      (31)
                                                            --------  --------
Other comprehensive (loss) income, net of income tax.......     (133)       20
                                                            --------  --------
Comprehensive income....................................... $     82  $    256
                                                            ========  ========

Total comprehensive income for the quarters ended September 30, 1999 and 2000 was $97 and $74, respectively.



           See notes to consolidated condensed financial statements.

                             NABISCO HOLDINGS CORP.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                            (in millions of dollars)
                                  (unaudited)

                                                                      For the
                                                                    Nine Months
                                                                       Ended
                                                                     September
                                                                        30,
                                                                    ------------
                                                                    1999   2000
                                                                    -----  -----
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
 Net income......................................................   $ 215  $ 236
 Adjustments to reconcile net income to net cash flows from
  operating activities:
   Depreciation of property, plant and equipment.................     198    200
   Amortization of intangibles...................................     161    165
   Deferred income tax provision.................................      27     30
   Restructuring credit..........................................     (59)   (27)
   Restructuring payments........................................     (65)   (46)
   Accounts receivable, net......................................     (49)    49
   Inventories...................................................    (184)  (108)
   Prepaid expenses and other current assets.....................      (8)    (8)
   Accounts payable..............................................    (109)  (259)
   Accrued liabilities...........................................      94     72
   Income taxes accrued..........................................     (21)    75
   Extraordinary loss on early retirement of debt, net...........       3
   Other, net....................................................     (13)    25
                                                                    -----  -----
  Net cash flows from operating activities.......................     190    404
                                                                    -----  -----
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
 Capital expenditures............................................    (150)  (131)
 Proceeds from sale of assets....................................      27     31
 Acquisition of business.........................................    (107)
 Investment in Finalrealm transaction............................           (151)
                                                                    -----  -----
 Net cash flows used in investing activities.....................    (230)  (251)
                                                                    -----  -----
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
 Net proceeds from the issuance of long-term debt................     497    111
 Repayments of long-term debt....................................    (324)  (222)
 (Decrease) increase in notes payable............................      (8)   133
 Dividends paid on common stock..................................    (146)  (149)
 Repurchases of Class A common stock.............................     (12)   (13)
 Proceeds from exercise of Class A common stock options..........       7     20
                                                                    -----  -----
 Net cash flows from (used in) financing activities..............      14   (120)
                                                                    -----  -----
Effect of exchange rate changes on cash and cash equivalents.....      (9)    (3)
                                                                    -----  -----
 Net change in cash and cash equivalents.........................     (35)    30
Cash and cash equivalents at beginning of period.................     111    110
                                                                    -----  -----
Cash and cash equivalents at end of period.......................   $  76  $ 140
                                                                    =====  =====
Income taxes paid, net of refunds................................   $ 126  $  53
                                                                    =====  =====
Interest paid....................................................   $ 204  $ 211
                                                                    =====  =====

           See notes to consolidated condensed financial statements.

                             NABISCO HOLDINGS CORP.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (unaudited)

Note 1. Interim Reporting and Results of Operations:

   General:

   For interim reporting purposes, certain costs and expenses are charged to operations in proportion to the estimated total annual amount expected to be incurred. The results for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the year ended December 31, 2000.

   In management's opinion, the accompanying unaudited consolidated condensed financial statements (the "Consolidated Condensed Financial Statements") of Nabisco Holdings Corp. ("Nabisco Holdings" or the "Company") contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented. The Consolidated Condensed Financial Statements should be read in conjunction with the consolidated financial statements and footnotes for the year ended December 31, 1999 included herein.

   Business disposals:

   In April 2000, Nabisco Holdings joined Finalrealm Limited ("Finalrealm"), a consortium of investors, which acquired the equity of United Biscuits (Holdings) plc ("UB"), a United Kingdom company. At that time, Nabisco Holdings invested approximately $45 million in cash in DeluxeStar Limited ("DeluxeStar"), an affiliate of Finalrealm. In July 2000, Nabisco Holdings sold its operations in Spain, Portugal and the Middle East, which included $10 million in cash and cash equivalents, to DeluxeStar and agreed to pay an additional $41 million in cash to Finalrealm. In exchange for the total cash consideration and businesses sold, Nabisco Holdings received mandatorily redeemable discounted preferred stock from DeluxeStar and warrants from Bladeland Limited ("Bladeland"), the indirect parent company of Finalrealm and DeluxeStar. The discounted preferred stock and warrants were fair valued at approximately $277 million based on a valuation opinion received from an independent investment banker. The discounted preferred stock accretes non-cash dividend income at an annual rate of 11.72% and is mandatorily redeemable in 2049. The discounted preferred stock converts into 26.51% of the common equity of Bladeland upon the future exercise of the warrants. The warrants are exercisable at maturity, which is in 25 years, upon an initial public offering by Bladeland, or upon a change of control in Bladeland, in which the ownership of the equity investors becomes less than 50%. These securities are being accounted for on a cost basis.

   The sale of operations resulted in the recognition of a pre-and-after tax loss of approximately $18 million that was recorded in selling, advertising, administrative and general expenses in the quarter ended June 30, 2000. In 1999, these operations had annual net sales of approximately $290 million.

   As a result of the transaction, Nabisco Holdings recorded $12 million of investor financing fee income during the third quarter of 2000 in other expense, net.

   Business acquisitions:

   In November 1999, Nabisco Holdings acquired certain assets and liabilities of Favorite Brands International, Inc., a company operating under Chapter 11 of Title 11 of the U.S. Code. As of June 30, 2000, the purchase price allocation was completed and resulted in total goodwill of $106 million, an increase of $38 million from December 31, 1999. The after-tax net increase in goodwill consisted of:

                                                                   (in millions)
   Fair value adjustments to:
    Property, plant and equipment.................................      $16
    Certain working capital items.................................       12
   Severance accruals.............................................        5
   Contract exit cost accruals....................................        5
                                                                        ---
                                                                        $38
                                                                        ===

                             NABISCO HOLDINGS CORP.

                                  (unaudited)

   In July 2000, Nabisco Holdings acquired UB's operations in China, Hong Kong and Taiwan for approximately $99 million as part of its agreement to join the consortium of investors discussed above. In 1999, these operations had annual net sales of approximately $66 million.

   Recently issued accounting pronouncements:

   During the second quarter of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires that all derivative instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Nabisco Holdings will adopt SFAS No. 133, as amended, on January 1, 2001 but has not yet determined the impact that such adoption or subsequent application will have on its financial position or results of operations.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. Nabisco Holdings is required to adopt SAB No. 101, as amended, in the fourth quarter of 2000. SAB No. 101 provides additional guidance on revenue recognition, as well as criteria for when certain revenue is generally realized and earned, and also requires the deferral of incremental direct selling costs. Nabisco Holdings has determined that the impact of adoption or subsequent application of SAB No. 101 will not have a material effect on its financial position or results of operations.

   During the second quarter 2000, the Emerging Issues Task Force issued EITF Issue No. 00-14, Accounting for Certain Sales Incentives. EITF No. 00-14 addresses the recognition, measurement and statement of income classification of various sales incentives and will be effective for the fourth quarter of 2000. Nabisco Holdings has determined that the impact of adoption will be a reduction of approximately 1% to 2% on its net sales, with no impact on Nabisco Holdings' net income. Certain sales incentives, principally for consumer coupon redemption expenses, currently included in selling, advertising, administrative and general expenses will be reclassified as a reduction of net sales and, upon adoption, prior period amounts will be restated for comparative purposes.

   In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaced SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. Nabisco Holdings will adopt SFAS No. 140 for transactions occurring after March 31, 2001. Nabisco Holdings has not yet determined the impact that such adoption or subsequent application will have on its financial position or results of operations.

   1998 restructuring charges:

   In the second and fourth quarters of 1998, Nabisco Holdings recorded restructuring charges of $406 million ($268 million after tax) and $124 million ($94 million after tax), respectively. In the second quarter of 2000, Nabisco Holdings recorded a net reduction of $27 million in the previously recorded restructuring expense due to higher than anticipated proceeds from assets sold and lower than anticipated spending primarily in severance programs. This restructuring credit combined with the $67 million net restructuring credit recorded in 1999 resulted in a total net charge for the 1998 restructuring programs of $436 million ($296 million after tax). These restructuring programs were undertaken to streamline operations and improve profitability and have resulted in the elimination of approximately 6,900 employee positions.

                             NABISCO HOLDINGS CORP.

                                  (unaudited)
   The June 1998 program was completed in 1999 and the December 1998 program was completed as of June 30, 2000.

   The key elements of the restructuring programs were:

                           Severance     Contract      Asset    Other Exit
                          and Benefits Terminations Impairments   Costs    Total
                          ------------ ------------ ----------- ---------- -----
                                              (in millions)
Sales force
 reorganizations........     $  37         $  3                            $  40
Distribution
 reorganizations........        16            8        $   9                  33
Staff reductions........        83                         3                  86
Manufacturing costs
 reduction initiatives..        22                         8                  30
Plant closures..........        46            3          217       $ 15      281
Product line
 rationalizations.......         4            4           20         32       60
                             -----         ----        -----       ----    -----
  Total 1998
   restructuring
   reserves.............       208           18          257         47      530
1999 net restructuring
 credit.................       (50)           1          (14)        (4)     (67)
2000 net restructuring
 credit.................        (4)          (3)         (21)         1      (27)
                             -----         ----        -----       ----    -----
  Total program
   reserves.............       154           16          222         44      436
                             -----         ----        -----       ----    -----
Charges and payments:
Cumulative through
 December 31, 1999......      (132)         (14)        (233)       (35)    (414)
Six months ended June
 30, 2000...............       (22)          (2)          11         (9)     (22)
                             -----         ----        -----       ----    -----
  Total charges and
   payments, net of cash
   proceeds.............      (154)         (16)        (222)       (44)    (436)
                             -----         ----        -----       ----    -----
Program reserves as of
 June 30, 2000..........     $  --         $ --        $  --       $ --    $  --
                             =====         ====        =====       ====    =====

   The key elements of the restructuring programs, after the restructuring credits of $94 million were:

                           Severance     Contract      Asset    Other Exit
                          and Benefits Terminations Impairments   Costs    Total
                          ------------ ------------ ----------- ---------- -----
                                              (in millions)
Sales force
 reorganizations........     $  16         $  3                            $  19
Distribution
 reorganizations........        10            4        $  (2)                 12
Staff reductions........        56            1            3                  60
Manufacturing costs
 reduction initiatives..        19                         8                  27
Plant closures..........        51            3          192       $ 15      261
Product line
 rationalizations.......         2            5           21         29       57
                             -----         ----        -----       ----    -----
  Total restructuring
   charges..............     $ 154         $ 16        $ 222       $ 44    $ 436
                             =====         ====        =====       ====    =====

   Total charges and payments include net cash expenditures, non-cash charges primarily for asset impairments and committed severance and benefits to be paid. The total cash payments, net of cash proceeds applied against the restructuring reserves totaled $122 million, which is comprised of cumulative cash expenditures of $170 million and cumulative cash proceeds of $48 million. For the nine months ended September 30, 2000, cash payments, net of cash proceeds totaled $19 million, which is comprised of $46 million of cash expenditures and $27 million of cash proceeds which were applied against the restructuring reserves. Although projects have been completed, proceeds to be collected and certain cash payments, primarily severance and benefits that are paid over time, are being transacted after the program completion dates. This is expected to result in a net cash inflow of approximately $7 million subsequent to September 30, 2000.

                             NABISCO HOLDINGS CORP.

                                  (unaudited)

Note 2. Change of Control:

   On June 25, 2000, the board of directors of Nabisco Group Holdings Corp. ("NGH") approved two major transactions: (1) the sale of NGH's 80.5% interest in Nabisco Holdings to Philip Morris Companies Inc. (the "Nabisco Sale") pursuant to a merger in which Philip Morris Companies Inc. will acquire all of the outstanding Nabisco Holdings common stock for $55 per share (the "Nabisco merger"), and (2) the subsequent acquisition of NGH by R. J. Reynolds Tobacco Holdings, Inc. ("RJR") pursuant to a merger in which RJR will acquire all of the outstanding NGH common stock for $30 per share (the "NGH merger"). Completion of the Nabisco merger is subject to customary closing conditions, including receipt of regulatory approvals. Completion of the NGH merger is also subject to customary closing conditions, including receipt of regulatory approvals and is conditioned on the completion of the Nabisco Sale. There can be no assurance that such approvals will be obtained. On October 27, 2000 the shareholders of NGH approved the acquisition of Nabisco Holdings by Philip Morris Companies Inc. and the subsequent acquisition of NGH by RJR as discussed in Note 5--Subsequent Events. The transactions are expected to close during the fourth quarter of 2000.

   The sale of Nabisco Holdings requires approval by holders of a majority of the outstanding shares of NGH common stock because the Nabisco Holdings shares constitute substantially all of the assets of NGH. NGH has entered into a voting and indemnity agreement with Philip Morris Companies Inc. with respect to the sale of Nabisco Holdings which generally provides that, subject to receiving approval of the sale of Nabisco Holdings from NGH shareholders, NGH will promptly vote in favor of the Nabisco merger. The approval by NGH, as discussed above, is the only Nabisco Holdings shareholder approval required to complete the Nabisco merger.

   All costs and expenses incurred in connection with the Nabisco merger agreement and related transactions will be paid by the company incurring such costs or expenses, except that Nabisco Holdings and NGH have agreed that Nabisco Holdings will be responsible for fees and expenses of the financial, legal and other advisors to Nabisco Holdings and NGH up to $50 million, and NGH will be responsible for all such fees and expenses in excess of $50 million.

   In connection with the Nabisco merger and the NGH merger, Nabisco Holdings incurred costs during the third quarter and first nine months of 2000 of $21 million for financial, legal and other advisor fees. In addition, in accordance with the terms of the Nabisco merger agreement, and upon depletion of its existing treasury stock inventory, Nabisco Holdings paid cash to satisfy the excess of the market price of Nabisco Holdings stock at the time of exercise, over the exercise price of Nabisco Holdings stock options. As a result, Nabisco Holdings recognized compensation expense of $28 million during the third quarter and first nine months of 2000. These costs have been classified as selling, advertising, administrative and general expenses in the accompanying Consolidated Condensed Statement of Income.

Note 3. Inventories:

   The major classes of inventory are shown in the table below:

                                                                At September 30,
                                                                      2000
                                                                ----------------
                                                                 (in millions)
      Finished products........................................       $605
      Raw materials............................................        211
      Work in process..........................................         32
      Other....................................................        103
                                                                      ----
        Total..................................................       $951
                                                                      ====

                             NABISCO HOLDINGS CORP.

                                  (unaudited)

Note 4. Segment Reporting:

   Nabisco Holdings is a holding company whose subsidiaries are engaged in the manufacture, distribution and sale of cookies, crackers and other food products. Nabisco Holdings is organized and reports its results of operations in three business segments: Nabisco Biscuit Company, the Nabisco Foods Company and the International Food Group which are segregated by both product and geographic area.

   Nabisco Holdings evaluates performance and allocates resources based on operating company contribution ("OCC"). OCC for each reportable segment is operating income before amortization of intangibles and exclusive of a restructuring credit, loss on sale of businesses, restructuring-related expenses and costs associated with the Nabisco merger and the NGH merger. Such costs include the cash buyout of exercised Nabisco Holdings stock options and financial, legal and other advisor fees.

                                                                For the
                                                           Nine Months Ended
                                                             September 30,
                                                           ------------------
                                                             (in millions)
                                                             1999      2000
                                                           --------  --------
   Net sales from external customers:
     Nabisco Biscuit Company..............................   $2,688    $2,779
     Nabisco Foods Company................................    1,527     2,112
     International Food Group.............................    1,720     1,689
                                                             ------    ------
       Total..............................................   $5,935    $6,580
                                                             ======    ======
   Segment operating company contribution:
     Nabisco Biscuit Company..............................   $  386    $  439
     Nabisco Foods Company................................      196       271
     International Food Group.............................      129       112
                                                             ------    ------
   Total segment operating company contribution...........      711       822
   Cash buyout of exercised Nabisco Holdings stock
    options...............................................                (28)
   Financial, legal and other advisor fees................                (21)
   Loss on sale of businesses.............................                (18)
   Restructuring credit...................................       59        27
   Restructuring-related expenses.........................      (46)
   Amortization of trademarks and goodwill................     (161)     (165)
                                                             ------    ------
   Consolidated operating income..........................      563       617
   Interest and debt expense..............................     (193)     (213)
   Other expense, net.....................................      (22)      (10)
                                                             ------    ------
   Income before income taxes.............................   $  348    $  394
                                                             ======    ======

Note 5. Subsequent Events:

   On October 27, 2000, the shareholders of NGH approved the acquisition of Nabisco Holdings by Philip Morris Companies Inc. and the subsequent acquisition of NGH by RJR.

   In November 2000, Nabisco Holdings signed definitive agreements for the sale of its domestic breath mints, gum, dry mix dessert and baking powder businesses. These transactions are conditioned on completion of the acquisition of Nabisco Holdings by Philip Morris Companies Inc., and are subject to customary closing conditions, including receipt of regulatory approvals. In 1999, these businesses had net sales and operating income of approximately $314 million and $96 million, respectively.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                      Shares

                               Kraft Foods Inc.

                             Class A Common Stock

                                    [LOGO]

                                  -----------

                                  PROSPECTUS

                                  -----------

                                       , 2001

                                  -----------

                          Joint Book-Running Managers

Credit Suisse First Boston                                 Salomon Smith Barney

                                  -----------

Deutsche Banc Alex. Brown
                          JPMorgan
                                   Morgan Stanley Dean Witter
                                                                UBS Warburg LLC

                                  -----------

Blaylock & Partners, L.P.         BNP PARIBAS    Dresdner Kleinwort Wasserstein
HSBC                            Lehman Brothers           Prudential Securities
Ramirez & Co., Inc.     Sanford C. Bernstein & Co., LLC
                                                Utendahl Capital Partners, L.P.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following are the estimated expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Class A common stock being registered.

      Item                                                              Amount
      ----                                                             ---------

      Securities and Exchange Commission registration fee............. 1,250,000
      NASD Filing Fee.................................................    30,500
      NYSE filing fee.................................................       *
      NYSE listing fee................................................       *
      Blue Sky fees and expenses......................................       *
      Printing and engraving expenses.................................       *
      Legal fees and expenses.........................................       *
      Accounting fees and expenses....................................       *
      Transfer Agent and Registrar fee................................       *
      Miscellaneous...................................................       *
                                                                       ---------
        Total.........................................................       *
                                                                       =========

---------------------
* To be completed by Amendment.

Item 14. Indemnification of Directors and Officers.

   The Virginia Stock Corporation Act (the "VSCA") permits, and the Registrant's Articles of Incorporation require, indemnification of the Registrant's directors, officers and controlling persons in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation require the Registrant to indemnify its directors, officers and controlling persons to the full extent permitted by the VSCA. Sections 13.01-697 and 13.01-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors, officers, employees or agents in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.
Section 13.01-704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

   The Registrant's Articles of Incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors, officers and certain controlling persons, no director, officer or such controlling person of the Registrant shall be liable to the Registrant or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

   The Registrant will carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

   Since formation, the Registrant has issued the following securities that were not registered under the Securities Act:

   On December 8, 2000, the Registrant issued 275,000,000 shares of its Class A Common Stock to Philip Morris Companies Inc. On December 11, 2000, the Registrant issued 1,180,000,000 shares of its Class B Common Stock to Philip Morris Companies Inc. Each issuance was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in section 4(2) thereof relating to sales by an issuer not involving a public offering. The foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedule.

   (a) Exhibits:

 Exhibit
   No.                                 Description
 -------                               -----------
   1     Form of Underwriting Agreement*

   3.1   Registrant's Articles of Incorporation

   3.2 Articles of Amendment to the Articles of Incorporation of the Registrant

   3.3   Registrant's Bylaws**

   4.1   Specimen Class A Common Stock Certificate*

   4.2   Specimen Class B Common Stock Certificate*

   4.3   $11 Billion Promissory Note dated December 1, 2000 issued by Kraft
         Foods North America, Inc. payable to Philip Morris Companies Inc.*

   4.4   Amended and Restated Note Exchange Agreement by and among Philip
         Morris Companies Inc., PM Holdings of Delaware LLC and Kraft Foods
         North America, Inc.*

   4.5 The Registrant agrees to furnish copies of any instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries that does not exceed 10 percent of the total assets of the Registrant and its consolidated subsidiaries to the Commission upon request.

   5     Opinion of Hunton & Williams with respect to legality*

  10.1   Corporate Agreement between Philip Morris Companies Inc. and Kraft
         Foods Inc.*

  10.2   Services Agreement between Philip Morris Management Corp. and Kraft
         Foods Inc.*

  10.3   Tax-Sharing Agreement between Philip Morris Companies Inc. and Kraft
         Foods Inc.*

  10.4   2001 Kraft Performance Incentive Plan*

  10.5   2001 Kraft Director Plan*

  10.6 Form of Employment Agreement between Philip Morris Companies Inc. and certain executive officers of the Registrant*

  10.7   Kraft Foods, Inc. Supplemental Benefits Plan I*

  10.8   Kraft Foods, Inc. Supplemental Benefits Plan II*

  10.9 Form of Employee Grantor Trust Enrollment Agreement (incorporated by reference to Exhibit 10.26 of the Annual Report on Form 10-K of Philip
         Morris Companies Inc. for the year ended December 31, 1995)***

 Exhibit
   No.                                 Description
 -------                               -----------
  10.10  The Philip Morris 1992 Incentive Compensation and Stock Option Plan
         (incorporated by reference to Exhibit 10.9 of the Annual Report on
         Form 10-K of Philip Morris Companies Inc. for the year ended December
         31, 1997)***

  10.11 The Philip Morris 1987 Long Term Incentive Plan (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K of Philip
         Morris Companies Inc. for the year ended December 31, 1997)***

  10.12  1997 Performance Incentive Plan (incorporated by reference to Exhibit
         A of the Proxy Statement of Philip Morris Companies Inc. dated March
         10, 1997)***

  10.13  2000 Performance Incentive Plan (incorporated by reference to Exhibit
         A of the Proxy Statement of Philip Morris Companies Inc. dated March
         10, 2000)***

  21     Subsidiaries of the Registrant

  23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants

  23.2   Consent of Deloitte & Touche LLP, Independent Auditors

  23.3   Consent of Hunton & Williams (set forth in Exhibit 5)*

  24     Powers of attorney (included on the signature page of the Registration
         Statement)

---------------------
  *  To be filed by Amendment.
 **  To be amended prior to effectiveness and re-filed by Amendment.
*** Compensation plans maintained by Philip Morris and its subsidiaries in which officers of the Registrant participated historically.

     (b) Financial Statement Schedule:

     See Schedule II, Valuation and Qualifying Accounts, and related Report of PricewaterhouseCoopers LLP, Independent Accountants. All other schedules are omitted as the information is not required or is included in the Registrant's combined financial statements or the related notes.

Item 17. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes to provide the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 16th day of March, 2001.

                                          Kraft Foods Inc.

                                                   /s/ James P. Dollive
                                          By: _________________________________
                                            Name:  James P. Dollive
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Betsy D. Holden, Roger K. Deromedi and James P. Dollive, or any of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent, or any of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or any of them, or his or her or their substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.


                 Signature                            Title                  Date
                 ---------                            -----                  ----

            /s/ Betsy D. Holden             Co-Chief Executive Officer  March 14, 2001
___________________________________________  and Director (principal
              Betsy D. Holden                co-executive officer)

           /s/ Roger K. Deromedi            Co-Chief Executive Officer  March 16, 2001
___________________________________________  and Director (principal
             Roger K. Deromedi               co-executive officer)

           /s/ James P. Dollive             Senior Vice President and   March 16, 2001
___________________________________________  Chief Financial Officer
             James P. Dollive                (principal financial
                                             officer)

          /s/ John F. Mowrer, III           Vice President and          March 16, 2001
___________________________________________  Controller (principal
            John F. Mowrer, III              accounting officer)


                 Signature                            Title                  Date
                 ---------                            -----                  ----

           /s/ Geoffrey C. Bible            Director                    March 16, 2001
___________________________________________
             Geoffrey C. Bible

          /s/ Louis C. Camilleri            Director                    March 16, 2001
___________________________________________
            Louis C. Camilleri

            /s/ William H. Webb             Director                    March 16, 2001
___________________________________________
              William H. Webb

         Report of PricewaterhouseCoopers LLP, Independent Accountants

To the Board of Directors and Shareholder of Kraft Foods Inc.:

   Our audits of the combined financial statements referred to in our report dated January 29, 2001 appearing in the Form S-1 of Kraft Foods Inc. also included an audit of the financial statement schedule listed in Item 16 of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 16, 2001

                                                                     Schedule II

                       KRAFT FOODS INC. AND SUBSIDIARIES

                       Valuation and Qualifying Accounts

              For the Years Ended December 31, 1998, 1999 and 2000
                            (in millions of dollars)

                                            Additions
                                       -------------------
                            Balance at Charged to Charged             Balance at
                            Beginning  Costs and  to Other              End of
        Description         of Period   Expenses  Accounts Deductions   Period
        -----------         ---------- ---------- -------- ---------- ----------
                                          (a)        (b)
1998
Allowance for:
 Discounts.................    $  6       $12       $--       $(12)      $  6
 Doubtful Accounts.........      99        25        18        (22)       120
                               ----       ---       ---       ----       ----
                               $105       $37       $18       $(34)      $126
                               ====       ===       ===       ====       ====
1999
Allowance for:
 Discounts.................    $  6       $ 4       $--       $ (5)      $  5
 Doubtful Accounts.........     120        37         5        (43)       119
                               ----       ---       ---       ----       ----
                               $126       $41       $ 5       $(48)      $124
                               ====       ===       ===       ====       ====
2000
Allowance for:
 Discounts.................    $  5       $15       $--       $(13)      $  7
 Doubtful Accounts.........     119        11        65        (30)       165
                               ----       ---       ---       ----       ----
                               $124       $26       $65       $(43)      $172
                               ====       ===       ===       ====       ====

---------------------
Notes:
(a) Related to divestitures, acquisitions and currency translation.
(b) Represents charges for which allowances were created.

                                 Exhibit Index

 Exhibit
   No.                                 Description
 -------                               -----------
   1     Form of Underwriting Agreement*

   3.1   Registrant's Articles of Incorporation

   3.2 Articles of Amendment to the Articles of Incorporation of the Registrant

   3.3   Registrant's Bylaws**

   4.1   Specimen Class A Common Stock Certificate*

   4.2   Specimen Class B Common Stock Certificate*

   4.3   $11 Billion Promissory Note dated December 1, 2000 issued by Kraft
         Foods North America, Inc. payable to Philip Morris Companies Inc.*

   4.4   Amended and Restated Note Exchange Agreement by and among Philip
         Morris Companies Inc., PM Holdings of Delaware LLC and Kraft Foods
         North America, Inc.*

   4.5 The Registrant agrees to furnish copies of any instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries that does not exceed 10 percent of the total assets of the Registrant and its consolidated subsidiaries to the Commission upon request.

   5     Opinion of Hunton & Williams with respect to legality*

  10.1   Corporate Agreement between Philip Morris Companies Inc. and Kraft
         Foods Inc.*

  10.2   Services Agreement between Philip Morris Management Corp. and Kraft
         Foods Inc.*

  10.3   Tax-Sharing Agreement between Philip Morris Companies Inc. and Kraft
         Foods Inc.*

  10.4   2001 Kraft Performance Incentive Plan*

  10.5   2001 Kraft Director Plan*

  10.6 Form of Employment Agreement between Philip Morris Companies Inc. and certain executive officers of the Registrant*

  10.7   Kraft Foods, Inc. Supplemental Benefits Plan I*

  10.8   Kraft Foods, Inc. Supplemental Benefits Plan II*

  10.9 Form of Employee Grantor Trust Enrollment Agreement (incorporated by reference to Exhibit 10.26 of the Annual Report on Form 10-K of Philip
         Morris Companies Inc. for the year ended December 31, 1995)***

  10.10  The Philip Morris 1992 Incentive Compensation and Stock Option Plan
         (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K of Philip Morris Companies Inc. for the year ended December
         31, 1997)***

  10.11 The Philip Morris 1987 Long Term Incentive Plan (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K of Philip
         Morris Companies Inc. for the year ended December 31, 1997)***

  10.12  1997 Performance Incentive Plan (incorporated by reference to Exhibit
         A of the Proxy Statement of Philip Morris Companies Inc. dated March
         10, 1997)***

  10.13  2000 Performance Incentive Plan (incorporated by reference to Exhibit
         A of the Proxy Statement of Philip Morris Companies Inc. dated March
         10, 2000)***

 Exhibit
   No.                                 Description
 -------                               -----------
  21     Subsidiaries of the Registrant

  23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants

  23.2   Consent of Deloitte & Touche LLP, Independent Auditors

  23.3   Consent of Hunton & Williams (set forth in Exhibit 5)*

  24     Powers of attorney (included on the signature page of the Registration
         Statement)

---------------------
  *  To be filed by Amendment.
 **  To be amended prior to effectiveness and re-filed by Amendment.
*** Compensation plans maintained by Philip Morris and its subsidiaries in which officers of the Registrant participated historically.

                                                                     Exhibit 3.1
                                                                     -----------

                         KRAFT HOLDINGS VIRGINIA INC.

                           ARTICLES OF INCORPORATION



                                   ARTICLE I

     The name of the Corporation is Kraft Holdings Virginia Inc.

                                  ARTICLE II

     The purpose for which the Corporation is organized is the transaction of any or all lawful business not required to be specifically stated in these Articles.

                                  ARTICLE III

     The Corporation shall have the authority to issue three billion (3,000,000,000) shares of Class A Common Stock, without par value, two billion (2,000,000,000) shares of Class B Common Stock, without par value, and five hundred million (500,000,000) shares of Preferred Stock, without par value. The Class A Common Stock and the Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock." The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

A.   Voting Powers

1. Each share of Class A Common Stock outstanding on any record date shall be entitled to one vote and each share of Class B Common Stock outstanding on such record date shall be entitled to ten votes in respect of any action of shareholders for which such record date was fixed. Except as otherwise required by the Virginia Stock Corporation Act, the Class A Common Stock and the Class B Common Stock shall vote together as a single voting group and the exclusive general voting power for all purposes shall be vested therein.

2. Except as otherwise required by the Virginia Stock Corporation Act or by the Board of Directors acting pursuant to subsection C of Section 13.1-707 of the Virginia Stock Corporation Act (or any successor provision):

     (i) the vote required to constitute any voting group's approval of any corporate action except the election of directors, an amendment or restatement of these Articles, a merger, a share exchange, a sale or other disposition of all or substantially all of the Corporation's property otherwise than in the usual and regular course of business, or the dissolution of the Corporation, shall be a majority of all votes cast on the matter by such voting group at a meeting at which a quorum of such voting group exists;

      (ii) directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present; and

      (iii) the vote required to constitute approval of an amendment or restatement of these Articles, a merger, a share exchange, a sale or other disposition of all or substantially all of the Corporation's property otherwise than in the usual and regular course of business or the dissolution of the Corporation shall be a majority of all votes entitled to be cast by each voting group entitled to vote on such action.

B.    Class A and Class B Common Stock

      Except as otherwise set forth below in this Article III, the relative rights, preferences, qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

1.    Dividends

      Subject to the rights of the holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock and all such dividends or distributions shall be payable at the same rate per share on Class A Common Stock and Class B Common Stock so as to retain, immediately before and immediately after giving effect to such dividend or other distribution, the relative proportion of outstanding shares of Class A Common Stock and Class B Common Stock.

2.    Liquidation

      In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this Article III(B)(2), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the

Corporation or a merger or share exchange involving the Corporation and one or more other corporations (whether or not the Corporation is the corporation surviving such merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

3.   Reorganization

     Subject to the rights of the holders of Preferred Stock, in case of any reorganization, share exchange or merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash). In the event that the holders of shares of Class A Common Stock (or of shares of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights.

4.   Conversion of Class B Common Stock

     (a) Prior to the date on which shares of Class B Common Stock are transferred to shareholders of Philip Morris Companies in a Tax-Free Spin-Off (as defined in Article III(B)(4)(b) below), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates, if any, for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock including for the purpose of the sale or other disposition of such shares of Class A Common Stock, and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates, if any, therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.

     (b) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Philip Morris Companies. Shares of Class B Common Stock shall not convert automatically into shares of Class A Common Stock (i) as a result of a distribution of Class B Common Stock to shareholders of Philip Morris Companies in a transaction (including any distribution in exchange for shares of capital stock or securities of Philip Morris Companies) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off") or (ii) in any transfer after a Tax-Free Spin-Off. For purposes of this Article III(B)(4), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to shareholders of Philip Morris Companies following receipt of a certificate described in clause (ii) of the first sentence of Article III(B)(4)(d) below.

     For purposes of these Articles:

          (i) "Philip Morris Companies" shall mean Philip Morris Companies Inc., a Virginia corporation, and any of its successors by way of merger, share exchange or sale of all or substantially all of its assets;

          (ii) "subsidiary" shall mean, as to any person, a corporation, partnership, joint venture, association or other entity in which such person beneficially owns (directly or indirectly) 50% or more of the outstanding voting power or partnership interests or similar voting interests;

          (iii) "beneficial ownership" shall have the meaning given to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended; and

          (iv) "person" shall mean a natural person, corporation, partnership, joint venture, association, or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

     The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that
                                                        --------  -------  ----
the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the Virginia Stock Corporation Act, including by electronic transmission or mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no
                                                  --------  -------
failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

          (i)   the automatic conversion date;

          (ii) that all outstanding shares of Class B Common Stock are automatically converted;

          (iii) the place or places where certificates, if any, for such shares may be surrendered in exchange for certificates, if any, representing Class A Common Stock.

          Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons
                                            --------  -------  ----
shall be entitled to
receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to Article III(B)(4)(f) below.

     (c) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the qualifications of Article III(B)(4)(d) below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock, including for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person as provided in Article III(B)(4)(a) above. Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer that meets the qualifications set forth in Article III(B)(4)(d) below, shall have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

     Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

     (d) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of proper transfer documents, accompanied by either of the following:

          (i) a certificate from Philip Morris Companies stating that such transfer is to a subsidiary of Philip Morris Companies; or

          (ii) a certificate from Philip Morris Companies stating that such transfer is to the shareholders of Philip Morris Companies in connection with a Tax-Free Spin-Off.

     (e) Prior to the occurrence of a Tax-Free Spin-Off, every certificate for shares of Class B Common Stock, if any, shall bear a legend on the face thereof reading as follows:

          "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in Article III(B)(4)(d) of the Articles of Incorporation of this Corporation and no person who receives such shares in connection with a transfer that does not meet the qualifications prescribed by Article III(B)(4)(d) is entitled to own or to be registered as the record holder of such shares of Class B

     Common Stock, but the record holder of this certificate may at such time and in the manner set forth in Article III(B)(4) of the Articles of Incorporation convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

Upon and after the transfer of shares in a Tax-Free Spin-Off, certificates for shares of Class B Common Stock, if any, shall no longer bear the legend set forth above in this Article III(B)(4)(e).

     (f) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article III(B)(4), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

     (g) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

C.   Preferred Stock

     The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

     Prior to the issuance of any shares of a class or series of Preferred Stock, (1) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (2) the State Corporation Commission of Virginia shall have issued a certificate of amendment.

                                  ARTICLE IV

  No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or to subscribe to (A) any shares of any class of the Corporation, whether now or hereafter authorized; (B) any warrants, rights, or options to purchase any such shares; or (C) any securities or obligations convertible into or exchangeable for any such shares or convertible into or exchangeable for warrants, rights, or options to purchase any such shares.

                                   ARTICLE V

  The number of directors shall be fixed in the By-Laws or, in the absence of a By-Law fixing the number, the number shall be two.

                                  ARTICLE VI


A.    Definitions

      For purposes of this Article VI, the following terms shall have the meanings indicated:

1. "eligible person" means a person who is or was a director, officer or employee of the Corporation or a person who is or was serving at the request of the Corporation as a director, trustee, partner, officer or employee of another corporation, affiliated corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan;

2.    "expenses" includes, without limitation, counsel fees;

3. "liability" means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

4. "party" includes, without limitation, an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding; and

5. "proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

B.    Limitation of Liability

      To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, permits the limitation or elimination of the liability of directors, officers or other eligible persons, no director or officer of the Corporation or other eligible person made a party to any proceeding shall be liable to the Corporation or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this
Article VI.

C.    Indemnification

      To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, the Corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that such person is or was an eligible person against any liability incurred by him in connection with such proceeding. To the same extent, the Corporation is empowered to enter into a contract to indemnify any eligible person against liability in respect of any proceeding arising from any act or omission, whether occurring before or after the execution of such contract.


D.  Termination of Proceeding

    The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the eligible person did not meet any standard of conduct that is or may be a prerequisite to the limitation or elimination of liability provided in Article VI(B) or to his entitlement to indemnification under Article VI(C).

E.  Determination of Availability

    The Corporation shall indemnify under Article VI(C) any eligible person who prevails in the defense of any proceeding. Any other indemnification under
Article VI(C) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the eligible person has met any standard of conduct that is a prerequisite to his entitlement to indemnification under
Article VI(C).


    The determination shall be made:

        (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

        (b) if a quorum cannot be obtained under clause (a) of this Article VI(E), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

        (c)    by special legal counsel:

               (i) selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b) of this Article VI(E); or

               (ii) if a quorum of the Board of Directors cannot be obtained under clause (a) of this Article VI(E) and a committee cannot be designated under clause (b) of this Article VI(E), selected by a majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

         (d) by the holders of Common Stock, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Authorization of indemnification and advancement of expenses and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such authorization and evaluations shall be made by those entitled under clause (c) of this Article VI(E) to select counsel.

     Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification, an advance or reimbursement is claimed other than through successor Directors approved by the Board of Directors, any determination as to such indemnification, advance or reimbursement shall be made by special legal counsel agreed upon by the Board of Directors and the eligible person. If the Board of Directors and the eligible person are unable to agree upon such special legal counsel, the Board of Directors and the eligible person each shall select a nominee, and the nominees shall select such special legal counsel.


F.   Advances

1. The Corporation may pay for or reimburse the reasonable expenses incurred by any eligible person (and for a person referred to in Article VI(G)) who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Article VI(C) if any such person furnishes the
Corporation:

         (a) a written statement, executed personally, of his good faith belief that he has met any standard of conduct that is a prerequisite to his entitlement to indemnification pursuant to Article VI(C) or Article VI(G); and

         (b) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

The undertaking required by clause (b) of this Article VI(F) shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

2. Authorizations of payments under this Article VI(F) shall be made by the persons specified in Article VI(E).

G.   Indemnification of Others

     The Corporation is empowered to indemnify or contract to indemnify any person not specified in Article VI(C) who was, is or may become a party to any proceeding, by reason of the fact that he is or was an agent of or consultant to the Corporation, to the same or a lesser extent as if such person were specified as one to whom indemnification is granted in Article VI(C). The provisions of
Article VI(D), Article VI(E) and Article VI(F), to the extent set forth therein, shall be applicable to any indemnification provided hereafter pursuant to this
Article VI(G).

H.   Application; Amendment

     The provisions of this Article VI shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this
Article VI shall impair or otherwise diminish the rights provided under this
Article VI (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article VI and shall promptly pay or reimburse all reasonable expenses incurred by any eligible person or by a person referred to in Article VI(G) in connection with such actions and determinations or proceedings of any kind arising therefrom.

I.   Insurance

     The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any eligible person (and for a person referred to in Article VI(G)) against any liability asserted against or incurred by him whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article VI.

J.   Further Indemnity

1. Every reference herein to directors, officers, trustees, partners, employees, agents or consultants shall include former directors, officers, trustees, partners, employees, agents or consultants and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article VI shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article VI.

2. Nothing herein shall prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, By-Laws, or other arrangements (including without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, By-Laws or other arrangements); provided, however, that any provision of such agreements, By-Laws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia, but other provisions of any such agreements, By-Laws or other arrangements shall not be affected by any such determination.

K.   Severability

     Each provision of this Article VI shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.


                                  ARTICLE VII

     Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia shall not apply to the Corporation.

                                 ARTICLE VIII

     The initial registered office of the Corporation is Hunton & Williams, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219-4074. The initial registered agent of the Corporation is Louanna O. Heuhsen, a Virginia resident and a member of the Virginia State Bar whose business office is identical with the Corporation's initial registered office.



                                           /s/ Louanna O. Heuhsen
                                           ---------------------------------
                                           Louanna O. Heuhsen, Incorporator

                                                                     Exhibit 3.2
                                                                     -----------

                             ARTICLES OF AMENDMENT

                                    to the

                           ARTICLES OF INCORPORATION

                                      of

                         KRAFT HOLDINGS VIRGINIA INC.


     These Articles of Amendment are filed in accordance with Section 13.1-710 of the Virginia Stock Corporation Act:

     A. The name of the corporation (which is hereinafter referred to as the "Corporation") is Kraft Holdings Virginia Inc.


     B. The amendment to the Corporation's Articles of Incorporation adopted on March 9, 2001, by written consent of the Corporation's sole shareholder is as follows:

          1. Article I of said Articles of Incorporation is deleted and is replaced by the following to change the name of the Corporation to Kraft Foods Inc.


                                  "ARTICLE I

          The name of the Corporation is Kraft Foods Inc."

     C. These Articles of Amendment were approved on March 9, 2001 by the sole shareholder of the Corporation by unanimous written consent in accordance with
Section 13.1-657 of the Virginia Stock Corporation Act and the Corporation's Articles of Incorporation. Pursuant to Section 13.1-688E of the Virginia Stock Corporation Act, no approval by the Board of Directors of the Corporation was required.


                                                 KRAFT FOODS INC.



                                                 By:  /s/ Nancy J. De Lisi
                                                      ---------------------
                                                 Name:  Nancy J. De Lisi
                                                 Title: President

                                                                     Exhibit 3.3
                                                                     -----------

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                               KRAFT FOODS INC.


                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

     1.1  Places of Meetings.  All meetings of the shareholders shall be held at
          ------------------
such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

     1.2  Annual Meeting.  The annual meeting of the shareholders, for the
          --------------
election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the day that the Board of Directors may specify.

     1.3  Special Meetings.  A special meeting of the shareholders for any
          ----------------
purpose may be called at any time by the Chairman of the Board or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     1.4  Notice of Meetings.  Written or printed notice stating the place, day
          ------------------
and hour of every meeting of the shareholders and, in case of a special meeting, the purpose for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     1.5  Quorum.  Any number of shareholders together holding at least a
          ------
majority of the votes entitled to be cast by a voting group with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

     1.6  Inspectors.  An appropriate number of inspectors for any meeting of
          ----------
shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots and the number of votes properly cast.

                                  ARTICLE II

                                   DIRECTORS

     2.1  General Powers.  The property, affairs and business of the Corporation
          --------------
shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these bylaws, all of the powers of the Corporation shall be vested in such Board.

     2.2  Number of Directors.  The number of Directors constituting the Board
          -------------------
of Directors shall be five (5).

     2.3  Election and Removal of Directors; Quorum.
          -----------------------------------------

     (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

     (b) Directors shall hold their offices for terms of one year and until their successors are elected.

     (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next annual meeting of shareholders and when his successor is elected and qualified.

     (d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

     2.4  Meetings of Directors.  An annual meeting of the Board of Directors
          ---------------------
shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board. The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

                                  ARTICLE III

                                  COMMITTEES

     3.1    Committees.  The Board of Directors, by resolution adopted by a
            ----------
majority of the number of Directors fixed in accordance with these bylaws, may establish standing or special committees of the Board as it may deem advisable, consisting of not less than two (2) Directors. The members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     3.2    Meetings.  Regular and special meetings of any Committee established
            --------
pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these bylaws for regular and special meetings of the Board of Directors.

     3.3    Quorum and Manner of Acting.  A majority of the members of any
            ---------------------------
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     3.4    Term of Office.  Members of any Committee shall be elected as above
            --------------
provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

     3.5    Resignation and Removal.  Any member of a Committee may resign at
            -----------------------
any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     3.6    Vacancies.  Any vacancy occurring in a Committee resulting from any
            ---------
cause whatever may be filled by a majority of the number of Directors fixed by these bylaws.

                                  ARTICLE IV

                                   OFFICERS

     4.1  Election of Officers; Terms.  The officers of the Corporation shall
          ---------------------------
consist of such officers as may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected.

     4.2    Removal of Officers; Vacancies.  Any officer of the Corporation may
            ------------------------------
be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

     4.3    Duties.  The officers of the Corporation shall have such duties as
            ------
generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.

     4.7    Compensation.  The Board of Directors shall have authority to fix
            ------------
the compensation of all officers of the Corporation.

                                   ARTICLE V

                      CHAIRMAN OF THE BOARD OF DIRECTORS

     The chairman of the Board of Directors shall be chosen from among the directors but shall not be an officer of the Corporation. The chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors. The chairman shall from, time to time, report to the Board of Directors on matters within his or her knowledge that the interest of the Corporation may require be brought to its notice. The chairman shall do and perform such other duties as from time to time the Board of Directors may prescribe.

                                  ARTICLE VI

                                 CAPITAL STOCK

     6.1    Certificates.  The shares of capital stock of the Corporation shall
            ------------
be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     6.2    Lost, Destroyed and Mutilated Certificates.  Holders of the shares
            ------------------------------------------
of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     6.3    Transfer of Shares.  The shares of the Corporation shall be
            ------------------
transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     6.4  Fixing Record Date.  For the purpose of determining shareholders
          ------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     7.1  Seal.  The seal of the Corporation shall consist of a flat-faced
          ----
circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

     7.2  Fiscal Year.  The fiscal year of the Corporation shall end on such
          -----------
date and shall consist of such accounting periods as may be fixed by the Board of Directors.

     7.3  Checks, Notes and Drafts.  Checks, notes, drafts and other orders
          ------------------------
for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     7.4  Amendment of Bylaws.  Unless proscribed by the Articles of
          -------------------
Incorporation, these bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any bylaws and to enact bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     7.5  Voting of Shares Held.  Unless otherwise provided by resolution of
          ---------------------
the Board of Directors, the officers of the Corporation may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the officers of the Corporation shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the officers of the Corporation may attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

                                 ARTICLE VIII

                               EMERGENCY BYLAWS

     The emergency bylaws provided in this Article VIII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these emergency bylaws, the bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the emergency bylaws shall cease to be operative unless and until another such emergency shall occur.

     During any such emergency:

     (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.5 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

     (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with Article II of the bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

          (i)  the President, if not already serving as a Director;

        (ii) Vice-Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in a ge;

        (iii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

        (iv) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

     (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

     No officer, Director or employee shall be liable for action taken in good faith in accordance with these emergency bylaws.

     These emergency bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                                                      Exhibit 21
                                                                      ----------

                        Subsidiaries of the Registrant
                        ------------------------------

         Certain active subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

                                                                                        State or
                                                                                        Country of
Name                                                                                    Organization
----                                                                                    ------------
Kraft Foods North America, Inc.                                                         Delaware
Kraft Foods Holdings, Inc.                                                              Delaware
Kraft Foods International, Inc.                                                         Delaware
Kraft Foods Schweiz Holding AG
(Swiss holding company, formerly known as KJS AG)                                       Switzerland

Nabisco Holdings Corp.                                                                  Delaware
Nabisco, Inc.                                                                           New Jersey
Nabisco Brands Company                                                                  Delaware
Kraft Pizza Company                                                                     Delaware
Kraft Food Ingredients Corp.                                                            Delaware
Capri Sun, Inc.                                                                         Delaware
Callard & Bowser-Suchard, Inc.                                                          Delaware
Balance Bar Company                                                                     Delaware
MEX Holdings, Ltd.                                                                      Delaware
Nabisco Biscuit Manufacturing (Midwest), Inc.                                           Delaware
Nabisco Biscuit Manufacturing (West), Inc.                                              Delaware
Nabisco England IHC, Inc.                                                               Delaware
Nabisco Group Ltd.                                                                      Delaware
Nabisco Holdings IHC, Inc.                                                              Delaware
Nabisco International, Inc.                                                             Delaware
Nabisco Technology Company                                                              Delaware
Kraft Foods Ltd.                                                                        Australia
Kraft Canada Inc.                                                                       Canada
Kraft Foods Italia S.p.A.                                                               Italy
Ajinomoto General Foods, Inc.                                                           Japan
Dong Suh Foods Corporation                                                              South Korea
Votesor BV                                                                              Netherlands
Kraft Foods Belgium S.A.                                                                Belgium
Kraft Foods AS                                                                          Norway
Kraft Sverige AB                                                                        Sweden
Kraft Foods Espana, S.A.                                                                Spain
Kraft Foods Schweiz AG                                                                  Switzerland
Kraft Foods France                                                                      France
Kraft Foods Deutschland Holding GmbH                                                    Germany
Kraft Foods Produktion GmbH                                                             Germany
Kraft Foods UK Limited                                                                  United Kingdom
Gevaliarosteriet AB                                                                     Sweden
Jacobs Suchard Alimentos do Brasil Ltda.                                                Brazil
Kraft Lacta Suchard Brasil, S.A.                                                        Brazil
Corporativo Kraft S.A. de C.V.                                                          Mexico
Kraft Foods de Mexico, S.A. de C.V.                                                     Mexico
Establecimiento Modelo Terrabusi S.A.                                                   Argentina
Nabisco Argentina S.A.                                                                  Argentina
Nabisco Iberia, S.L.                                                                    Spain
Nabisco Limited                                                                         Canada
Productos Alimenticios Fleischmann e Royal Ltda.                                        Brazil
Nabisco Euro Holdings Ltd.                                                              Cayman Islands

                                                                    Exhibit 23.1
                                                                    ------------

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
                            INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 29, 2001 relating to the combined financial statements and financial statement schedule of Kraft Foods Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 16, 2001

                                                                    Exhibit 23.2
                                                                    ------------

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Kraft Foods Inc. Form S-1 dated March 16, 2001 of our report dated February 2, 2000 on our audits of the consolidated financial statements of Nabisco Holdings Corp. as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 16, 2001